                    U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                   Form SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           PORTFOLIO BOOST III, L.P.
                 (Name of small business issuer in its charter)

           Iowa                          6289                      36-4240384
(State or jurisdiction          (Primary Standard               I.R.S. Employer
 of incorporation or        Industrial Classification         Identification No.
    organization)                  Code Number)

          4320 Winfield Road, Suite 320, Warrenville, Illinois 60555
                                1-(877) 777-2846
         (Address and telephone number of principal executive offices)

           4320 Winfield Road, Suite 320, Warrenville, Illinois 60555
(Address of principal place of business or intended principal place of business)

                        Wade H. Schut or Gregory P. Page
            Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
                 700 Walnut, Suite 1600, Des Moines, Iowa 50309
                                 (515) 283-3100
           (Name, address and telephone number of agent for services)

Approximate date of proposed sale to the public: As soon as possible after effectiveness of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [_]  ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                     [_]  ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                     [_]  ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                            [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
    Title of each                    Proposed maximum   Proposed maximum
 class of securities   Amount to be   offering price   aggregate offering     Amount of
  to be registered      registered       per Unit            price         registration fee
-------------------------------------------------------------------------------------------
Units of Limited       $25,000,000    $1,000 per Unit      $25,000,000         $7,575.76
Partnership Interest                  until 500 Units
                                      are sold; Net
                                      Asset Value Per
                                      Unit thereafter

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           PORTFOLIO BOOST III, L.P.
              $25,000,000 of Units of Limited Partnership Interest
                                 ______________

     This is an initial public offering of units of limited partnership interest in Portfolio Boost III, L.P. The initial purchase price is $1,000 per unit.
The first $500,000 from the sale of units will be placed in an escrow account at First American Bank, Fort Dodge, Iowa. If $500,000 is collected before August 20, 1999, the escrow account will be closed and the funds in the account will be released to the limited partnership for its use. If $500,000 is not collected before August 20, 1999, this offering will be terminated, and the funds in the escrow account will be returned to the subscribers, without deduction and along with any interest earned on the funds.

     The limited partnership will trade in various domestic and foreign futures contracts and options.

     A minimum investment of $5,000 is required.

                                        Per Unit  Minimum     Maximum
                                        --------  --------  -----------

Public Offering Price Before Trading..    $1,000  $500,000  $25,000,000
Underwriting Commissions..............       -0-       -0-          -0-
Proceeds to Limited Partnership.......    $1,000  $500,000  $25,000,000

After the limited partnership starts trading, the purchase price for units will be the net asset value per unit. No underwriting commissions are payable by the limited partnership, but the limited partnership will pay other expenses of this offering such as filing fees, legal and accounting fees and printing costs. Those expenses are estimated to be $125,660. The underwriter will receive fees from the general partner of the limited partnership.

     This is a speculative investment and the business of the limited partnership involves a high degree of risk. See "PRINCIPAL RISK FACTORS" beginning on page 10. The risks include that futures trading is highly speculative and volatile, the limited partnership is subject to conflicts of interest, the success of the limited partnership's trading will depend entirely on certain software, and the software is untested in actual trading.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The Commodity Futures Trading Commission has not passed upon the merits of participating in this pool nor has the Commodity Futures Trading Commission passed on the adequacy or accuracy of this Prospectus.

                               _________________

                            Vacation Investors, Inc.

                       Prospectus dated November 20, 1998

                               TABLE OF CONTENTS

                                                   Page

MISCELLANEOUS NOTICES............................ (iii)
MISCELLANEOUS STATE LAW NOTICES..................  (iv)
RISK DISCLOSURE STATEMENT........................   (v)
SUMMARY OF THE OFFERING..........................     1
PRINCIPAL RISK FACTORS...........................    10
CONFLICTS OF INTEREST............................    27
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER..    33
DESCRIPTION OF CHARGES TO THE PARTNERSHIP........    34
POTENTIAL ADVANTAGES.............................    40
USE OF PROCEEDS..................................    41
INVESTMENT PROGRAM...............................    42
DETERMINATION OF THE OFFERING PRICE..............    46
THE GENERAL PARTNER..............................    46
THE CTA--QUIET SYSTEMS LIMITED...................    50
NICHOLAS GOGERTY.................................    51
FRISCHMEYER TRADING CORPORATION..................    52
PERFORMANCE RECORDS OF THE GENERAL PARTNER.......    55
PERFORMANCE RECORDS OF THE CTA...................    57
FUTURES COMMISSION MERCHANT......................    59
TRANSFERABILITY AND LIQUIDATION OF UNITS.........    61
CERTAIN TERMS AND DEFINITIONS....................    65
THE COMMODITY MARKETS............................    65
FEDERAL INCOME TAX ASPECTS.......................    74
THE LIMITED PARTNERSHIP AGREEMENT................    91
PLAN OF DISTRIBUTION.............................    98
SUBSCRIPTION PROCEDURE...........................   101
VACATION AWARD...................................   102
LEGAL OPINION....................................   105
EXPERTS..........................................   105

Appendix 1 - Supplemental Performance Information of the Partnership



Exhibit "A" - Limited Partnership Agreement
Exhibit "B" - Subscription Documents
Exhibit "C" - Balance Sheet of the Partnership as of September 30, 1998
              (audited)
Exhibit "D" - Balance Sheet of General Partner as of September 30, 1998
              (audited)


                                      (ii)

                             MISCELLANEOUS NOTICES

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNITS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LIMITED PARTNERSHIP AGREEMENT, AND UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THE UNITS FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. SEE "PRINCIPAL RISK FACTORS--LIMITED ABILITY TO ASSIGN AND LIQUIDATE INVESTMENT IN UNITS" BELOW.

     NO OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR ANY DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OTHER THAN THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OTHER WRITTEN MATERIALS EXPRESSLY APPROVED BY THE PARTNERSHIP OR TO IN ANY EVENT MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTEES WHATSOEVER, AND, IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATIONS, WARRANTIES OR GUARANTEES MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY OR OTHERWISE GIVEN OR MADE BY THE PARTNERSHIP OR ON ITS BEHALF. ANY MATERIALS OTHER THAN THIS PROSPECTUS ARE SUMMARIES AND GENERAL DESCRIPTIONS ONLY, AND ANY DECISION TO INVEST IN THE UNITS MUST BE MADE BASED SOLELY ON THE INFORMATION SET FORTH IN THIS PROSPECTUS.

     THIS PROSPECTUS SPEAKS AS OF THE DATE OF THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     THIS PROSPECTUS HAS BEEN PRESENTED AND SHOULD BE ACCEPTED WITH THE EXPRESS AGREEMENT AND UNDERSTANDING THAT IT WILL NOT BE REPRODUCED IN WHOLE OR IN PART, NOR WILL IT BE DISTRIBUTED OR DISCLOSED TO ANY OTHER PERSON, FIRM, CORPORATION OR OTHER ENTITY WITHOUT THE PRIOR WRITTEN PERMISSION OF THE GENERAL PARTNER. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE SUCH PERSON AND THE PARTNERSHIP IN VIOLATION OF FEDERAL AND STATE SECURITIES LAWS.

                                     (iii)

                        MISCELLANEOUS STATE LAW NOTICES

                          NOTICE TO ILLINOIS RESIDENTS

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          NOTICE TO VIRGINIA RESIDENTS

     THE VIRGINIA STATE CORPORATION COMMISSION DOES NOT PASS UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR UPON THE MERITS OF THIS OFFERING, AND THE COMMISSION EXPRESSES NO OPINION AS TO THE QUALITY OF THIS SECURITY.

                        NOTICE TO CONNECTICUT RESIDENTS

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED ON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                         NOTICE TO CALIFORNIA RESIDENTS

     THE EXEMPTION SET FORTH IN SECTION 25104(h) OF THE CALIFORNIA CORPORATE SECURITIES LAW FROM THE NONISSUER TRANSACTION QUALIFICATION REQUIREMENT OF
SECTION 25130 OF THE CALIFORNIA CORPORATE SECURITIES LAW WILL NOT BE AVAILABLE TO CALIFORNIA INVESTORS.

                        NOTICE TO PENNSYLVANIA RESIDENTS

     BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $2,500,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PARTNERSHIP'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PARTNERSHIP'S SUBSCRIPTIONS.

                                      (iv)

                           RISK DISCLOSURE STATEMENT
                           -------------------------

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU
TO PARTICIPATE IN A COMMODITY POOL.    IN SO DOING, YOU SHOULD BE AWARE THAT
FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, BEGINNING AT PAGE 34, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 38.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                      (v)

                            SUMMARY OF THE OFFERING
                            -----------------------

     The following is a summary of the offering of the Units of the Partnership being made pursuant to this Prospectus (the "Prospectus"). Although this summary is materially complete, this Prospectus does contain additional information, and this summary is qualified by the more detailed information appearing elsewhere in this Prospectus. Any description of any agreement or document is also materially complete, but those descriptions do not set forth all of the rights and obligations of the parties, and any description of any agreement or document is qualified by this reference to the agreement or document.

---------------------------------------------------------------------------------------------------------------------------------
The Partnership          Portfolio Boost III, L.P. is an Iowa limited partnership that was organized on June 17, 1998.  The
---------------          Partnership's principal office is at Cornerstone at Cantera, 4320 Winfield Road, Suite 320,
                         Warrenville, Illinois 60555; telephone 1-877-RRRATIO.

                         The Partnership will terminate at 11:59 p.m. on December 31, 2050, or upon the occurrence of an event causing an earlier termination as set forth in the Limited Partnership Agreement.  See "THE LIMITED
                                                                                                            ---
                         PARTNERSHIP AGREEMENT -Termination of the Partnership" below.
---------------------------------------------------------------------------------------------------------------------------------
Business - Commodity     The Partnership is a single advisor commodity pool which is engaged in the business of speculative
--------------------     trading of various domestic and foreign futures contracts, options and other interests pursuant to one
  Pool                   of the trading programs of the Partnership's Commodity Trading Advisor.  See "PRINCIPAL RISK FACTORS,"
  ----                                                                                            ---
                         "USE OF PROCEEDS," and "INVESTMENT PROGRAM" below.  The net proceeds of this offering will be used in that business.  The Partnership's principal objective is to generate increased capital for the
                         Partners, but there can be no assurance that the Partnership will achieve this objective since it is involved in a speculative, volatile, high risk business.  See "PRINCIPAL RISK FACTORS" below.
                                                                                   ---

                         The Partnership had not accepted any subscriptions for Units or commenced trading as of the date of this Prospectus, so the Partnership had no operating history as of the date of this Prospectus.  See
                                                                                                                          ---
                         "PRINCIPAL RISK FACTORS--Partnership Has No Operating History" below.  The audited balance sheet of the Partnership as of September 30, 1998 is attached to this Prospectus as Exhibit "C".  See "EXPERTS"
                                                                                                                  ---
                         below.
---------------------------------------------------------------------------------------------------------------------------------
Management -             The commodity pool operator and General Partner of the Partnership is Portfolio Boost, L.L.C., an Iowa
----------               limited liability company that was organized in May, 1998. The General Partner's main business office
  Commodity Pool         is at Cornerstone at Cantera, 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555; telephone
  --------------         1-877-RRRATIO.  Jeffrey A. Raun ("Mr. Raun") is the sole officer of the General Partner.  See "THE
  Operator                                                                                                         ---
  --------               GENERAL PARTNER" below.  The books and records of the Partnership will be maintained at the offices of
                         Schoenauer & Co., P.C., 328 Main Street, Ames, Iowa 50010.
---------------------------------------------------------------------------------------------------------------------------------

Commodity Trading        The commodity trading advisor for the Partnership is
-----------------        Quiet Systems Limited (the "CTA"), a Cayman Islands
Advisor; Trading         corporation that was organized in March, 1998.  See
----------------                                                         ---
Program                  "THE CTA--QUIET SYSTEMS LIMITED" below. The CTA will
-------                  determine all of the Partnership's trades in the CTA's
                         sole discretion.  See "INVESTMENT PROGRAM" below.  The
                                           ---
                         Partnership's ability to achieve its investment
                         objectives will accordingly depend entirely upon the
                         success of the trading program of the CTA. See
                                                                    ---
                         "PRINCIPAL RISK FACTORS--Reliance on CTA" below.

                         The CTA's trading program in which the Partnership's account will be traded is referred to by the CTA as its "FOREX INDEX Program."

                         The FOREX INDEX Program is not correlated with traditional debt and equity investments, and therefore provides a level of diversification for a traditional stock and bond portfolio. The FOREX INDEX Program should not, however, be viewed by an investor as in itself providing adequate diversification of the investor's overall investment portfolio. See
                                                                   ---
                         "PRINCIPAL RISK FACTORS--Lack of Diversification" below. Also, although an investment in the Units is an appropriate investment for certain investors, investors should be aware that they can achieve additional diversification within the managed futures industry and for their overall investment portfolio through investments in other managed futures programs. See
                         "PERFORMANCE RECORDS OF THE CTA" below.         ---

The Offering             Funds for the Partnership's business are obtained
------------             through the sale of Units and through the retention of
                         any profits generated from the Partnership's trading.
                         The Units are being publicly offered pursuant to a Registration Statement on Form SB-2 under the
                         Securities Act of 1933 and pursuant to registration statements filed with various state securities authorities. Units may also be offered in other states pursuant to exemptions from registration of the Units available in those states. The Units are being continuously offered by the Partnership. The
                         Partnership first intends to use this Prospectus on November 20, 1998.

Securities               The Units are initially offered for sale at a fixed
----------               price of $1,000 per Unit, which amount was arbitrarily
  Offered                established by the General Partner.  The amount was
  -------                not based upon past or expected earnings and does not
                         represent that the Units have or will have a market
                         value of or can be resold or liquidated at that price.
                         The Partnership may commence trading if the General
                         Partner has accepted subscriptions for 500 Units (the
                         "Minimum Units") within nine (9) months from the date
                         of this Prospectus (the "Minimum Units Offering
                         Period").  The Units which remain unsold after the
                         Partnership has commenced trading may be offered for
                         sale, in the sole discretion of the General Partner, at
                         a price per Unit equal to the Net Asset Value Per Unit
                         as of the opening of trading on the effective date of
                         the purchase.  The effective date of any such purchase
                         shall be the first business day of the month next
                         following the date on which the General Partner accepts
                         a Subscription Agreement and the purchase price for the
                         Units from the subscriber in question.  See
                                                                 ---
                         "SUBSCRIPTION PROCEDURE" below. The Partnership will calculate the Net Asset Value Per Unit on a monthly basis and will make the Net Asset Value Per Unit available to prospective investors and Limited Partners upon request to the General Partner at the address or phone number set out in "SUMMARY OF THE OFFERING--The
                         Partnership" on page 1 of this Prospectus.  The
                         Partnership will issue fractional Units,

------------------------------------------------------------------------------------------------------------------------------------
                         rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription for
                         Units.

                         If the General Partner has not accepted subscriptions for at least the Minimum Units before the close of the Minimum Units Offering Period, this offering will terminate and all amounts paid by subscribers will be returned to the applicable subscriber within ten (10) business days of the close of the
                         Minimum Units Offering Period and as otherwise provided in the subscriber's Subscription Agreement.
                         Funds from accepted subscriptions received prior to the commencement of trading by the Partnership will be deposited and held in a separate escrow account in the name of the Partnership at First
                         American Bank, 1207 Central Avenue, Fort Dodge, Iowa, pending acceptance and collection of subscriptions for at least the Minimum Units.  See "PLAN OF DISTRIBUTION" and "SUBSCRIPTION PROCEDURE"
                                                                        ---
                         below.  No escrow will be utilized for Units sold after the sale of the Minimum Units, and all subsequent subscriptions will therefore be immediately available for use in the Partnership's business.  All subscriptions are irrevocable and subscription payments deposited in the escrow account may not be withdrawn by subscribers under any circumstances.

                         A maximum of $25,000,000 of Units are offered hereby.  The Limited Partnership Agreement authorizes the General Partner, however, to sell additional Units from time to time, and there is therefore no maximum amount of Units which may be sold by the Partnership or maximum amount of contributions which may be received by the Partnership.  There is no assurance, however, that the Minimum Units or any other specified amount of Units will be sold, and the Limited Partnership Agreement also authorizes the General Partner to terminate any offering of Units at any time, in the General Partner's sole discretion.  See "PRINCIPAL RISK FACTORS--No Assurance Units Will Be Sold; Limited Experience of
                                      ---
                         Underwriter" below.
------------------------------------------------------------------------------------------------------------------------------------
Minimum                  The minimum initial investment in the Partnership is $5,000, but  the  General Partner  reserves  the
-------                  right  to  require a higher minimum initial investment from any subscriber.  Subsequent investments by
  Subscription           existing Limited Partners may be in such amounts as may be accepted by the General Partner, in the
  ------------           General Partner's sole discretion.
  and Net Worth
  -------------          An investor must deliver a Subscription Agreement, a Suitability Standards Requirement form and an
  Requirements           Acknowledgment of Receipt of this Prospectus (collectively, the "Subscription "Documents") to the
  ------------           General Partner in order to be able to purchase Units.  See "SUBSCRIPTION PROCEDURE" below.  The forms
                                                                                 ---
                         of the Subscription Documents are attached to this Prospectus as Exhibit "B."  Prospective investors must carefully review the Subscription Documents because various representations, warranties, acknowledgments and agreements are made by subscribers in the Subscription  Documents.  See
                                                                                                                 ---
                         "SUBSCRIPTION PROCEDURE" below.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                         In order to purchase Units, an investor who is not a resident of the state of California or an entity with its principal place of business in California must have at least either (i) a minimum net worth of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000.  An investor who is a resident of California or an entity with its principal place of business in
                         California must have at least either (i) a minimum net worth of $250,000, or (ii) a minimum annual gross income of $65,000 and a minimum net worth of $100,000.  An investor's net worth for these purposes must be determined exclusive of home, home furnishings and automobiles.  In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the
                         Units.  Investors will represent and warrant in the Subscription Agreement that they meet the above standards.

                         All subscriptions are irrevocable, except only as may be provided in the Subscription Agreement.

                         The General Partner has the responsibility to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each investor. This determination will be based, however, solely upon  the information provided by the investor regarding the investor's financial situation and investment objectives.  The General Partner has the right to require subscribers to provide additional information to the General Partner, including financial statements of the subscriber and a letter from the subscriber justifying the suitability of the subscriber's investment in the Partnership and containing such additional disclosures and/or representations and warranties from the subscriber as the General Partner determines to be appropriate to establish or otherwise evidence or substantiate compliance with the requirements of this offering or any federal or state securities laws or regulations.  The General Partner also has the right to reject any subscription for Units, in whole or in part, and in the General Partner's sole discretion.
------------------------------------------------------------------------------------------------------------------------------------
Plan of Distribution     The Units are being offered and sold on a best efforts basis by Vacation Investors, Inc.  Vacation
--------------------     Investors, Inc. is registered as a fully disclosed broker dealer with the Securities and Exchange
                         Commission and is a member of the National Association of Securities Dealers.  Vacation Investors,
                         Inc. will not receive any commissions or other fees from the Partnership.  Vacation Investors, Inc.
                         will, however, receive compensation from the General Partner.  See "DESCRIPTION OF CHARGES TO THE
                                                                                        ---
                         PARTNERSHIP--CTA and Underwriter Compensation" and "PLAN OF DISTRIBUTION" below.

                         Neither the General Partner, Vacation Investors, Inc. nor any other person or entity is required to purchase any Units, and neither the General Partner nor Vacation Investors, Inc. have committed to purchase any Units.  The General Partner may, however, purchase Units.  See "PRINCIPAL RISK
                                                                                                 ---
                         FACTORS--Purchase of Units by General Partner or Mr. Raun" below.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Vacation Award           The General Partner will, at its cost and not with Partnership funds, provide one of four (4) vacation
--------------           awards to each Limited Partner who meets the qualification requirements at any time prior to January
                         1, 2002.  The general qualification requirements for each of the vacation awards are that the Limited
                         Partner (i) be a limited partner in at least three limited partnerships for which the General Partner serves as the commodity pool operator, and (ii) have made a combined capital contribution of the specified amount to such limited partnerships and have maintained such capital contribution (adjusted only for liquidations by the Limited Partner) for a consecutive period of twelve (12) full months.
                         The available awards and the required capital contribution amounts are as follows:

                         --A "Bronze Award" (which requires a combined capital contribution of $20,000 or more) includes: (i)
                         one nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or
                         Mexico, and (ii) a $100 Hyatt spending allowance.

                         --A "Silver Award" (which requires a combined capital contribution of $50,000 or more) includes: (i)
                         two (2) nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean,
                         Canada or Mexico, and (ii) a $100 Hyatt spending allowance.

                         --A "Gold Award" (which requires a combined capital contribution of $100,000 or more) includes either:
                         (i) two round trip airfare tickets on a group trip to a hotel or resort located outside of the continental United States; and (ii) two (2) nights lodging at that location; or at the qualifying
                         Limited Partner's option: (x) three (3) nights lodging in any Hyatt Hotel or Resort located in the
                         United States, the Caribbean, Canada or Mexico, and (y) a $300 Hyatt spending allowance.

                         --A "Platinum Award" (which requires a combined capital contribution of $250,000 or more) includes either: (i) two round trip airfare tickets on a group trip to a hotel or resort located outside of the continental United States; and (ii) five (5) nights lodging at that location; or at the qualifying
                         Limited Partner's option: (x) seven (7) nights lodging in any Hyatt Hotel or Resort located in the
                         United States, the Caribbean, Canada or Mexico, and (y) a $700 Hyatt spending allowance.

                         A dinner meeting will also be provided to the Limited Partners participating in the group trip option of the Gold Award or the Platinum Award.  The cost of the dinner meeting will, however, be borne proportionately by the applicable limited partnerships.

                         See "VACATION AWARD" below for a full discussion of the requirements, conditions and limitations regarding the vacation awards.  See also, however, "PRINCIPAL RISK FACTORS--Vacation Award" below.
                                                         ---
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Break Even Point
----------------         The trading profit that the Partnership must realize in the first year of a Limited Partner's investment in the Partnership to equal all fees and expenses such that the Limited Partner would recoup its initial investment if the Limited Partner were to redeem the Limited Partner's Units at the end of the first year of investment, assuming a $5,000 investment, is (i) $223.50 or 4.47% of such
                         $5,000 investment, assuming annual average Net Assets of $5,000,000; (ii) $181 or 3.62% of such $5,000 investment, assuming average annual Net Assets of $15,000,000; and (iii) $173 or 3.46% of such $5,000 investment, assuming average annual Net Assets of $25,000,000.  A more detailed description of the calculation of these figures is set forth in "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Break Even
                         Point" below.
-----------------------------------------------------------------------------------------------------------------------------------
Fees and Expenses        The General Partner will receive a monthly management fee from the Partnership. The management fee
-----------------        will be in an amount equal to one-half of one percent (0.5%) of the Partnership's Net Assets as of the
 Payable By The          close of business on the last business day of each month.  See "DESCRIPTION OF CHARGES TO THE
 --------------                                                                     ---
 Partnership             PARTNERSHIP" below.  The monthly management fee is payable regardless of whether the Partnership has
 -----------             made any trades or the Partnership's trading has been profitable. See "PRINCIPAL RISK
                                                                                           ---
                         FACTORS--Substantial Charges to the Partnership" below.

                         The General Partner will also receive a quarterly incentive fee from the Partnership.  The incentive fee will be in an amount equal to 15% of the New Trading Profits of the Partnership for each quarter, if any.  See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP" below.  Subsequent losses by the Partnership
                                  ---
                         will not affect any incentive fees previously paid to the General Partner.  See "PRINCIPAL RISK
                                                                                                     ---
                         FACTORS--Substantial Charges to the Partnership" below.

                         The Partnership will also pay substantial brokerage commissions to First Options of Chicago, Inc., the futures commission merchant for the Partnership.  See "FUTURES COMMISSION MERCHANT" below.  The round
                                                                           ---
                         turn commission that was payable by the Partnership as of the date of this Prospectus was fixed at
                         $11.00, but the round turn commissions payable by the Partnership are subject to change.  See
                                                                                                                   ---
                         "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Futures Commission Merchant; Brokerage Commissions" below.
                         The General Partner estimates that the annual brokerage commissions payable by the Partnership will equal approximately 1.47% of the Partnership's Net Assets at the $11.00 round turn commission rate, but annual brokerage commissions could exceed that  percentage.  The Partnership will also reimburse
                         First Options of Chicago, Inc. for all delivery, insurance, storage or other fees and charges incidental to trading.  The Partnership will also be responsible for all exchange and National Futures
                         Association fees.  See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Other Expenses" below.  None of
                                            ---
                         such other fees or charges are included in the calculation of the foregoing percentage.
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                         The Partnership will also be obligated to bear all other expenses of the Partnership, including offering expenses, legal and accounting fees, and office expenses.  See "DESCRIPTION OF CHARGES TO THE
                                                                                             ---
                         PARTNERSHIP--Other Expenses" below.  The General Partner shall, however, be solely responsible for the payment of the compensation of the CTA and the Underwriter. See "DESCRIPTION OF CHARGES TO THE
                                                                                     ---
                         PARTNERSHIP--CTA and Underwriter Compensation" and "PLAN OF DISTRIBUTION" below.
------------------------------------------------------------------------------------------------------------------------------------
Liquidation of           A Limited Partner may liquidate the Units held by the Limited Partner only with the consent of the
--------------           General Partner.  See "PRINCIPAL RISK FACTORS--Limited Ability to Assign and Liquidate Investment in
 Units and                                 ---
 ---------               Units" and "TRANSFERABILITY AND LIQUIDATION OF UNITS" below.  A Limited Partner desiring to liquidate
 Distributions           Units must give the General Partner written notice (a "Liquidation Notice") stating the date on which
 -------------           the liquidation is desired, which date must be the first business day of any month.  The Liquidation
                         Notice must be received by the General Partner no later than 12:00 noon on the sixtieth (60th)
                         business day immediately preceding the desired effective date of liquidation or by such later date as may be acceptable to the General Partner, in the General Partner's sole discretion.  Any liquidation request approved by the General Partner shall be effective as of the opening of trading on the first business day of the month specified in the Liquidation Notice.  The liquidation price per Unit shall be the Net Asset Value Per Unit at that time.

                         The General Partner shall cause a notice to be given to each Limited Partner within seven (7) business days from the date of the date (the "Decline Date") upon which there shall have been a decline in the
                         Net Asset Value Per Unit to less than fifty percent (50%) of the Net Asset Value Per Unit as of the close of business on the day which is one (1) year prior to such Decline Date.  See "THE LIMITED
                                                                                                         ---
                         PARTNERSHIP AGREEMENT--Notice to Limited Partners" below.  In such event, trading by the Partnership shall be temporarily suspended for a period of thirty (30) calendar days, beginning on the date of the
                         General Partner's notice, during which time the Limited Partners may request liquidation of their
                         Units.  A liquidation in this event shall be effective on and as of the opening of trading on the business day next following the General Partner's receipt of the written request to liquidate from the
                         Limited Partner.

                         The General Partner shall also cause a notice to be given to the Limited Partners prior to effecting any material change related to brokerage commissions.  Any such change shall not be made for thirty
                         (30) calendar days, during which time the Limited Partners may request the liquidation of their Units.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                         Limited Partners must be aware, however, that under certain circumstances the General Partner may honor requests for liquidation only in part and/or suspend liquidations or delay payment of liquidations.  See "PRINCIPAL RISK FACTORS--Limited Ability to Assign and Liquidate Investment in
                                        ---
                         Units" and "TRANSFERABILITY AND LIQUIDATION OF UNITS" below.

                         The Partnership is not required to make any distributions, and distributions by the Partnership will be made only at such times and in such amounts as determined by the General Partner, in its sole discretion.  Since the principal objective of the Partnership is to increase capital, not cash flow, it is likely that no distributions will be made by the Partnership.  A Limited Partner's tax liability for profits of the Partnership will likely exceed distributions received from the Partnership.  See
                                                                                                                         ---
                         "PRINCIPAL RISK FACTORS - Limited Partners Will Be Taxed on Profits Whether or Not Distributed" below.
------------------------------------------------------------------------------------------------------------------------------------
Conflicts of Interest    Significant actual and potential conflicts of interest exist in the structure and operation of the
---------------------    Partnership, arising from, among other things, (i) the General Partner's and Mr. Raun's management of other commodity pools; (ii) the CTA's management of trading for other persons and entities; (iii) the
                         General Partner's and Mr. Raun's right to purchase Units in the Partnership; and (iv) Mr. Raun's indirect ownership interest in the CTA.  Prospective investors must carefully review "CONFLICTS OF
                         INTEREST" below.
------------------------------------------------------------------------------------------------------------------------------------
Risks                    An investment in the Partnership is highly speculative and involves substantial risks.  The risks
-----                    include, but are not limited to, (i) the risk of loss of a Limited Partner's entire investment; (ii)
                         the speculative and high risk nature of trading in domestic and foreign futures contracts, options and other interests; (iii) the substantial charges which the Partnership will incur regardless of whether any profits are earned; (iv) the restricted transferability and liquidity of the Units; (v) the existence of conflicts of interest in the structure and operation of the Partnership; and (vi) the
                         Partnership's total reliance on the CTA to achieve its investment objectives.  See "PRINCIPAL RISK
                                                                                                        ---
                         FACTORS," "CONFLICTS OF INTEREST" and "DESCRIPTION OF CHARGES TO THE PARTNERSHIP" below.
------------------------------------------------------------------------------------------------------------------------------------
Glossary and             The following glossary will assist prospective investors in understanding some of the terms frequently
------------             used in this Prospectus.
 Designation of
 --------------          "CFTC."  Commodity Futures Trading Commission, Washington, D.C.
 Parties                  ----
 -------
                         "Commodity Pool Operator."  The General Partner, Portfolio Boost, L.L.C.
                          -----------------------

                         "Commodity Trading Advisor" or "CTA."  Quiet Systems Limited.
                          ----------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                         "Futures Commission Merchant" or "FCM."  First Options of Chicago, Inc.
                          ------------------------------------

                         "General Partner."  Portfolio Boost, L.L.C.
                          ---------------

                         "IRA."  An Individual Retirement Account.
                          ----

                         "LBS."  LBS Limited Partnership.
                          ---

                         "Limited Partners."  All persons who acquire Units in the Partnership.
                          ----------------

                         "Limited Partnership Agreement."  The Limited Partnership Agreement of the Partnership, as it may be
                         ------------------------------
                         amended from time to time.  A copy of the current Limited Partnership Agreement is attached to this
                         Prospectus as Exhibit A.

                         "Mr. Raun."  Jeffrey A. Raun.
                          --------

                         "NASD."  The National Association of Securities Dealers.
                          ----

                         "NFA."  The National Futures Association.
                          ---

                         "Net Assets."  The Partnership's total assets minus the Partnership's total liabilities, determined in
                          ----------
                         accordance with generally accepted accounting principles, except (i) that for purposes of calculating the Net Asset Value Per Unit, Net Assets shall be determined by amortizing all organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC over a period of five (5) years; and (ii) as may be otherwise provided herein.

                         "Net Asset Value Per Unit."  The Net Assets of the Partnership at the time of calculation divided by
                          ------------------------
                         the aggregate number of outstanding Units at that time.

                         "New Trading Profits."  The excess, if any, of the Net Assets of the Partnership at the end of each
                          -------------------
                         respective quarter over the highest Net Assets of the Partnership at the end of any previous quarter or on the date trading commences, whichever is higher.  See "DESCRIPTION OF CHARGES TO THE
                                                                                 ---
                         PARTNERSHIP--Management Fee and Incentive Fee to General Partner" below.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                         "Partners."  The General Partner and all Limited Partners.
                          --------

                         "Partnership" or "Pool."  Portfolio Boost III, L.P.
                          ---------------------

                         "SEC."  The Securities and Exchange Commission.
                          ---

                         "Trading Program."  The trading program of the CTA in which the Partnership's account is traded, which
                          ---------------
                         is referred to by the CTA as its FOREX INDEX Program.

                         "Underwriter."  Vacation Investors, Inc.
                          -----------

                         Other terms that are utilized in this Prospectus are defined elsewhere in this Prospectus.  See e.g.,
                                                                                                                     ---
                         "THE COMMODITY MARKETS--Certain Terms and Definitions" below.
------------------------------------------------------------------------------------------------------------------------------------


                            PRINCIPAL RISK FACTORS
                            ----------------------

     PROSPECTIVE INVESTORS MUST BE AWARE THAT AN INVESTMENT IN THE UNITS IS A SPECULATIVE INVESTMENT WHICH INVOLVES A HIGH DEGREE OF RISK AND WHICH IS SUITABLE ONLY FOR PERSONS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. Prospective investors must carefully consider the following principal risks associated with an investment in the Units, as well as the risk disclosure statements appearing at the beginning of this Prospectus. All of the risks described in this Prospectus are applicable regardless of the number of Units which are sold by the Partnership. The following risks are not intended to be set forth in any particular order of materiality or significance.

Risks Relating to the CTA:
-------------------------

     Reliance on CTA. The General Partner is relying solely upon the CTA for the
     ---------------
determination and implementation of a successful trading program. The Partnership does not contemplate retaining the services of any other commodity trading advisors. The Partnership, when purchased alone, therefore will not have the benefit of diversification in trading methods and strategies that investments in various commodity pools or the use of multiple commodity trading advisors may provide. See "PRINCIPAL RISK FACTORS--Lack of and Certain Risks of
                      ---
Multiple Trading Advisors" and "Lack of Diversification" below.

     There is no assurance of the CTA's continued service to the Partnership. If the CTA terminates or otherwise becomes unable to continue advising the Partnership, another commodity trading advisor will have to be selected, and no assurance can be given that a substitute commodity trading advisor will perform as well as the CTA or can be retained on the same or similar terms as currently in effect with the CTA.

     The CTA's Trading Program is governed by certain computer software. See
                                                                         ---
"INVESTMENT PROGRAM" below. Although not anticipated to occur, if the computer software were to become unavailable to the CTA, for any reason, the CTA's Trading Program would be adversely affected in a material way. See "PRINCIPAL
                                                               ---
RISK FACTORS--Reliance on Software" below. The CTA also relies upon a key person for updating and maintaining the computer software. See "INVESTMENT PROGRAM;" "THE
                                                ---
CTA--QUIET SYSTEMS LIMITED" and "NICHOLAS GOGERTY" below. There is no assurance of such person's continued service to the CTA, and if such person terminates or otherwise becomes unable (through death, disability, etc.) to continue to provide services to the CTA, the CTA's Trading Program could be adversely affected in a material way. It is also possible that in any of the circumstances described in this paragraph, the CTA may determine that it is unable to continue to provide services to the Partnership.

     It should also be noted that the CTA will be providing services and trading advice to various other persons and entities, and that neither the CTA nor any of its key persons are required to devote their full time or attention to the Partnership or the Trading Program. The CTA and such key persons may have financial or other incentives to favor other accounts or other business ventures in which they may be involved or interested in from time to time. See "CONFLICTS
                                                                  ---
OF INTEREST--Other Business of the CTA" and "Key Persons of the CTA" below.


     The General Partner may also deem it to be in the Partnership's best interest to suspend the Partnership's trading and/or to terminate the Partnership's relationship with the CTA if the CTA does not demonstrate skill as a commodity trading advisor over the long term. In any such event, it may be necessary to liquidate some or all of the open positions established by the CTA, which liquidation could result in losses or positions being liquidated prior to the most favorable price being attained.

     In any event, no assurance can be or is given that the trading methods, systems and strategies utilized by any commodity trading advisor (whether the CTA or another) will prove successful under any market conditions, in particular in erratic markets or in markets where prices deviate from patterns recognizable as trends. The trading decisions of the CTA will undoubtedly be incorrect in many instances, and the Partnership will from time to time enter into trades which will result in substantial losses.

     Reliance on Software. The CTA's Trading Program is based upon the software (the "Software") which has been purchased by the CTA from Mr. Nicholas Gogerty. See "THE CTA--QUIET SYSTEMS LIMITED" and "NICHOLAS GOGERTY" below. The CTA is
---
therefore dependent upon the Software for the operation of the Trading Program. There is no assurance or guarantee that the operation of the Software will be uninterrupted or error-free or will in any event be successful or otherwise generate profits for the Partnership. There also is no assurance or guarantee that the Software will necessarily continue to be available to the CTA or that the Software will be able to be maintained and updated as necessary or appropriate from time to time in order to properly respond to changes in the applicable market places and trading conditions. Mr. Gogerty has not made any representations or warranties regarding any of these matters. See "NICHOLAS
                                                              ---
GOGERTY" below. Furthermore, the CTA's use of the Software could be subject to "Year 2000" problems (See "PRINCIPAL RISK FACTORS--Year 2000 Risks" below) and
                      ---
will be subject to acts of God or other force majeure, including, without limitation, computer virus, communication line failure, power failure, mechanical failure or equipment malfunction and failure, and the CTA may not have readily available standby equipment, facilities or alternate power in the event of any such occurrences or other disasters. Any difficulties or problems with respect to the Software will adversely affect the Partnership's trading, and the General Partner or the CTA may deem it necessary to either temporarily or permanently cease trading in any such event.


     CTA Has No Experience or Operating History. As of the date of this
     ------------------------------------------
Prospectus, the CTA had not directed the trading of any accounts. The CTA therefore had no actual experience as of that date and was unable to provide the Partnership with any actual operating or performance history.

     No Notice of Trades or of Changes in Trading Methods. All of the
     ----------------------------------------------------
Partnership's trades will be made by the CTA. The General Partner and the Limited Partners will not be notified in advance of, and have no right to approve of or consent to, without limitation, (i) specific trades made by the Partnership; (ii) changes in the types of futures, options, commodities, currencies, securities or other interests traded by the Partnership; or (iii) any modifications, additions or deletions to the Trading Program. Any material changes in the Partnership's basic investment policies or structure shall, however, require prior written approval by the Limited Partners who hold at least a majority of the total number of outstanding Units of the Partnership. See "INVESTMENT PROGRAM" below. The FCM also has the authority to liquidate or
---
offset positions of the Partnership in certain circumstances. See "PRINCIPAL
                                                              ---
RISK FACTORS--Margin Calls" below.


     Possible Adverse Effects of Increasing the Assets Traded by the CTA.
     --------------------------------------------------------------------
Commodity trading advisors are limited in the amount of assets that they can successfully manage, both by the difficulty of executing substantially larger trades made necessary by larger amounts of equity under management and by the restrictive effects of speculative position limits. Increased equity also generally results in a larger demand for the same position among the accounts managed by a commodity trading advisor. Furthermore, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of funds under management increases. The CTA has not agreed to limit the amount of funds it may manage, and the CTA contemplates managing a substantial amount of funds. There is also no limit on the amount of funds which may be contributed to the Partnership, and the amount of funds the CTA may manage on behalf of the Partnership is therefore also not limited. There is no assurance that the CTA's Trading Program and the Partnership will not be adversely affected by the management of additional funds.


     Lack of and Certain Risks of Multiple Trading Advisors. The CTA is the sole
     ------------------------------------------------------
commodity trading advisor to the Partnership, and the Partnership does not contemplate retaining the services of any additional commodity trading advisors. The Partnership will therefor not receive any benefits that may arise through the use of multiple commodity trading advisors, such as diversification of the assets of and/or the trading methods, systems and strategies used by the Partnership. See "PRINCIPAL RISK FACTORS--Lack of Diversification" below.
             ---

     If the Partnership chooses to retain the services of additional commodity trading advisors in the future, however, there still can be no assurance that the change will actually result in diversification of the assets of or the trading methods, systems and strategies used by the Partnership. It is also possible in this circumstance that the losses by one commodity trading advisor will offset or exceed any profits which may be achieved by the other commodity trading advisors. It is also possible that management fees or incentive fees could be payable to one or more such advisors during a period in which the Net Asset Value Per Unit actually declines due to losses incurred by other commodity trading advisors. See also "PRINCIPAL RISK FACTORS--CTA Conflicts of Interest"
                  --------
below.


     The General Partner may retain new or additional commodity trading advisors without the consent of the Limited Partners, and there is no restriction on the number or frequency of the changes the General Partner can make in commodity trading advisors. Consequently, the overall emphasis and diversity of the Partnership's trading may vary substantially from time to time. The compensation of any new or additional commodity trading advisors may also differ from that paid to the CTA.


     Mr. Raun's Interest in the CTA. Mr. Raun (who is the sole officer of the
     ------------------------------
General Partner) and certain members of his family are some of the beneficiaries of the trust which owns all of the issued and outstanding shares of stock of the CTA. Mr. Raun and his family will therefore at least indirectly benefit from the fees paid to the CTA. Mr. Raun will therefore have a personal interest in the Partnership continuing to retain the CTA. Given that Mr. Raun is the sole officer of the General Partner, Mr. Raun's personal interest in the CTA will create a conflict of interest for the General Partner in determining whether to retain new or additional commodity trading advisors. It may be in the best interests of the Partnership to retain new or additional commodity trading advisors under certain circumstances; for example, if the CTA does not demonstrate skill as a commodity trading advisor over the long term. See also "CONFLICTS OF INTEREST--Mr. Raun's
                                    --------
Interest in the CTA" below.


     CTA Conflicts of Interest. The CTA may effect trades for its own account
     -------------------------
and will effect trades for others (including other commodity pools) on a discretionary basis. A potential conflict of interest arises from this fact because it is possible that positions taken by the CTA may be the same as or may be taken ahead of or opposite positions taken on behalf of the Partnership. See
                                                                            ---
"CONFLICTS OF INTEREST--Trading Decisions of the CTA" below. If the Partnership at some point retains multiple commodity trading advisors, the commodity trading advisors may make trading decisions for the Partnership independent of each of other. In such event, the Partnership could therefor hold opposite positions in the same or similar contracts at the same time. This would result in no net change in the Partnership's holdings, but the Partnership would incur brokerage commissions on both positions, and it would also create a potential disproportionate effect on the Partnership if losses or margin calls were to occur with respect to said positions. Similarly, multiple commodity trading advisors could at times enter identical orders and therefore compete for the same trade, which could prevent the orders from being executed at the desired price or prevent execution all together. In addition, all accounts controlled by each commodity trading advisor and its principals and affiliates are aggregated for the purposes of applying speculative position limits. This aggregation may occur with respect to the CTA given that the CTA will act as trading advisor for other accounts. If such aggregation causes difficulties for the CTA with speculative position limits, the number of contracts which can be traded by the Partnership may be adversely affected. See "PRINCIPAL RISK FACTORS--Possible
                                       ---
Effects of Speculative Position Limits" below.


Risks Relating to Trading and Markets:
-------------------------------------

     Futures Trading is and Futures Prices Are Speculative and Volatile. Price
     ------------------------------------------------------------------
movements of futures and options contracts are highly volatile. Price movements are influenced by, among other things, changing supply and demand relationships; weather and other environmental conditions; acts of God; agricultural, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events and policies; changes in interest rates and rates of inflation; and the general emotions and psychology of the marketplace, which at times may seem to be totally unrelated to actual political, economic or otherwise applicable factors. Futures markets fluctuate continually, and sometimes substantially, causing large swings in the value of positions held. Currency markets are in general highly interest rate sensitive, and currency contract prices may be influenced by, among other things, political events (including restrictions on local exchanges or markets, limitations on foreign investment in a country, and restrictions on currency flows); changes in balances of payments and trade; domestic and foreign rates of inflation; international trade restrictions; and currency devaluations and revaluations. In addition, governments from time to time intervene in certain markets with the intent to directly influence prices, such as intervention in the currency markets with the specific intention of influencing exchange or interest rates. The effect of such intervention may be heightened by a group of governments acting together. Year 2000 compliance issues may also adversely affect the markets. See "PRINCIPAL RISK FACTORS--Year 2000 Risks" below. None of these
         ---
factors can be controlled by the CTA.


     In any event, even if current and correct information as to substantially all factors is known or thought to be known, prices still may not react as predicted, and it is possible that substantially all of the Partnership's open positions will move against it at or about the same time. Trading decisions will undoubtedly be incorrect in many instances, and the Partnership will from time to time enter into positions which will result in substantial losses. For example, prospective investors should note that Corn Belt Commodities Round Trip Limited Partnership, another Iowa limited partnership for which the General Partner serves as the general partner and commodity pool operator, has failed to generate any profits since 1995. See "PERFORMANCE RECORDS OF THE GENERAL PARTNER" below. In light of
            ---
such volatility, among other reasons, investors should consider their investment in the Partnership only as a long-term investment.


     Year 2000 Risks. A substantial amount of public discussion is being devoted
     ---------------
to considering and addressing the ability of businesses in general and of the various trading markets to become Year 2000 compliant, i.e., for their computer and software applications, microchips and other computer, software and related systems to be able to recognize and perform date sensitive functions both prior to and after December 31, 1999. The costs and expenses to achieve Year 2000 compliance are substantial, and the demand for qualified computer and software personnel to perform the services necessary to achieve Year 2000 compliance is greatly pressing upon, and may exceed, the supply of such personnel. Although it is not possible to determine with any degree of certainty, it is likely that not all businesses will achieve Year 2000 compliance prior to January 1, 2000, and, although perhaps less likely, it is also possible that some of the various exchanges or other trading markets themselves may not timely achieve Year 2000 compliance. Year 2000 issues and difficulties may therefore materially and adversely affect both the ability of the various exchanges and other trading markets to properly function and operate, and also futures and options prices, whether because of the failure of a substantial number of businesses or business sectors to achieve Year 2000 compliance or out of the general emotions and psychology of the marketplace regarding concerns for Year 2000 issues. See
                                                                       ---
"PRINCIPAL RISK FACTORS--Futures Trading is and Futures Prices are Speculative and Volatile" above.


     The computer systems and software of the CTA are Year 2000 compliant. The computer systems and software of the General Partner and of Frischmeyer Trading Corporation are also Year 2000 compliant. The General Partner has been advised that the computer systems and software of the FCM will be Year 2000 compliant by the close of 1998 or January of 1999, but there can be no assurance or guarantee that the FCM will be able to cause its computer systems and software to be Year 2000 compliant prior to January 1, 2000. There can also be no assurance or guarantee that the various exchanges and other trading markets will be Year 2000 compliant by January 1, 2000. All United States futures exchanges will, however, be subject to the monitoring of the CFTC for their Year 2000 preparedness, and the major foreign futures exchanges are also expected to be subject to market-wide testing of their Year 2000 compliance during 1999.

     Prospective investors need to be aware that the failure to achieve Year 2000 compliance by the FCM, the various exchanges or other trading markets or any other third party with whom the Partnership may have a material relationship could result in a material financial risk to the Partnership. For example, the failure to achieve Year 2000 compliance by an exchange or other trading market on which the Partnership has an open position may cause the Partnership to be unable to close out that position, or to somehow lose that open position if the failure to achieve Year 2000 compliance makes the exchange unable to identify the fact that the Partnership had an open position.

     The General Partner intends to monitor the progress of the FCM and of the exchanges and other trading markets on which the Partnership holds positions for their Year 2000 compliance. If the General Partner is able to determine that the FCM or any such exchange or other trading market will not be Year 2000 compliant by January 1, 2000, the General Partner will direct the CTA to close out some or all of the Partnership's then open positions, and to wait to reinstitute trading until otherwise directed by the General Partner. Any such action would likely not be consistent with the CTA's trading approach, and may result in substantial losses to the

Partnership on those positions. Further, despite the best efforts of the General Partner, there can be no assurance that the above steps will be sufficient to avoid any adverse impact to the Partnership due to the systems failure of any third parties with whom the Partnership has a material relationship.


     Futures Trading is Highly Leveraged. The low margin deposits normally
     -----------------------------------
required in futures trading (typically between 1% and 25% of the value of the contract purchased or sold) permit an extremely high degree of leverage. Accordingly, a relatively small price movement in a futures contract may result in an immediate and substantial loss to the investor. For example, if 5% of the price of the futures contract is deposited as margin at the time of purchase, a 5% decrease in the price of the futures contract would, if the contract were then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions and other trading fees. A decrease of more than 5% would result in a loss of more than the total margin deposit. Like other leveraged investments, any futures trade may result in a loss in excess of the amount invested and the Partnership may lose more than its margin on a trade. See "PRINCIPAL RISK FACTORS--Margin Calls" and "THE COMMODITY MARKETS--Margins"
---
below. The Partnership may from time to time hold positions with a face value greatly exceeding the Net Assets of the Partnership, and even a slight adverse movement in the prices of the Partnership's open positions will consequently result in significant losses.

     The CTA will utilize leverage in trading the Partnership's account, and it is currently contemplated that from anywhere between 5% to 25% of the Partnership's Net Assets will be committed as margin at any one time. See
                                                                      ---
"INVESTMENT PROGRAM" below. The CTA will make all trading decisions in the CTA's sole discretion, however, and the amount of the Partnership's Net Assets committed as margin may therefore at times greatly exceed the foregoing percentages. Any increase in leverage will increase the risks to the Partnership.


     Margin Calls. Futures contracts are customarily bought and sold on
     ------------
"initial" or "original" margins which typically range from between 1% and 25% of the value of the contract purchased or sold. The "initial" or "original" margin is the amount of funds which must be deposited by a client with the futures commission merchant in order to establish open positions in futures contracts. "Maintenance" margin is the amount to which a client's account may decline before the client must deliver additional margin. See "THE COMMODITY MARKETS--
                                                  ---
Margins" below. When the market value of a particular open position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call will be made by the client's futures commission merchant. Margin calls can occur frequently and the amount of a margin call can be significant. The Partnership will be responsible for all margin calls made to the Partnership's account. If the Partnership fails to meet a margin call, the FCM will be required to close out some or all of the Partnership's positions, which may result in further significant losses to the Partnership.


     Futures Trading May Be Illiquid. It is not always possible to execute a buy
     -------------------------------
or sell order at the desired price, or to close out an open position, due to market illiquidity. Market illiquidity can be caused by intrinsic market conditions or it may be the result of extrinsic factors like the imposition of daily price fluctuation limits. Most United States exchanges limit fluctuations in certain futures contract prices during a single day by regulations sometimes referred to as "daily price fluctuation limits" or "daily limits." See "THE
                                                                   ---
COMMODITY MARKETS--Regulation" below. Under those regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in the contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit, which is generally unlikely. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses. See "PRINCIPAL RISK FACTORS--
                                               ---
Futures Trading is Highly Leveraged" and "Margin Calls" above.

     In addition, even if prices have not moved the daily limit or if no such limits are in effect for the contracts or options being traded, the Partnership may not be able to execute trades at favorable prices if little trading in such contracts or options is taking place (i.e., a "thin" market), and under some
                                      ----
circumstances the Partnership may even be required to make or take delivery of the commodity or other interest underlying a particular position if the position cannot be offset or liquidated prior to its expiration date. It is also possible that an exchange or the CFTC may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only. Similarly, trading in options on a particular contract may become restricted if trading in the underlying contract has been restricted and options trading may itself be illiquid at times regardless of the condition of the market of the underlying futures, making it difficult to offset positions in order to realize gains thereon, limit losses or change positions in the market.

     It should also be noted that since daily limits only affect price movements for a particular trading day, the daily limits only afford protection against losses which may occur during that trading day. Daily price limits do not protect trades for the longer term because it is possible for prices to move down the daily limit for several consecutive days or longer, with little or no trading taking place. When that occurs, the CTA will be unable to liquidate losing positions held by the Partnership, which will subject the Partnership to substantial losses.

     Failure of Exchanges, Brokers or Banks. The Partnership is subject to the
     --------------------------------------
risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. The Partnership is also subject to the loss of its funds on deposit with the FCM under certain circumstances, such as the inability of a customer of the FCM or the FCM itself to satisfy substantial deficiencies in a customer's account. If the FCM were to become bankrupt, it is likely that the Partnership would be able to recover none or only a small portion of its assets held by the FCM. Also, Partnership funds on deposit at a United States bank will be insured only up to $100,000 under existing federal regulations, and amounts on deposit in excess of that amount are subject to the risk of bank failure. None of these factors or occurrences can be controlled by the CTA or the Partnership.

     Trading on Foreign Exchanges. The Partnership may trade in futures and
     ----------------------------
option contracts on exchanges located outside the United States. CFTC regulations do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. For example, some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into the contract and not of the exchange. The Partnership will be subject to the risk of the inability or refusal by any such member to perform with respect to such contracts. Foreign markets are significantly more susceptible to disruption than United States exchanges due to the lack of a clearinghouse system in foreign markets. For example, failure to require sufficient margin and to monitor the financial soundness of clearing members contributed to a suspension of trading on the Hong Kong futures market following the stock market decline of October 19, 1987. Trading on foreign exchanges also involves certain risks not applicable to trading on United States exchanges, such as the risks of varying exchange rates (given that margin requirements and the settlement of contracts traded on foreign exchanges are generally denominated in the local currency), exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. Some foreign markets are also newly formed and may lack personnel experienced in floor trading or in monitoring floor trades for compliance with any foreign exchange rules. It will also likely be more costly and difficult for the Partnership to enforce the laws, rules or regulations of a foreign country or exchange should that need arise, and it is possible that the foreign country or exchange may not have laws, rules or regulations which adequately protect the rights and interests of the Partnership. See the "RISK DISCLOSURE STATEMENT"
                                         ---
above.

     Trading in Forward Contracts. The CTA may cause the Partnership to trade in
     ----------------------------
forward contracts in the interbank forward markets rather than on exchanges. A forward contract is a contractual obligation to purchase or sell a specified quantity of a currency or other interest at a specified date in the future at a specified price, and is similar to a futures contract. However, banks and dealers act as principals in the forward contract markets, and forward contracts are not traded on exchanges. As a consequence, investors in forward contracts are not afforded the regulatory protections of any exchanges or of the CFTC. As of the date of this Prospectus, neither the CFTC nor any banking authorities regulated trading in forward contracts, and foreign banks may not be regulated by any United States governmental agency. There were also no limitations on daily price moves in forward contracts as of the date of this Prospectus, and speculative position limits were also not applicable to forward contract trading as of that date. The principals with which the Partnership may deal in the forward markets may, however, limit the positions available to the Partnership as a consequence of credit considerations.

     The forward contract markets offer less protection against defaults in trading than is available when trading occurs on an exchange. Because performance of forward contracts is not guaranteed by any exchange or clearinghouse, the Partnership will be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnership trades, including the FCM. The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Partnership to substantial losses. The Partnership will not be excused from the performance of any forward contracts due to the default of third parties on other forward contract trades which, in the CTA's trading strategy, were to substantially offset the Partnership's forward contracts.

     Although trading in forward contracts is not currently regulated by the CFTC, the CFTC has indicated that it may in the future assert jurisdiction over such transactions and attempt to prohibit traders from engaging in such transactions. The CFTC might therefore at some point assert that the forward contracts proposed to be entered into by the Partnership constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnership from participating in forward contract transactions. It is not possible to predict at this time whether the Partnership's activities in the forward markets may be affected as a result of the CFTC's statements in this regard.

     Options. An option on a futures contract or on a currency is the right,
     -------
purchased for a certain price, to either buy or sell the underlying futures contract or currency during a certain period of time for a fixed price. See "THE
                                                                        ---
COMMODITY MARKETS--Markets" below. The Partnership is authorized to trade options and the CTA may include options in its trading.

     Successful options trading requires many of the same skills as does successful futures and forward contract trading. The risks involved are, however, somewhat different. For example, if the Partnership buys an option (either to sell or buy a futures contract or currency), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or currency underlying the option changes and its becomes profitable to exercise or offset the option before it expires, the Partnership will lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or currency), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or currency underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or currency

(less any premium received). Option premiums paid or received by the Partnership can be small in relation to the market value of the futures contract or currency underlying the option, and buying and selling put and call options can therefore result in large amounts of leverage.

     The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or currency becomes restricted, and, in any event, no assurance can be given that a liquid market will exist for any particular option or at any particular time. If there is insufficient liquidity in the option market at the time, the Partnership may not be able to effect an offsetting transaction in a particular option or may be able to do so only at an unfavorable price. See "PRINCIPAL RISK FACTORS--Futures Trading May
                              ---
be Illiquid" above.

     Possible Effects of Speculative Position Limits. The CFTC and the United
     -----------------------------------------------
States exchanges have established "speculative position limits" or "position limits" on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in particular futures contracts. See "THE COMMODITY MARKETS--Regulation" below.

     All accounts owned, controlled or managed by a commodity trading advisor and the advisor's principals and affiliates will be combined for position limit purposes. The CTA believes that at some point it may possibly face difficulties with established position limits, which may adversely affect its contemplated trading for the Partnership. It is therefore possible that the CTA's Trading Program may have to be modified and that positions may not be able to be entered into, or that positions held by the Partnership may have to be liquidated, in order to avoid exceeding position limits. In this event, the operations and profitability of the Partnership will be adversely affected.

     The Partnership is also subject to speculative position limits and it may have to modify or liquidate positions if such limits are or are about to be exceeded by the Partnership itself.

     Influences on Trading Approaches. Trading decisions are generally based on
     --------------------------------
either "technical" or "fundamental" trading systems. Fundamental trading systems primarily attempt to examine external factors (such as governmental policies, national and international political and economic events, changing trade prospects, and interest rates) in order to predict future prices. Technical trading systems, on the other hand, generate buy and sell signals which are primarily based, in most cases, upon a study of actual daily, weekly and monthly price fluctuations, volume variations and changes and other related mathematical, statistical or quantitative data utilizing charts and computer programs.

     The CTA's Trading Program is primarily a computerized, technical trading system. See "INVESTMENT PROGRAM" and "THE CTA--QUIET SYSTEMS LIMITED" below. The
        ---
CTA may, however, modify its trading methods, systems and strategies at any time and from time to time, in the CTA's sole discretion. See "PRINCIPAL RISK
                                                     ---
FACTORS--No Notice of Trades or of Changes in Trading Methods" above.

     In any event, the profitability of the CTA's Trading Program depends upon the occurrence and accurate forecasting of significant sustained and discernable price movements or trends. No assurance can be given of the accuracy of the forecasts or the occurrence or existence of any significant sustained and discernable price movements. The best trading approach will not be profitable if there are sustained periods in which there are no price moves or trends of the kind the trading approach seeks to identify and follow, and periods without such moves or trends will likely lead to losses. There have been periods without sustained and discernable trends in the past and such periods will occur again from time to time in the future. In addition, any factor which would lessen the prospect of major trends occurring in the future (such as increased governmental control of or participation in the markets) may reduce the prospect that a particular trading approach will be profitable in the future. See
                                                                     ---
"PRINCIPAL RISK FACTORS--Futures Trading Is and Futures Prices are Speculative and Volatile" above. Also, any factor which would make it more difficult to execute trades at desired prices in accordance with the CTA's Trading Program (such as a significant lessening of liquidity in a particular market; See
                                                                      ---
"PRINCIPAL RISK FACTORS--Futures Trading May Be Illiquid" above) would also be detrimental to profitability. Many trading approaches utilize similar analysis in making trading decisions, and bunching of buy and sell orders can therefore occur, which makes it more difficult for a position to be taken or liquidated. Further, any increase in the use of similar trading approaches may alter historical trading patterns which could adversely affect the CTA's Trading Program. In addition, a technical trading approach such as the CTA's Trading Program may under perform other trading approaches when fundamental factors dominate price moves because a technical trading approach may be unable to respond to fundamental consecutive events until after their impact has ceased to influence the markets. A technical trading approach such as the CTA's Trading Program may also be ineffective and lead to losses in markets subject to random price fluctuations, rather than defined trends or patterns. There have been periods in the past when the markets have been subject to limited and ill-defined price movements, and such periods will occur again from time to time in the future. A technical trading approach may also have difficulty in taking into account the numerous and varied factors which can affect prices and price movements. See "PRINCIPAL RISK FACTORS--Futures Trading is and Futures Prices are Speculative and Volatile" above.

     No assurance therefore can be or is given that the CTA's Trading Program will be successful under any market conditions. Prospective investors should note that there are always two parties to a futures contract. If one party to such contract experiences a gain on the contract, the other party to such contract experiences an equal amount of loss. Accordingly, only 50% of futures contracts may experience gain at one time, without reference to commissions and other costs of trading and other fees which will reduce and will in some circumstances totally eliminate such gain. The CTA's trading decisions will undoubtedly not be correct in many instances, and the Partnership will from time to time enter into positions which will result in substantial losses for the Partnership.

     Competition. Futures trading is highly competitive. The Partnership will be
     -----------
competing with others who may have greater experience, more extensive information about and access to developments affecting the markets, more sophisticated means of analyzing and interpreting the markets, and greater financial resources. The Partnership will be competing with, among others, commodity warehousemen, dealers, professional farmers, international traders, representatives of governments, users of commodities and other commodity pools and commodity trading advisors, any of whom may have certain material advantages over the Partnership. The Partnership's trading will also be limited by the fact that the Partnership's trading will be speculative in nature, and the Partnership therefore generally will not have the ability or option to make or take delivery of any commodities, currencies, securities or other interests in the event prices do not move as expected by the CTA. The Partnership may also experience increased competition because of the widespread utilization by other traders of trading methods, systems and strategies which are similar to those used by the CTA and the Partnership.

Risks Relating to the Partnership and the Offering of Units:
-----------------------------------------------------------

     Conflicts of Interest in the Partnership Structure. Although the General
     --------------------------------------------------
Partner does not believe any material conflict of interest exists which in practice will be detrimental to the Partnership, actual and potential conflicts of interest do exist in the structure and operation of the Partnership. See
                                                                        ---
"CONFLICTS OF INTEREST" below. The conflicts of interest arise from, among other things, (i) the General Partner's and the CTA's management of other commodity pools; (ii) the General Partner's and Mr. Raun's right to purchase Units in the Partnership; and (iii) Mr. Raun's indirect ownership interest in the CTA. The conflicts of interest affect, among other things, the General Partner's and the CTA's trading and other decisions for the Partnership vis-a-vis other partnerships or accounts managed or traded by them, and any decision by the General Partner to retain additional commodity trading advisors or to replace the CTA.

     Substantial Charges to Partnership. The Partnership is obligated to pay the
     ----------------------------------
monthly management fee to the General Partner, brokerage commissions, other transaction fees and costs, and legal, accounting and other expenses regardless of whether the Partnership realizes profits. See "DESCRIPTION OF CHARGES TO THE
                                             ---
PARTNERSHIP" below. The monthly management fee will also be payable even if the Partnership does not engage in any trading during the month in question. The Partnership will therefore be required to make substantial trading profits just to avoid depletion of its assets from the charges and expenses payable by the Partnership. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Break Even Point"
             ---
below. Also, because the incentive fee payable to the General Partner will be determined quarterly, rather than on an annual basis, the Partnership may be subject to substantial incentive fees in any given twelve (12) consecutive month period despite an overall decline in the Partnership's Net Assets for such period as a whole. Prospective investors should also note that the incentive fee and management fee payable to the General Partner are based upon, among other things, unrealized appreciation in the Partnership's open positions. Such appreciation may never be realized by the Partnership, and all fees paid to the General Partner will in all events be retained by the General Partner, even if, for example, the Partnership subsequently realizes losses when the open positions upon which the fees were paid are closed.

     As indicated elsewhere, the Partnership may retain one or more additional commodity trading advisors at some point in the future. If the Partnership pays management and/or incentive fees to such commodity trading advisors, those fees may be determined and paid separately for each advisor. The Partnership may therefore be required to pay a management fee and/or an incentive fee to one or more commodity trading advisors for any given time period due to trading profits experienced by any such commodity trading advisor's allocated Net Assets in spite of losses experienced by the other commodity trading advisors' allocated Net Assets or by the Partnership's Net Assets as a whole.

     Other Pools of the General Partner or Mr. Raun. The General Partner is the
     ----------------------------------------------
general partner for four (4) other commodity pools and may act as general partner and commodity pool operator for additional pools in the future. See "THE
                                                                        ---
GENERAL PARTNER" below. Mr. Raun (the sole officer of the General Partner) individually serves as general partner and commodity pool operator for four (4) commodity pools and may serve as general partner and commodity pool operator for additional pools in the future. The CTA serves as the commodity trading advisor for two of the other commodity pools of the General Partner. See "PERFORMANCE
                                                             ---
RECORDS OF THE GENERAL PARTNER" below. The CTA does not serve as the commodity trading advisor for any of the commodity pools for which Mr. Raun serves as the general partner. The General Partner may retain a different commodity trading advisor for, and may otherwise vary or change the trading methods, systems and strategies and the fees applicable to any other pools for which the General Partner now or hereafter may serve as general partner. No assurance is therefore given that the results of the Partnership's trading will be similar to that of other pools managed by the General Partner or Mr. Raun, or that the fees and expenses payable by any such other pools will be the same as those payable by the Partnership. Any such other pools may have better trading results than those of the Partnership at any given time or over any period of time. See also
                                                                 --------
"CONFLICTS OF INTEREST--Other Pools and Trading by the General Partner and Mr. Raun" below.

     Other Clients of the CTA. The CTA will direct the trading of numerous other
     ------------------------
accounts, including personal accounts and other commodity pools. The CTA may utilize other trading methods, systems and strategies and have different fees for its other managed accounts. No assurance is therefore given that the results of the Partnership's trading will be similar to that of other accounts managed by the CTA.

     Reliance on and Other Clients and Business of Frischmeyer Trading
     -----------------------------------------------------------------
Corporation. The Partnership will rely upon Frischmeyer Trading Corporation for
-----------
communicating the trading signals generated by the Software utilized in the Trading Program to the FCM. See "FRISCHMEYER TRADING CORPORATION" below. There
                            ---
is no assurance of Frischmeyer Trading Corporation's continued service to the Partnership, and if Frischmeyer Trading Corporation terminates or otherwise becomes unable to continue to provide services to the Partnership, another person or entity will have to be selected to provide such services. No assurance can be given that any such person or entity will perform as well as Frischmeyer Trading Corporation or can be retained on the same or similar terms as currently in effect with Frischmeyer Trading Corporation.

     Frischmeyer Trading Corporation also relies upon a key person for the provision of services to the Partnership. There is no assurance of such person's continued service to Frischmeyer Trading Corporation, and if such person terminates or otherwise becomes unable (through death, disability, etc.) to continue to provide services to Frischmeyer Trading Corporation, the ability of Frischmeyer Trading Corporation to provide services to the Partnership may be adversely affected in a material way.

     Frischmeyer Trading Corporation is not required to devote its full time or attention to the Partnership's business, and Frischmeyer Trading Corporation and its key person are involved in other futures and options related businesses and may also be involved in other businesses or ventures. See "FRISCHMEYER TRADING
                                                      ---
CORPORATION" below. Frischmeyer Trading Corporation and/or its key person may have financial or other incentives to favor their other businesses over the Partnership. See "CONFLICTS OF INTEREST--Other Business of Frischmeyer Trading
             ---
Corporation" below.

     Limited Ability to Assign and Liquidate Investment in Units. Units cannot
     -----------------------------------------------------------
be assigned, transferred or otherwise encumbered except upon the terms and conditions set forth in the Limited Partnership Agreement. See "TRANSFERABILITY
                                                           ---
AND LIQUIDATION OF UNITS" below. Those restrictions may at times preclude a transfer of a Unit and/or a transferee of a Unit from becoming a substituted Limited Partner.

     Substantial restrictions and conditions are also imposed upon the liquidation of Units. See "TRANSFERABILITY AND LIQUIDATION OF UNITS" below. For
                      ---
example, the General Partner may require a Limited Partner to provide the General Partner with up to sixty (60) days prior written notice of the Limited Partner's desire to liquidate Units. Given the volatility of the futures markets, the Net Asset Value Per Unit could decline significantly during that period. Liquidations may also be honored only in part and delayed or suspended in various circumstances. See "TRANSFERABILITY AND LIQUIDATION OF UNITS" below.
                          ---
Substantial liquidations of Units could require the Partnership to liquidate open positions more rapidly than otherwise desirable in order to raise the necessary cash to fund the liquidations, and, at the same time, achieve a market position appropriately reflecting a smaller equity base. Illiquidity in the market could also make it difficult to liquidate positions in this circumstance on favorable terms, which would result in further losses to the Partnership and a further decrease in the Net Asset Value Per Unit of the remaining outstanding Units. See "PRINCIPAL RISK FACTORS--Futures Trading May Be Illiquid" above.
       ---

     Since there is no assurance that the Partnership will ever distribute any Partnership profits to the Partners, the Partners will have to depend on their limited and restricted transfer and liquidation rights in order to realize on their investment in the Units. See "PRINCIPAL RISK FACTORS--Limited Partners
                               ---
Will Be Taxed on Profits Whether or Not Distributed" below.

     Prospective investors must also be aware that under certain limited circumstances the Partnership may make a claim against a Limited Partner for funds received by the Limited Partner from the Partnership. See "TRANSFERABILITY
                                                            ---
AND LIQUIDATION OF UNITS" below.

     Lack of Diversification. The CTA's Trading Program in which the
     -----------------------
Partnership's account will be traded is not correlated with traditional debt and equity investments, and therefore provides a level of diversification for a traditional stock and bond portfolio. An investment in the Partnership will not, however, in itself provide an investor with an adequate diversification of the investor's overall investment portfolio. Also, although an investment in the Units is in itself an appropriate investment for certain investors, an investor can achieve additional diversification within the managed futures industry and for their overall investment portfolio through investments in other managed futures programs. Further, the CTA's trading on behalf of the Partnership will currently be limited to only interests in various currencies. See "INVESTMENT
                                                              ---
PROGRAM" below. Thus, unlike other commodity pools or accounts, the Partnership will not participate in a broad range of markets.

     Limited Partners Will Not Participate in Management. Limited Partners will
     ---------------------------------------------------
not participate in the control or management of the Partnership or its business. See "PRINCIPAL RISK FACTORS--No Notice of Trades or of Changes in Trading
---
Methods" above and "THE LIMITED PARTNERSHIP AGREEMENT--Management of Partnership Affairs" below. For example, distributions to the Limited Partners by the Partnership will only be made in the sole discretion of the General Partner.

     The Limited Partnership Agreement provides that the vote of the Limited Partners who hold a majority of the total number of outstanding Units is necessary for the Limited Partners to approve or take any action submitted to a vote of the Limited Partners, except that a unanimous vote of the Limited Partners is required to cause an assignee of Units to become a substituted Limited Partner over the objections of the assignor and to carry on the business of the Partnership after the withdrawal of all of the general partners of the Partnership. See Sections 8.03 and 9.03 of the Limited Partnership Agreement.
             ---
See also "THE LIMITED PARTNERSHIP AGREEMENT--Termination of the Partnership"
--------
below. Numerous actions can therefore be taken over the objection of any specific Limited Partner or group of Limited Partners. It should also be noted, on the other hand, that with respect to the matters for which a unanimous vote of the Limited Partners is required, even one objecting Limited Partner may prevent the matter or action from being taken, notwithstanding the desire of the majority, or perhaps more, of the Limited Partners.

     Prospective investors must also be aware that the Limited Partnership Agreement allows the General Partner to make certain amendments to the Limited Partnership Agreement without the vote or consent of the Limited Partners. See
                                                                           ---
Section 11.02 of the Limited Partnership Agreement and "THE LIMITED PARTNERSHIP AGREEMENT--Management of Partnership Affairs" below.

     No Assurance That Units Will Be Sold; Limited Experience of the
     ---------------------------------------------------------------
Underwriter. Since the Underwriter has not committed to purchase any unsold
-----------
Units from the Partnership, there is no assurance that all or any portion of the Units available in this offering will be sold. The General Partner also has no obligation to purchase any Units.

     The General Partner also has the right to withdraw or modify this offering, in its sole discretion. The General Partner may also reject any subscription, in whole or in part and in its sole discretion, and there are minimum investment, net worth and suitability standards that must be met in order for the General Partner to be able to accept a subscription. The number of investors who qualify for investment in the Partnership is therefore limited.

     The Underwriter has limited experience in public offerings, and there is no assurance or guaranty that the Underwriter will be successful in selling the Units. See "PLAN OF DISTRIBUTION" below.
       ---

     The Partnership cannot commence trading unless the Minimum Units are sold before the close of the Minimum Units Offering Period. See "PLAN OF
                                                       ---
DISTRIBUTION" below.

     Partnership Has No Operating History. The Partnership had not commenced
     ------------------------------------
trading as of the date of this Prospectus. The Partnership therefore had no operating or performance history as of the date of this Prospectus. It should also be noted that the CTA had no operating history as of the date of this Prospectus. See "PRINCIPAL RISK FACTORS--CTA Has No Experience or Operating
            ---
History" above.

     Special Characteristics of Start-Up. The Partnership will encounter a
     -----------------------------------
start-up period during which it will incur certain risks relating to the initial investment of the Partnership's assets. The Partnership may commence trading at an inopportune time, such as after sustained moves in the markets, resulting in significant initial losses. The start up period also represents a special risk because the level of diversification of the Partnership's assets may be lower than in a fully-committed portfolio. No assurance is given that the procedures for moving the Partnership's account to a fully-committed portfolio will be successful. The risks described in this paragraph are also applicable with respect to the investment of subscriptions which may be received after the Partnership has commenced trading.

     Reliance on the General Partner. Limited Partners will be relying entirely
     -------------------------------
on the ability of the General Partner to manage the Partnership and to review the trades which have been made by the Partnership. Mr. Raun is the sole officer and employee of the General Partner, and the Partnership itself currently has no employees. Mr. Raun has managed other commodity pools since 1980. See "THE
                                                                  ---
GENERAL PARTNER" below. The General Partner and Mr. Raun will also have other businesses and ventures. See "CONFLICTS OF INTEREST--Other Pools and Business of
                         ---
the General Partner and Mr. Raun" below.

     There is no assurance that the General Partner will continue to provide services to the Partnership because the General Partner may withdraw as the general partner of the Partnership without the consent of the Limited Partners. See "THE LIMITED PARTNERSHIP AGREEMENT--Resignation or Withdrawal of the General
---
Partner; Admission of Additional General Partners" below. Also, Mr. Raun is the President and key employee of the General Partner. If Mr. Raun discontinues his services to the General Partner or otherwise becomes unable to provide services to the General Partner (through death, disability, etc.), the General Partner will be unable to continue to manage the business of the Partnership unless it is able to retain another qualified employee.

     Purchase of Units by General Partner or Mr. Raun. The General Partner and
     ------------------------------------------------
Mr. Raun may, but neither has any obligation to, purchase Units for their own account. Any Units which are purchased by them shall not be included for purposes of determining whether the Partnership has sold the Minimum Units. Any purchase of Units by the General Partner or Mr. Raun should not be relied upon as an indication of the merits of this offering. Also, no reliance should be placed upon the sale of the Minimum Units as an indication of the merits of this offering because the sale of the Minimum Units is not intended as a protective measure for investors.

     If the General Partner and/or Mr. Raun hold a substantial number of Units, the General Partner and Mr. Raun will be in a position to substantially influence matters submitted to a vote of the Limited Partners, which would limit the effectiveness of the voting rights held by other Limited Partners. Although the General Partner and Mr. Raun will have a commonality of interest with the other Limited Partners, a substantial investment by the General Partner and/or Mr. Raun could create conflicts of interest. For example, conflicts of interest could arise regarding the dissolution of the Partnership because the dissolution of the Partnership would terminate the General Partner's compensation from the Partnership. Any investments in the Partnership by affiliates or family members or of other persons or entities controlled by the General Partner or Mr. Raun will potentially increase the risks discussed in this paragraph. As of the date of this Prospectus, however, the General Partner had not purchased any Units, and Mr. Raun had purchased only $1,000 of Units in his capacity as the initial Limited Partner of the Partnership. The latter amount will be returned to Mr. Raun upon the admission of the first Limited Partner, as provided in the Limited Partnership Agreement.

     Other Members of the General Partner. The General Partner has both voting
     ------------------------------------
members and nonvoting members. The sole voting member of the General Partner is Vacation Partners, Inc., which is an Iowa corporation that is wholly owned by Mr. Raun. The General Partner has 4 nonvoting members. The nonvoting members do not have voting rights, except in very limited circumstances. See "THE GENERAL
                                                              ---
PARTNER" below. It is possible, therefore, that the nonvoting members of the General Partner may at some point have the ability to participate in the management and operation of the General Partner, which could have adverse effects to the Partnership given that none of the nonvoting members of the General Partner have any experience in the management or operation of a commodity pool such as the Partnership. See "THE GENERAL PARTNER" below. It is
                                        ---
contemplated, however, that even if a circumstance arises in which the nonvoting members may participate in the management of the General Partner, Mr. Raun will continue to be the sole officer of the General Partner and will otherwise continue to be responsible for the day-to-day operation of the General Partner's business as it relates to the Partnership. The nonvoting members of the General Partner may purchase Units. The risks noted in "Purchase of Units by General Partner or Mr. Raun" above are therefore also potentially applicable to the nonvoting members as well.

     Vacation Award. One requirement that must be met in order to qualify for
     --------------
any of the vacation awards discussed in "VACATION AWARD" below, is that the Limited Partner be a limited partner in at least three (3) limited partnerships for which the General Partner serves as the commodity pool operator. As of the date of this Prospectus, the only limited partnerships of the General Partner which were open to investors were the Partnership, Portfolio Boost I, L.P. and Portfolio Boost II, L.P. The General Partner is also the commodity pool operator of CBC-RT. CBC-RT is not, however, open to new investors. See "THE GENERAL
                                                          ---
PARTNER" and "PERFORMANCE RECORDS OF THE GENERAL PARTNER" below. The General Partner also contemplates offering units of limited partnership interest in certain states in Portfolio Boost MJF, L.P. within the next several months, but no assurance or guaranty can be given that the latter offering will be ordered effective by the applicable federal and state authorities. Accordingly, as of the date of this Prospectus, an investor would need to become a limited partner in the Partnership and in Portfolio Boost I, L.P. and Portfolio Boost II, L.P. in order to be able to qualify for any of the vacation awards, unless the investor was already a limited partner in CBC-RT. In that circumstance, the investor would need to become a limited partner in any two of the Partnership, Portfolio Boost I, L.P. or Portfolio Boost II, L.P.

     Also, unforeseen financial difficulties could arise which could prevent the General Partner from being able to satisfy its obligation to provide the vacation awards to qualifying Limited Partners. Weather and other factors beyond the General Partner's control may also prevent a qualifying Limited Partner from being able to take any vacation award.

Taxation, Regulatory and Other Risks:
------------------------------------

     Limited Partners Will Be Taxed on Profits Whether or Not Distributed. The
     --------------------------------------------------------------------
Partnership is not required to make any distributions to the Limited Partners, and distributions by the Partnership will be made only at such times and in such amounts as are determined by the General Partner, in its sole discretion. The amount and timing of any distributions are therefore uncertain, and it is likely that no (or very few) distributions will ever be made because the principal objective of the Partnership is to increase capital, not create cash flow. Limited Partners will therefore need to rely upon their limited liquidation rights in order to realize on their investment in the Partnership. See
                                                                   ---
"PRINCIPAL RISK FACTORS--Limited Ability to Assign and Liquidate Investment in Units" above. It should also be noted that the General Partner will experience conflicts of interest in determining whether to declare any distributions. See
                                                                           ---
"CONFLICTS OF INTEREST--Distribution and Liquidation Decisions by the General Partner" below.

     Any Partnership profits for a fiscal year will be taxable to the Limited Partners in accordance with their distributive share of Partnership profits, whether or not the profits have been distributed to the Limited Partners. See
                                                                          ---
"FEDERAL INCOME TAX ASPECTS" and "THE LIMITED PARTNERSHIP AGREEMENT--Federal Tax Allocations" below. Even if distributions are made to Limited Partners, the distributions may not equal the taxes payable by Limited Partners on their distributive share of the Partnership's profits. Also, the Partnership might sustain losses offsetting such profits after the end of the fiscal year in question, so a Limited Partner might never receive a distribution in an amount equal to the taxes which have already been paid by the Limited Partner on the Partnership's prior profits.

     Retirement Plan and IRA Participants. The purchase of a Unit does not
     ------------------------------------
itself create a retirement or benefit plan or an IRA and the creation and administration of a retirement or benefit plan or an IRA are solely the responsibility of the investor. Retirement or benefit plan and IRA investors are specifically cautioned to carefully consider the propriety of this investment for a retirement portfolio. Among other things, one should carefully consider the diversification of the person's retirement assets, and a person should not place more of those assets in Units than the person determines is prudent to allocate to a highly speculative, volatile and high risk investment such as the Units. The General Partner does not undertake to advise investors in any manner (including as to diversification, prudence and liquidity) with respect to investment of retirement assets. Prospective investors should consult with their personal tax and investment advisers about investing retirement or benefit plan or IRA assets in Units. Retirement and benefit plan and IRA investors should also carefully review, without limitation, "FEDERAL INCOME TAX ASPECTS-- Investment By Employee Benefit And Retirement Plans and IRA's" below.

     Absence of Certain Statutory Registrations and Regulations and of
     -----------------------------------------------------------------
Independent Review. The Partnership is not registered as an investment company
------------------
or a mutual fund under the Investment Company Act of 1940 or any similar state law, and neither the General Partner, the CTA nor any of their respective principals are registered as an investment advisor under the Investment Advisor Act of 1940 or any similar state law. Investors therefore do not have the benefits of any protective measures intended to be provided by such legislation.

     Prospective investors must also note that the information provided in this Prospectus has been provided by the General Partner and has not been independently verified or confirmed by any third party. For example, the General Partner and the Partnership are represented by single counsel. Accordingly, this offering and the Partnership do not have any benefits which may arise from an independent review. A prospective investor must therefore make whatever independent inquiries the investor deems necessary to verify or confirm the statements and the performance and other information in this Prospectus. Prospective investors are advised to obtain independent counsel.

     Tax Law Subject to Change. It is possible that the current federal income
     -------------------------
tax treatment accorded an investment in the Units will be modified by legislative, administrative or judicial action in the future, and all tax discussions in this Prospectus are based upon the Internal Revenue Code and administrative and judicial interpretations thereunder as of the date specified in "FEDERAL INCOME TAX ASPECTS" below. No assurance can be or is given that legislative, administrative or judicial changes will not occur at some unpredictable future date which would modify those discussions. The nature of future changes, if any, cannot be determined prior to the final legislative, administrative or judicial action causing the changes. Any such changes could, however, significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the Units. Prospective investors must seek and rely on the advice of their own tax advisors with respect to the possible impact on their investment of any future proposed tax legislation or administrative or judicial action.

     Other Laws and Circumstances Subject to Change. The regulation of the
     ----------------------------------------------
United States and foreign markets has undergone substantial change in recent years, and further changes are and should be expected. It is impossible to predict, however, what changes (including new or amended laws, rules or regulations) may occur, and the effect of any such changes on the Partnership. The effects of any changes could, however, be substantial and adverse. Also, the number of markets available for trading is increasing and the markets can be expected to continue to increase and also change in other ways, any of which may have adverse consequences to the CTA's Trading Program and to the Partnership.

     No Government or Exchange Endorsements. The regulations of the CFTC and the
     --------------------------------------
NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, respectively, that such registration or membership in any way indicates that the CFTC or the NFA has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this Prospectus therefore do not constitute and must not be considered as constituting any such approval or endorsement. The fact that the Units have been registered with any federal or state authority also does not in any way constitute any approval or endorsement by such authority of the Partnership, the General Partner, the CTA, this Prospectus, the Units or this offering. See the legends at the beginning of this Prospectus. Likewise, no
          ---
exchange or foreign authority has given or will give any such approval or endorsement.

     Possibility of Audit. There can be no assurance that the Partnership's tax
     --------------------
return will not be audited by the Internal Revenue Service or that adjustments to such return will not be made as a result of such an audit. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes, plus interest and possibly penalties.

     Other Tax Considerations. Prospective investors must also carefully review
     ------------------------
and consider the various tax issues and considerations which are summarized in "FEDERAL INCOME TAX ASPECTS" below. Prospective investors must be aware, however, that the discussion in "FEDERAL INCOME TAX ASPECTS" below assumes that an investor is an individual and not a corporation or other entity. This Prospectus also does not address foreign or state or local tax law considerations. Prospective investors must therefore consult with their own legal and tax advisors as to all foreign, state and local tax issues.

     THE FOREGOING DISCUSSION OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE LIST OR EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING AND

ADDITIONAL RISKS MAY BE EXPERIENCED WHICH ARE NOT PRESENTLY FORESEEN BY THE PARTNERSHIP. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THIS PROSPECTUS AS LEGAL OR TAX ADVICE. BEFORE DETERMINING TO INVEST IN THE UNITS, PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THE SUBSCRIPTION AGREEMENT, AND CONSULT WITH THEIR OWN PERSONAL INVESTMENT, LEGAL, TAX AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ECONOMIC AND OTHER ASPECTS OF AN INVESTMENT IN THE UNITS AND ITS SUITABILITY FOR THE INVESTOR.


                             CONFLICTS OF INTEREST
                             ---------------------

     Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The Partnership has used its best efforts to describe the principal conflicts of interest in this Section and elsewhere in this Prospectus. (See, e.g. "PRINCIPAL RISK FACTORS" above.)
                               ---
Although the General Partner will attempt to examine these conflicts of interest, no formal procedures have been established to monitor or resolve any conflicts of interest and there is therefore no assurance that any conflict of interest will not result in adverse consequences to the Partnership. Prospective investors must consider and be aware that the Partnership and the General Partner intend to assert that all Partners have, by purchasing Units, consented to and acquiesced in the risks and conflicts of interest described in this Prospectus in the event of any demand, action, claim or proceeding against the Partnership, the General Partner, Mr. Raun, the CTA, the FCM or any of their respective shareholders, members, managers, directors, officers, affiliates, principals, employees, agents, consultants or contractors, alleging that any such risks or conflicts violate or violated any duty owed by any of them to the Partnership or any of the Partners or otherwise violated the rights or interests of the Partnership or of any of the Partners. All of the conflicts of interest described in this Prospectus are applicable regardless of the number of Units which are sold by the Partnership. The following conflicts of interest are not intended to be set forth in any particular order of materiality or significance.

     Mr. Raun's Interest in the CTA. Mr. Raun and members of his family are some
     ------------------------------
of the beneficiaries of the trust which owns all of the issued and outstanding shares of stock of the CTA. See "PRINCIPAL RISK FACTORS--Mr. Raun's Interest in
                            ---
the CTA" above. They therefore at least indirectly benefit from any compensation payable to the CTA. Mr. Raun is also the sole officer and one of the members of the General Partner, and will have the authority on behalf of the General Partner to make all decisions regarding commodity trading advisors for the Partnership. Mr. Raun will therefore experience a conflict of interest in determining whether the Partnership should terminate the services of the CTA or add additional commodity trading advisors. Mr. Raun is aware of this conflict of interest, however, and will utilize his best efforts to make determinations regarding these issues independent of any personal considerations.

     Prospective investors need to remember and be aware, however, that futures and options trading is a volatile, high risk business. The CTA's trading decisions will undoubtedly be incorrect in many instances, and the Partnership will from time to time enter into positions which will result in substantial losses. See "PRINCIPAL RISK FACTORS--Futures Trading is and Futures Prices are
        ---
Speculative and Volatile" above. Further, it is not uncommon for commodity pools to experience losses from trading for many consecutive months or for many of the months in any given one year or longer period. Prospective investors must therefore be aware that the General Partner is not required to retain additional commodity trading advisors or to replace the CTA, and will not be breaching any duty owed to the Partnership or the Limited Partners for failing to do so, simply because the Partnership has experienced substantial losses from its trading.

     The fact that Mr. Raun and his family are interested in the CTA also causes a conflict of interest because that relationship suggests that the fees payable by the General Partner to the CTA have not been negotiated or established in an "arm's-length" transaction. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--CTA
                            ---
and Underwriter Compensation" below. If those fees are high, the General Partner may have also increased the fees payable to the General Partner by the Partnership so that the General Partner would have sufficient funds to pay the CTA's fees. The General Partner believes, however, that the fees it pays to the CTA are below the general range of fees imposed by other commodity trading advisors. The General Partner also believes that the fees payable to it by the Partnership are consistent with the industry, in particular given that the General Partner is responsible for payment of the CTA's, the Underwriter's and Frischmeyer Trading Corporation's compensation. See "DESCRIPTION OF CHARGES TO
                                                ---
THE PARTNERSHIP--CTA and Underwriter Compensation" and "Frischmeyer Trading Corporation Compensation" and "PLAN OF DISTRIBUTION" below.

     Trading Decisions of the CTA. The CTA will serve as the commodity trading
     ----------------------------
advisor for numerous other persons, pools and entities on a continuing basis. See "PRINCIPAL RISK FACTORS--Other Clients of the CTA" above. It is the General
---
Partner's belief that the CTA will not knowingly or deliberately use trading strategies on behalf of the Partnership which the CTA in good faith believes are inferior to strategies employed for other accounts traded by the CTA. The CTA may, however, employ trading methods, systems and strategies which differ from those employed on behalf of the Partnership in circumstances which differ from those under which the Partnership operates, and as a consequence other accounts managed by the CTA may have trading results which are better than those experienced by the Partnership. For example, as of the date of this Prospectus the CTA had three different trading programs in existence. See "THE CTA--QUIET
                                                           ---
SYSTEMS LIMITED" below. Although the trading methods, systems and strategies utilized in the CTA's three respective trading programs are similar in some respects, there are material differences, and an account traded in one of the CTA's trading programs may have either better or worse performance than an account traded in one of the CTA's other trading programs. The Partnership's account is traded in the CTA's FOREX INDEX Program (See "INVESTMENT PROGRAM"
                                                    ---
below), and the Partnership's performance may be better or worse than that of accounts traded in the CTA's two other trading programs. The CTA also has the right to establish additional trading programs which utilize different trading methods, systems, and strategies and which have different fees. Accounts traded in any such other trading programs may have better trading results than accounts traded in the CTA's existing trading programs, whether by reason of the success of the particular trading methods, systems, and strategies utilized for such accounts or by reason of the lower fees that may be charged to such other accounts. The records of the CTA's trades for other persons and entities will not be available for inspection by the Partnership or any Partner.

     The CTA will determine all of the Partnership's trades. See "INVESTMENT
                                                             ---
PROGRAM" below. The CTA may also be effecting trades for its own account and will be effecting trades for others on a discretionary basis. A potential conflict of interest arises from this fact because it is possible that other positions taken by the CTA may be taken ahead of or opposite to positions taken on behalf of the Partnership. It is the General Partner's belief, however, that the CTA will not intentionally or knowingly trade for its own or another's account ahead of other accounts managed by the CTA, although a high risk situation or other unforeseen circumstance may exist with respect to some accounts which may dictate taking a position opposite to that of the Partnership. In addition, the CTA has other trading programs in addition to the Trading Program in which the Partnership's account will be traded, and the CTA may also establish additional trading programs in the future. The trading decisions generated in the CTA's other trading programs may be entirely different from the trading decisions generated in the CTA's Trading Program in which the Partnership's account is traded, and the Partnership may therefore from time to time hold positions opposite of those of another client of the CTA whose account is being traded in another of the CTA's trading programs.

     The various accounts being traded by the CTA will also in effect be competing for the same positions in the market. Depending on market liquidity and other factors, this could result in orders for the Partnership being executed at prices that are less favorable than would otherwise be the case or in the orders of other clients of the CTA being executed when similar trades for the Partnership are not executed. See "PRINCIPAL RISK FACTORS--Futures Trading
                                  ---
May be Illiquid" above. The possibility of these occurrences will increase in the event the trading decisions in the CTA's other trading programs are the same as those made in the Trading Program, and also if the CTA's proprietary accounts are making the same trades as well.

     Also, all of the positions held by accounts managed by the CTA and its principals and affiliates will be aggregated for purposes of applying speculative position limits. The Partnership will not be able to enter into or maintain positions if those positions, when added to the positions already held by the Partnership and the other accounts of the CTA, would exceed the applicable limits. See "PRINCIPAL RISK FACTORS--Possible Effects of Speculative
                   ---
Position Limits" above.

     The CTA is free to determine the manner in which orders will be entered or filled by the CTA, and there is no assurance that the performance of the Partnership's account will not be adversely affected by the manner in which orders are entered or filled by the CTA from time to time. It is the General Partner's belief, however, that the CTA will utilize a system which allocates trades among the CTA's clients and the CTA's proprietary accounts in a manner that the CTA in good faith believes is equitable and systematic. For example, where trades with respect to the Partnership and other accounts of the CTA are identical and where prices are different, the CTA may, but is not required to, utilize the "Average Price System" for those futures and options contracts where its use is authorized. See "INVESTMENT PROGRAM" below. Under the Average Price
                       ---
System, when multiple price executions are received on a "blocked" order, the prices will be averaged and confirmed to each account on the averaged basis, which will be computed by multiplying the execution prices by the quantities at those prices divided by the total quantities. The CTA may also, but is not required to, choose to fill trades in order based on numerical account numbers, with the lowest price allocated to the lowest account number, and so on. The Partnership will endeavor to assure that trading on the Partnership's behalf will be effectuated and determined in a manner which is believed to be reasonable to the Partnership.

     Other Business of the CTA. The CTA is not required to devote the CTA's full
     -------------------------
time or attention to the Trading Program or the Partnership's account, and the CTA will be involved in other futures and options related businesses and may also be involved in other businesses or ventures. The CTA may therefore experience conflicts of interest in allocating its time, services and functions between the Trading Program and the CTA's other business ventures, including, for example, the other trading programs offered by the CTA from time to time. The CTA may have financial or other incentives to favor other trading programs, pools, accounts or businesses over the Partnership and its Partners. The Partnership believes, however, that the CTA's time available for the Trading Program will be adequate to properly perform the CTA's duties.

     Key Persons of the CTA. The CTA relies upon certain key persons for the
     ----------------------
proper operation and management of its business. See "THE CTA--QUIET SYSTEMS
                                                 ---
LIMITED" below. The referenced persons may provide services to other persons, pools and entities and may also effect trades for their own account and for others. The referenced persons are not required to devote their full time or attention to the services they are to provide to the CTA. The conflicts of interests noted in "Trading Decisions of the CTA" and "Other Business of the CTA" immediately above are therefore also equally applicable to such persons.

     Other Business of Frischmeyer Trading Corporation. Frischmeyer Trading
     -------------------------------------------------
Corporation is not required to devote its full time or attention to the services Frischmeyer Trading Corporation will be providing to the Partnership, and Frischmeyer Trading Corporation and its key persons will be providing trading advice and related services to other persons, pools and entities and may also effect trades for their own accounts and for others on a discretionary basis. The conflicts of interest noted in "Trading Decisions of the CTA" and "Other Business of the CTA" above are therefore also applicable to Frischmeyer Trading Corporation and its key persons.

     Agreements Required by the CTA.  The Partnership has entered into an
     ------------------------------
Advisory Agreement with the CTA. See "INVESTMENT PROGRAM" below. The Advisory Agreement provides that the CTA will have no liability to the Partnership except only for acts or omissions which constitute willful misconduct or fraud. The Advisory Agreement also provides that the CTA shall not have any liability whatsoever to the Partnership for any losses, damages, costs or expenses which are in any way incurred by the Partnership due to, or because any act or omission of the CTA to be taken pursuant to the Advisory Agreement is in any way restricted, affected or rendered impossible of performance or observance by, any act of God or any force majeure, or any communication line failure, computer failure, power failure, mechanical failure, equipment malfunction or failure, computer virus, software error or interruption, act or omission of any third party, or any other factor beyond the reasonable control of the CTA. The Advisory Agreement also provides that the Partnership is solely liable for and bears the risk of all errors, problems and other acts or omissions whatsoever of the FCM, Frischmeyer Trading Corporation, any exchange or clearinghouse and all other third parties. The Advisory Agreement also obligates the Partnership to defend and indemnify the CTA and the CTA's shareholders, directors, officers, employees, agents, affiliates, consultants and contractors against various losses, liabilities, costs and expenses (including arbitration and court costs and attorney's fees). The Advisory Agreement also provides that any action or proceeding (whether in arbitration, the courts or otherwise) with respect to any claim or other dispute between the Partnership and the CTA must be commenced within one (1) year after the date the claim or dispute arose or accrues, or the claim or dispute shall be lost and forever barred. The Advisory Agreement also provides that any dispute between the Partnership and the CTA shall be resolved (whether through arbitration, the courts or otherwise) on Grand Cayman, in the Cayman Islands, British West Indies. The Partnership does not believe, however, that the provisions of the Advisory Agreement or of any of the other agreements required by the CTA will in practice change or affect the trading decisions that the CTA would otherwise make on behalf of the Partnership.

     Agreement With Frischmeyer Trading Corporation.  The Partnership has also
     ----------------------------------------------
entered into an agreement with Frischmeyer Trading Corporation (the "FTC Agreement"). See "FRISCHMEYER TRADING CORPORATION" below. The FTC Agreement provides that Frischmeyer Trading Corporation shall not be liable in any manner whatsoever for any trading losses, any expenses, claims, judgments or other economic obligations to the Partnership arising out of or as a result of Frischmeyer Trading Corporation's appointment as the agent of the Partnership under the FTC Agreement or the Partnership's Advisory Agreement with the CTA, or any mistakes, transmission failures, exchange rate fluctuations or otherwise unless such economic loss or losses is or are directly caused by Frischmeyer Trading Corporation's gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The FTC Agreement also provides that the venue for any dispute between the Partnership and Frischmeyer Trading Corporation, whether by litigation or arbitration, shall be in Fort Dodge, Webster County, Iowa. Frischmeyer Trading Corporation will be acting as the Partnership's agent, and the CTA has no liability or responsibility for any acts or omissions of Frischmeyer Trading Corporation. The Partnership does not believe, however, that the provisions of the FTC Agreement will in practice change or affect the nature or quality of the services that Frischmeyer Trading Corporation would otherwise provide to the Partnership.

     Contributions by the General Partner and/or Mr. Raun.  The General Partner
     ----------------------------------------------------
may, but has no obligation to, make capital contributions to the Partnership. All contributions made by the General Partner shall be evidenced by Units, and the Units held by the General Partner shall have the same rights as the Units held by the Limited Partners. Mr. Raun may also purchase Units in the Partnership for his own account. Purchases of Units by the General Partner or Mr. Raun may create a conflict of interest for the General Partner in its conduct and operation of the Partnership's business. See
                                                                    ---
"PRINCIPAL RISK FACTORS--Purchase of Units by the General Partner or Mr. Raun" above. See also, "PRINCIPAL RISK FACTORS--Other Members of the General Partner"
       --------
above.

     Distribution and Liquidation Decisions by the General Partner.
     -------------------------------------------------------------
Distributions by the Partnership to Limited Partners will be made only in the sole discretion of the General Partner. See "PRINCIPAL RISK FACTORS--Limited
                                        ---
Partners Will be Taxed on Profits Whether or not Distributed" above. The General Partner will experience a conflict of interest in determining whether to declare any distributions because distributions will lower the Net Assets of the Partnership, which will in turn reduce the amount of the monthly management fee which is payable to the General Partner by the Partnership. See "DESCRIPTION OF
                                                            ---
CHARGES TO THE PARTNERSHIP" below. Any decrease in the Net Assets of the Partnership will also indirectly lower the amount of incentive fees payable to the General Partner. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP" below. The
                     ---
General Partner will therefore be financially motivated to not declare any distributions to the Limited Partners. The General Partner will also have an incentive to discourage liquidation of Units by any Limited Partner for the same reason, i.e., liquidations will lower the Net Assets of the Partnership and thereby the compensation payable to the General Partner. Distributions and liquidations will also lower the fees payable by the General Partner to the CTA. This fact may also affect distribution and liquidation decisions of the General Partner given that Mr. Raun and members of his family have an indirect interest in the compensation payable to the CTA. See "PRINCIPAL RISK FACTORS--Mr. Raun's
                                        ---
Interest in the CTA" and "CONFLICTS OF INTEREST--Mr. Raun's Interest in the CTA" above. The General Partner is aware of these conflicts of interest, however, and the General Partner will utilize its best efforts to make determinations regarding distributions and liquidation of Units independent of any considerations relevant to the compensation to be received by the General Partner or the CTA. Prospective investors must be aware and understand, however, that the principal objective of the Partnership is to generate increased capital for the Partners, and it is therefore very likely that no distributions will ever be made to the Limited Partners. See "PRINCIPAL RISK FACTORS--Limited
                                      ---
Partners Will be Taxed on Profits Whether or not Distributed" above. Prospective investors must also recognize that an investment in the Partnership must only be viewed as a long term investment given, among other things, the volatile nature of futures and options trading. See "PRINCIPAL RISK FACTORS--Futures Trading is
                                ---
and Futures Prices are Speculative and Volatile" above.

     Performance Records.  Prospective investors should be aware that the
     -------------------
performance information in this Prospectus was prepared by the General Partner or the CTA, and has not been audited or otherwise independently confirmed by any party. This is also true with respect to any other performance information that may be provided to prospective investors in connection with their consideration of an investment in the Units. All performance information will, however, in the opinion of the General Partner, accurately reflect the performance for the periods shown.

     Other Pools and Business of the General Partner and Mr. Raun.  The General
     ------------------------------------------------------------
Partner is the general partner and commodity pool operator for four (4) other limited partnerships. The General Partner also contemplates serving as the general partner and commodity pool operator for other commodity pools in the future. See "THE GENERAL PARTNER" below. Mr. Raun is the general partner and
        ---
commodity pool operator for four (4) limited partnerships and is also sole owner, director and officer of the Underwriter. Both the General Partner and Mr. Raun may also have or be involved with other businesses. The General Partner therefore will not spend its entire time managing the business of the Partnership, and Mr. Raun will not spend his full time managing the business and affairs of the General Partner. The General Partner believes, however, that its time available for the management of the Partnership's business will be sufficient for the General Partner to fulfill its duties and obligations to the Partnership. The General Partner also believes that Mr. Raun's time available for the management of the General Partner will be adequate to fully perform his duties to the General Partner.

     The Underwriter.  Vacation Investors, Inc. (the "Underwriter") is the
     ---------------
underwriter for the Partnership's offering. See "PLAN OF DISTRIBUTION" below.
                                            ---
Mr. Raun is one of the registered representatives of the Underwriter, and he will be offering the Units pursuant to his registration with the Underwriter. Mr. Raun is also the sole shareholder, director and officer of the Underwriter. The General Partner does not believe that any material conflict of interest exists by virtue of the association of Mr. Raun with the Underwriter because there will be no underwriting or selling commissions or other fees payable to the Underwriter by the Partnership. See "PLAN OF DISTRIBUTION" below. It should
                                    ---
be noted, however, that compensation will be paid to the Underwriter by the General Partner. See "PLAN OF DISTRIBUTION" below. Since Mr. Raun is the sole
                 ---
shareholder of the Underwriter, Mr. Raun is at least indirectly interested in that compensation. The General Partner does not believe that any material conflicts of interest are presented by this arrangement, however, since any compensation which is paid to the Underwriter will be paid by the General Partner, and not by the Partnership. See "DESCRIPTION OF CHARGES TO THE
                                     ---
PARTNERSHIP--CTA and Underwriter Compensation" and "PLAN OF DISTRIBUTION" below. Payments by the General Partner to the Underwriter will reduce the profits of the General Partner, which affects Mr. Raun individually given that he is the sole owner of the corporation that holds all of the voting units of the General Partner. See "THE GENERAL PARTNER" below. Also, it is currently contemplated
         ---
that the payments by the General Partner to the Underwriter will either be in turn paid out to the registered representatives of the Underwriter or used by the Underwriter to offset out-of-pocket costs and expenses, so that there will not be any material profits generated in the Underwriter.

     Other Pools and Trading by the General Partner and the Members of the
     ---------------------------------------------------------------------
General Partner.  The General Partner and Mr. Raun may manage additional pools
---------------
in the future and the General Partner and the members of the General Partner may trade for their own and others' accounts. See "PRINCIPAL RISK FACTORS--Other
                                           ---
Pools of the General Partner or Mr. Raun" above and "THE GENERAL PARTNER" below. This creates a potential conflict of interest since it is possible that positions taken by the General Partner or the General Partner's members for their own or other accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of the Partnership. Neither the General Partner nor the General Partner's members will, however, intentionally or knowingly trade for their own or another's account ahead of the Partnership's account, although a high risk situation or other unforeseen circumstances may exist with respect to other accounts traded by the General Partner or any of its members which will dictate taking a position opposite that of the Partnership. The Partnership will endeavor to assure that trading on the Partnership's behalf will be effectuated and determined in a manner that is believed to be reasonable to the Partnership.

     General Partner Liability.  The General Partner is a limited liability
     -------------------------
company and only the General Partner, and not its owners, will be liable for acts or omissions arising from the management of the Partnership's business. There can be no assurance that the General Partner will at any given particular time be capitalized or otherwise have assets in an amount sufficient to satisfy any claims or actions which may be brought against it by the Partnership, any Partner or any third parties. In the General Partner's experience, however, it is not uncommon for a limited liability company or other form of limited liability entity to serve as the general partner and commodity pool operator of a limited partnership.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER
                -----------------------------------------------

     The General Partner has a fiduciary responsibility to the Limited Partners. If a Limited Partner believes the General Partner has violated its fiduciary duty to the Limited Partners, the Limited Partner may seek legal relief for such Limited Partner or on behalf of the Partnership under applicable laws to recover damages from or require an accounting by the General Partner. For example, Limited Partners are afforded certain rights to institute arbitration and reparations proceedings under the Commodity Exchange Act for violations by the General Partner of the Commodity Exchange Act or of any rule, regulation or order of the CFTC. See "THE COMMODITY MARKETS--Regulation" below. A Limited
                   ---
Partner may also have a right to institute legal proceedings against the General Partner for certain violations of the Commodity Exchange Act or rules, regulations or orders of the CFTC. Prospective investors should be aware, however, that it will generally be difficult to recover damages based upon a claim that the Partnership's trading has been excessive because of, among other things, the broad trading authority given to the CTA and the absence of judicial decisions providing clear standards for defining excessive trading or churning. The General Partner's performance of its fiduciary and other duties to the Partnership will also be measured by the terms of the Limited Partnership Agreement, and prospective investors must be aware that certain provisions of the Limited Partnership Agreement may render ineffective any legal remedies otherwise available to Limited Partners as a result of breaches of the General Partners's fiduciary duty or other responsibilities. Some of those provisions are summarized in the following paragraphs. Limited Partners who have questions concerning the responsibilities of the General Partner should consult their own legal counsel.

     As indicated in the preceding paragraph, certain provisions of the Limited Partnership Agreement may render ineffective any legal remedies otherwise available to Limited Partners as a result of breaches of the General Partner's fiduciary duty or other responsibilities. For example, the Limited Partnership Agreement provides that the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partner in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partner to be within the scope of authority granted by the Limited Partnership Agreement and in, or not opposed to, the best interests of the Partnership, except only when such action or failure to act constitutes negligence or misconduct. The General Partner's defenses to any claim that the General Partner has breached any fiduciary duty or other responsibility will therefore include that the General Partner's act or omission was not negligent and did not involve any misconduct. The Limited Partnership Agreement also provides that the General Partner shall in no event be liable to the Partnership or any of the Limited Partners because any taxing authority disallows or adjusts any deductions or credits in the Partnership's or any Limited Partner's income tax returns, nor for the return or repayment of the capital contributions or profits of any Partner. Any return of capital or profits shall be made solely from the assets of the Partnership, which shall not include any right of contribution from the General Partner.

     The Limited Partnership Agreement also provides that the Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including court costs, arbitration costs, attorneys' and accountants' fees and expenses) actually and reasonably incurred by the General Partner and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and reasonably believed by the General Partner to be within the scope of authority conferred upon the General Partner by the Limited Partnership Agreement, including against any demands, claims, lawsuits, arbitration proceedings or other actions initiated by a Limited Partner. Any such indemnity shall be payable, however, only if the General Partner (a) acted in good faith and in a manner the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership, and (b) the act, omission, activity or conduct in question did not constitute negligence or misconduct. The Limited Partnership Agreement also provides that no indemnification may be made with respect to any losses, liabilities, damages, costs or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claim has been dismissed by a court with prejudice on the merits as to the particular indemnitee, or (iii) a court approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs and expenses should be made, provided the indemnitee must apprise the court of the position of the SEC and of the securities administrator of the state in which the plaintiffs claim they were offered or sold Units with respect to indemnification for securities laws violations before seeking any such court approval for indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner and its affiliates pursuant to the indemnification provisions in the Limited Partnership Agreement or otherwise, the Partnership has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     The Limited Partnership Agreement also authorizes the advancement of costs and expenses to the General Partner, subject to certain conditions specified in the Limited Partnership Agreement.

     The above discussed provisions of the Limited Partnership Agreement are also applicable to and benefit any affiliate of the General Partner when the affiliate is performing services on behalf of the Partnership. The term "affiliate" for this purpose is defined in the Limited Partnership Agreement, and will include Mr. Raun.

     The above discussed provisions of the Limited Partnership Agreement shall not be affected by the termination of the Partnership or the resignation, removal, death, withdrawal, insolvency or dissolution of the General Partner.

     Any indemnity made under the Limited Partnership Agreement shall be paid from, and only to the extent of, Partnership assets, and no Limited Partner shall have any personal liability for any such indemnity. The payment by the Partnership of any indemnity to the General Partner, Mr. Raun or any of the General Partner's other affiliates would, however, affect the Partners because any such payment would reduce the Net Assets of the Partnership. The General Partner will not carry insurance covering such potential losses and the Partnership will carry no liability insurance covering its potential indemnification exposure.


                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP
                   -----------------------------------------

     The Partnership will be subject to the following fees and charges, which are described in more detail below.


------------------------------------------------------------------------------------------------------
Entity                          Form of Compensation                   Amount of Compensation
------                          --------------------                   ----------------------
------------------------------------------------------------------------------------------------------
General Partner        Monthly Management Fee of one-half      Based on Net Assets.  See
                       of one percent (0.5%) of Net Assets.                          ---
                                                               "Management Fee and Incentive Fee to
                                                               General Partner" below.

                       Quarterly Incentive Fee equal to 15%    Based on performance of the
                       of the New Trading Profits of the       Partnership.  See "Management Fee
                       Partnership for each quarter.                         ---
                                                               and Incentive Fee to General Partner"
                                                               below.

                       Reimbursement of Partnership expenses   Reimbursement of actual expenses
                       paid or incurred by the                 paid or incurred by the General
                       General Partner.                        Partner.  See "Other Expenses" below.
                                                                         ---
------------------------------------------------------------------------------------------------------
First Options of       Portion of brokerage commissions.       Subject to agreement with LBS from
Chicago, Inc., the                                             time to time.  See "Allocation of
Futures Commission                                                            ---
Merchant                                                       Commissions" below.

                       Reimbursement of delivery, insurance,   Reimbursement of actual payments to
                       storage and any other charges paid to   third parties.  See "Futures
                       third parties in connection with the                    ---
                       Partnership's trading                   Commission Merchant; Brokerage
                                                               Commissions" below.
------------------------------------------------------------------------------------------------------
LBS                    Portion of brokerage commissions.       Subject to agreement with the FCM
                                                               from time to time.  See "Allocation of
                                                                                   ---
                                                               Commissions" below.
------------------------------------------------------------------------------------------------------
Various Exchanges      Exchange fees and NFA fees.             Varies dependent upon the trades
and the NFA                                                    made, but estimated at between $1,000
                                                               to $2,000 per year.  See "Other
                                                                                    ---
                                                               Expenses" below.
------------------------------------------------------------------------------------------------------
Attorneys and          Organizational and Offering Expenses    Estimated at $125,660.  See "Other
Accountants            from this offering.                                             ---
                                                               Expenses" below.

                       Ongoing annual legal, accounting and    Estimated at $25,000 for legal, and
                       auditing expenses.                      $21,000 for accounting and auditing.
                                                               See "Other Expenses" below.
                                                               ---
------------------------------------------------------------------------------------------------------
Various Third Party    Escrow fees, printing costs, office     Actual expenses.  Estimated at
Suppliers of Goods     supplies expenses, meeting expenses,    between $10,000 and $20,000 per
and Services           and other expenses necessary or         year.  See "Other Expenses" below.
                       appropriate for the operation of the           ---
                       Partnership.
------------------------------------------------------------------------------------------------------
Others                 Possible unanticipated and              Unable to Estimate.  See "Other
                       extraordinary expenses                                       ---
                                                               Expenses" below.
------------------------------------------------------------------------------------------------------

     Management Fee and Incentive Fee to General Partner. The General Partner
     ---------------------------------------------------
receives a monthly management fee of one-half of one percent (0.5%) of the Partnership's Net Assets as of the close of business on the last business day of each month. Net Assets for this purpose shall be determined before accrual of both the management fee and any incentive fee payable to the General Partner. The management fee is payable by the Partnership within ten (10) business days of the close of each month.

     The General Partner will also receive a quarterly incentive fee of fifteen percent (15%) of the New Trading Profits (as defined below) of the Partnership for each quarter, if any. "New Trading Profits" means the excess, if any, of the Net Assets of the Partnership at the end of each respective quarter over the highest Net Assets of the Partnership at the end of any previous quarter or on the date trading commences, whichever is higher. Net Assets shall be adjusted for this purpose to eliminate the effect thereon resulting from new Capital Contributions or distributions or liquidations made during the quarter, and shall be decreased by any interest or other income earned on Partnership assets during the quarter which is not directly related to trading activity and whether such assets are held separately or in a margin account. Net Assets for this purpose shall also be determined excluding accrual of the incentive fee (if any), but including accrual of the management fee payable to the General Partner for the months comprising the quarter in question. The incentive fee is payable as soon as is reasonably practicable following the close of each quarter.

     If the Partnership incurs a net loss during any quarter, such loss will be carried over and charged against the Net Assets of the succeeding quarters until such loss has been exhausted and before any further incentive fees shall be paid to the General Partner. In other words, no incentive fee will be payable to the General Partner until such losses have been offset by net profits in succeeding quarters. As an example of the foregoing, if in successive quarters the Partnership performance yields New Trading Profits of $2,000, $8,000, <$4,000>,
<$3,000>, $2,000, and $8,000, then the incentive fee payable to the General
Partner will be, respectively, $300, $1,200, $0, $0, $0, and $450.

     The General Partner will also be reimbursed by the Partnership for Partnership expenses or obligations which are paid or incurred by the General Partner (such as delivery charges, copying costs, telephone charges and postage). See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Other Expenses" below.
          ---

     The General Partner will not receive any portion of the brokerage commissions which are paid by the Partnership.

     Futures Commission Merchant; Brokerage Commissions. First Options of
     --------------------------------------------------
Chicago, Inc. is the Partnership's futures commission merchant. LBS Limited Partnership will, however, execute all of the trades of the Partnership, but will give up all of the trades to First Options of Chicago, Inc. for clearing. See "FUTURES COMMISSION MERCHANT" below. LBS Limited Partnership and First
---
Options of Chicago, Inc. receive compensation in the form of brokerage commissions for their services of, respectively, executing and clearing the Partnership's trades. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Allocation
                      ---
of Commissions" below.

     One-half (1/2) of the brokerage commissions for trades upon exchanges will generally be paid by the Partnership at the time the trade is established, with the remaining one-half (1/2) of the commissions to be paid on the completion or liquidation of the trade. The brokerage commissions are commonly referred to as "round-turn commissions" which cover both the initial purchase (or sale) of the futures contract and the subsequent offsetting sale (or purchase). The brokerage commissions payable by the Partnership are always subject to change. See "FUTURES COMMISSION MERCHANT"
                                          ---
below.

     The round turn commission payable by the Partnership as of the date of this Prospectus was fixed at $11.00, which the General Partner believes is a competitive rate. Annual brokerage commissions payable by the Partnership are estimated by the General Partner to equal approximately 1.47% of the Partnership's Net Assets at the fixed $11.00 rate, but no assurance or guaranty is given that annual brokerage commissions will not exceed that percentage.

     The Partnership will also reimburse First Options of Chicago, Inc. for all delivery, insurance, storage and other charges incidental to trading and paid to third parties, which charges are not included in the calculation of the percentage set forth in the preceding paragraph. The General Partner does not anticipate significant charges of this nature.

     Allocation of Commissions. It is not uncommon in the futures industry for
     -------------------------
commissions which are paid by a trader to be allocated among various parties, and the brokerage commissions payable by the Partnership will be allocated between LBS Limited Partnership and First Options of Chicago, Inc. pursuant to their own agreement from time to time. The Partnership does not control the allocation, and the allocation may change from time to time without the knowledge or consent of the Partnership. As indicated above, the commissions payable by the Partnership were fixed at $11.00, round turn, as of the date of this Prospectus.

     Other Expenses.  The Partnership is obligated to pay legal and accounting
     --------------
and auditing fees, as well as any other expenses incurred by the Partnership, such as exchange and NFA fees, office supplies expenses and organizational and offering expenses.

     The NFA fees payable by the Partnership as of the date of this Prospectus were $0.20 round turn, and $0.10 for options transactions. Exchange fees vary, but the General Partner estimates that exchange fees may range anywhere from approximately $800 to $1,800 per year.

     The General Partner estimates that the Partnership will incur annual legal fees (exclusive of those for this offering [estimated to be $65,000] and any other offerings of the Partnership) and accounting and auditing fees (also exclusive of those for this offering [estimated to be $8,000] and other offerings of the Partnership) of approximately $25,000 and $21,000, respectively, regardless of the number of Units sold in this offering. The organizational and offering expenses (legal, accounting, printing, filing fees, etc.) to be incurred by the Partnership in connection with this offering are estimated to be approximately $125,660.

     The Partnership will also be responsible for the payment of the escrow fee to First American Bank under the Partnership's Escrow Agreement with First American Bank. The escrow fee will be an aggregate amount equal to the greater of (i) $300.00, or (ii) an amount calculated by multiplying $5.00 by the number of checks received or issued by First American Bank under the Escrow Agreement.

     The Partnership estimates that it will pay filing fees of approximately $25,000 to various federal and state authorities in connection with the registration of this offering with those authorities.

     The Partnership will also be responsible for all other expenses incurred by the Partnership, including extraordinary expenses such as the cost of litigation in which the Partnership may be engaged. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they may be substantial.

     The actual expenses incurred by the Partnership will be set forth in reports to the Partners. See "Reports" immediately below.
                         ---

     The General Partner will be reimbursed by the Partnership for Partnership expenses or obligations which are paid or incurred by the General Partner (such as delivery charges, copying costs, telephone charges and postage).

     CTA and Underwriter Compensation. The compensation payable to the CTA for
     --------------------------------
its services to the Partnership will be paid to the CTA by the General Partner, and the Partnership is not liable or responsible for the payment of the CTA's compensation. The compensation payable to the CTA by the General Partner shall be established by agreement of the CTA and the General Partner from time to time, with the current agreement being that the General Partner will pay the CTA a certain percentage of the management fees and incentive fees which are otherwise paid to the General Partner by the Partnership.

     The compensation payable to the Underwriter for its services to the Partnership is also payable by the General Partner, and the Partnership is not liable or responsible for the payment of the Underwriter's compensation. The compensation payable to the Underwriter by the General Partner will be established by the agreement of the Underwriter and the General Partner from time to time. See "PLAN OF DISTRIBUTION" below.
              ---

     Neither the CTA nor the Underwriter will receive or participate in any way in any brokerage commissions payable by the Partnership.

     Frischmeyer Trading Corporation Compensation.  The compensation payable
     --------------------------------------------
under the FTC Agreement will be paid to Frischmeyer Trading Corporation by the General Partner, and the Partnership is not liable or responsible for the payment of Frischmeyer Trading Corporation's compensation. Frischmeyer Trading Corporation will not receive or participate in any way in any brokerage commissions payable by the Partnership.

     Reports.  The General Partner will furnish each Limited Partner with a
     -------
monthly statement of account which will include, in general, a description of the performance of the Partnership and will set forth the aggregate fees, brokerage commissions, and other expenses incurred or accrued by the Partnership during the month. The Partnership will also provide the Limited Partners with all such other reports as may be required under the regulations of the CFTC and under the Exchange Act. See "THE LIMITED PARTNERSHIP AGREEMENT--Reports to
                        ---
Limited Partners" below.

     Break Even Calculation.  As indicated in "SUMMARY OF THE OFFERING--Break
     ----------------------
Even Point" above, the trading profit that the Partnership must realize in the first year of a Limited Partner's investment in the Partnership to equal all fees and expenses such that the Limited Partner would recoup its initial investment if the Limited Partner were to redeem the Limited Partner's Units at the end of the first year of investment, assuming a $5,000 investment, is (i) $223.50 or 4.47% of such $5,000 investment, assuming annual average Net Assets of $5,000,000; (ii) $181 or 3.62% of such $5,000 investment, assuming average annual Net Assets of $15,000,000; and (iii) $173 or 3.46% of such $5,000 investment, assuming average annual Net Assets of $25,000,000. The calculations have been given for the various levels of Net Assets since the amount of subscriptions received by the Partnership in this offering could vary widely.

     The following table and Explanatory Notes set forth the basis for and calculation of the above figures. Except as set forth in the Explanatory Notes, the table is predicated on the specific rates or fees contracted by the Partnership with the General Partner and the FCM as described above.


Net Assets                               $5,000,000   $15,000,000   $25,000,000
----------                               ----------   -----------   -----------
  Selling Price per Unit/(1)/            $    5,000   $     5,000   $     5,000

  General Partner's                      $  300,000   $   900,000   $ 1,500,000
    Management Fee/(2)/

  General Partner's Quarterly            $    - 0 -   $      -  0   $    -  0 -
    Incentive Fee on New Trading
    Profits/(3)/

  Partnership Operating Expenses/(4)/    $   81,132   $   115,632   $   152,632

  Brokerage Commissions, Exchange,       $   92,531   $   277,594   $   462,656
    NFA and Other Trading
    Fees/(5)/

  Less Interest Income/(6)/             ($  250,000) ($   750,000) ($ 1,250,000)
                                        -----------  ------------  ------------

  Amount of Trading Income Required
    for the Partnership's Net Asset
    Value Per Unit (Redemption
    Value) at the End of One Year to
    Equal the Selling Price per Unit     $  223,663   $   543,226   $   865,288

  Percentage of Initial Selling
    Price Per Unit                             4.47%         3.62%         3.46%

Explanatory Notes:
-----------------

     1. Units may be purchased at a price of $1,000 per Unit until the Partnership has commenced trading. After that time, Units may be purchased at a price per Unit equal to the Net Asset Value Per Unit as of the opening of trading on the first business day of the month next following the date on which the General Partner accepts a Subscription Agreement and the required applicable capital contribution from the subscriber in question. The minimum initial investment is $5,000.

     2. The General Partner receives a monthly management fee of one-half of one percent (0.5%) [which equates to 6% annually] of the Partnership's Net Assets as of the close of business on the last business day of each month. See
                                                                           ---
"DESCRIPTION OF CHARGES TO THE PARTNERSHIP--Management Fee and Incentive Fee to General Partner" above. The amounts set forth above are annual amounts.

     3. The General Partner also receives a quarterly incentive fee of fifteen percent (15%) of the New Trading Profits of the Partnership. See "DESCRIPTION OF
                                                             ---
CHARGES TO THE PARTNERSHIP--Management Fee and Incentive Fee to General Partner" above. No amount is shown above for incentive fees because all fees and expenses payable by the Partnership are deducted before calculation of the Incentive Fee.

     4. The Partnership's actual accounting, auditing, legal and other operating expenses will be borne by the Partnership. These expenses are estimated to amount to approximately 1.62%, 0.77% and 0.61%, respectively, assuming annual average Net Assets of $5,000,000, $15,000,000, and $25,000,000 respectively. The listed expenses include $125,660 as an estimate of the organizational and offering expenses (legal, accounting, printing, filing fees, etc.) for this offering, which amount has been amortized over a five (5) year period for purposes of the above calculations (i.e., $2,094 per month) given that such amortization is required under the terms of the Limited Partnership Agreement as part of the calculation of the Net Asset Value Per Unit. See
                                                                      ---
"TRANSFERABILITY AND LIQUIDATION OF UNITS" below.

     5. Brokerage commissions, exchange and NFA fees and other trading fees are estimated at 1.85% of Net Assets.

     6. The Partnership will earn interest on Treasury Bills purchased and held in the Partnership's account with the FCM, and on funds held in the Partnership's bank account. Based on interest rates in effect as of the date of this Prospectus, interest income is estimated at 5% of Net Assets.

                              POTENTIAL ADVANTAGES
                              --------------------

     Although an investment in the Partnership is highly speculative and involves a high degree of risk, an investment will offer the following potential advantages.

     Professional Management.  Studies have shown that the vast majority of
     -----------------------
individual investors lose money in the futures market. However, other studies have shown that over a majority of professionally managed futures programs realize annual net gains for their customers over the long term. See, however,
                                                                 ---
"PRINCIPAL RISK FACTORS--Futures Trading Is and Futures Prices are Speculative and Volatile" and "Influences on Trading Approaches" above.

     Asset Allocation Support.  Studies have also shown that including a
     ------------------------
diversified mix of professionally managed futures programs in an investment portfolio reduces volatility while enhancing the possibility of returns.

     Low Correlation with Stock and Bond Markets.  The CTA's Trading Program has
     -------------------------------------------
a low correlation to the stock and bond markets. An investment in the Partnership is therefore one way to provide an investor with some diversification from those markets. See, however, "PRINCIPAL RISK FACTORS--
                                    ---
Reliance on the CTA" and "Lack of Diversification" above.

     Vacation Awards.  An investor meeting the applicable qualification
     ---------------
requirements may receive a vacation award from the General Partner. See
                                                                    ---
"VACATION AWARD" below. See also, however, "PRINCIPAL RISK FACTORS--Vacation
                        --------
Award" above.

     Lower Initial Investment Requirements.  The general minimum new account
     -------------------------------------
size for the CTA's Trading Program is $625,000. However, an investor is able to participate in the Trading Program through the

Partnership with a minimum initial investment of $5,000. An investment in the Partnership therefore gives an investor the ability to participate in a trading program most persons cannot afford to invest in alone.

     Limited Liability.  Unlike an individual who invests directly in futures
     -----------------
contracts or options, a Limited Partner who does not participate in the control of the business of the Partnership will not be individually subject to margin calls and generally cannot lose more than the amount of the Limited Partner's capital contribution, the Limited Partner's share of undistributed profits, if any, and, under certain circumstances, any distributions made with respect to Units and any amounts received upon liquidation of Units. See "THE LIMITED
                                                          ---
PARTNERSHIP AGREEMENT--Nature of the Partnership; Liability of Limited Partners" below.

     Lower Time Commitment.  Trading in futures and options is a complicated
     ---------------------
process involving a substantial time commitment and knowledge of the various and numerous factors affecting the futures and options markets. An investment in the Partnership gives an investor the ability to participate in those markets without such a substantial time commitment.

     Gain Market Understanding.  An investment in the Partnership may also,
     -------------------------
however, be a way for an investor to gain a useful understanding of the futures and options markets by studying the way the CTA trades and the various reports the Partnership will provide to Limited Partners.

     No Load.  No front-end or back-end fees are charged by the Partnership,
     -------
which allows more of an investor's money to remain available for investment through the Partnership. See, however, "PRINCIPAL RISK FACTORS--Substantial
                         ---
Charges to Partnership" above.

     Administrative Convenience.  The Partnership is structured so as to provide
     --------------------------
Limited Partners with certain services designed to alleviate the administrative details involved in engaging directly in futures and options trading, including providing monthly and annual financial reports and all tax information relating to the Partnership which is necessary for Limited Partners to complete their federal income tax returns.

                                USE OF PROCEEDS
                                ---------------

     Once released from escrow, substantially all of the Partnership's funds will be maintained in the Partnership's trading account with the FCM to be used to engage in the speculative trading of various domestic and foreign futures contracts and options under the direction of the CTA. See "INVESTMENT PROGRAM"
                                                      ---
below. The Partnership's funds in its trading account with the FCM which are not committed to trading may be invested in, among other things, certificates of deposit, money market funds, treasury bills or securities guaranteed by the United States government. A portion of the Partnership's funds may also be invested in accounts in the name of the Partnership with banks (including in so called sweep accounts), money market funds or in other similar liquid investments. All interest and other earnings earned on the Partnership's funds will be paid to and credited to the Partnership and not to the broker or other custodian having custody of the Partnership's funds. The Partnership will not have significant assets or properties other than the Partnership's trading account with the FCM or the other types of accounts described in this paragraph. The General Partner estimates that approximately 80% of the Partnership's assets will generally be on deposit and held in the Partnership's account with the FCM, with the remaining 20% of the Partnership's funds being held in money market funds or the Partnership's bank accounts; but those percentages could vary widely from time to time. Some of the accounts in which Partnership funds will be deposited and held (including the account with the FCM) will not be federally insured or guaranteed. See "PRINCIPAL RISK FACTORS--Failure of Exchanges,
                       ---
Brokers or Banks" above.

The funds held in the Partnership's general bank accounts will be utilized for payment of Partnership operating expenses.

     All of the funds held in the Partnership's account with the FCM may be used as margin for the Partnership's open trading positions. The General Partner estimates that approximately 5% to 25% of the funds of the Partnership will normally be committed as margin and option premiums for its trading, but the percentage of funds committed as margin may be substantially more or less than that range from time to time. The FCM may also increase margins applicable to the Partnership at any time. Any increase in the amount of funds committed as margin by the Partnership will increase the risks to the Partnership. See
                                                                      ---
"PRINCIPAL RISK FACTORS--Futures Trading is Highly Leveraged" and "Margin Calls" above.

     The Partnership's account with the FCM will currently be classified as a customer account under the CFTC's regulations, and not a proprietary account. The Partnership's funds used to margin its forward and foreign trading will not be segregated pursuant to Section 4d(2) of the Commodity Exchange Act. Of the funds of the Partnership that will be on deposit with and held by the FCM, the General Partner estimates that approximately 90% will be segregated pursuant to the Commodity Exchange Act, with the remaining 10% being carried in a "non-segregated account" at the FCM to margin the Partnership's forward and foreign trading. Those percentages may, however, vary widely from time to time.

     The types of interests the Partnership may trade in are discussed at "INVESTMENT PROGRAM" below.

     The contributions received from subscribers will be deposited and held in a separate escrow account in the name of the Partnership at First American Bank, Fort Dodge, Iowa, pending acceptance of at least $500,000 in subscriptions. See
                                                                            ---
"SUMMARY OF THE OFFERING--Securities Offered" above and "PLAN OF DISTRIBUTION" below. The Partnership is therefore required to have accepted at least $500,000 in contributions from subscribers before it can commence trading operations. See
                                                                             ---
"PRINCIPAL RISK FACTORS--No Assurance That Units Will Be Sold; Limited Experience of the Underwriter" above. No escrow will be utilized for any subscriptions received after the release of funds from escrow, and any subsequent contributions which are accepted by the Partnership will be immediately available for use in the Partnership's business.

     Neither the Partnership nor any of its affiliates are doing business with the government of Cuba or with any person or affiliate located in Cuba.

                               INVESTMENT PROGRAM
                               ------------------

     The following description of the Partnership's business and the CTA's Trading Program is not intended to be exhaustive. In addition, substantially all of the trading methods, systems and strategies utilized by the CTA in the Trading Program are proprietary and confidential, and the following descriptions are therefor by necessity general in nature. Prospective investors should also be aware that there are numerous trading methods, systems and strategies utilized in futures and options trading and that the following discussion only addresses those methods, systems and strategies utilized by the CTA in the CTA's Trading Program. Prospective investors will therefore be unable to compare the CTA's methods, systems and strategies with any other trading methods, systems and strategies that are utilized by other commodity trading advisors or trading managers.

     In its trading activities, the Partnership will utilize its best efforts to adhere to the following policies.

     1. The Partnership will endeavor to assure that no business will be conducted which is forbidden by or will be contrary to any applicable law or any lawful rules and regulations as are established by the regulated exchanges upon which the Partnership may trade.

     2. The Partnership shall not engage in pyramiding, which means using all or a part of an unrealized profit in a futures contract position to provide margin for any additional futures contracts of the same or related commodities; provided, however, that taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional positions on behalf of the Partnership will not be considered to constitute "pyramiding."

     3. The Partnership shall not make any loans to the General Partner or any other person.

     4. The Partnership shall not permit "churning" of the Partnership's assets.

     5. Neither the General Partner nor any affiliate of the General Partner may receive interest, points or other financing charges on any loan by them to the Partnership.

     6. The funds of the Partnership shall not be commingled with the funds of the General Partner; provided, however, without limitation, that funds used to satisfy margin requirements will not be considered commingled.

     7. The General Partner shall not receive any rebates or giveups nor participate in any reciprocal business arrangements which circumvent these restrictions and those against dealing with affiliates or other interested parties.

     8. Neither the CTA nor any other person acting in such capacity shall receive a management fee or advisory fee (which terms do not include an incentive fee) if such person shares or participates, directly or indirectly, in any brokerage commissions generated by the Partnership.

     9. The term of any contract between the Partnership and the General Partner or the CTA shall not exceed one year and any such contract must be terminable without penalty upon sixty (60) days written notice by the Partnership; provided, however, that any such contract may provide for a continuous term or renewable terms so long as such contract is otherwise terminable upon thirty (30) days or less written notice by the Partnership.

     The General Partner shall not, without the prior written consent or vote of the Limited Partners holding at least a majority of the total number of outstanding Units, effect any material change in the Partnership's basic investment policies (which are those specified in numbered paragraphs 2, 3 and 4 immediately above) or structure; provided, however, that amendments authorized by Section 11.02 of the Limited Partnership Agreement (See "PRINCIPAL RISK
                                                       ---
FACTORS--Limited Partners Will Not Participate In Management" above, and "THE LIMITED PARTNERSHIP AGREEMENT--Management of Partnership Affairs" below), or any change from time to time (i) in commodity trading advisors or introducing brokers or futures commission merchants; (ii) in the trading methods, systems or strategies utilized by any commodity trading advisor, (iii) in the allocation or diversification of the Partnership's assets among the types of interests traded or in the positions held in contracts or options, or (iv) in the types of contracts or options or commodities, currencies, securities or other interests traded by the Partnership shall not, without limitation, constitute a material change for this purpose.

     The Partnership is authorized to trade in the types of commodities, currencies, securities and other interests described in this Prospectus, and the Partnership and/or the CTA may change the types of commodities, currencies, securities and other interests being traded by the Partnership from time to time without notice to or the consent of the Limited Partners. See "PRINCIPAL RISK
                                                          ---
FACTORS--Limited Partners Will Not Participate in Management" and "No Notice of Trades or of Changes in Trading Method" above. The Partnership may trade in the interbank spot and forward markets and on regulated exchanges located in the United States and in non-United States jurisdictions. Prospective investors should be aware that trading on foreign exchanges is not subject to CFTC regulations and may involve greater risks than trading on exchanges located in the United States. See "PRINCIPAL RISK FACTORS--Trading on Foreign Exchanges,"
                   ---
"Trading in Forward Contracts," and "Influences on Trading Approaches" above.

     The CTA's trading program in which the Partnership's account will be traded is referred to by the CTA as its "FOREX INDEX Program." The FOREX INDEX Program is a systematic, trend following, computerized trading approach using multiple moving averages currently applied to eight different currency pairs. The currency pairs are allocated relative to their global trade flow weighting in the 1995 Bank of International Settlements foreign exchange survey (the "1995 BIS Survey"). The FOREX INDEX Program has a high correlation with the Barclay Currency Traders Index. The FOREX INDEX Program is intended to be leveraged so as to have similar return/risk parameters to the currency trading managers followed by the Barclay Currency Traders Index. The FOREX INDEX Program does not, however, attempt to include all currency pairs or currency programs. The general objective of the FOREX INDEX Program is to capture profit potential of the traded currency pairs using the above and below described "index" type approach to reflect global trade patterns. The FOREX INDEX Program is not correlated with traditional debt and equity investments.

     A determination will be made on a daily basis whether to be long or short the currency pairs being traded in the FOREX INDEX Program, with the information most important to determining trading signals being deviation of price from the moving averages. Trades made in the FOREX INDEX Program will be determined at a particular time during each day, and entered at a specified time on that day. It is contemplated that a long or short position will always be held in each currency pair, with the aggregate position at any one time being the sum of the component positions, netted together.

     The currency pairs that will currently be traded in the FOREX INDEX Program will be the currency pairs that make up approximately 68% of the total global currency volume as set forth in the 1995 BIS Survey, with those currency pairs on the date of this Prospectus being as follows: (i) U.S. Dollar/Japanese Yen;
(ii) British Pound/Japanese Yen; (iii) Deutsche Mark/Japanese Yen; (iv) Deutsche Mark/Swiss Franc; (v) U.S. Dollar/Deutsche Mark; (vi) U.S. Dollar/Swiss Franc;
(vii) U.S. Dollar/Canadian Dollar; and (viii) U.S. Dollar/British Pound. Effective January 1, 1999, certain European currencies will be replaced with a new currency known as the Euro. Of the types of currencies traded in the FOREX INDEX Program as of the date of this Prospectus, only the Deutsche Mark was to be replaced by the Euro. When that change occurs, the Euro will be traded in the currency pairs which otherwise included the Deutsche Mark.

     The FOREX INDEX Program utilizes a static allocation amongst the currency pairs being traded, with the allocation generally based upon world trade flow as set forth in the 1995 BIS Survey, with netted out moving averages.

     The currency pairs and their weightings and the allocation amongst the currency pairs within the FOREX INDEX Program may, however, be modified by the CTA from time to time in the CTA's sole discretion; for example, in order to maintain correlation with global trade flows.

     The CTA contemplates that from approximately 5% to 25% of an account traded in the FOREX INDEX Program will be committed as margin for trading at any one time and from time to time, but the percentage of assets committed as margin may be substantially more or less at any given time. See "PRINCIPAL RISK FACTORS--
                                                 ---
Futures Trading is Highly Leveraged" and "Margin Calls" above. No stops are utilized in the FOREX INDEX Program.

     Trading in the FOREX INDEX Program may be through futures and options on United States and foreign exchanges and in the interbank currency spot and forward markets. See "PRINCIPAL RISK FACTORS--Trading on Foreign Exchanges" and
                 ---
"Forward Contracts" above. The CTA may also utilize exchange for physicals and engage in over-the-counter transactions in the FOREX INDEX Program. Exchange for physicals is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market, simultaneously buying the cash position and selling the futures position, or vice versa. The CTA also may, but is not required to, utilize the Average Price System for those futures and options contracts where its use is authorized. Under the Average Price System, when multiple price executions are received on a "blocked" order, the prices will be averaged and confirmed to each account on the averaged basis, which will be computed by multiplying the execution prices by the quantities at those prices divided by the total quantities. See
                                                                   ---
"CONFLICTS OF INTEREST--Trading Decisions of the CTA" above.

     As indicated, the FOREX INDEX Program is a technical, computerized trading program, and the CTA does not contemplate that it will ever exercise subjective discretion over trades made in the FOREX INDEX Program.

     All of the CTA's trading methods, systems and strategies may be modified and adjusted from time to time, in the sole discretion of the CTA. As a result of any such changes, the prior track record of the CTA will not necessarily reflect the potential performance of current or future methods if they had been applied during earlier periods. See "PRINCIPAL RISK FACTORS--No Notice of Trades
                                ---
or of Changes in Trading Method" above.

     Prospective investors should also review "THE CTA--QUIET SYSTEMS LIMITED" and "PERFORMANCE RECORDS OF THE CTA" below for a further discussion of the CTA's experience and of the Trading Program and the CTA's other trading programs. Prospective investors should also review "PRINCIPAL RISK FACTORS" above for this purpose, in particular "Futures Trading is and Futures Prices are Speculative and Volatile" and "Futures Trading is Highly Leveraged" for a discussion of the volatility of and the use of leverage in the CTA's Trading Program.

     In order to participate in the Trading Program, the Partnership was required to execute an Advisory Agreement. Under the Advisory Agreement, the CTA is authorized to determine and make all of the Partnership's trades in the CTA's sole discretion. Various other terms and provisions of the Advisory Agreement are discussed in "CONFLICTS OF INTEREST--Agreements Required by the CTA" above.

     Various other agreements and documents were also required to be executed by the Partnership in order to be able to participate in the Trading Program and to establish and maintain the Partnership's trading account with the FCM. See
                                                                       ---
"FRISCHMEYER TRADING CORPORATION" and "FUTURES COMMISSION MERCHANT" below.

     The CTA will be managing accounts for other clients during the same period that the CTA is managing the Partnership's account. See "THE CTA--QUIET SYSTEMS
                                                    ---
LIMITED" below. The CTA is not prohibited from managing other accounts or from using for other accounts the same information and trading strategy obtained, produced or utilized in the performance of services for the Partnership. See
                                                                         ---
"PRINCIPAL RISK FACTORS--CTA Conflicts of Interest" and "CONFLICTS OF INTEREST-- Trading Decisions of the CTA" and "Other Business of CTA" above.

                      DETERMINATION OF THE OFFERING PRICE
                      -----------------------------------

     Units are initially offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily set by the General Partner. The amount was not based upon past or expected earnings and does not represent that the Units have or will have a market value of or can be resold or liquidated at that price. If the Minimum Units are sold prior to the close of the Minimum Units Offering Period, the funds of the Partnership will be released from escrow, and the Partnership will then commence trading at such time as is determined by the CTA, in the CTA's sole discretion. See "PLAN OF DISTRIBUTION"
                                                     ---
below.

     The Units which remain unsold after the Partnership has commenced trading may be offered for sale from time to time, in the sole discretion of the General Partner, at a price per Unit equal to the Net Asset Value Per Unit as of the opening of trading on the effective date of the purchase. The effective date of any purchase of Units after the Partnership has commenced trading will be the first business day of the month next following the date on which the General Partner accepts a duly executed subscription agreement and the required applicable capital contribution from the subscriber in question. See
                                                                 ---
"SUBSCRIPTION PROCEDURE" below. The Partnership will issue fractional Units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription for Units.

     The Partnership will calculate the Net Asset Value Per Unit on a monthly basis, and will make the Net Asset Value Per Unit available to prospective investors and Limited Partners upon request to the General Partner at the address or phone number set out in "SUMMARY OF THE OFFERING-The Partnership" on page 1 of this Prospectus. The organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC are amortized over a period of five (5) years for purposes of calculating the Net Asset Value Per Unit. See the
                                                                         ---
definitions of "Net Assets" and "Net Asset Value Per Unit" in "SUMMARY OF THE OFFERING - Glossary and Designation of Parties" above.

                              THE GENERAL PARTNER
                              -------------------

     Background of the General Partner. The General Partner and commodity pool
     ---------------------------------
operator of the Partnership is Portfolio Boost, L.L.C., an Iowa limited liability company. The General Partner will manage the business of the Partnership. The General Partner does have the right, however, to retain third parties to provide services to or on behalf of the Partnership, in the General Partner's sole discretion. The General Partner currently does not expect to retain any such third parties, other than to perform accounting, auditing, legal and other professional services.

     The CFTC requires a disclosure of the business background of the General Partner and of its principals for at least the five years preceding the date of this Prospectus, and such background is as follows.

     Portfolio Boost, L.L.C.
     ----------------------

     Portfolio Boost, L.L.C. is an Iowa limited liability company that was organized in May of 1998. Portfolio Boost, L.L.C.'s principal office is at Cornerstone at Cantera, 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555, telephone 1-877-RRRATIO. Portfolio Boost, L.L.C. is registered as a commodity pool operator with the CFTC, and is also a member of the NFA.

     Portfolio Boost, L.L.C. was organized for the purpose of serving as the general partner of the Partnership and of Portfolio Boost I, L.P., Portfolio Boost II, L.P., Portfolio Boost MJF, L.P. and Corn Belt Commodities Round Trip Limited Partnership, each of which are also Iowa limited partnerships which were formed to operate a commodity pool. Portfolio Boost, L.L.C. may also serve as the commodity pool operator for other new or existing pools in the future, and although no firm decision had been made as of the date of this Prospectus, Portfolio Boost, L.L.C. does contemplate organizing and offering various other pools in the future. See "PRINCIPAL RISK FACTORS--Other Pools of the General Partner or Mr. Raun" above.

     The trading accounts of Portfolio Boost I, L.P. and Portfolio Boost II, L.P. will be traded in, respectively, the CTA's Diversified Program and the CTA's Financial Program, which were the other trading programs which were offered by the CTA as of the date of this Prospectus. See "PERFORMANCE RECORDS OF THE CTA" below. A brief discussion of those trading programs is set forth in "PERFORMANCE RECORDS OF THE CTA" below. See also "INVESTMENT PROGRAM" above.
                                        --------
Portfolio Boost I, L.P. was formed in May, 1998, and Portfolio Boost II, L.P. was formed in June of 1998, and neither had accepted any capital contributions or had commenced trading as of the date of this Prospectus.

     The trading account of Portfolio Boost MJF, L.P. will be traded in one of the trading programs of Michael J. Frischmeyer. Portfolio Boost MJF, L.P. was formed in June of 1998, and had not accepted any capital contributions or commenced trading as of the date of this Prospectus.

     No offering of any units of limited partnership interest in Portfolio Boost I, L.P., Portfolio Boost II, L.P. or Portfolio Boost MJF, L.P. is being made pursuant to this Prospectus.

     Portfolio Boost, L.L.C. is also the general partner and commodity pool operator of Corn Belt Commodities Round Trip Limited Partnership ("CBC-RT"), which is also an Iowa limited partnership operating a commodity pool. Corn Belt Management, Inc., an Iowa corporation ("Corn Belt"), was the prior general partner and commodity pool operator of CBC-RT. Portfolio Boost, L.L.C. became the general partner and commodity pool operator of CBC-RT by virtue of the merger of Corn Belt with and into Portfolio Boost, L.L.C. in May, 1998. One of the assets obtained by Portfolio Boost, L.L.C. pursuant to its merger with Corn Belt was Corn Belt's registration as a commodity pool operator with the CFTC, and a new registration of Portfolio Boost, L.L.C. as a commodity pool operator therefore did not need to be filed with the CFTC and the NFA. Mr. Raun owned all of the issued and outstanding shares of stock of Corn Belt. As further discussed below, Mr. Raun owns all of the issued and outstanding stock of Vacation Partners, Inc., and Vacation Partners, Inc. owns all of the issued and outstanding voting units of Portfolio Boost, L.L.C.

     CBC-RT utilizes a different commodity trading advisor than the Partnership, and CBC-RT is not in any way related to or connected with this offering. CBC-RT is closed to new investors, and no offering of any units of limited partnership interest in CBC-RT is being made pursuant to this Prospectus.

     The audited balance sheet of Portfolio Boost, L.L.C. as of September 30, 1998 is attached hereto as Exhibit "D". See "EXPERTS" below.
                                        ---

     Jeffrey A. Raun ("Mr. Raun").
     ----------------------------

     Mr. Raun is the sole officer of the General Partner. Mr. Raun also owns all of the issued and outstanding shares of stock of Vacation Partners, Inc., an Iowa corporation. Vacation Partners, Inc. owns all of the voting units of the General Partner. See "THE GENERAL PARTNER--Members of the General Partner"
                 ---
below.

     Mr. Raun was born on June 23, 1956, and is presently a resident of the State of Illinois. Mr. Raun holds a bachelor's degree in agricultural economics from Iowa State University, Ames, Iowa. From late 1983 until January, 1994, Mr. Raun was a Senior Account Manager and Sales Team Leader for Learning International (formerly Xerox Learning Systems), Schaumburg, Illinois. Learning International was the world's largest corporate sales and management training organization. From June of 1978 until joining Learning International in June of 1983, Mr. Raun served as a sales representative for Shell Chemical Company, One Shell Plaza, Houston, Texas.

     Mr. Raun is the general partner and commodity pool operator for four (4) commodity pools, those being (i) Agri-Center Commodities, Ltd., an Iowa limited partnership ("Agri-Center"), (ii) Corn Belt Commodities Limited Partnership, an Iowa limited partnership ("Corn Belt I"), (iii) Corn Belt Commodities Limited Partnership II, an Iowa limited partnership ("Corn Belt II"), and (iv) Corn Belt Commodities Limited Partnership III, an Iowa limited partnership ("Corn Belt III"). The referenced commodity pools commenced trading in, respectively, 1980, 1983, 1985, and 1988. The units of limited partnership interest in each of the commodity pools were offered pursuant to Rule 504 of Regulation D and in various states pursuant to exemptions from registration available under the securities laws of those states. The referenced pools are still in operation, but are no longer open to new investors, and no offering of any units of limited partnership interest in any of those commodity pools is being made by this Prospectus. The aggregate capital contribution to all four pools was $1,800,000. None of these commodity pools utilize the services of the CTA.

     Mr. Raun was also the sole shareholder, director and officer of Corn Belt from the incorporation of Corn Belt in July, 1994 through the merger of Corn Belt with and into the General Partner in May, 1998, as discussed above. Corn Belt served as the general partner and commodity pool operator of CBC-RT. CBC-RT is a commodity pool which commenced trading in 1994. CBC-RT offered its units of limited partnership interest pursuant to Regulation A under the federal Securities Act of 1933 and in various states pursuant to either a registration of its units or exemptions from registration available under the securities laws of those states. CBC-RT is still in operation, but is closed to new investors, and no offering of any units of limited partnership interest in CBC-RT is being made pursuant to this Prospectus. The aggregate capital contribution to CBC-RT was $3,883,696.

     Mr. Raun is also the sole shareholder, director and officer of the Underwriter, Vacation Investors, Inc., an Iowa corporation. Vacation Investors, Inc. is registered as a fully disclosed broker dealer with the SEC and is a member of the NASD. Vacation Investors, Inc. was organized and incorporated on April 15, 1994 for the initial purpose of the offer and sale of units of limited partnership interest in CBC-RT. Vacation Investors, Inc. also serves as the underwriter for the offerings of the other limited partnerships for which the General Partner serves as the general partner, and also engages in other broker-dealer activities. See "PLAN OF DISTRIBUTION" below. Mr. Raun may participate in
                   ---
the offering of the Partnership's Units pursuant to his registration with Vacation Investors, Inc. Mr. Raun also provides general brokerage services to various persons and entities in that capacity.

     Mr. Raun has been registered with the CFTC as an Associated Person of Iowa Commodities, Ltd., Fort Dodge, Iowa since November 17, 1993. Iowa Commodities, Ltd. is registered as an introducing broker with the CFTC. Iowa Commodities, Ltd. will not, however, serve as the introducing broker for the Partnership or otherwise provide any services to the Partnership, and Iowa Commodities, Ltd. otherwise has no involvement with the Partnership or this offering.

     As indicated above, Mr. Raun serves as the commodity pool operator for Agri-Center, Corn Belt I, Corn Belt II, and Corn Belt III, and he has been registered with the CFTC as a commodity pool operator since October 4, 1982. Mr. Raun became a member of the NFA in April of 1983. Mr. Raun has also been registered with the CFTC as a commodity trading advisor since December 27, 1984. Mr. Raun served as the commodity trading advisor for Agri-Center, Corn Belt I, Corn Belt II and Corn Belt III from approximately 1984 through 1989. Mr. Raun was not serving as the commodity trading advisor for any accounts as of the date of this Prospectus, but he may act in that capacity at some point in the future.

     Members of the General Partner.
     ------------------------------

     The General Partner is an Iowa limited liability company that has two different classes of members. One class of members holds voting units in the General Partner, while the other class of members holds nonvoting units in the General Partner. As indicated above, all of the voting units of the General Partner are held by Vacation Partners, Inc. Vacation Partners, Inc. is an Iowa corporation that is wholly owned by Mr. Raun. Vacation Partners, Inc. was incorporated in April, 1998, and was formed for the purpose of holding the voting units in the General Partner. Vacation Partners, Inc. does not engage in any business.

     The nonvoting units of the General Partner have been issued to Dr. Mark and Rebecca Westberg, Dr. Craig and Elizabeth Rowles, Dr. Alan and Dorothy Raun, and Daniel and Kathleen Frieberg (collectively, the "Nonvoting Members"), each as joint tenants. The Nonvoting Members do not have the right to and will not participate in the day-to-day operation of the General Partner's business and similarly do not have the right and will not supervise or control Mr. Raun's activities on behalf of the General Partner, except only in certain limited circumstances specified in the Operating Agreement of the General Partner. See
                                                                           ---
"PRINCIPAL RISK FACTORS--Other Members of the General Partner" above. Even in those circumstances, however, it is contemplated that the Nonvoting Members will not participate in making any trading or operational decisions with respect to the Partnership, and that Mr. Raun will continue to serve as the sole officer of the General Partner and will, in that capacity, have full right and authority to make all operational decisions regarding the General Partner's services to the Partnership. A discussion of the business background of the Nonvoting Members is therefore not included in this Prospectus.

     Performance Records of the General Partner. The Partnership had not yet
     ------------------------------------------
commenced trading as of the date of this Prospectus, so this Prospectus does not contain any performance information for the Partnership. See "PERFORMANCE
                                                         ---
RECORDS OF THE GENERAL PARTNER" below, commencing on page 55. The General Partner also serves as the commodity pool operator for CBC-RT. CBC-RT had commenced trading as of the date of this Prospectus, and certain performance records regarding CBC-RT are included in "PERFORMANCE RECORDS OF THE GENERAL PARTNER" below.

     Trading by the General Partner, Mr. Raun and the Nonvoting Members;
     -------------------------------------------------------------------
Interest in the Pool. The General Partner, Mr. Raun and the Nonvoting Members
--------------------
may trade commodities and other interests for their own respective accounts. See
                                                                             ---
"CONFLICTS OF INTEREST--Other Pools and Trading by the General Partner and the Members of the General Partner" above. The records of any such trading activities and any written policies related to such trading will not be made available to Limited Partners.

     The General Partner and Mr. Raun may, but have no obligation to, purchase and hold Units. As of the date of this Prospectus, the General Partner had not acquired any Units, and Mr. Raun had contributed $1,000 to the capital of the Partnership in his capacity as the initial Limited Partner. The latter amount will be returned to Mr. Raun upon the admission of the first Limited Partner, as is provided in the Limited Partnership Agreement. See "PRINCIPAL RISK FACTORS--
                                                  ---
Purchase of Units by the General Partner or Mr. Raun" and "CONFLICTS OF INTEREST--Contributions by the General Partner and Mr. Raun" above. The Nonvoting Members may purchase Units, but no Nonvoting Member had acquired any Units as of the date of this Prospectus. See "PRINCIPAL RISK FACTORS--Other
                                         ---
Members of the General Partner" above.

     Compensation of General Partner. The compensation payable to the General
     -------------------------------
Partner is discussed in "DESCRIPTION OF CHARGES TO THE PARTNERSHIP" above.

                         THE CTA--QUIET SYSTEMS LIMITED
                         ------------------------------

     Business Background. The CTA is a corporation that was organized under the
     -------------------
laws of the Cayman Islands in March of 1998. The CTA was registered as a commodity trading advisor with the CFTC and became a member of the NFA effective in August, 1998. The CTA is not registered in any capacity under any laws of, or with any authorities from, any foreign country or jurisdiction.

     As of the date of this Prospectus, the CTA had not yet directed the trading for any client or account. The business of the CTA will be, however, the trading of accounts under the trading programs of CTA and the trading of accounts under any other trading programs as may be established by the CTA from time to time, in its sole discretion.

     All of the issued and outstanding shares of stock of the CTA are owned and held by The Dr. Raun Family Trust, a trust established and organized under the laws of the Cayman Islands (the "Trust"). The Trust is not actively engaged in any business, and was organized for the sole purpose of owning and holding the stock of the CTA and of one other commodity trading advisor. Neither the settlor nor the trustee of the Trust are identified or discussed in this Prospectus because they do not, in those capacities, in any way make, control or otherwise have any involvement with any trading decisions of the CTA or the day-to-day operations and business of the CTA. The settlor and/or some of the beneficiaries of the Trust may also, however, from time to time provide services to the CTA. The members of the board of directors and the officers of the CTA are set forth below, along with the other persons who provide any material services to CTA.

     The directors of the CTA are Dr. Alan Raun, of Cumming, Iowa, and Thomas Schnurr, of Fort Dodge, Iowa. John Leo O'Brien, of Paris, France, is the President and Secretary of the CTA. None of Dr. Raun, Mr. Schnurr, or Mr. O'Brien makes, controls or otherwise has any involvement with any trading decisions of the CTA, and a discussion of their business background is therefore not included in this Prospectus.

     The CTA's Trading Program is a computerized trading system that was developed by Nicholas Gogerty ("Mr. Gogerty"). See "INVESTMENT PROGRAM" above.
                                               ---
Mr. Gogerty has agreed to provide consulting services to the CTA. The business background and other information regarding Mr. Gogerty are set forth in "NICHOLAS GOGERTY" below.

     Performance Records. The performance records of the CTA are set forth in
     -------------------
"PERFORMANCE RECORDS OF THE CTA" below, beginning at page 57.

     Trading by the CTA; Interest in the Pool. The CTA may trade commodities and
     ---------------------------------------
other interests for its own account. See "PRINCIPAL RISK FACTORS--CTA Conflicts
                                     ---
of Interest" and "CONFLICTS OF INTEREST--Trading Decisions of the CTA" above. Such trades may or may not be in accordance with the CTA's trading approaches discussed at "INVESTMENT PROGRAM" above. See "CONFLICTS OF INTEREST--Trading
                                         ---
Decisions of the CTA" above. The records of any such trading activities and any written policies related to such trading will not be made available to Limited Partners.

     The CTA will not purchase any Units in the Partnership.

     Trading Policies and Practices. Some of the trading methods, systems and
     ------------------------------
strategies of the CTA are discussed at "INVESTMENT PROGRAM" above. See also
                                                                   --------
"PRINCIPAL RISK FACTORS" and "CONFLICTS OF INTEREST" above and "PERFORMANCE RECORDS OF THE CTA" below.

     Compensation of the CTA. The compensation to be received by the CTA will be
     -----------------------
paid by the General Partner, not the Partnership. See "DESCRIPTION OF CHARGES TO
                                                  ---
THE PARTNERSHIP--CTA and Underwriter Compensation" above.

                                NICHOLAS GOGERTY

     Business Background. As discussed in "THE CTA--QUIET SYSTEMS LIMITED"
     -------------------
above, the CTA's Trading Program is a computerized trading system that was developed by Mr. Gogerty. The CTA has entered into a Software Purchase and Service Agreement (the "Gogerty Agreement") with Mr. Gogerty whereby the CTA has purchased the software for the Trading Program (the "Software") from Mr. Gogerty. The limited warranty made by Mr. Gogerty with respect to the Software under the Gogerty Agreement expired in April, 1998, and Mr. Gogerty has not represented, warranted or otherwise guaranteed that the Software does not violate the copyright or other rights of any third parties or that trading pursuant to the Software will be error-free or uninterrupted or will generate any profits or otherwise be successful in any way. See "PRINCIPAL RISK FACTORS--
                                                   ---
Reliance on the CTA," and "Reliance on Software" above.

     Mr. Gogerty has also agreed to provide consulting services to the CTA pursuant to the Gogerty Agreement. The services include (i) undertaking to correct errors in the Software; (ii) developing updates and enhancements to the Software as are reasonably necessary to cause the Software to function as valid and current commodity trading advisory software; and (iii) monitoring the general operation of the Software, and, if Mr. Gogerty develops any concerns regarding the Software from such services, advising the CTA and Frischmeyer Trading Corporation of those concerns. Mr. Gogerty does not make any representations or warranties regarding the consulting services to be provided by Mr. Gogerty under the Gogerty Agreement, and there can be no assurance or guarantee that the use of the Software will be error free or uninterrupted or will generate any profits, or that any updates, upgrades or enhancements to the Software can or will be developed by Mr. Gogerty or the

CTA. See "PRINCIPAL RISK FACTORS--Reliance on the CTA," and "Reliance on
     ---
Software" above. Also, the Gogerty Agreement does not specify any term for the Gogerty Agreement, and there is no assurance or guarantee of Mr. Gogerty's continued services to the CTA. See "PRINCIPAL RISK FACTORS--Reliance on the CTA"
                               ---
above.

     Mr. Gogerty is providing his services pursuant to the Gogerty Agreement as an independent contractor, and Mr. Gogerty is not an employee, director, officer or an associated person of the CTA.

     Mr. Gogerty was born in Clinton, Iowa. He graduated in 1993 with a B.A. in Cultural Anthropology from the University of Iowa. In 1996, Mr. Gogerty received his M.B.A. from Ecole des Ponts et Chaussees, Paris, France. Mr. Gogerty held various programmer and research positions using thermodynamic modeling and CAD programs prior to graduating from the University of Iowa. He also was President and co-founder of ISYS Technologies, where his team designed and built PC and mainframe solutions for the financial services industry. ISYS Technologies was an Iowa corporation that was dissolved in 1993. Mr. Gogerty began working in the financial markets industry in 1994. Since then, he has held positions with Lakeshore Trading, Swiss Bank Corporation, and Banque National De Paris. His final responsibility at Banque National De Paris was Vice President, Senior Quantitative Trader, where he developed multiple strategies for quantitative currency funds. Mr. Gogerty's M.B.A. thesis entitled "Building a Winning Portfolio" allowed him to analyze markets in statistical terms and to develop the Software for the CTA's Trading Program. As indicated above, Mr. Gogerty has also developed the Software used in the CTA's Diversified Program and the CTA's Financial Program.

     Mr. Gogerty and certain members of his family are beneficiaries of the Trust.

     Mr. Gogerty was registered as a commodity trading advisor with the CFTC and become a member of the NFA in September, 1998.

     Performance Records. MR. GOGERTY HAS NOT PREVIOUSLY DIRECTED ANY ACCOUNTS.
     -------------------
As indicated, Mr. Gogerty has not previously directed trading for any accounts, and Mr. Gogerty does not contemplate during so in the future.

     Trading by Mr. Gogerty; Interest in the Pool. Mr. Gogerty may trade
     --------------------------------------------
commodities and other interests for his own account. See "CONFLICTS OF
                                                     ---
INTEREST--Key Persons of the CTA" above. The records of any such trading activities and any written policies related to such trading will not be made
                                                                 ---
available to Limited Partners.

     Mr. Gogerty will not purchase any Units in the Partnership.

     Compensation of Mr. Gogerty. Mr. Gogerty will not receive any compensation
     ---------------------------
from the Partnership. Any compensation received by Mr. Gogerty which is related to the Partnership will be payable solely by the CTA.

                        FRISCHMEYER TRADING CORPORATION

     One condition of the CTA's Advisory Agreement is that the Partnership maintain the FTC Agreement in full force and effect. Under the FTC Agreement, Frischmeyer Trading Corporation will act as the Partnership's agent for purposes of receiving the technical trading signals generated by the Software utilized by the CTA in the Trading Program and for communicating the trades which are directed to be made pursuant thereto to the FCM.

Frischmeyer Trading Corporation will also be authorized to receive and maintain, on the Partnership's behalf, trade confirmations, statements of purchase and sale, statements of open trade equity and monthly activity statements and all other statements or documents generated as a result of the Partnership's trading. Frischmeyer Trading Corporation will not exercise any discretion whatsoever in determining what trades will be made by the Partnership, but, as indicated, will rather only receive the technical trading signals generated by the Software and in turn communicate the trades which are directed to be made pursuant thereto to the FCM. Certain terms and provisions of the FTC Agreement are also discussed in "CONFLICTS OF INTEREST--Agreement With Frischmeyer Trading Corporation" above. Frischmeyer Trading Corporation will be acting as the Partnership's agent, and the CTA will have no liability or responsibility whatsoever for any acts or omissions of Frischmeyer Trading Corporation. See
                                                                         ---
"CONFLICTS OF INTEREST--Agreement With Frischmeyer Trading Corporation" above.

     Frischmeyer Trading Corporation is a corporation organized under the laws of the State of Iowa, and has its main business office in Fort Dodge, Iowa. Frischmeyer Trading Corporation is registered as a commodity trading manager with the Ontario, Canada Securities Commission, and as a commodity trading advisor with the CFTC. As of the date of this Prospectus, Frischmeyer Trading Corporation was offering one trading program that was available only to citizens or residents of Canada. The referenced trading program of Frischmeyer Trading Corporation does not utilize any of the trading methods, systems or strategies that are utilized by the CTA under any of the CTA's trading programs, and is otherwise not in any way related to or connected with the CTA.

     The services to be provided to the Partnership by Frischmeyer Trading Corporation will be provided primarily through or under the direction of Michael
J. Frischmeyer ("Mr. Frischmeyer"), who is the sole director and officer of Frischmeyer Trading Corporation.

     Mr. Frischmeyer was born in 1953. Mr. Frischmeyer graduated from Iowa State University, Ames, Iowa, in 1976, with a bachelor of science degree in agricultural business. From March of 1976 to November of 1979, Mr. Frischmeyer was an account executive in the brokerage business of Stark Brokerage, Inc., Fort Dodge, Iowa. In November of 1979, Mr. Frischmeyer joined North Iowa Commodities, now known as Iowa Commodities, Ltd. ("ICL"). Mr. Frischmeyer is registered as an associated person of ICL with the CFTC, and is also currently the Vice President and a minority shareholder of ICL. Mr. Frischmeyer also has various management and administrative duties in ICL. ICL serves as an introducing broker for various traders, is registered as an introducing broker with the CFTC, and is also a member of the Chicago Board of Trade. ICL's offices are located in Fort Dodge, Iowa.

     Mr. Frischmeyer has also been registered with the CFTC as a commodity trading advisor since October 12, 1984, and, in that capacity, directs the trading for a substantial number of discretionary accounts for various individuals and entities. Mr. Frischmeyer is also registered as a trading manager with the Ontario, Canada Securities Commission. The trading programs of Mr. Frischmeyer do not utilize any of the trading methods, systems or strategies utilized by the CTA under any of the CTA's trading programs, and are otherwise not in any way related to or connected with the CTA.

     Mr. Frischmeyer is also a registered representative of the Underwriter. Mr. Frischmeyer will not, however, solicit investors for the Partnership and does not otherwise engage in any substantial activities on behalf of the Underwriter.

     Mr. Frischmeyer also has other business interests and ventures, and he and certain members of his family are beneficiaries of the Trust. See "THE CTA--
                                                               ---
QUIET SYSTEMS LIMITED" above.

     CRS Management Co., a corporation organized under the laws of the State of Iowa, owns all of the issued and outstanding shares of stock of Frischmeyer Trading Corporation, and C. Richard Stark, of Fort Dodge, Iowa, and Mr. Frischmeyer own all of the issued and outstanding shares of stock of CRS Management Co. Neither Mr. Stark nor CRS Management Co. make or participate in and are not otherwise involved in any way with any operational decisions for Frischmeyer Trading Corporation or any trading or operational decisions for the CTA.

     The following capsule shows the past performance of Frischmeyer Trading Corporation's trading program since the inception of the trading program (in June, 1998) and year-to-date (through September 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
--------------------------------------------------------------------------------

                                     1998
                               (June-September)

--------------------------------------------------------------------------------

                                    (3.81%)
--------------------------------------------------------------------------------


Name of Commodity Trading Advisor:  Frischmeyer Trading Corporation
Name of Trading Program:  Managed Account Program ("Managed  Program")
Date Commodity Trading Advisor Began Trading Client Accounts: June 1, 1998
Date When Client Funds Began Being Traded Pursuant To The Managed Program:
 June 1, 1998
Number of Accounts Directed Pursuant To The Managed Program (as of
 September 30, 1998): 2
Total Assets Under Management of Frischmeyer Trading Corporation (as of
 September 30, 1998):  $111,659
Total Assets Traded Pursuant To The Managed Program (as of September 30, 1998):
 $111,659
Largest Monthly Draw-Down** For The Managed Program Since Inception
 and Year-to-Date (through September 30, 1998):   7-98/5.20% of client funds
Worst Peak-to-Valley Draw-Down*** For The Managed Program Since Inception and
 Year-to-Date (through September 30, 1998):   7-98 to 8-98/5.20% of net asset
 value
Number of Accounts Closed with Positive Net Performance (Profits) Since
 Inception and Year-to-Date (through September 30, 1998):  -0-
Number of Accounts Closed with Negative Net Performance (Losses) Since Inception and Year-to-Date (through September 30, 1998): -0-

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period.

*** "Worst Peak-to-Valley Draw-Down" is defined by applicable CFTC regulations to mean the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-

     The above performance capsule has been included in this Prospectus in order to comply with certain regulations of the CFTC. Prospective investors must be aware that, as indicated above, Frischmeyer Trading Corporation will not exercise any discretion with respect to the trades of the Partnership. In addition, Frischmeyer Trading Corporation's trading program is materially different than the CTA's Trading Program since Frischmeyer Trading Corporation's trading program is a subjective trading program, while the CTA's Trading Program is a computerized, technical program. Given this, prospective investors should not assume that the performance of Frischmeyer Trading Corporation's trading program will be indicative of or in any way similar to the Partnership's or the CTA's performance.


                  PERFORMANCE RECORDS OF THE GENERAL PARTNER
                  ------------------------------------------

     THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. As indicated, the Partnership had not commenced trading as of the date of this Prospectus, and this Prospectus therefore does not contain any performance records or other performance information regarding the Partnership. See "PRINCIPAL RISK FACTORS--Partnership Has No Operating History" above.
---

     Certain supplemental performance information for the Partnership is, however, attached to this Prospectus as Appendix 1. The supplemental performance information presented in Appendix 1 is hypothetical performance information, and the footnotes and assumptions following the table in Appendix 1 further describe the supplemental performance information presented in Appendix 1 and need to be carefully considered in connection with a review of Appendix 1. Prospective investors must also carefully review the disclosures on the cover page to Appendix 1 regarding the many limitations which are inherent in hypothetical performance information.

     The regulations of the CFTC require that the disclosure document of a commodity pool operator include certain performance information regarding each other commodity pool operated by the commodity pool operator. As of the date of this Prospectus, the General Partner was also serving as the commodity pool operator for four (4) other commodity pools, those being Portfolio Boost I, L.P., Portfolio Boost II, L.P., Portfolio Boost MJF, L.P. and CBC-RT. See "THE
                                                                      ---
GENERAL PARTNER" above. None of Portfolio Boost I, L.P., Portfolio Boost II, L.P., or Portfolio Boost MJF, L.P. had, however, accepted any capital contributions or commenced trading as of the date of this Prospectus. This Prospectus therefore does not contain any performance records for any of those commodity pools.

     CBC-RT commenced trading prior to the date of this Prospectus, and certain performance information, along with a summary discussion of the fees payable by CBC-RT, is set forth below. Prospective investors must be aware, however, that CBC-RT does not utilize the CTA, and that the commodity trading advisor for CBC-RT utilizes fundamental trading methods, systems and strategies which are materially different from the technical trading methods, systems and strategies utilized by the CTA in the CTA's Trading Program. See "PRINCIPAL RISK FACTORS--
                                                  ---
Influences on Trading Approaches" above. CBC-RT also pays different fees than the Partnership. Past performance is not necessarily indicative of future results in any event, but given those differences, the performance information for CBC-RT should not be relied upon as any indication of the Partnership's potential performance. Prospective investors should also note that the General Partner temporarily suspended trading by CBC-RT on April 30, 1998, because the trading of CBC-RT's account by its commodity trading advisor had failed to generate any profits since 1995. CBC-RT did recommence trading, however, on July 1, 1998. See "PRINCIPAL RISK FACTORS--
                                              ---
Futures Trading Is and Futures Prices Are Speculative and Volatile" above. The commodity trading advisor for CBC-RT is Michael J. Frischmeyer. Mr. Frischmeyer will be the commodity trading advisor for Portfolio Boost MJF, L.P.


     CBC-RT is a single advisor pool that does not have a guarantee feature. The following capsule shows the annual past performance of CBC-RT since the inception of trading by CBC-RT (in December, 1994) and year-to-date (through September 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
================================================================================
            1994         1995    1996       1997           1998
      (December only)                                 (January through
                                                  September 30, 1998)*****
--------------------------------------------------------------------------------

          (1.21%)        15.7%  (27.6%)    (19.8%)         (3.15%)
--------------------------------------------------------------------------------


Name of Pool:  Corn Belt Commodities Round Trip Limited Partnership
Type of Pool:  Publicly offered, but currently closed to new investors
Date of Inception of Trading:  December 30, 1994
Aggregate Gross Capital Subscriptions to the Pool (as of September 30, 1998):
 $3,883,696
Pool's Net Asset Value (as of September 30, 1998): $1,904,825.15
Largest Monthly Draw-Down** Since Inception of Trading and Year-to-Date (through
 September 30, 1998): 8-96/13.9% of net asset value***
Worst Peak-to-Valley Draw-Down**** Since Inception of Trading and Year-to-Date
 (through September 30, 1998):  5-96 to 4-98/54.2% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.


** "Draw-Down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period.

*** "Net Asset Value" is defined by applicable CFTC regulations to mean total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

**** "Worst Peak-to-Valley Draw-Down" is defined by applicable CFTC regulations to mean the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

***** The General Partner temporarily suspended trading by CBC-RT on April 30,
      1998, given the failure of the Partnership's trading to generate any profits since 1995. The General Partner reinstituted trading on July 1, 1998.

      CBC-RT pays the General Partner a monthly incentive fee equal to 15% of the new trading profits of CBC-RT for each month, if any. CBC-RT also pays the General Partner a monthly management fee of one-third of one percent of CBC-RT's net assets as of the close of business on the last business day of each month. The commodity trading advisor's compensation with respect to CBC-RT is the commodity trading advisor's receipt of a portion of the brokerage commissions payable on trades made by CBC-RT. CBC-RT is also responsible for all brokerage commissions, exchange and NFA fees and other trading costs and expenses. The range of commissions payable by CBC-RT as of the date of this Prospectus was between $40 and $64 per contract, with an average of approximately $56. The other operating expenses of CBC-RT, such as legal and accounting and auditing fees, will likely be lower than the operating expenses of the Partnership given that CBC-RT is closed to new investors and that CBC-RT's offerings were not registered offerings, as is the case with respect to the Partnership.

     THE RESULTS SET FORTH IN THE ABOVE PERFORMANCE CAPSULE ARE NOT INDICATIVE OF ANY RESULTS WHICH MAY BE ATTAINED BY THE GENERAL PARTNER OR THE PARTNERSHIP. NO REPRESENTATION IS MADE THAT THE PARTNERSHIP WILL, OR IS LIKELY TO, ACHIEVE PROFITS SIMILAR TO THOSE SHOWN. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

     No performance records for the four limited partnerships for which Mr. Raun serves as the general partner and commodity pool operator are included in this Prospectus because (i) they are not required under the CFTC's regulations, (ii) none of those limited partnerships utilize the CTA, (iii) the commodity trading advisor for the limited partnerships utilizes fundamental trading methods, systems and strategies which are materially different from the technical trading methods, systems and strategies utilized by the CTA in the CTA's Trading Program, and (iv) the referenced limited partnerships pay different fees than the Partnership. Further, to the extent the performance of such limited partnerships was somehow deemed to be relevant, it is noteworthy that the commodity trading advisor for the limited partnerships is the same commodity trading advisor utilized by CBC-RT. The performance records of CBC-RT set forth above are therefore somewhat representative of the performance of the four limited partnerships for which Mr. Raun serves as the general partner and commodity pool operator during the period presented for CBC-RT.



                        PERFORMANCE RECORDS OF THE CTA
                        ------------------------------

     NEITHER THE CTA NOR ANY OF ITS TRADING PRINCIPALS HAVE PREVIOUSLY DIRECTED ANY ACCOUNTS.

     As of the date of this Prospectus, the CTA was offering three trading programs, the FOREX INDEX Program (which is the Trading Program in which the Partnership's account is traded), the Diversified Program and the Financial Program. The accounts of Portfolio Boost I, L.P. and Portfolio Boost II, L.P. will be traded in the latter programs. See "THE CTA--QUIET SYSTEMS LIMITED"
                                       ---
above. The CTA had not, however, directed the trading of any accounts as of the date of this Prospectus. See "PRINCIPAL RISK FACTORS--CTA Has No Experience or
                         ---
Operating History" and "THE CTA--QUIET SYSTEMS LIMITED" above. No actual performance records of the CTA are therefore included in this Prospectus for prospective investors to review and consider.

     Once the CTA has begun to direct the trading of accounts, the performance record of the CTA will be separated to show its trading programs separately. The Partnership's account will be traded as part of the

CTA's FOREX INDEX Program. The CTA's performance records that will be most relevant to making an investment decision with respect to the Partnership will therefore be the CTA's performance records for its FOREX INDEX Program.

     Prospective investors should be aware that any performance information provided to prospective investors regarding the CTA's trading programs may be presented on a composite basis. Prospective investors should also be aware that composite performance results tend to create an "averaging effect" on the performance of the accounts. Further, prospective investors should recognize that different accounts can have varying investment results, even though they have been traded according to the same general trading approach. The results of individual accounts may therefore be better or worse than the composite performance results shown.


     Financial Program of the CTA.
     ----------------------------

     One of the CTA's other trading programs is referred to by the CTA as its "Financial Program." The Financial Program is a systematic, trend following, computerized trading approach utilizing multiple moving averages and a breakout system applied to the financial instruments, currencies, indices and interest rate contracts traded in the Financial Program, which are discussed below. The general objective of the Financial Program is to maximize profit from trading in the financial instruments, currencies, indices and interest rate contracts traded in the Financial Program. The Financial Program is not correlated with traditional debt and equity investments.

     The Financial Program will limit its trading to various financial instruments, currencies, indices and interest rate contracts. The particular financial instruments, currencies, indices and interest rate contracts traded in the Financial Program may be modified by the CTA from time to time, in its sole discretion.

     The Financial Program utilizes an optimized allocation amongst the financial instruments, currencies, indices and interest rate contracts being traded, with the allocation being determined pursuant to an optimized Markowitz mean variance. The allocation amongst the types of financial instruments, currencies, indices and interest rate contracts being traded in the Financial Program may, however, be modified or reoptimized by the CTA from time to time, in the CTA's sole discretion.

     The CTA contemplates that from approximately 5% to 25% of an account traded in the Financial Program will be committed as margin for trading at any one time and from time to time, but the percentage of assets committed as margin may be substantially more or less at any given time. No stops are utilized in the Financial Program.

     Trading in the Financial Program may be through futures and options on United States and foreign exchanges and in the interbank currency spot and forward markets.

     Although the Financial Program is a technical, computerized trading program, the CTA does have the right to exercise subjective discretion over trades in times of extremely unusual market conditions, such as when historically unusual economic, political or other risks make it prudent, in the CTA's discretion, to reduce the trading risks involved.


     Diversified Program of the CTA.
     ------------------------------

     The CTA's other trading program is referred to by the CTA as the "Diversified Program." The Diversified Program is a systematic, trend following, computerized trading approach utilizing multiple moving averages and a breakout system applied to several types of markets, which are discussed below. The general objective of the Diversified Program is to maximize profit from trading in the markets traded in the Diversified Program. The Diversified Program is not correlated with traditional debt and equity investments.

     The types of markets that may currently be traded in the Diversified Program are as follows: (i) grains; (ii) energies; (iii) metals; (iv) currencies; (v) interest rates; and (vi) other financial interests. The types of markets traded in the Diversified Program may, however, be modified by the CTA from time to time, in its sole discretion.

     The Diversified Program utilizes an optimized allocation amongst the types of markets being traded, with the allocation being determined pursuant to an optimized Markowitz mean variance. The allocation amongst the types of markets within the Diversified Program may, however, be modified or reoptimized by the CTA from time to time, in the CTA's sole discretion.

     The CTA contemplates that from approximately 5% to 25% of an account traded in the Diversified Program will be committed as margin for trading at any one time and from time to time, but the percentage of assets committed as margin may be substantially more or less at any given time. No stops are utilized in the Diversified Program.

     Trading in the Diversified Program may be through futures and options on United States and foreign exchanges and in the interbank currency spot and forward markets. The CTA may also utilize exchange for physicals and engage in over-the-counter transactions in the Diversified Program.

     Although the Diversified Program is a technical, computerized trading program, the CTA does have the right and may exercise subjective discretion over trades in times of extremely unusual market conditions, such as when historically unusual economic, political or other risks make it prudent, in the CTA's discretion, to reduce the trading risks incurred.

     The Diversified Program provides clients of the CTA with additional diversification options within the managed futures industry. See "PRINCIPAL RISK
                                                             ---
FACTORS--Lack of Diversification" above. See also "POTENTIAL ADVANTAGES--Asset
Allocation Support" above.               --------


                          FUTURES COMMISSION MERCHANT
                          ---------------------------

     First Options of Chicago, Inc. (the "FCM") has been selected as the initial futures commission merchant for the Partnership. The FCM has an agreement with LBS Limited Partnership, an Illinois limited partnership ("LBS"), whereby LBS will execute all of the trades of the Partnership, but will give up all of such trades to the FCM for clearing. LBS is registered as a futures commission merchant with the CFTC, but is a non-clearing member. The CTA will communicate all of the trades of the Partnership to either the FCM or LBS. The FCM may be changed by the General Partner at any time.

     The FCM is a Chicago-based commodities brokerage firm whose principal business is the clearing of futures, options and securities for its customers. The FCM is registered as a futures commission merchant with the CFTC, and is also registered as a securities broker-dealer. The FCM is also a member of the NFA and the National Association of Securities Dealers, as well as a member of major futures and securities exchanges in the United States. The FCM is also a clearing member of the Chicago Board of Trade and the Chicago Mercantile

Exchange and has established facilities to handle business on all other exchanges on which the Partnership currently contemplates trading.

     As futures commission merchant for the Partnership, the FCM's services are limited solely to providing clearing services, and the FCM does not have any responsibility or authority to, and will not, supervise the actions of the CTA, the Partnership or the General Partner. Also, the FCM's agreement to clear trades for the Partnership does not constitute an endorsement or recommendation by the FCM of the Partnership, this offering, the General Partner, Frischmeyer Trading Corporation, the CTA, or the CTA's Trading Program. The foregoing limitations are also applicable to LBS.

     The Partnership's arrangements with the FCM are terminable by the Partnership at any time. The only written agreements or arrangements that have been entered into between the Partnership and the FCM are the FCM's standard customer account agreements. See "INVESTMENT PROGRAM" above.
                             ---
     The Partnership has not retained any introducing broker, and does not intend to do so.

     The regulations of the CFTC provide that a commodity pool operator must disclose any material administrative, civil or criminal action, whether pending or concluded, within five years preceding the date of the commodity pool operator's disclosure document, against, among others, the pool's futures commission merchant. As a futures commission merchant, the FCM is involved in litigation and regulatory actions on an on-going basis. However, during the five years preceding the date of this Prospectus, there have been no administrative, civil or criminal actions against the FCM which the General Partner believes are material to an investor in making an investment decision regarding the Partnership, except for the matters described in the following paragraphs.

     The FCM is indirectly owned by Spear, Leeds, Kellogg, a New York partnership that is registered as a futures commission merchant and broker-dealer. On September 8, 1993, Spear, Leeds, Kellogg settled an administrative complaint filed by the CFTC. The complaint charged Spear, Leeds, Kellogg with two violations of the Commodity Exchange Act and CFTC regulations regarding willful transmittal of false reports and failure to supervise. Without admitting or denying the allegations contained in the complaint, Spear, Leeds, Kellogg consented to a settlement agreement whereby it agreed to cease and desist from further violations and paid a fine in the amount of $325,000. The New York Stock Exchange brought a disciplinary action against Spear, Leeds, Kellogg based on the same transactions that were the subject of the referenced CFTC proceeding. On June 23, 1993, Spear, Leeds, Kellogg settled that proceeding by entering into a Stipulation of Facts and Consent to Penalty whereby Spear, Leeds, Kellogg was censured and fined $75,000 by the New York Stock Exchange.

     In January of 1994, a customer of the FCM was awarded $886,000 in an NASD arbitration proceeding which had been instituted by the customer against the FCM. The amount which had been sought by the customer was $5,800,000. The customer's claims against the FCM related to margin calls, misrepresentations and other clearing and breach of contract disputes.

     Although the above referenced matters regarding the FCM are material in nature, the General Partner does not believe that the matters are indicative of the FCM's standard business practices. The General Partner's belief is based upon the FCM's having served as the futures commission merchant for some of the limited partnerships for which Mr. Raun serves as the general partner in his individual capacity since late 1992, and the General Partner's review of public records supplied by the NFA and the NASD regarding claims and actions brought against the FCM in the five (5) year period preceding the date of this Prospectus. Although those records do reveal various other actions or claims have been brought against the FCM, the General Partner does not believe such other actions or claims are material in number or of a material nature.

     As of the date of this Prospectus, the round turn commission payable by the Partnership for trades cleared by the FCM was fixed at $11.00. See "DESCRIPTION
                                                               ---
OF CHARGES TO THE PARTNERSHIP--Futures Commission Merchant; Brokerage Commissions" above. The commissions payable by the Partnership are divided between the FCM and LBS. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--
                         ---
Allocation of Commissions" above. The Partnership is also obligated to pay exchange and NFA fees and all other costs and expenses incidental to or incurred in connection with the Partnership's trading. See "DESCRIPTION OF CHARGES TO THE
                                              ---
PARTNERSHIP--Other Expenses" above. The brokerage commissions, exchange and NFA fees and other trading fees, costs and expenses are subject to change from time to time.

                   TRANSFERABILITY AND LIQUIDATION OF UNITS
                   ----------------------------------------

     The following is a summary and general description of a Limited Partner's limited transfer and liquidation rights. Prospective investors must read the Limited Partnership Agreement for complete details of the terms and conditions of a Limited Partner's limited transfer and liquidation rights. See, in
                                                                ---
particular, Articles IV and VIII of the Limited Partnership Agreement.

     When a purchaser of Units is admitted to the Partnership as a Limited Partner, the Limited Partner is registered on the books and records of the Partnership as the owner of those Units. The registered holder is entitled to receive all distributions, allocations of profits and losses and withdrawals or reductions of the capital account with respect to such Units, and to vote on any matters submitted to the vote of the Limited Partners.

     A Limited Partner may not sell, transfer, assign, hypothecate, pledge, or otherwise dispose of any Unit (whether voluntarily, involuntarily or by operation of law) unless and until all of the following conditions shall have been satisfied, except that the General Partner may, in its sole discretion, waive any one or more of the conditions specified in subclauses (ii) and (iv) below: (i) the assignor and the assignee shall have delivered a written instrument of assignment and assumption in a form satisfactory to the General Partner; (ii) after the assignment, neither the assignee nor the assignor, if the assignor has retained any part of a Unit, shall hold Units that represent less than the minimum initial investment in the Partnership as then established by the General Partner (currently $5,000), except for transfers by gift, inheritance, intra family transfers, family dissolutions and transfers to affiliates; (iii) the General Partner shall have consented in writing to the assignment, which consent shall be granted if the other conditions are met (or have been waived by the General Partner) and in the opinion of the Partnership's counsel such assignment (1) may be effected without registration under any applicable securities laws, (2) will not violate any applicable laws or governmental rules or regulations, including securities laws or limited partnership laws, and (3) will not jeopardize the status of, or cause a termination of, the Partnership or the Partnership's tax year for federal income tax purposes nor affect the characterizations or treatment of income or loss; and (iv) the assignee agrees to pay all reasonable expenses incurred in connection with the assignment, including attorney's fees. Each Limited Partner shall, in connection with the assignment of any Unit, and upon the request of the General Partner, execute such documents and perform such other acts as the General Partner deems appropriate to preserve the limited liability status of the Partnership. A Limited Partner ceases to be a limited partner for all purposes upon assignment of all of the Limited Partner's Units. No assignment shall, however, relieve a Limited Partner of any obligation under the Limited Partnership Agreement without the express written consent of the General Partner. Any purported assignment of a Unit which is not made in compliance with the Limited Partnership Agreement is null and void and of no force and effect whatsoever.

     The Partnership is not required to recognize any assignment of any Unit until the effective date of the assignment. The effective date of an assignment of a Unit shall be the date designated in the written instrument whereby the General Partner consents to the assignment, which date shall be not later than (but may in the sole discretion of the General Partner be prior to) the first business day of the month next following the date on which all conditions precedent to such assignment have been satisfied.

     Unless and until an assignee becomes a substituted Limited Partner in accordance with the provisions set forth in the Limited Partnership Agreement, the assignee shall only have the right to receive the share of the profits, losses, distributions and returns of capital (including pursuant to a liquidation of Units) to which the assignor would be otherwise entitled to with respect to the assigned Units.

     The Limited Partnership Agreement provides that each Limited Partner shall have the right to allow and cause an assignee of the Limited Partner's Units to become a substituted Limited Partner with respect to those Units in the place of such assigning Limited Partner, without the consent of the General Partner or any of the other Partners. Any assignment effectuated in accordance with the Limited Partnership Agreement shall be deemed to cause the assignee to be a substituted Limited Partner with respect to the assigned Units unless otherwise designated by the assignor of the Units. In addition, and notwithstanding any reservations or objections of the assignor of the Units, an assignee of any Units may be substituted as a Limited Partner as to such Units upon and with the consent or vote of all of the Partners, other than the assignor of the Units. The effective date of a substitution of an assignee of a Unit made by the assignor shall be the date designated in the written instrument whereby the General Partner consents to the assignment if the substitution is made at the time of the assignment of the Unit, or upon receipt by the General Partner of written notice thereof from the assignor if the substitution is made at a later time. The effective date of a substitution of an assignee of a Unit made pursuant to the consent or vote of all of the other Partners shall be the date upon which the requisite consent or vote has been obtained. An assignee of Units who has become a substituted Limited Partner with respect to those Units shall have all of the rights of a Limited Partner with respect to those Units, including the right to vote.

     A Limited Partner may withdraw from the Partnership and liquidate Units held by the Limited Partner only with the consent of the General Partner, which consent shall be given only if the following conditions are satisfied. A Limited Partner must give the General Partner written notice (a "Liquidation Notice") of the intention of the Limited Partner to liquidate Units, and stating the date on which liquidation is desired, which date must be the first business day of any month. The Liquidation Notice must be received by the General Partner no later than 12:00 noon on the sixtieth (60th) business day immediately preceding the desired effective date of liquidation or by such later date as may be acceptable to the General Partner, in the General Partner's sole discretion. Any liquidation request approved by the General Partner shall be effective as of the opening of trading on the first business day of the month specified in the Liquidation Notice.

     The liquidation price per Unit shall be equal to the Net Asset Value Per Unit as of the effective time and date of the liquidation. "Net Asset Value Per Unit" means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of outstanding Units at that time. Net Assets for this purpose means the Partnership's total assets minus the Partnership's total liabilities, determined in accordance with generally accepted accounting principles, except that for purposes of calculating the Net Asset Value Per Unit, Net Assets are determined by amortizing all organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC over a period of five (5)
years. The term "Net Assets" is defined at "SUMMARY OF THE OFFERING--Glossary and Designation of Parties" above. From the time of the General Partner's receipt of a Liquidation Notice to the effective time and date of the liquidation, the Units will remain at risk in the business of the Partnership and the liquidation price for the Units shall not be fixed. Subsequent to the effective time and date of a liquidation, however, the liquidation price per Unit shall be fixed at the Net Asset Value Per Unit as of the effective time and date of the liquidation. In other words, Limited Partners are subject to any change in the Net Asset Value Per Unit occurring between the date of the request for liquidation and the effective time and date of the liquidation, which may be a period of at least sixty (60) days. Given the volatile nature of futures trading, the Net Asset Value Per Unit could change significantly, for better or worse, during that period. See "PRINCIPAL RISK FACTORS--Limited Ability to
                           ---
Assign and Liquidate Investment in Units" above. The General Partner will not assess any charges in connection with liquidations, but reserves the right to do so in the future.

     A Limited Partner may request liquidation of less than all of the Limited Partner's Units upon the same terms and conditions as otherwise provided in the Limited Partnership Agreement; provided, however, that the General Partner may, in the General Partner's sole discretion, refuse any request for a partial liquidation if the liquidation would cause the capital account of the Limited Partner to be less than the minimum initial investment amount as then established by the General Partner (as of the date of this Prospectus, $5,000).

     The General Partner shall give written notice to a Limited Partner within ten (10) days after the first business day of the applicable month of whether or not the Limited Partner's Units have been liquidated. Subject to delays in payment as provided by the Limited Partnership Agreement (as discussed in the following paragraph), payment for liquidated Units shall be made by the Partnership within thirty (30) days after the first business day of the applicable month.

     Prospective investors must be aware that the Limited Partnership Agreement provides that if the number of liquidations requested for any month or over any other given period of time, in the opinion of the General Partner, threatens the termination of the Partnership or the Partnership's tax year or is otherwise detrimental to the tax status of the Partnership, the General Partner may, but is not required to, select by lot only so many liquidations as will, in its judgment, not result in such consequences. Any Units not liquidated in this event shall remain at risk in the business of the Partnership and shall not be liquidated absent another Liquidation Notice given by the Limited Partner in the manner as otherwise provided in the Limited Partnership Agreement. In addition, the General Partner may, but is not required to, temporarily suspend all liquidations if, in the General Partner's judgment, special circumstances exist such that additional liquidations would impair the ability of the Partnership to meet its objectives, and under special circumstances the Partnership may also, but is not required to, delay payment for liquidated Units until the special circumstances have been remedied or otherwise rectified. Examples of special circumstances for either of these purposes include (i) the inability to generate sufficient cash to effect liquidations, (ii) where such cash can only be generated by sustaining significant losses, (iii) the inability to liquidate open positions, or (iv) the default or delay in payments which are due the Partnership from brokers or other persons. In the event of a suspension of liquidations, all Units will remain at risk in the business of the Partnership and shall not be liquidated absent a Liquidation Notice given following the lifting of the suspension by the General Partner and in the manner otherwise provided in the Limited Partnership Agreement. While the General Partner may indefinitely postpone liquidations or payment of liquidations, the General Partner does intend to honor liquidation requests at the earliest practicable time when adverse results to the Partnership will not occur. Partnership capital will, however, in all events be the only source for funds with which to effect liquidation requests, and for the reasons stated above, such requests may be pending indefinitely.

     The General Partner shall cause a notice to be given to each Partner within seven (7) business days from the date of the date (the "Decline Date") upon which there shall have been a decline in the Net Asset Value Per Unit to less than fifty percent (50%) of the Net Asset Value Per Unit as of the close of business on the day which is one (1) year prior to such Decline Date. See "THE
                                                                      ---
LIMITED PARTNERSHIP AGREEMENT--Notice to Limited Partners" below. In such event, trading by the Partnership shall be temporarily suspended for a period of thirty
(30) calendar days, beginning on the date of the General Partner's notice, during which time Partners shall have the right to request liquidation of their Units. The General Partner shall honor all liquidation requests which are received by the General Partner prior to the close of said thirty (30) calendar day period; provided, however, that such requests may also be denied or suspended in the circumstances described in the preceding paragraph. Liquidations in this event shall be effective as of the opening of trading on the business day next following the General Partner's receipt of written notice of liquidation from the Partner.

     The General Partner shall also cause a notice to be given to each Partner prior to effecting any material change related to brokerage commissions. Any such change shall not be made for thirty (30) calendar days, during which time the Partners will have the right to request liquidation of their Units as otherwise provided in the Limited Partnership Agreement.

     Prospective investors must understand that the opportunity to liquidate Units is in the nature of a right of presentment, and any such liquidation shall be conditioned upon the then existing circumstances of the Partnership. Partners therefore do not have an absolute right of liquidation with respect to their Units. See "PRINCIPAL RISK FACTORS--Limited Ability to Assign and Liquidate
       ---
Investment in Units" above.

     Liquidation Notices will be honored by the Partnership in the order they are received (on the basis of postmark or other evidence of delivery). The General Partner will select Units for liquidation by lot with respect to Liquidation Notices received on the same date. No specific form will be required to request liquidation.

     Requests for liquidation of Units should be transmitted to the General Partner at the main business office of the Partnership set forth on page 1 of this Prospectus.

     The General Partner may, in its sole discretion, require any Limited Partner which is an IRA or a retirement plan or employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") to either (i) withdraw from the Partnership, in whole or in part, through liquidation of some or all of the Limited Partner's Units, or (ii) make immediate distributions to the Limited Partner in such amount as determined by the General Partner, if such liquidation or distribution is, in the General Partner's sole discretion, necessary or appropriate to cause the Partnership, the General Partner or any Limited Partners to avoid being subject to or in violation of any of the provisions of ERISA or any regulations promulgated pursuant thereto or any similar or successor act, statutes or regulations.

     A Limited Partner needs to be aware that under Iowa limited partnership law
(i) if a Limited Partner has received the return of any part of the Limited Partner's capital contribution without violation of the Limited Partnership Agreement or the Iowa Uniform Limited Partnership Act, for one (1) year after the return, the Limited Partner is liable to the Partnership for the amount of the returned contribution to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership; and (ii) if a Limited Partner has received the return of any part of the Limited Partner's capital contribution in violation of the Limited Partnership Agreement or the Iowa Uniform Limited Partnership Act, for six (6) years after the return, the Limited Partner is liable to the Partnership for the amount of the contribution wrongfully returned. Limited Partners may, therefore, be required to return distributions or liquidation payments received from the Partnership.


                         CERTAIN TERMS AND DEFINITIONS
                         -----------------------------

     Knowledge of various terms and concepts relating to trading in futures contracts and options is necessary for a potential investor to determine whether to invest in the Partnership. The following discussion in this Prospectus contains, among other things, definitions or descriptions of the following terms and concepts at the paragraphs indicated immediately below.

                                                                 Paragraph
                                                                 ---------
      commodities................................................   A(v)
      Commodity Exchange Act.....................................  B(ii)
      Commodity Futures Trading Commission.......................  B(ii)
      commodity pool operator.................................... B(iii)
      commodity trading advisor.................................. B(iii)
      daily limits...............................................  B(ix)
      daily price fluctuation limits.............................  B(ix)
      exchange...................................................   B(i)
      forward contract...........................................  A(iv)
      futures commission merchant................................  B(vi)
      futures contract...........................................   A(i)
      hedging and speculating....................................  A(vi)
      long or short positions....................................  A(ii)
      margin.....................................................      C
      National Futures Association...............................  B(iv)
      open trades or open positions..............................  A(ii)
      options.................................................... A(iii)
      position limits............................................   B(x)


                             THE COMMODITY MARKETS
                             ---------------------

     A.  Markets.  (i) Futures contracts are standardized contracts usually made
         -------
on a commodity exchange which provide for the future delivery of specified quantities and grades of, among other things, various agricultural and nonagricultural commodities, currencies or financial instruments at a specified time and place. The size and term of futures contracts on a particular commodity, currency or instrument are identical and are not subject to negotiation between the buyer and seller. The contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or other interest or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the underlying physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December wheat on a commodity exchange (i.e., a contract under which the holder is obligated to make delivery of a
 ---
specified grade and quantity of wheat in December at a specified location) may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December wheat on the same exchange (i.e., a
                                                                 ---
contract under which the holder is obligated to take delivery of a specified grade and quantity of wheat in December at a specified location). In that example, the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for the brokerage commission and other transaction costs and expenses, represents the profit or loss to the trader. Certain futures contracts, such as those for financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than by delivery of any physical commodity.

     (ii) In market terminology, a trader who purchases a futures contract and is thereby obligated to take delivery of the underlying commodity, currency or other interest is sometimes said to be "long" in the futures market, while a trader who sells a futures contract and is thereby obligated to make delivery of the underlying commodity or other interest is sometimes said to be "short" in the futures market. Before a trader closes out the long or short position by an offsetting sale or purchase, the outstanding contracts are sometimes referred to as "open trades" or "open positions." The aggregate amount of open positions held by traders in a particular contract is sometimes referred to as the "open interest" in such contracts.

     (iii) An option on a futures contract or on a currency gives the buyer of the option the right to take a position at a specified price (the "striking," "strike" or "exercise" price) in the underlying futures contract or currency. The buyer of a "call" option acquires the right to purchase, or take a long position in, the underlying futures contract or currency, and the buyer of a "put" option acquires the right to sell, or take a short position in, the underlying futures contract or currency.

     The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

     A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

     Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (i.e., the
                                                                ---
difference between the market price for the underlying futures contract and the striking price) because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is sometimes referred to as the "time value" of the option.

     The use of inter-related options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of an additional appreciation in that position, while at the same time allowing a trader to limit the possible adverse effects of a decline in the position's value.

     Selling options creates additional risks. The seller of a call option who does not have a long position in the underlying futures contract or currency is subject to risk of loss should the price of the futures contract or currency be higher than the striking price prior to expiration of the option by an amount greater than the premium received for selling the option. The seller of a call option who has a long position in the underlying futures contract or currency is subject to the full risk of a decline in price of the futures contract or currency reduced by the premium received for granting the option. In exchange for the premium received for granting a call option, the option grantor gives up all of the potential gain resulting from an increase in the price of the underlying futures contract or currency above the striking price prior to expiration of the option.

     The seller of a put option who does not have a short position in the underlying futures contract or currency (e.g., commitment to sell the currency)
                                         ---
is subject to risk of loss should the price of the futures contract or currency decrease below the striking price prior to expiration of the option by an amount in excess of the premium received for selling the option. The seller of a put option on a futures contract who has a short position in the underlying futures contract is subject to the full risk of a rise in the price in the futures contract reduced by the premium received for selling the option. In exchange for the premium received for selling a put option on a futures contract, the option seller gives up all the potential gain resulting from a decrease in the price of the futures contract below the striking price prior to expiration of the option. The seller of a put option on a currency who has a short position (e.g.,
                                                                   ---
commitment to sell) is subject to the full risk of a rise in the price of the currency which must be obtained to fulfil the commitment reduced by the premium received for selling the option. In exchange for the premium, the grantor of a put option on a currency gives up all potential gain which would have resulted from a decrease in the price of the currency below the striking price prior to expiration of the option. See "PRINCIPAL RISK FACTORS--Options" above.
                          ---
     (iv) Currencies may also be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a currency at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, however, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices) and in some instances a mark-up in the prices it quotes for forward contracts. See "PRINCIPAL RISK FACTORS--Trading in Forward
                       ---
Contracts" above. Unlike futures contracts, forward contracts are not standardized contracts; rather forward contracts for a given currency are generally available in any size and maturity and are subject to individual negotiation between the parties involved. There is also no direct means of "offsetting" or closing out a forward contract by taking an offsetting position as one would do on a futures contract on a United States exchange. When a trader desires to close out a futures position, the trader establishes an opposite position in the contract and settles and recognizes the profit or loss on the two positions at the time that the offsetting position is established. However, if a trader desires to close out a forward contract position, the trader establishes an opposite position in the contract but settles and recognizes the profit or loss on both positions simultaneously on the "prompt date" (i.e., the delivery date). Thus, unlike in the futures contract market where a trader who has offset positions recognizes profit or loss immediately, in the forward market a trader with a position that has been offset at a profit does not receive such profit from the counterparty until the prompt date, and likewise a trader with a position that has been offset at a loss does not have to pay money to the counterparty until the prompt date. In recent years, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases, particularly for large trades, the prices quoted for currency forward contracts may be more favorable than the prices for currency futures contracts on United States exchanges.

     Forward contracts on currencies are traded primarily in the interbank market. The interbank market is not a formally organized exchange; but rather is an informal network of trading relationships among world participants, which primarily include major commercial banks, investment banks, securities and commodities brokers and dealers, pension funds, insurance companies, commodity pools, multinational corporations, and sophisticated individuals. In this market, participants engage in foreign exchange transactions, i.e., transactions in which currencies are bought and sold by the participants. Transactions may be conducted in United States dollars or in most other major currencies. Virtually all major currencies are traded in the interbank market. The role of banks in this market is particularly important because they maintain active currency trading operations and offer to buy and sell currencies to and from their customers and correspondent banks. Participants in the interbank market may also include any business or institution which buys or sells goods or services abroad and, as a result, has a need for currencies in making or receiving payment for those goods or services.

     The interbank market is a 24-hour worldwide market, with participants maintaining instantaneous communications with one another through telecommunications devices (e.g., telephones, computers, and telexes) which provide participants with access to the current prices at which other participants are willing to buy or sell currencies. Trading is generally conducted by telephone, with orders confirmed later by written confirmations. Centralization of the marketplace in time and location has generally tended to make the currency markets more liquid, and the volume and size of trades in the interbank market are both much greater than on organized commodity exchanges. Thus, whereas the futures market may be more liquid for smaller trades, the interbank market may more easily accommodate large traders and offers substantially more flexibility. For example, the existence of a 24-hour foreign exchange market is essential for commercial hedgers of foreign exchange risks. The interbank market and participation in it is not subject to regulation by the United States government or by any international agency. While banks in the United States are subject to federal and/or state regulation, foreign banks may not be subject to similar regulation. See "PRINCIPAL RISK FACTORS--Trading in
                                      ---
Forward Contracts" above.

     The term or maturity of a forward contract is established by agreement between the two parties to the contract, and may range from several days to several years. Similarly, the quantity of a forward trade is established by the parties themselves, and there are no fixed contract quantities. The price at which the agreed-upon quantity of a currency or commodity is to be bought or sold is established at the time the forward contract is made. Prices in a currency forward contract generally are expressed in terms of the amount of currency to be exchanged per one foreign currency unit (e.g., U.S. $1.80 per one British pound).

     Forward contracts are frequently used to protect the price at which goods or services are to be bought or sold between the time a commitment to buy or sell is made and the time the required payment is to be made. Thus, forward contract transactions of commercial users generally are made as part of a broader business transaction, and are not entered into for the purpose of profiting from the forward contract transaction. See subparagraph (vi) below.
                                                 ---
     In the event the Partnership engages in trading forward contracts, it will be doing so solely for speculative purposes, i.e., hoping to make a profit from the relative movements of the prices of the currencies that are the subject of the forward contract between the time that a position is taken in a contract (e.g., a sale) and the time that the position is offset by an opposite contract
 ---
(e.g., a purchase) for the identical quantity of currency at the maturity date.
 ---
For example, the Partnership would sell a forward contract for a given foreign currency if the CTA anticipates a decline in the price of that currency, and it would purchase a foreign contract for a foreign currency if the CTA anticipates an increase in the price of that currency. Prior to the maturity of such a forward contract, the Partnership would generally enter into another forward contract that offsets its existing forward contract position. The offsetting contract would have the same maturity date and be for the same quantity of the foreign currency as the initial forward contract. The Partnership may also buy and sell forward contracts in two different foreign currencies at or about the same time, similar to a spread position, in order to take advantage of potential profit in the price relationship between the two currencies. Profits and losses then generally accrue as the price relationship changes between the two currencies.

     (v) Among the agricultural commodities for which there are futures contracts are corn, wheat, soybeans, soybean oil, soybean meal, live cattle, live hogs, pork bellies, iced broilers, sugar, cocoa and cotton. Nonagricultural commodities for which there are futures contracts include copper, silver, gold, lumber, currencies, United States Treasury bills, commercial paper and mortgage-backed securities.

     (vi) Two broad classifications of persons who trade in futures contracts are "hedgers" and "speculators." Commercial interests (such as farmers) which market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the futures markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time the trader must perform the contract. In such case, at the time the trader contracts to sell the commodity at a future date (i.e., becomes obligated
                                                         ----
to make delivery), the trader will simultaneously buy futures contracts (i.e.,
                                                                         ----
become obligated to take delivery) for the equivalent quantity of the commodity. Subsequently, the trader may accept delivery under the futures contracts or may buy the actual commodity and close out the futures position by selling futures contracts. Similarly, a farmer may hedge against price fluctuations between the day the farmer plants the farmer's crop and the day the crop is ready for delivery. If the futures price quoted for the anticipated date of delivery is sufficient to cover the costs and leave a profit deemed adequate, the farmer can sell the future "short" (i.e., become obligated to make delivery), and deliver
                         ----
the crop grown on the delivery date under the futures contract, or sell the crop in the local market and close out the futures position by purchasing a futures contract. In the foreign exchange context, the need to hedge currency exposures arises because of the volatility of exchange rates. Such exposures include "translation exposures," which occur because of certain accounting rules when an entity must translate its foreign currency-denominated assets and liabilities into domestic currency on its financial statements. Such exposures also include "transaction exposures," which occur when an entity expects to receive payment or make payment in a foreign currency in connection with a transaction.

     The futures markets therefore enable the hedger to attempt to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from the futures trading.

     The speculator, on the other hand, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks the speculator's capital with the hope of making profits from price fluctuations in futures contracts. Speculators rarely make or take delivery of the physical commodity, but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the market, it is possible to make profits or incur losses regardless of the direction of price trends and whether the prices go up or down. In every case, however, where one trader experiences a gain on a futures contract, another trader experiences a loss.

     All trades made by the Partnership will be speculative, and not for hedging purposes. Prospective investors should note that there are always two parties to a futures contract. If one party to such contract experiences a gain on the contract, the other party to such contract experiences an equal amount of loss. Thus, at most, only fifty percent (50%) of futures contracts may experience gain at any one time, without reference to commissions and other costs of trading which will reduce or may in some circumstances totally eliminate such gain. See "PRINCIPAL RISK FACTORS--Futures Trading is and
                             ---
Futures Prices are Speculative and Volatile" above.

     B.  Regulation.  (i)  Exchanges provide centralized market facilities for
         ----------
trading in futures contracts and options (but not forward contracts) relating to specified commodities, currencies and other interests. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the Commodity Exchange, Inc.

     Each of the exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund is intended to act as an emergency buffer to enable the clearinghouse, at least to a degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses also require margin deposits and continuously mark positions to market to attempt to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to attempt to support the integrity of trades, and members effecting futures transactions on an organized exchange generally need not worry about the solvency of the party on the opposite side of the trade; with their remaining concerns as to the solvency of the "other side" of the transaction being the respective solvencies of their commodity broker and the clearinghouse. See "PRINCIPAL RISK FACTORS--Failure of Exchanges, Brokers or Banks" above. Some
---
exchanges also impose speculative position limits and other restrictions on customer positions to attempt to ensure that no single trader can amass a position that would have a major impact on market prices. Trading on foreign exchanges, however, involves other risks, some of which arise from the fact that the CFTC has no authority to regulate trading on foreign exchanges and markets. See "PRINCIPAL RISK FACTORS--Trading on Foreign Exchanges" above.
---

     Exchanges in the United States and their clearinghouses are given some latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The CFTC reviews some of those rules and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

     (ii) Exchanges in the United States are subject to regulation by the CFTC under the Commodity Exchange Act, as amended. (All references in this Prospectus to the Commodity Exchange Act are to the Commodity Exchange Act in effect as of the date of this Prospectus.) Under the Commodity Exchange Act, the CFTC is the governmental agency having primary responsibility for regulation of exchanges and futures trading. The function of the CFTC is to implement the objectives of the Commodity Exchange Act of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that trading in certain commodity contracts must be on exchanges designated as "contract markets" and that all trading on such exchanges must be done by or through exchange members.

     (iii) Under the Commodity Exchange Act, futures trading in all commodities, currencies and other interests traded on United States exchanges is regulated. The CFTC has exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators," and has adopted regulations with respect to certain of their activities. The General Partner is registered as a commodity pool operator with the CFTC. The CTA is registered as a commodity trading advisor with the CFTC. The Commodity Exchange Act requires a registered commodity pool operator to make annual filings with the CFTC and authorizes the CFTC to require and to review books and records of, and to review documents prepared by, the commodity pool operator. Pursuant to such authority, the CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The Commodity Exchange Act authorizes the CFTC to suspend the registration of a commodity pool operator if it finds that
(i) the operator has violated the Commodity Exchange Act or regulations promulgated thereunder; (ii) the pool's trading practices tend to disrupt orderly market conditions; (iii) any controlling person is subject to an order of the CFTC denying such person trading privileges on any exchange; and (iv) in certain other various circumstances. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors. In the event the registration of the General Partner as a commodity pool operator were terminated or suspended, the General Partner would be unable to manage the business of the Partnership. See "PRINCIPAL RISK FACTORS--Reliance on
                                        ---
the General Partner" above. Similarly, if the registration of the CTA as a commodity trading advisor were terminated or suspended, the CTA would be unable to provide trading advice and services to the Partnership. See "PRINCIPAL RISK
                                                           ---
FACTORS--Reliance on the CTA" above.

     (iv) Pursuant to authority in the Commodity Exchange Act, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization. As such, members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As a self-regulatory body of the futures industry, the NFA promulgates rules governing the conduct of various commodity professionals and disciplines those professionals who do not comply with such standards. The NFA also arbitrates disputes between members and their customers and conducts fitness screening of applicants for membership and audits of its existing members. The CFTC also has delegated to the NFA responsibility for, among other things, the review of disclosure documents of commodity pool operators offering private pools and of commodity trading advisors, and the registration under the Commodity Exchange Act of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The General Partner, the CTA and the FCM are members of the NFA.

     THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED ABOVE MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. ALSO, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

     (v) Pursuant to their emergency powers, the CFTC and the exchanges may take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The exercise of any such action could obviously adversely affect the trading of the Partnership. Certain emergency actions were taken with respect to certain stock index futures contracts following the extraordinary decline of stock prices on October 19, 1987. In addition, the regulation of commodity trading in the United States and other countries is an evolving area of law. The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, NFA, and exchanges or other regulatory bodies. In the future, emergency actions by the CFTC or the exchanges or changes in the regulation of trading by the Partnership could have a detrimental effect on the Partnership's trading performance. See "PRINCIPAL
                                                               ---
RISK FACTORS--Other Laws and Circumstances Subject to Change" above.

     (vi) The Partnership's FCM is also subject to regulation by and registration with the CFTC as a "futures commission merchant." The Commodity Exchange Act requires all futures commission merchants to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The Commodity Exchange Act authorizes the CFTC to regulate trading by futures commissions merchants and their officers and directors, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which traders may institute complaints for damages arising from alleged violations of the Commodity Exchange Act. As of the date of this Prospectus, the CFTC did not regulate currency forward contracts traded through banks, futures trading on exchanges outside of the United States or transactions in physical commodities generally. United States banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and state banking officials.

     (vii) The Partnership will not be registered under the Investment Company Act of 1940, as amended, and the General Partner and the CTA will not be registered under the Investment Advisors Act of 1940, as amended (or any similar state law). Any protective measures provided by such legislation therefore will not be accorded to investors in the Units. See "PRINCIPAL RISK FACTORS--Absence
                                           ---
of Certain Statutory Registrations and Regulations" above. In addition, the Partnership intends to trade on certain foreign commodity exchanges. Foreign exchanges are not subject to regulation by the CFTC or any other United States governmental agency and, accordingly, the protections afforded by such regulation will not be available to such trading. See "PRINCIPAL RISK FACTORS--
Trading on Foreign Exchanges" above.              ---

     (viii) Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act. The CFTC has adopted rules implementing the reparations provisions of the Commodity Exchange Act, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, a futures commission merchant and its associated persons, an introducing broker, a commodity trading advisor or a commodity pool operator and their respective associated persons. As discussed at "CONFLICTS OF INTEREST" and "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER" above, however, it may be difficult for Limited Partners to establish a violation of the Commodity Exchange Act with respect to certain matters, and the Limited Partnership Agreement may render ineffective certain legal remedies available to the Limited Partners.

     (ix) Most United States exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in the prices of futures contracts during a single trading day by regulations which specify what are sometimes referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of said previous trading session. Once the daily limit has been reached in a particular commodity or other interest, no trades may be made at a price beyond the limit, which can create liquidity problems because positions in the commodity or other interest could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" regulations only govern price movement for a particular trading day, the regulations do not limit losses. Futures prices have occasionally moved the daily limit for several consecutive trading days, and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting those traders to substantial losses for those days. See "PRINCIPAL RISK FACTORS--Futures Trading May be Illiquid" above.
---
     (x) The CFTC and certain United States exchanges have established limits, referred to as "speculative positions limits" or "position limits," on the maximum net long or net short position which any person or group of persons may hold, own or control in particular commodity contracts. One of the purposes of position limits is to attempt to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities. The CFTC requires each United States exchange to submit position limits for the commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a commodity broker, such as the FCM. Position limits do not, however, generally apply to many currency futures contracts, and no position limits generally are currently in effect in bank or dealer forward contract trading or in trading on foreign exchanges, although the principals with which the Partnership may trade in such markets may impose such limits as matter of credit policy. The currency contract positions of the Partnership should not currently be attributable to Limited Partners for their own trading, if any, for purposes of position limits. See "PRINCIPAL RISK FACTORS--Possible Effects of Speculative
                    ---
Position Limits" above for a discussion of the potential adverse effects to the Partnership of the applicability of position limits to the activities of the CTA.

     C. Margins. (i) Futures contracts are customarily bought and sold on
        -------
"initial" or "original" margins which range upward from less than one percent (1%) of the purchase price of the contract being traded. The "initial" or "original" margin is the minimum amount of funds which must be deposited by the trader with the futures commission merchant in order to initiate futures trading or to maintain open positions in futures contracts. Because of these low margins, price fluctuations occurring in futures markets may create profits and losses which are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. See "PRINCIPAL RISK FACTORS--
                                             ---
Futures Trading is Highly Leveraged" above. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before the trader must deliver additional margin. A margin deposit is like a cash performance bond because it is intended to help assure the trader's performance of the futures contract the trader purchases or sells.

     The minimum amount of margin required in regard to a particular futures contract is set from time to time by the exchange upon which such futures contract is traded and may be modified from time to time by the exchange during the term of the futures contract. Brokerage firms carrying accounts for traders in futures contracts may not accept lower margins, and may increase the amount of margin required as a matter of policy in order to accord further protection for themselves. It is presently contemplated that the Partnership's FCM will require the Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may, however, be altered from time to time in the discretion of the FCM.

     Trading in forward contract markets does not currently require margin, but generally does require the extension of credit by a bank or dealer with which a person trades. Since it is anticipated that the Partnership's trading will be conducted with the FCM, the Partnership may be able to take advantage of the FCM's credit lines with several forward market participants.

     When a trader purchases an option, there is currently no margin requirement. When a trader sells an option, on the other hand, the trader is required to deposit margin in an amount determined by the margin requirements established for the futures contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealings in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

     (ii) Margin requirements are computed each day by a trader's futures commission merchant. When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call will be made by the trader's futures commission merchant. Margins calls can occur frequently and the amount of a margin call can be significant. If a margin call is not met, the broker is required to close out the trader's position. See "PRINCIPAL RISK FACTORS--Margin
                                             ---
Calls" above.

     D. Futures Prices. The prices of futures contracts and options are volatile
        ---------------
and usually fluctuate rapidly and over wide ranges. See "PRINCIPAL RISK FACTORS
                                                    ---
--Futures Trading is and Futures Prices are Speculative and Volatile" above. Prices are affected by many influences, including the psychology of the marketplace, the laws of supply and demand, and speculative assessments of future world and economic events. The subjective nature of many of those influences make it impossible for any trader to reliably predict prices and/or trends. In addition, prices still may not react as predicted even if current and correct information as to substantially all factors is known or thought to be known. See, "PRINCIPAL RISK FACTORS--Futures Trading is and Futures Prices are
       ---
Speculative and Volatile." Prices of futures contracts are listed in most major daily newspapers and financial journals.


                           FEDERAL INCOME TAX ASPECTS
                           --------------------------

     General. Following is a summary of the federal income tax principles
     -------
applicable to the Partnership. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), rules and regulations thereunder which are in effect as of September 3, 1998, and on the assumption that the Partnership invests only equity capital and does not borrow funds from any source. Any deviation from these assumptions or changes made to the Code or the rules and regulations promulgated thereunder could have adverse consequences to the Partners. The following discussion incorporates a description of those provisions of the Code most likely to have a material impact on an investment in the Partnership. However, many of the Code's provisions are subject to varying interpretations, and the impact and significance of these provisions may not become certain until they have been definitively interpreted by the Internal Revenue Service ("IRS") and the courts. Consequently, no assurance can be given that such provisions will not have a material impact on an investment in the Partnership when they are judicially or administratively interpreted. Additionally, no assurance can be given that future legislative, administrative or court decisions will not modify the legal basis for the statements or conclusions expressed or that such decisions will not be retroactively applied. Legislation is from time to time pending in Congress. No attempt has been made to describe such legislation in this document and its final form cannot be predicted at this time.

     THIS DISCUSSION ASSUMES GENERALLY THAT THE INVESTOR IS AN INDIVIDUAL AND NOT A CORPORATION OR OTHER LEGAL ENTITY. THE RULES AND LIMITATIONS APPLICABLE

TO CORPORATIONS AND OTHER FORMS OF ENTITIES MAY BE DIFFERENT THAN THE RULES SET FORTH HEREIN.

     It is anticipated that investment in the Partnership will have certain tax consequences for the Partners such as long-term and short-term capital gains or losses arising from commodities transactions. Under current IRS guidelines, there exists a substantial possibility that the Partnership's return will be examined. If the Partnership's return is audited, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to the Partners and the Partnership. Any adjustment made to the Partnership return will flow through to the Partners' returns and could result in a separate audit of the Partners' returns.

     It is impractical to comment on all aspects of tax laws which may affect the tax consequences of an investment in the Partnership, and no attempt has been made to do so herein. Rather, this discussion focuses upon what the Partnership believes are potentially material federal income tax issues for or consequences to Partners. Additionally, a Partner's allocable share of income or loss of the Partnership may be required to be included in determining the income for state and local tax purposes, the effect of which is not analyzed in this Prospectus. THE ANALYSIS CONTAINED HEREIN IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL PLANNING, PARTICULARLY BECAUSE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WILL NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION.

     Certain tax consequences are described herein for certain Limited Partners whose individual circumstances may make other provisions of the Code material. The subsections of this "FEDERAL INCOME TAX ASPECTS" section describing these provisions are: (1) Self-Employment Taxes, (2) Investment Interest Limitation,
(3) Tax-exempt Obligations, (4) Alternative Minimum Tax, (5) At-Risk Limitations, and (6) Income and Losses from Passive Activities. In addition, the transfer of Units, or the liquidation of the Partnership, will have material tax consequences which are discussed in the following subsections: (1) Transfer of Units, (2) Section 754 Election, and (3) Liquidation of the Partnership. Finally, certain penalties and tax shelter and audit provisions are discussed that may be applicable to the Partnership.

     Opinion of Counsel. In the opinion of Nyemaster, Goode, Voigts, West,
     ------------------
Hansell & O'Brien, P.C., Des Moines, Iowa, the Partnership will be classified as a partnership for federal income tax purposes and it is more likely than not that the preponderance of the material tax benefits described in this Prospectus will be realized by the Partners. These material tax benefits may be divided into the following major categories: (1) the right of the Partners to claim tax treatment accorded partners by the Code; (2) the allocation of Partnership profits and losses in accordance with the terms of the Limited Partnership Agreement; (3) the cost of a Partner's Units as constituting the Partner's beginning basis in those Units; (4) the amortization of certain start-up and organizational expenditures; (5) the treatment of commodity transactions of the Partnership as Section 1256 contracts or other commodity transactions as the case may be; and (6) the presence of a profit motive in the venture.

     Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., cannot render an opinion as to whether certain tax aspects of the venture will affect the realization of the aggregate tax benefits because of the factual nature of the determinations. Consequently, Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., has rendered no opinion as to the allocation of certain business expenditures among deductible business expenses, expenditures which are capitalized and amortized as start-up expenditures, expenditures which are capitalized and amortized as organizaton expenditures, and syndication expenses which are neither deductible or amortizable. Furthermore, Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., cannot render an opinion as to whether the fees payable to the General Partner, particularly the fee based on a percentage of the net asset value or new trading profits of the Partnership will be treated as a payment to one who is not a partner or an allocation and distribution of partnership income. The opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., is its best judgment of the law and published interpretations as of September 3, 1998. However, it is not binding upon the IRS or the courts.

     The Partnership will be treated as a partnership for tax purposes, and will not be subject to any federal income tax. Each investor, as a Partner, is required to include separately in that Partner's return the distributive share of each class or item of Partnership income, gain, loss, deduction and credit. These items must be included by each Partner in the Partner's tax return without regard to the amount, if any, of cash or other distributions made. Thus, each Partner will be taxed on the Partner's share of Partnership income even though the Partner may receive no distributions or the amount distributed may be less than the resulting tax liability.

     The Partnership has not applied for a ruling from the IRS regarding any tax aspect, nor does the Partnership intend to seek a ruling as to any tax aspect. The Partnership has, however, received an opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., to the effect that the Partnership is taxable as a partnership for federal income tax purposes. Such opinion is based on the Code and the Treasury Regulations as of September 3, 1998, and on a review of the Limited Partnership Agreement, the Prospectus, and the following representations of the General Partner: (a) at all times the Partnership will be operated in accordance with the Iowa Uniform Limited Partnership Act, as applicable, and the Limited Partnership Agreement, (b) the aggregate deductions to be claimed by the Partners as their distributive shares of the Partnership net losses for the first two years of operation of the Partnership will not exceed the amount of equity capital invested in the Partnership, (c) no creditor who makes a loan to the Partnership will have or acquire as a result of making the loan any direct or indirect interest in the capital, profits or property of the Partnership other than as a secured creditor, and (d) interests in the Partnership will not be (1) traded on established securities market, or (2) readily tradable on a secondary market (or the substantial equivalent thereof).

     The General Partner will use its best efforts to take such steps as may be required presently and from time to time by the IRS, the Code, administrative rules, Treasury Regulations and interpretations thereof, and judicial decisions to maintain the Partnership as a partnership for tax purposes. However, no assurances can be given that the partnership classification for tax purposes may not be changed during the term of the Partnership by reason of any legal change beyond the control of the General Partner.

     Classification as a Publicly Traded Partnership. With some exceptions,
     -----------------------------------------------
under the Revenue Act of 1987 (the "1987 Act") a publicly traded partnership is treated for federal income tax purposes as a corporation, subject to a corporate level tax and certain other adverse tax consequences. Publicly traded partnerships are defined in the 1987 Act as partnerships whose interests are either (a) traded on an established securities market or (b) readily tradable on a secondary market (or the substantial equivalent thereof.)

     Definition of a Publicly Traded Partnership. The Units sold hereunder will
     -------------------------------------------
not be traded on an established securities market. However, the Conference Committee Report accompanying the 1987 Act stated that a regular plan of redemptions or repurchases (arguably like that provided in the Limited Partnership Agreement), whereby the holders of interests have readily available, regular and ongoing opportunities to dispose of their interests, is indicative that the interests are readily tradable on a market which is the substantial equivalent of a secondary market and, therefore, an entity having such a plan may be treated as a publicly traded partnership.

In the event, however, the Partnership satisfies the Redemption or Repurchase Safe Harbor (see "FEDERAL INCOME TAX ASPECTS--Redemption or Repurchase Safe
             ---
Harbor" below) the Partnership interests would not be considered as readily tradable on a secondary market (or the substantial equivalent thereof) because of the redemption and repurchase provisions of the Limited Partnership Agreement.

     A publicly traded partnership is defined in two separate sections of the Code and certain exceptions contained in the section relating to the imposition of the corporate level tax are not included in the definition contained in the passive loss rules. Thus, a partnership may not be subject to the corporate level tax imposed on publicly traded partnerships because it falls within one exception, but still be subject to treatment as a publicly traded partnership for purposes of the application of the passive loss rules.

     Imposition of a Corporate Level Tax. The 1987 Act provided an exception to
     -----------------------------------
the general rule that publicly traded partnerships will be subject to a corporate level tax if 90% or more of its gross income consists of qualifying income (the "Qualifying Income Exemption"). Qualifying income includes: interest; dividends; and income from futures, options or forward contracts on commodities if the buying and selling of commodities is a principal activity of the partnership. Interest derived "in the conduct of a financial business" is excluded from qualifying income. It is unclear whether income earned by the Partnership from trading in various interest rate futures contracts would constitute interest derived in the conduct of a financial business. If it was, the Partnership might not satisfy the Qualifying Income Exemption, with the result that the Partnership could be subject to corporate level tax. Based upon existing authorities, which are not conclusive, counsel for the Partnership is of the opinion that it is more likely than not that the Partnership will satisfy the Qualifying Income Exemption. Accordingly, the Partnership should not be a publicly traded partnership subject to a corporate level tax.

     Application of Passive Loss Rules. In addition to the imposition of a
     ---------------------------------
corporate level tax on publicly traded partnerships, special rules apply to these entities in regard to the application of the passive loss rules. See
                                                                       ---
"FEDERAL INCOME TAX ASPECTS--Income and Losses from Passive Activities" below. The definition of publicly traded partnerships for purposes of the passive loss rules does not include the Qualifying Income Exemption, discussed above. However, the Partnership may avoid the adverse tax consequences of being treated as a publicly traded partnership for passive loss purposes if it meets certain safe harbors prescribed by the IRS regulations.

     The regulations provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof under certain circumstances described in the regulations (essentially consisting of five safe harbors and a transition rule). However, the failure of a partnership to satisfy any of the safe harbors will not establish or give rise to a presumption that the interests in the partnership will be treated as readily tradable on the substantial equivalent of a secondary market. In general, the safe harbors relate to (a) private placements, (b) transfers not involving trading, (c) other circumstances involving no actual trading, (d) redemptions or repurchases (the "Redemption or Repurchase Safe Harbor"), and (e) matching services. Counsel for the Partnership believes that under the Partnership's current Limited Partnership Agreement and the facts and circumstances which the General Partner expects will exist after the offering, the only safe harbor which may apply to the Partnership is the Redemption or Repurchase Safe Harbor. However, its applicability to the Partnership will depend upon the facts and circumstances present in each taxable year and no assurance can be given that the Partnership will meet this safe harbor.

     Redemption or Repurchase Safe Harbor. The regulations provide that
     ------------------------------------
partnerships will not be publicly traded for a taxable year if (i) any redemption or repurchase agreements require written notification at least 60 days before the redemption of the partner's intent to redeem; (ii) the repurchase price is not established until at least 60 days after the receipt of such notification by the partnership, or alternatively, the repurchase price is established not more than four times during the partnership's tax year; and (iii) the sum of the percentage interests in the partnership that are sold or otherwise disposed of (including redemptions) during the tax year will not exceed 10% of the total interests in the partnership capital or profits.

     The Limited Partnership Agreement contains provisions which satisfy both conditions (i) and (ii) of the Redemption or Repurchase Safe Harbor, but the Limited Partnership Agreement does grant the General Partner some flexibility to those issues. There is no assurance, however, that the Partnership will not permit transfers of interests in the Partnership to exceed 10% of the total interest in the Partnership in any tax year, and since the last condition of this safe harbor must be determined on an annual basis, no assurance can be
                                                        -------------------
given that the Partnership will be able to satisfy this safe harbor in any year.
--------------------------------------------------------------------------------
Therefore, it is possible that the safe harbor might not be satisfied and in
----------------------------------------------------------------------------
such case, the IRS could contend that the Partnership was a publicly traded
---------------------------------------------------------------------------
partnership for purposes of the passive loss rules. See "FEDERAL INCOME TAX
-------------------------------------------------------
ASPECTS--Income and Losses from Passive Activities" below.

     Organizational Expenses. The Partnership may amortize organizational
     -----------------------
expenses ratably over a period of not less than 60 months beginning with the month in which the Partnership begins business. These expenses include legal fees incident to the organization of the Partnership, accounting fees for establishing the Partnership accounting system and filing fees.

     Although the General Partner believes that the allocation of expenditures between deductible business expenses, amortizable organizational expenses, amortizable start-up expenses and nondeductible syndication fees will be proper under the Code and Treasury Regulations, such allocations may be challenged by the IRS. Because of the inherently factual nature of the question, Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., has expressed no opinion as to the proper allocation of these expenditures. If the IRS were successful in challenging the allocation, a Partner's share of Partnership taxable income could be increased to the extent that wholly-deductible expenditures were made amortizable, or amortizable expenditures made non-deductible.

     Method of Record Keeping. The Partnership will report its income for tax
     ------------------------
and book purposes under the accrual method of accounting and its tax year will be the calendar year, or such other period as required under Section 706(b) of the Code.

     Cash Distributions. Cash distributions from a partnership are generally not
     ------------------
equivalent to partnership income (if any) as determined for income tax purposes. Thus, a Partner may be taxed on Partnership income with respect to a year for which the Partner did not receive a distribution.

     If the cash distributions to a Partner by the Partnership in any year (including the Partner's share in any reduction in liabilities) exceed the Partner's share of the Partnership's taxable income for that year, the excess will constitute a return of capital to the Partner for tax purposes. A return of capital will not be reportable as taxable income to the Partner, but will reduce the basis of the Partner's Units. If the basis of a Partner's Units is reduced to zero, the amount of any additional distributions is treated as gain from the sale or exchange of a Unit. See "FEDERAL INCOME TAX ASPECTS--Transfer of Units"
                            ---
below.

     Basis. Generally, the "basis" of a Partner's interest in the Partnership
     -----
for tax purposes is equal to the cost decreased, but not below zero, by the Partner's share of any Partnership losses and distributions and increased by the Partner's share of any Partnership income and by the Partner's share of Partnership liabilities, if any.

     The basis of a Unit is used to determine the treatment of distributions to the Partner from the Partnership, the extent to which Partnership losses may be deducted by a Partner, and a Partner's gain or loss upon disposition of the Partner's Units. See "FEDERAL INCOME TAX ASPECTS--Transfer of Units" below.
                 ---

     At-Risk Limitation. Section 465 of the Code provides that the amount of any
     ------------------
loss otherwise allowable for any year incurred in connection with a trade or business that may be deducted by an individual cannot exceed the total amount which the taxpayer has "at risk" in the activity at the close of the tax year. Losses already claimed may be subject to recapture if the amount "at risk" is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to nonrecourse, the commencement of a guarantee, or other events that affect the taxpayer's risk of loss. Losses disallowed under Section 465 may be carried over and treated as a deduction allocable to such activity in the first succeeding taxable year of the partner to the extent the "at-risk" amounts in those years permit, to the extent that such losses are allowable under the passive loss rules (See "FEDERAL INCOME TAX ASPECTS--Income and Losses from Passive
       ---
Activities") and to the extent the Partner has adequate basis against which to deduct the losses. See "FEDERAL INCOME TAX ASPECTS--Basis Loss Limitation."
                   ---

     A taxpayer to whom Section 465 is applicable generally is "at risk" with respect to an activity to the extent of cash contributed to the activity, the adjusted basis of other property contributed to the activity, and amounts borrowed for use in the activity with respect to which the taxpayer has personal liability or has pledged property not used in the activity. However, if the taxpayer borrows money to contribute to the activity and the lender's only recourse is to either the taxpayer's interest in the activity or property used in the activity, the proceeds of the borrowing are considered amounts financed on a nonrecourse basis and do not increase the taxpayer's amount "at risk." Net income earned by the activity but not distributed by the Partnership will increase the amount "at risk."

     A Partner will not be considered "at risk" with respect to amounts borrowed for use in an activity from any person who has an interest in the activity other than as a creditor or from any person who is related to a person (other than the Partner) with an interest in such activity under Code Section 267 (for example, a close relative or a corporation in which the person owns directly or indirectly more than 50% of the value of the outstanding stock). A person has an interest in the activity other than that of a creditor if that person has an interest in the assets of the activity or if he has an interest in the net profits of the activity; an interest in net profits may include a right to compensation based on profits of the activity.

     Partners should consider the effect of the "at-risk" provisions in arranging debt financing for the purchase of an interest in the Partnership.

     Basis Loss Limitation. A Partner may not deduct losses in excess of the
     ---------------------
adjusted basis for the interest in the Partnership at the end of the partnership year in which such losses occurred, (see "FEDERAL INCOME TAX ASPECTS--Basis"),
                                     ---
but may carry forward any excess to such time, if ever, as the basis for the interest in the Partnership is sufficient to absorb the loss.

     Income and Losses From Passive Activities. The Code limits the
     -----------------------------------------
deductibility of losses from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Such losses are generally only deductible to the extent of income from other passive activities. Passive activities include any activity that the taxpayer carries on as a limited partner, but do not include rental real estate activity under certain circumstances.

     Passive Losses in any year cannot be used to offset earned income, active business income or portfolio income (such as dividends, interest, royalties and nonbusiness capital gains), including portfolio income passed through to a taxpayer from a nonparticipatory activity, but can only be used to offset income from other passive activities. Passive Losses which are not deductible in any year, however, may be carried over to succeeding years and used to offset income from passive activities in such succeeding years and may be deducted upon the taxpayer's disposition of its entire interest in the passive activity. Partners which are closely held corporations may use their share of Passive Losses from the Partnership to offset net active income, but not portfolio income. Any interest expense attributable to Partnership borrowings, or to indebtedness incurred by a Partner to acquire or carry its Units, will be included in the computation of the Partner's Passive Losses and will thus be subject to the limitations on the deductibility of Passive Losses.

     Under the Treasury Regulations, the trading of personal property, such as currency contracts, will not be treated as a passive activity. Accordingly, a Partner's distributive share of items of income, gain, deduction, or loss from the Partnership will not be treated as passive income or loss and Partnership gains allocable to Partners will not be available to offset passive losses from sources outside the Partnership. Partnership gains allocable to Partners will, however, be available to offset losses with respect to portfolio investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Partners will be available to offset other income, regardless of source. The use of these losses may be limited under the alternative minimum tax, or by itemized deduction or capital loss limitations.

     However, if the Partnership constitutes a publicly traded partnership under the Code because it fails to meet the Redemption or Repurchase Safe Harbor and the other safe harbors described above in "Application of Passive Loss Rules", the treatment described above will not apply. Instead the passive loss rules under the Code will apply separately to the Partners' share of the net income from the Partnership, with the result that the Partners' share of gains from the Partnership cannot be offset by losses from the Partners' other activities, and losses from the Partnership cannot be used to shelter income from the Partners' other activities, but must instead be suspended and carried forward until: (1) there is net income from the Partnership in a future year; or (2) the Partner disposes of his or her entire interest in the Partnership. Additionally, the Partners' share of the net income from the Partnership will be treated as investment income for purposes of the investment interest limitation.

     Allocation of Profits and Losses. The allocation of profits, losses,
     --------------------------------
deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. Were the Partnership allocation provisions found to lack substantial economic effect, each Partner's share of income, gain, loss, deduction or credit would be determined on the basis of the Partner's interest in the Partnership, determined by an examination of all the facts and circumstances.

     The IRS has issued final regulations which contain extensive rules interpreting the "substantial economic effect" standard. In general, in order for allocations to have substantial economic effect, the allocations must be charged or credited to the Partners' capital accounts and the capital accounts must control distribution of assets upon liquidation. While the General Partner believes that the Limited Partnership Agreement either meets the two requirements discussed above or satisfies a substitute "capital account equivalency" test, the Limited Partnership Agreement does not meet a third requirement, that a Partner must make a contribution to the Partnership equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to a Partner in excess of the Partner's capital contribution plus properly allocated profits less any prior distributions.

     The General Partner believes that the Partnership allocation provisions comply with the requirements of the Treasury Regulations. Counsel is unable to determine whether the General Partner's fee which is based on a percentage of the net asset value or new trading profits of the Partnership will be treated as an expense of the Partnership or as shares of Partnership income allocable to the General Partner, but counsel believes that if it is an allocable share it will be treated as a special allocation of Partnership income allocated in accordance with the Limited Partnership Agreement. However, the requirements of the regulations are complex and there can be no assurance that the IRS will find that the Partnership is in compliance with the regulations.

     The Code permits items of income, gain, deduction or loss of a partnership to be allocated to a partner only if they are received, paid or incurred by the partnership during the portion of the year in which the partner is a member of the partnership for tax purposes. The Secretary of the Treasury is given broad authority to prescribe regulations detailing the allocation of items of income, deduction or loss to tax years in which there is any change in a partner's proportionate interest in the Partnership. The Limited Partnership Agreement provides for the calculation of profits and losses on such basis during the fiscal year as determined by the General Partner using any permissible method under Section 706 of the Code and the regulations thereunder. Additional Limited Partners are admitted only on the first day of each month of the fiscal year. No assurances can be given that the IRS will not attempt to change any allocation that is made among Partners admitted on different dates.

     Section 1256 Contracts. A "Section 1256 contract" is defined to mean: (1)
     ----------------------
any regulated futures contract ("RFC"); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

     The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC or any other board of trade, exchange or other market designated by the Secretary of Treasury ("a qualified board of exchange") and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of foreign currency which is currency in which positions are also entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A "non-equity option" means an option which is traded on a qualified board or exchange and the value of which is determined directly or indirectly by reference to any stock (or group of stocks) or broadly based stock index and the options provide for cash settlement. Warrants that are based on a stock index and that are, economically, substantially identical in all material respects to options based on a stock index are treated as options based on a stock index. A "dealer equity option" means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

     With certain exceptions discussed below, the following rules apply to
Section 1256 contracts. All Section 1256 contracts will be marked-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term, and 40% as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profis or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each Partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, the maximum capital gains tax rate is currently twenty percent (20%) for assets held longer than twelve (12) months and sold after January 1, 1998.

     Subject to certain limitations, a Partner, other than a corporation, estate or trust, may elect to carryback any net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains, but not against other income. The net loss from Section 1256 contracts will be treated as 60% long-term capital loss and 40% short-term capital loss. To the extent that such losses are not depleted by the carryback, they can be carried forward under the existing capital loss carryforward rules and will be treated as 60% long-term capital losses and 40% short-term capital losses.

     During taxable years in which little or no profit is generated from trading activities, a Partner may still have interest income.

     The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions"). The gains and losses from off-exchange positions will not be subject to the 60/40 Rule, but will be treated in accordance with the general holding period rules and taxed at the same rates as ordinary income, on a dollar for dollar basis. Capital gain or loss with respect to property other than Section 1256 contracts generally will be long-term only if such contracts have been held for more than one year. See "FEDERAL INCOME TAX ASPECTS--Capital
                                       ---
Gain and Loss Provisions" below.

     Section 988 Foreign Currency Transactions. A "Section 988 transaction" is
     -----------------------------------------
defined as the entering into or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency (i.e., other than the dollar) or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates. This foreign currency gain or loss must be computed separately from any other gain or loss and must be treated as ordinary, not capital, income or loss.

     An election may be made to have Section 1256 apply to treat any foreign currency gain or loss attributable to a forward contract, futures contract or option which is a capital asset in the taxpayer's hands and which is not part of a straddle as capital gain or loss. The election cannot be made if the transaction involves a position which hedges against the risk of currency loss.

     If no election is made because the transaction involves a hedge, the tax treatment of the gain or loss attributable to the hedge position must be determined separately from any gain or loss attributable to the position hedged. All Section 988 transactions which are a part of the hedge must be integrated and treated as a single transaction or otherwise treated consistently. If the transaction does not involve a hedge, the general rules of Section 988 apply to cause the recognition of ordinary income or loss when a realizable event occurs.

     Other Commodity Transactions. The Code provides certain rules with respect
     ----------------------------
to the recognition of losses from commodity transactions. With respect to off-exchange straddles and mixed straddles (i.e., those straddles consisting of at least one position being an off-exchange position), any losses incurred will be allowed only to the extent such losses exceed the unrealized gains on the offsetting position. The disallowed losses are deferred until such gains are realized. For these purposes a straddle is defined as an offsetting position in personal property. Two or more positions will be considered "offsetting positions," and therefore a straddle, if there is a substantial diminution in risk of loss from holding any position in personal property. The suspension of loss rules do not apply to real estate, stock and stock options where the stock options are traded on a domestic exchange and cannot produce long-term capital gain or loss.

     In determining whether two or more positions are offsetting positions, any positions held by a related person will be considered. Attribution runs to and from related persons and certain flow-through entities such as partnerships. Related persons include a spouse, and any corporation filing a consolidated return. Consequently, any position held by the Partnership could be classified as an offsetting position with respect to a non-Partnership position on the Partner's federal income tax return possibly resulting in adverse tax consequences to the individual investor.

     The IRS has issued Treasury Regulations under which a taxpayer may elect to offset gains and losses from positions which are part of mixed straddles either by separately identifying each mixed straddle to which that treatment applies or by establishing a mixed straddle account for which gains and losses will be recognized and offset on a periodic basis. Under either of these alternatives, the 60 percent long-term/40 percent short-term treatment will apply only to net gain or loss from the straddle transactions and only to the extent attributable to Section 1256 contracts. In addition, under these rules, not more than 60 percent of any net gain from the account may be treated as long-term capital gain and not more than 40 percent of any net loss from the account may be treated as short-term capital loss.

     Treasury Regulations have also been issued that have the effect of suspending the running of the holding period with respect to positions which make up a straddle, thereby resulting in all gains and losses from straddle positions being characterized as short-term.

     The loss suspension rules do not apply to "identified straddles." To qualify as such, the straddle must be so identified on the taxpayer's records before the close of the date it is acquired, and all of the original positions must be acquired and closed (unless none of the straddle positions has been closed by year-end) on the same day. Furthermore, the straddle cannot constitute part of a larger straddle. The gains and losses from an identified straddle are netted when all of the positions are closed.

     There is a one-time, irrevocable election to treat all mixed straddle positions as entirely off-exchange positions. As a result of making this election, the Section 1256 contract making up a part of a mixed straddle will not be subject to the marked-to-market rules. If no election is made, the positions of the mixed straddle will be treated separately, with the off-exchange positions treated in accordance with the off-exchange rules, and the
Section 1256 contract positions treated in accordance with the marked-to-market rules. Any loss incurred will be suspended to the extent of the unrealized gain on the other position of the mixed straddle. The election to treat all positions in a mixed straddle as off-exchange positions can be made only if the straddle positions are identified as mixed-straddle positions on the date of acquisition.

     All positions having unrealized gain at the end of the year, and the amount of such gain in each position must be reported annually. If no loss has been incurred on any position during the year, this disclosure is not required. As a result of the attribution rules and this reporting requirement, both the Partnership and the individual Partners may have certain reporting requirements in connection with the suspension of losses from offsetting positions.

     Capital Gain and Loss Provisions. Adjusted net capital gains for assets
     --------------------------------
held more than twelve (12) months and sold after January 1, 1998 are subject to a maximum tax rate of twenty percent (20%). Subject to an annual limitation of $3,000, the excess of capital losses over capital gains will be deductible by an individual against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

     Ordinary Income. The Partnership may invest in certain obligations which
     ---------------
will generate interest income. Such income will generally be taxable as ordinary income.

     Section 183. Section 183 of the Code sets forth the general rule that no
     -----------
deduction is allowable to an individual for an activity "not engaged in for profit." Activities not engaged in for profit are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative.

     The determination of whether a profit motive is present with respect to an investor will depend upon the particular facts and circumstances and no assurance can be given that Section 183 may not be applied by the IRS in the future to disallow deductions. The United States Tax Court and the IRS have ruled that the determination of whether an activity is engaged in for profit is made at the partnership level. If income from an activity exceeds the deductions attributable to such activity for three or more years out of the five years ending with the year in question, a rebuttable presumption arises that the activity is engaged in for profit.

     If Section 183 were determined to be applicable, a deduction would be allowed for items which are of the type that may be deducted regardless of whether they are incurred in a trade or business or for the production of income. However, other deductions, such as operating expenses, would be allowed only to the extent that the gross income derived from the activity exceeds the deductions allowed in any event, such as interest and taxes.

     Although the General Partner intends for the business venture of the Partnership to be profitable, because of the risks of loss involved in this type of business there is a possibility that income from the activity will not exceed the deductions attributable to such activity for three or more years out of the five years, with the result being that the rebuttable presumption that the activity is engaged in for profit will not be available to the Partnership. The General Partner believes that the venture is undertaken with a profit motive. Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., is of the opinion that the activity of the Partnership will be considered an activity engaged in for profit.

     Self-Employment Income and Tax. Section 1402 of the Code generally provides
     ------------------------------
that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a Partner. Therefore, a Partner should not consider that the ordinary income from the Partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Code.

     Individual Alternative Minimum Tax. Noncorporate taxpayers are subject to
     ----------------------------------
the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of "alternative minimum taxable income" is exempt from the alternative minimum tax, while for an individual it is the first $33,750 of such income ($45,000 for a joint return; $22,500 for married taxpayers filing separately). The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income (net of exemption) up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. However, in the event the taxpayer has capital gains, there is a formulaic expression to ensure that such capital gains are taxed at the appropriate capital gains rates and not the 26% or 28% rate. Prospective investors should consult their own tax advisors for a thorough discussion of the alternative minimum tax rates. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

     Alternative minimum taxable income is determined by adding tax preference items to, and subtracting specified deductions from, the taxpayer's regular taxable income. Tax preference items include among other things, certain tax-exempt interest on private activity bonds and the amount of depreciation on real and personal property which exceeds that allowable under an alternative method applicable for alternative minimum tax purposes (generally straight-line, 40-year depreciation for real property and 150 percent declining balance method for personal property). Losses from passive business activities are not deductible in computing alternative minimum taxable income. For alternative minimum tax purposes, the deductibility of Investment Interest (as defined below) is limited to net investment income. See "FEDERAL INCOME TAX ASPECTS--Investment Interest
                          ---
Limitation" below.

     Minimum tax paid in one year may be carried forward (but not back) indefinitely as a credit against regular tax liability. The credit may not be used, however, to offset any future minimum tax liability. The credit is the amount of the taxpayer's adjusted net minimum tax imposed for all prior taxable years beginning after 1986 over the amount allowable as a credit for all such prior taxable years. The adjusted net minimum tax is the taxpayer's minimum tax reduced by the amount that would have been the taxpayer's minimum tax if the only deduction in computing the taxpayer's alternative minimum taxable income was the itemized deductions adjustment and the only items of preference were the depletion deduction, the exempt interest exclusion and the deduction for charitable contributions of appreciated property.

     The extent, if any, to which a Partner will be subject to the alternative minimum tax will depend on that Partner's overall tax situation. Moreover, the alternative minimum tax computations are complicated. Consequently, prospective Partners should consult their tax advisors in order to determine the potential impact, if any, of the alternative minimum tax on their particular tax situation.

     Investment Interest Limitation. The Code substantially limits the
     ------------------------------
deductibility of interest on funds borrowed to purchase or hold property for investment ("Investment Interest"). Investment Interest is deductible only to the extent of the taxpayer's net investment income (i.e., the excess of non-trade or business income from interest, dividends and if elected by a taxpayer, gain from the disposition of investment property over expenses incurred in earning such income). Interest income and expense from passive activities will not be treated as either investment income or expense but rather as income or expense from a passive activity. Furthermore, regulations provide that interest on indebtedness incurred to acquire an interest in a passive activity constitutes interest attributable to a passive activity and not Investment Interest.

     Investment Interest that is disallowed because of the limitations may be carried over to and deducted in subsequent years without regard to taxable income for the taxable year in which the interest is paid or accrued. This limitation, if applicable, is computed separately by each Partner and not by the Partnership.

     Interest Related to Tax Exempt Obligations. Section 265(a)(2) of the Code
     ------------------------------------------
will disallow any deduction for interest on indebtedness of a taxpayer or a related person incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment." The Revenue Procedure further states that a limited partnership interest will be regarded as a "portfolio investment," unless rebutted by other evidence. Therefore, in the case of a Partner owning tax-exempt obligations, the IRS might take the position that any interest expense incurred by him to purchase or carry Units should be viewed as incurred by him to continue carrying tax-exempt obligations and that such Partner should not be allowed to deduct all or a portion of such interest.

     Transfer of Units. Upon the sale of a Partner's Units in the Partnership,
     -----------------
the Partner will recognize a gain or loss for federal income tax purposes equal to the difference between the amount realized by such Partner in the transaction and the basis for such Partner's Units in the Partnership at the time of such sale.

     Gain realized on the sale of a Unit by a Partner who is not a "dealer" in securities would ordinarily be taxed as a capital gain. However, Code Section 751 causes the selling Partner to recognize as ordinary income the allocable share of certain unrealized receivables and inventory items that have appreciated substantially in value if capital is not a material income-producing factor for the partnership and if the Partner who is selling on account of retirement or death was a general partner in the partnership.

     Section 754 Election. Section 754 of the Internal Revenue Code provides, at
     --------------------
the election of the Partnership, for certain adjustments to the basis of Partnership property upon certain distributions of such property to a Partner and upon any transfer of a Partnership interest. The general effect of such an election is that the transferee of an interest in the Partnership is treated as though the transferee had acquired a direct interest in its assets, and, upon certain distributions to Partners, the Partnership is treated as though it had newly acquired an interest in its assets and therefore acquired a new cost basis for such assets. Because of the complexities of the tax accounting required, the Partnership does not presently intend to file an election under Section 754. Accordingly, a subsequent purchaser's share of gain or loss upon sale of Partnership property will be determined by the Partnership's tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the Unit), and the purchase price of the Units will not be reflected in such gain or loss.

     Liquidation of the Partnership. In the event of the liquidation of the
     ------------------------------
Partnership, each Partner will recognize gain to the extent that the cash received in the liquidation exceeds the basis for such Partner's interest in the Partnership. Such gain would be treated as gain from the sale of the Partnership interest of the distributee Partner. See "FEDERAL INCOME TAX ASPECTS--Transfer
                                     ---
of Units" above. In addition, each Partner may receive income from the normal operations of the Partnership during the year of dissolution. Such income will consist of ordinary income, and short-term or long-term capital gains and losses.

     Capital loss will be recognized in the event only cash is distributed, and only to the extent the adjusted basis of a Partner's interest in the Partnership exceeds the cash distributed. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. See "FEDERAL INCOME TAX ASPECTS--Capital
                                       ---
Gain and Loss Provisions" above.

     Tax Shelters, Interest. The Code contains provisions concerning tax
     ----------------------
shelters, as defined by Code Section 6111(c), and tax motivated transactions. A tax shelter is defined for purposes of Section 6111 as any investment with respect to which a person could reasonably infer that the "tax shelter ratio" for any investor at the close of any of the first five years may be greater than two to one. The tax shelter ratio is the ratio of the aggregate amount of deductions and 350% of the credits anticipated (without regard to revenue) to the aggregate capital contributions to the partnership at the close of any year.

     All tax shelters must be registered with the IRS by the organizer. Any organizer of a tax shelter or any person who sells an interest in a tax shelter must also maintain a list of all investors containing information that the IRS may, by regulations, require. These lists must be made available to the IRS upon request. Thus, an investor who first purchases an interest must keep a list of all persons to whom he or she later sells part or all of that interest. An organizer of a tax shelter must also furnish a tax shelter identification number to all investors, and each investor must include that number on his or her individual tax return. The penalty imposed on each investor who, without reasonable cause, fails to include the tax shelter identification number on his or her return is $250.00. Should this Partnership be determined a tax shelter the possibility that the Partnership and each Partner will be audited would be substantially increased. The General Partner does not believe that the Partner-ship constitutes a tax shelter, as defined in Code Section 6111(c), since it is the General Partner's opinion that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the General Partner does not plan to register the Partnership with the IRS. Because the issue is subject to future events which cannot now be determined, Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. has expressed no opinion as to whether the Partnership will constitute a tax shelter.

     If it is determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of the underpayment plus interest on the underpayment from the date the tax was originally due. The interest rate is equal to certain average rates of interest (the federal short-term rate under Section 6621(b)(1)) for any month plus three percent (3%). The rate of interest is adjusted quarterly.

     Taxation of Foreign Limited Partners. This Prospectus does not attempt to
     ------------------------------------
address any tax issues related to investments by foreign individuals or entities. Foreign persons should consult their own tax advisers before deciding whether to invest in the Partnership.

     Partnership Entity-Audit Provisions. The Code provides that the tax
     -----------------------------------
treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. Under the provisions, the "Tax Matters Partner," normally the general partner, may bind to a settlement any partner with less than a one percent (1%) profits interest unless such a partner properly elects not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. All Partners have the right to participate in an IRS audit of the Partnership, but only Partners having at least a 1% interest in the profits of the Partnership and groups of Partners who together own at least a 5% interest in the profits of the Partnership and request notice to a designated member of their group are entitled to notice of the audit and the results thereof. In addition, the Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

     These provisions may cause individual Partners to be unable to protest IRS determinations separately and may increase the likelihood that the Partnership will be subject to an audit. The IRS has a national tax shelter audit program which could include commodity trading partnerships such as the Partnership, and which could make an audit of each Partner's return more likely. In addition, a review of the Partnership return may lead to a review of each Partner's return. Items of income, loss, gain, deductions and credit that are unrelated to the Partnership may be adjusted as a result of this review.

     Penalties. Code Section 6662 imposes a penalty for a substantial
     ---------
understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. "Understatement" is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the "understatement" for the taxable year exceeds the greater of (1) 10% of the correct tax, or
(2) $5,000 ($10,000 in the case of a corporation other than an S corporation or a personal holding company). Except for items attributable to a "tax shelter," the amount of a noncorporate taxpayer's understatement is reduced by that portion of the understatement which is attributable to the tax treatment of an item for which there is substantial authority or with respect to which the relevant facts were disclosed and a reasonable basis for the tax treatment of such item exists. In the case of an item attributable to a "tax shelter," the amount of the understatement is reduced by the portion of the understatement which is attributable to an item for which there is substantial authority and with respect to which the taxpayer reasonably believed that the tax treatment of such item was more likely than not the proper treatment. "Tax shelter" includes a partnership if the principal purpose of such partnership is the avoidance or the evasion of federal income tax. Although the General Partner does not believe that the Partnership constitutes a "tax shelter," as so defined, there can be no assurance that the IRS will not attempt to classify the Partnership as a tax shelter and impose the stricter "more likely than not" standard to any substantial understatement penalty.

     Other Tax Aspects. Although the tax analysis in this Prospectus has focused
     -----------------
on federal income tax consequences, the Partners may be subject to other taxes, such as state or local income taxes and estate, inheritance, or intangible property taxes which may be imposed by various jurisdictions. Consequently, Partners should consider the tax consequences of state and local taxes on an investment in the Partnership. TAX ADVICE ON STATE AND LOCAL TAXES IS VERY IMPORTANT, AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR'S OWN TAX ADVISOR REGARDING SUCH TAXES.

     Investment by Employee Benefit and Retirement Plans and IRA's. In
     -------------------------------------------------------------
considering an investment in the Partnership, a fiduciary of an employee benefit plan covered by the Employee Retirement Income Security Act of 1974 ("ERISA") (such as, for example, a qualified pension, profit-sharing or stock bonus plan, or health and welfare plan) or of an Individual Retirement Account ("IRA") (collectively "Qualified Plans") taking into account the facts and circumstances of such Qualified Plan, should consider applicable fiduciary standards under ERISA. The fiduciary should consider, among other things: (i) the definition of plan assets under Department of Labor regulations defining plan assets (see below), (ii) whether the investment is subject to the diversification requirements of Section 404(a)(1)(C) of ERISA, (iii) whether the investment is prudent, considering the nature of an investment in and the compensation structure of the Partnership, and the fact that there may not be a market created in which the fiduciary can sell or otherwise dispose of the Units, and
(iv) whether the investment is in accordance with the documents and instruments governing the Qualified Plan. An investment in the Partnership of the assets of an IRA generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan that is established or maintained by an employer, employee organization or both.

     Generally, any person who exercises discretionary authority or control with respect to the management or disposition of plan assets or who renders investment advice for a fee with respect to any moneys or other plan property is a fiduciary of the plan.

     The Department of Labor has issued a regulation defining the term "plan assets" (the "DOL Regulation"). Under the DOL Regulation, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) the equity interest is a "publicly-offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is an "operating company," or (3) equity participation by benefit plan investors is not "significant."

     Under the DOL Regulation, a Unit of the Partnership is not a publicly-offered security, a security interest issued by an investment company registered under the Investment Company Act of 1940, nor is the Partnership an "operating company."

     The DOL Regulation provides that equity participation by benefit plan investors is "significant" on any date, if immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors. In the event benefit plan investment exceeds 25% or more of the value of any class of equity interest in the entity, the assets of the Partnership will be treated as the assets of a plan investing in the Partnership because the investment by benefit plan investors will be significant.

     In the event that the underlying assets of the Partnership are characterized as "plan assets," fiduciary standards under ERISA may be imposed upon the Partnership, General Partner, and perhaps the CTA. The prudence standards and other provisions of Title I of ERISA will apply to employee benefit plan investments in the Partnership and to IRA investments in the Partnership if the underlying assets of the Partnership are characterized as plan assets and, with respect to IRA investments, if IRA investors are treated under Section 3(2) of ERISA as part of an employee pension benefit plan established or maintained by an employer, employer organization or both. The cost and feasibility for the Partnership or the General Partner to comply with such standards and whether the result of the application of such standards will have an adverse effect on the performance of the Partnership or the General Partner cannot be predicted. Additionally, if a plan asset is subject to the control and management of a person other than the plan trustee, there may be an improper delegation of the plan trustee's responsibility.

     ERISA also requires that the assets of a plan be valued to reflect market value as of the close of each plan year. It may not be possible to adequately value the Units from year to year, since there may not be a market for them and the appreciation of any properties may not be shown in the value of the Units until the Partnership sells or otherwise disposes of its properties.

     If the underlying assets of the Partnership are characterized as "plan assets," the excise taxes on prohibited transactions under the Code may be imposed upon the General Partner and the CTA. Sections 4975(a) and (b) of the Code impose excise taxes equal to 5% of the amount involved and 100% of the amount involved, respectively, upon disqualified persons engaging in certain prohibited transactions with Qualified Plans. Many of the transactions involving the General Partner, the CTA, the Partnership and Qualified Plans will constitute prohibited transactions, subject to the excise tax provisions of the Code, unless they qualify as exempt transactions under the Code. Because of the inherently factual nature of the determination, no assurance can be given that the transactions will qualify as exempt transactions. If excise taxes are imposed on the General Partner and the CTA, significant changes in the method of operating of the Partnership may become necessary. Such changes could result in increased costs being incurred by the Partnership and have an adverse effect on the performance of the Partnership.

     Qualified Plans should also consider the special tax rules relating to such retirement plans before investing in the Partnership. Such plans are taxed on their unrelated business income to the extent such income from all sources exceeds $1,000 per year. Interest, as well as gains or losses from the sale, exchange or other disposition of property, including commodity futures contracts, other than inventory or property held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business income. Moreover, it would appear that gains or losses on
Section 1256 contracts marked-to-market at the end of the taxable year would also be excluded from the computation of unrelated business income. Even though no tax may be due, a tax return (Form 990-T) must be filed for any year in which the Qualified Plan's gross unrelated business income equals or exceeds $1,000. Prospective plan investors should consult their own legal and financial advisors regarding these and other considerations involved in an investment in the Partnership by a particular plan.

     Notwithstanding the exclusion of any specific type of income from unrelated business income, a tax-exempt Limited Partner will be taxed on its share of any income from the Partnership to the extent that either the tax exempt Limited Partner's investment in the Partnership, or the Partnership's investment in the assets from which the income is derived, is debt financed. Such an investment will be debt financed if the investment is made with the use of borrowed funds, or if it is reasonably foreseeable that, as a result of such investment, future borrowing would be necessary to meet anticipated cash requirements.

     Units may not be purchased with the assets of a Qualified Plan if the General Partner, or the CTA either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

     THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL-INCLUSIVE. BECAUSE THE ISSUES UNDER ERISA AND THE CODE ARE COMPLEX AND THE POTENTIAL CONSEQUENCES CAN BE ADVERSE, A FIDUCIARY OF A QUALIFIED PLAN CONSIDERING INVESTMENT IN THE PARTNERSHIP SHOULD CONSULT WITH ITS OWN TAX OR LEGAL ADVISORS WITH RESPECT TO THE IMPACT OF ALL OF THE FOREGOING ON SUCH QUALIFIED PLAN.

     ANY REFERENCE TO THE OPINION OF NYEMASTER, GOODE, VOIGTS, WEST, HANSELL & O'BRIEN, P.C. RECEIVED BY THE PARTNERSHIP IS IN ALL EVENTS SUBJECT TO ALL ASSUMPTIONS, EXCEPTIONS AND QUALIFICATIONS SET FORTH IN SUCH OPINION, AND SUCH OPINION IS OTHERWISE IN ALL EVENTS ONLY MADE UPON ALL OF THE TERMS AND CONDITIONS OF SUCH OPINION IN THE FORM RENDERED TO THE PARTNERSHIP. A COPY OF THE OPINION OF NYEMASTER, GOODE, VOIGTS, WEST, HANSELL & O'BRIEN, P.C. WILL BE PROVIDED TO LIMITED PARTNERS UPON REQUEST.

                       THE LIMITED PARTNERSHIP AGREEMENT
                       ---------------------------------

     This Prospectus contains a discussion of what the Partnership believes are some of the more significant terms and provisions of the Limited Partnership Agreement, a copy of which is attached to this Prospectus as Exhibit "A" and is incorporated herein by this reference. Although all discussions of the Limited Partnership Agreement are materially complete, the discussions are only summaries and general descriptions. All such discussions are therefore qualified by this reference to the Limited Partnership Agreement and prospective investors will need to read the entire Limited Partnership Agreement for complete details of its terms and conditions.

     Nature of the Partnership; Liability of Limited Partners. The Partnership
     --------------------------------------------------------
was organized on June 17, 1998, under the Iowa Uniform Limited Partnership Act (the "Iowa Act"). Units which are issued to Partners will be fully paid and nonassessable. The liability of a Limited Partner for the losses, debts and obligations of the Partnership will be limited to the Limited Partner's capital contributions to and share of any undistributed assets of the Partnership, except that (a) a limited partner may become liable as a general partner of a limited partnership if, in addition to the exercise of rights and powers as a limited partner, the limited partner participates in the control of the limited partnership's business or knowingly permits the limited partner's name to be used in the name of the limited partnership, (See Section 6.01 of the Limited
                                              ---
Partnership Agreement and "THE LIMITED PARTNERSHIP AGREEMENT--Management of Partnership Affairs" immediately below), (b) a limited partner who has received the return of any part of the limited partner's capital contribution without violation of the limited partnership agreement or of the Iowa Act is liable, for one year after the return, to the limited partnership for the amount of the returned contribution to the extent necessary to discharge the liabilities of the limited partnership to all creditors who extended credit to the limited partnership during the period the contribution was held by the limited partnership, (c) a limited partner who has received the return of any part of the limited partner's capital contribution in violation of the limited partnership agreement or of the Iowa Act is liable, for six years after the return, to the Partnership for the amount of the contribution wrongfully returned, and (d) if the certificate of limited partnership or certificate of amendment or cancellation of a limited partnership contains a false statement, one who suffers loss by reliance on the statement may recover damages from a limited partner who knew the statement to be false at the time the certificate was executed. The exercise of any rights of the Limited Partners as set forth in the Limited Partnership Agreement or in this Prospectus will not cause any Limited Partner to have participated in the control of the Partnership's business for purposes of subparagraph (a) above. See also "THE LIMITED
                                                 ---
PARTNERSHIP AGREEMENT--Management of Partnership Affairs" below. The General Partner will exercise its best efforts to assure that the other circumstances noted in subparagraph (a) and in subparagraphs (c) and (d) above do not occur.


     The General Partner will be liable for all obligations of the Partnership to the extent that the assets of the Partnership are insufficient to discharge such obligations, but the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner.

     The Limited Partnership Agreement provides that the withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution, death or other legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership. The legal representatives of such a Limited Partner have no right to withdraw or value the Units of such Limited Partner except by liquidation of the Limited Partner's Units in the manner otherwise provided in the Limited Partnership Agreement.

     Units. Interests in the Partnership are evidenced by Units, which the
     -----
General Partner may sell to persons desiring to become Limited Partners. See "PLAN OF DISTRIBUTION" and "SUBSCRIPTION PROCEDURE" below.
---

     Management of Partnership Affairs. The Limited Partners will not take part
     ---------------------------------
in the management or operation of the business or property of the Partnership and will have no voice in the operations of the Partnership. See "PRINCIPAL RISK
                                                             ---
FACTORS--No Notice of Trades or of Changes in Trading Methods" and "Limited Partners Will Not Participate in Management" above. Any participation by the Limited Partners in the management of the Partnership will jeopardize the limited liability of the Limited Partners. See "THE LIMITED PARTNERSHIP
                                           ---
AGREEMENT--Nature of the Partnership; Liability of the Limited Partners" above. Accordingly, under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. See Sections
                                                                  ---
5.01 and 5.02 of the Limited Partnership Agreement. The responsibilities of the General Partner include, but are not limited to (i) accepting capital contributions from any Partner and admitting additional Limited Partners; (ii) investing any funds of the Partnership that are not committed to the conduct of the Partnership's business as the General Partner shall determine, in its sole discretion; (iii) employing or otherwise retaining the services of such agents, employees, managers, accountants, attorneys, consultants and other persons (including commodity trading advisors, introducing brokers and futures commission merchants and floor brokers) as the General Partner determines to be appropriate to carry out the business and affairs of the Partnership, all upon terms satisfactory to the General Partner; (iv) negotiating, entering into, executing, acknowledging and delivering all contracts, agreements, documents and instruments appropriate to carrying on the business of the Partnership, including granting the commodity trading advisor or advisors a power of attorney to effect trades on behalf of the Partnership on a discretionary basis and without notice to the General Partner or any Limited Partners, and subscription agreements for Units; (v) to cause the Partnership to offer and sell Units from time to time; (vi) determining, in the General Partner's sole discretion, whether the Partnership will make any distributions to the Partners; (vii) administering liquidation of Units; (viii) preparing or causing to be prepared the required periodic and annual reports to the Limited Partners; (ix) supervising the liquidation of the Partnership if an event causing a termination of the Partnership occurs; and (x) doing any other act or thing whatsoever which in the General Partner's sole discretion is necessary or appropriate to carry out any of the foregoing or otherwise to the business and affairs of the Partnership. The General Partner may also make certain amendments to the Limited Partnership Agreement without the vote or consent of the Limited Partners. See
                                                                           ---
Section 11.02 of the Limited Partnership Agreement.


     Any material change in the Partnership's basic investment policies (which are only those specified in Article X, subparagraphs (a), (e) and (j) of the Limited Partnership Agreement) or structure shall, however, require the prior written consent or vote of the Limited Partners who hold at least a majority of the total number of outstanding Units of the Partnership; provided, however, that amendments authorized by Section 11.02 of the Limited Partnership Agreement, or any changes in (i) commodity trading advisors or introducing brokers or futures commission merchants, (ii) the trading methods, systems or strategies utilized by any commodity trading advisor, (iii) the allocation or diversification of the Partnership's assets among the types of interests traded or in the positions held in contracts or options, or (iv) the types of contracts or options or commodities, currencies, securities or other interests traded by the Partnership, shall not, without limitation, constitute a material change for this purpose.

     The Limited Partners who collectively hold at least a majority of the total number of outstanding Units may, to the extent permitted by law, and without the concurrence of the General Partner (except as provided below), vote to (i) amend the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership; (ii) remove the General Partner and elect a new general partner(s); and (iii) cancel any contract for services with the General Partner without penalty upon sixty (60) days prior written notice. Any amendment to the Limited Partnership Agreement by the Limited Partners which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties or obligations or the rights or protection of the General Partner shall, however, be conditioned upon the consent of the General Partner, which may be withheld in the General Partner's sole discretion. Also, in the event of the removal of the General Partner by the Limited Partners, the General Partner shall be entitled to a liquidation of any or all of the General Partner's Units at the Net Asset Value Per Unit on and as of the opening of trading on the first business day of the month next following the date on which the General Partner is removed. If the General Partner does not liquidate all of its Units at such time, the General Partner shall thereafter be entitled to a liquidation of its Units in accordance with the general liquidation provisions in the Limited Partnership Agreement.

     Each Limited Partner shall be entitled to one (1) vote for each outstanding whole Unit owned by such Limited Partner, and to a fractional vote in an amount equal to any fractional Unit owned by such Limited Partner.

     To facilitate the execution of various documents by the General Partner on behalf of the Partnership and the Limited Partners, the Limited Partners will appoint the General Partner, with power of substitution, their attorney-in-fact by executing the power of attorney which is included as part of the Subscription Agreement. The Limited Partners also grant the General Partner the power of attorney as provided in the Limited Partnership Agreement. The documents that may be executed by the General Partner on behalf of the Limited Partners under the powers of attorney will include amendments to the Certificate of Limited Partnership and the Limited Partnership Agreement.

     The General Partner has the right and authority to engage and compensate on behalf of the Partnership all such persons, firms or corporations (including any affiliated person or entity) as the General Partner, in its sole discretion, shall deem advisable for the conduct and operation of the business of the Partnership. All existing or contemplated contracts or arrangements between the Partnership and affiliates of the General Partner as of the date of this Prospectus have been identified in this Prospectus.

     Resignation or Withdrawal of General Partner; Admission of Additional
     ---------------------------------------------------------------------
General Partners.  The Limited Partnership Agreement provides that the General
----------------
Partner may resign or withdraw from the Partnership as general partner upon (i) the affirmative vote of the Limited Partners who hold at least a majority of the total number of outstanding Units, and (ii) if there is not then another general partner for the Partnership, providing one or more successor general partners satisfactory to the Limited Partners who hold at least a majority of the total number of outstanding Units. The General Partner may not otherwise voluntarily resign or withdraw from the Partnership as general partner except upon the giving of at least one hundred and twenty (120) days prior written notice to the Limited Partners. There is therefore no assurance of the General Partner's continued service to the Partnership. See "PRINCIPAL RISK FACTORS--Reliance on
                                      ---
General Partner" above.


     Any other individual or entity may be admitted as an additional general partner of the Partnership upon the consent or vote of the Limited Partners who hold at least a majority of the total number of outstanding Units. Any such additional general partner or general partners shall be permitted to continue and carry on the business of the Partnership following the withdrawal, for whatever reason, of any other general partner of the Partnership. See "PRINCIPAL
                                                                  ---
RISK FACTORS--Limited Partners Will Not Participate in Management."


     Additional Offerings. The General Partner may, in its sole discretion,
     --------------------
terminate any offering of Units. The General Partner may also, in its sole discretion, register Units for sale and/or make or cause to be made additional public or private offerings of Units. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. There is no maximum aggregate amount of Units which may be sold by the Partnership.

     The General Partner shall also have the right to accept additional capital contributions from existing Partners. Additional capital contributions from existing Partners shall be in such amount as is acceptable to the General Partner from time to time, in its sole discretion, and any such additional capital contribution shall be effective on and as of the opening of trading on the first business day of the month next following the date of the General Partner's acceptance thereof.

     Partnership Accounting and Distributions. A capital account shall be
     ----------------------------------------
established for each Partner and shall be credited with (i) the amount of cash paid to the Partnership as the Partner's capital contribution, and (ii) the share of Partnership income or gains allocable to the account; and shall be debited with (x) the share of Partnership deductions or losses allocable to the account, and (y) the amount of any distributions made to and liquidations made by the Partner with respect to the account. Profits and losses for each fiscal year of the Partnership shall be allocated among the Partners pro rata based upon the respective number of Units held by the Partners. For purposes of determining the profits, losses or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the regulations thereunder.

     The Partnership is not required to make any distributions to the Partners, and any distributions by the Partnership will be made only at such times and in such amounts as are determined by the General Partner, in its sole discretion. It is not anticipated that regular or even periodic distributions will be made. See "PRINCIPAL RISK FACTORS--Limited Partners Will be Taxed on Profits Whether
 ---
 or Not Distributed" above. Any distributions which are made shall be made pro rata based upon the respective number of Units held by the Partners.


     Federal Tax Allocations.  At the end of each fiscal year, the Partnership's
     -----------------------
realized capital gain or loss and ordinary income or loss will be allocated among the Partners, after having given effect to the fees payable by the Partnership (including those payable to the General Partner), and each Partner's share of such items are includable in the Partner's personal income tax return. Allocations will be pro rata from short-term capital gain or loss, long-term capital gain or loss, and net operating income or loss realized by the Partnership.

     Net realized profit will be allocated first to each Partner who has liquidated Units during the year to the extent that the amount received on liquidation exceeds the amount paid for the Units. Profit remaining after the allocation to the Partners who have liquidated Units will be allocated among the Partners pro rata based upon the respective number of Units held by the Partners.

     The realized losses will be allocated first to each Partner who has liquidated Units during the year to the extent that the amount paid for the Units liquidated exceeds the amount received on liquidation. Losses remaining after the allocation to Partners who have liquidated Units will be allocated among the Partners pro rata based upon the respective number of Units held by the Partners.

     The allocations described above will be recognized for federal income tax purposes provided they have "substantial economic effect." See "FEDERAL INCOME
                                                           ---
TAX ASPECTS" above. For the purpose of these allocations of taxable income and loss, the amount each Partner paid for the Partner's Units in the Partnership will be deemed to have been increased by the amount of taxable income allocated and reduced by the amount of realized losses allocated and by any distributions received. When a Partner liquidates part of the Units held by the Partner, the Partner's capital account will be reduced proportionately.

     Upon liquidation of the Partnership, the remaining assets of the Partnership will be distributed to the Partners in the proportion that the capital account of each Partner bears to the total capital accounts of all Partners. If such distributions are insufficient to return to any Partner the full amount of the Partner's capital contribution, such Partner will have no recourse against any other Partner.

     Transfer and Liquidation of Units. A description of a Limited Partner's
     ---------------------------------
limited transfer and liquidation rights is set forth above in "TRANSFERABILITY AND LIQUIDATION OF UNITS" above.

     Termination of the Partnership.  The Partnership shall be dissolved and its
     ------------------------------
affairs shall be wound up (i) upon the occurrence of an event specified under the Iowa Act as one causing or effecting dissolution (subject to any right to reinstate the Partnership as may be provided under the Iowa Act); (ii) upon the election of the General Partner, in the General Partner's sole discretion, to terminate and dissolve the Partnership; (iii) upon the General Partner withdrawing as or otherwise ceasing to be the general partner of the Partnership, whether by reason of an act or circumstance contemplated by the Limited Partnership Agreement or the Iowa Act, unless at the time there is at least one other general partner and such remaining general partner continues and carries on the business of the Partnership or unless the Limited Partners shall elect to carry on the business of the Partnership pursuant to Section 9.03 of the Limited Partnership Agreement; (iv) upon the affirmative vote of the Limited Partners who hold at least a majority of the total number of outstanding Units; or (v) in any event, at 11:59 p.m. on December 31, 2050. Section 9.03 of the Limited Partnership Agreement provides that in the event of the withdrawal of the General Partner or the General Partner otherwise ceasing to be the General Partner, the Limited Partners may, within ninety (90) days of such event, elect to carry on the business of the Partnership with one or more substituted general partners by the unanimous affirmative vote of all Limited Partners.

     For purposes of the preceding subclause (i), the events which would cause a dissolution of the Partnership under the Iowa Act are as follows: (i) if a limited partnership ceases to have any limited partners; (ii) when events specified in the certificate of limited partnership or the limited partnership agreement of a limited partnership occur; (iii) when all partners consent in writing to the dissolution; (iv) when a general partner withdraws unless at the time there is at least one other general partner and the provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and the remaining general partner does so; or if all partners have previously consented to the designation of another person or entity as general partner; or if all partners, within ninety
(90) days after withdrawal of the general partner, agree in writing to continue the business of the limited partnership and to the appointment of one or more additional general partners as necessary or desired; (v) when a decree of judicial dissolution is entered, which may be entered whenever a court determines that it is not reasonably practical to carry on the business of the limited partnership in conformity with the limited partnership agreement; or
(vi) pursuant to a proceeding commenced by the Iowa Secretary of State because the limited partnership is without a registered agent or registered office in Iowa for sixty (60) days or more or the limited partnership does not notify the Iowa Secretary of State within sixty (60) days that its registered agent or registered office has been changed, that its registered agent has resigned, or that its registered office has been discontinued.

     With respect to subclause (ii) in the preceding paragraph, all of the dissolution events set out in the Partnership's certificate of limited partnership or the Limited Partnership Agreement are set out in this section of this Prospectus. With respect to subclause (iv) in the immediately preceding paragraph, no specific substitute or replacement general partners had been approved or designated by the Limited Partners as of the date of this

Prospectus, and, accordingly, in the event of the withdrawal of the General Partner, the Partnership will be dissolved unless the Limited Partners unanimously elect to carry on the business of the Partnership and elect a new general partner within ninety (90) days of the General Partner's withdrawal. This procedure is provided for in Sections 9.01(a)(iii) and 9.03 of the Limited Partnership Agreement and is also noted in subclause (iii) in the first paragraph in this section of the Prospectus. It should be noted, however, that the Limited Partnership Agreement does provide that any additional general partner or general partners which may be admitted as additional general partners of the Partnership by the vote or consent of the Limited Partners who hold at least a majority of the total number of outstanding Units shall be permitted to continue and carry on the business of the Partnership following the withdrawal, for whatever reason, of any other general partner of the Partnership.
See Section 5.09 of the Limited Partnership Agreement.
---

     Meetings.  No regular meetings of the Partnership are required to be held
     --------
or are provided for in the Limited Partnership Agreement. A meeting of the Limited Partners may, however, be called by the General Partner at any time and for any purpose, and shall be called by the General Partner no more than fifteen
(15) days after receipt by the General Partner of a written request for a meeting setting forth the purpose thereof, and signed by Limited Partners who collectively own at least 10% of the then outstanding Units. The General Partner shall give written notice of any meeting of the Limited Partners and the purpose thereof to all Limited Partners. Any such meeting shall be held at a reasonable time and place (which shall be deemed to include the principal office of the Partnership) on a date no less than thirty (30) nor more than sixty (60) days after the date of the General Partner's written notice of the meeting.

     Reports to Limited Partners. The Partnership's books and records are
     ---------------------------
maintained at the offices of Schoenauer & Co., P.C., 328 Main Street, Ames, Iowa 50010. The Partnership will provide Limited Partners with monthly statements of account, in such form and otherwise in accordance with the applicable regulations of the CFTC. The Partnership will also provide Limited Partners with an annual report containing financial statements of the Partnership. The financial statements will be certified by independent certified public accountants. The Limited Partners will also receive information necessary for the preparation of their annual federal income tax returns by not later than March 15 of each year. The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") by reason of the Partnership having filed a registration statement regarding this offering with the SEC. The Partnership will therefore be subject to the informational requirements of the Exchange Act for at least as long as the Partnership's registration statement with the SEC is effective. The Partnership will accordingly provide the Limited Partners with the information required under the Exchange Act during at least that period of time, including, without limitation, quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. The General Partner shall also promptly make available to a Partner the Net Asset Value Per Unit as of the time of request therefor by the Partner. Limited Partners or their duly authorized representatives may inspect and copy (at their cost) the Partnership books and records during normal business hours upon reasonable written notice to the General Partner.

     As indicated above, the Partnership is currently subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act will file periodic reports and other information with the SEC. Such reports and other information filed by the Partnership may be inspected and copied at prescribed rates at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the SEC at the above specified address, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information, and documents which are filed by the Partnership electronically with the SEC may also be inspected at that Web site at http://www.sec.gov.

     As also indicated above, the Partnership has filed with the SEC a Registration Statement on Form SB-2 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Units offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement include all material information regarding such contents but are not necessarily complete and, in each instance, are qualified by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement for a complete version of the provisions thereof. For further information, reference is hereby made to the Registration Statement, and the Registration Statement may be inspected and copied at prescribed rates at the offices of the SEC referred to above.

     Notice to Limited Partners.  The General Partner shall cause a notice to be
     --------------------------
given to each Partner within seven (7) business days from the date of: (i) the date (the "Decline Date") upon which there shall have been a decline in the Net Asset Value Per Unit to less than fifty percent (50%) of the Net Asset Value Per Unit as of the close of business on the day which is one (1) year prior to the Decline Date; (ii) any material change in contracts with any of the Partnership's commodity trading advisors, including any change in commodity trading advisors or any modification in the method of calculating any incentive fee which may be payable by the Partnership to any commodity trading advisor; and (iii) any other material change affecting the compensation of any party which is payable by the Partnership. "Net Asset Value Per Unit" means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of Units outstanding at that time. Net Assets for this purpose means the Partnership's total assets minus the Partnership's total liabilities, determined in accordance with generally accepted accounting principles, except that for purposes of calculating the Net Asset Value Per Unit, Net Assets are determined by amortizing all organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC over a period of five (5) years. The General Partner shall also cause a notice to be given to each Partner prior to effecting any material change related to brokerage commissions, and any such change shall not be made for thirty (30) calendar days, during which time the Partners will have the right to request liquidation of their Units in accordance with the terms of the Limited Partnership Agreement. In the case of a notice given pursuant to subclause (i) above, trading by the Partnership shall be temporarily suspended for a period of thirty (30) calendar days, beginning on the date of the General Partner's notice to the Limited Partners, during which time the Limited Partners may request liquidation of their Units. See
                                                                  ---
"TRANSFERABILITY AND LIQUIDATION OF UNITS" above. Any notification required to be given by the General Partner in any of the circumstances described in this paragraph shall include a description of the Limited Partner's liquidation rights and voting rights, if any, and a description of any material effect the changes specified in the notice may have on the interests of the Limited Partners. If the notice is given pursuant to subclause (i) above, the notice shall also contain the following, in capital letters and bold face print: "A LIMITED PARTNER SHOULD OBTAIN ADVICE FROM AN INDEPENDENT INVESTMENT AND PROFESSIONAL ADVISOR AS TO WHETHER THE LIMITED PARTNER SHOULD REQUEST LIQUIDATION OF THE LIMITED PARTNER'S UNITS BECAUSE OF THE DECLINE IN THE NET ASSET VALUE PER UNIT."

                             PLAN OF DISTRIBUTION
                             --------------------

     The Units are being offered and sold only by Vacation Investors, Inc. (the "Underwriter"). The Units are being offered by the Underwriter on a best efforts basis, without any requirement that the Underwriter purchase any unsold Units, and neither the Underwriter nor the General Partner has committed to purchase any unsold Units. The General Partner may also terminate this offering of Units at any time, in the General Partner's sole discretion.

     The Partnership will not pay any underwriting or selling commission or other fee to the Underwriter, and no payments will otherwise be made to the Underwriter based directly upon the subscriptions made by any prospective investor. The Underwriter will receive compensation for its sales efforts, however, from the General Partner. See "DESCRIPTION OF CHARGES TO THE
                                   ---
PARTNERSHIP--CTA and Underwriter Compensation" above. The compensation payable to the Underwriter by the General Partner consists of a fee of a potential maximum aggregate amount of 5.625% of the subscriptions which have been accepted and collected by the General Partner and the Partnership. One portion of the fee is payable within ten business days of the close of each month, and is in an amount calculated by multiplying (i) the dollar amount of each new subscription which is accepted and collected by the General Partner and the Partnership in the given calendar month, by (ii) 1.875%. The second portion of the fee will be in the same amount, but is not payable until ten (10) business days after the two year anniversary of the date upon which the subscription was effective as a capital contribution to the Partnership. The second portion of the fee is only payable, however, if the limited partner who contributed the subscription has not, at any time prior to the payment date of the second portion of the fee, caused the limited partner's capital account with the Partnership to fall below the amount of the subscription by reason of liquidation of Units in the Partnership by the limited partner. The third portion of the fee will also be in the same amount, but is not payable until ten (10) business days after the three year anniversary of the date upon which the subscription in question was effective as a capital contribution to the Partnership. The third portion of the fee is also only payable, however, if the limited partner who contributed the subscription has not, at any time prior to the payment date of the third portion of the fee, caused the limited partner's capital account with the Partnership to fall below the amount of the subscription by reason of liquidation of Units in the Partnership by the limited partner. For purposes of determining whether the second and third portions of the Underwriter's fee are payable, a limited partner's capital account is increased by the amount of any distributions made to the limited partner by the Partnership and by the amount of any Partnership losses which have been allocated to the limited partner's capital account. In other words, the General Partner's obligation to pay the second and third portions of the Underwriter's fee will not be affected by any reductions to a limited partner's capital account caused by distributions made to the limited partner by the Partnership or by any Partnership losses. If a limited partner contributes subscriptions in different months, the Underwriter's fee is calculated and payable separately based on each subscription. In this circumstance, however, if the limited partner subsequently liquidates units in the Partnership, the amount of the liquidation proceeds shall be applied pro rata against the subscriptions in question for purposes of determining whether the second and third portions of the fee are payable. For example, if a limited partner contributes $10,000 in month one, then contributes an additional $10,000 in month six, and then liquidates $5,000 of Units, $2,500 of said liquidation proceeds shall be applied against each of the two $10,000 subscriptions for purposes of determining whether the second portion and third portion of the fee is payable on each such subscription. Any unpaid second portion and third portion of any fees will also no longer be payable by the General Partner from and after the date of the termination of the Sales Agreement with the Underwriter, regardless of the reason the Sales Agreement is terminated. The General Partner may also from time to time agree to pay some of the costs and expenses incident to the performance of the Underwriter's sales efforts, but the amount of any costs and expenses of the Underwriter which may be reimbursed by the General Partner in any consecutive twelve (12) month period commencing after June 17, 1998 (which is the date of the Sales Agreement with the Underwriter) shall not, when added to the fees paid or payable on the aggregate subscriptions which have been accepted and collected by the General Partner and the Partnership during that twelve month period, exceed ten percent (10%) of such aggregate subscriptions.

     Prospective investors should again note that the compensation payable to the Underwriter shall be paid solely by the General Partner, and the Partnership has no responsibility or liability for any compensation arrangements agreed to by the Underwriter and the General Partner.

     The Underwriter is an Iowa corporation which was incorporated on April 15, 1994. The Underwriter's registration as a fully disclosed broker dealer with the SEC became effective on May 11, 1994, and the Underwriter became a member of the NASD on July 21, 1994. Mr. Raun is the sole shareholder, director and officer of the Underwriter. Mr. Raun is also the general securities principal and financial and operations principal of the Underwriter, and a registered representative of the Underwriter. As of the date of this Prospectus, the Underwriter had three
(3) registered representatives, but the Underwriter contemplates having up to approximately seven (7) registered representatives within nine (9) months of the date of this Prospectus.

     The principal business of the Underwriter as of the date of this Prospectus was the offering of the Units of the Partnership and the units of limited partnership interest in Portfolio Boost I, L.P. and Portfolio Boost II, L.P. It is also contemplated that the Underwriter will offer the units of limited partnership interest in Portfolio Boost MJF, L.P. Portfolio Boost I, L.P., Portfolio Boost II, L.P. and Portfolio Boost MJF, L.P. are other commodity pools for which the General Partner serves as the general partner and commodity pool operator. See "THE GENERAL PARTNER" above. It is also contemplated that the
          ---
Underwriter will participate in the offering of other commodity pools sponsored by the General Partner or by other persons or entities. The Underwriter also offers general brokerage services to the public.

     The Underwriter's prior experience in public offerings is limited to the Underwriter's offering of units of limited partnership interests in CBC-RT, which is another Iowa limited partnership for which the General Partner serves as the general partner and commodity pool operator. See "THE GENERAL PARTNER"
                                                    ---
above. CBC-RT is closed to new investors, but it previously offered its units of limited partnership interest pursuant to Regulation A under the federal Securities Act of 1933, with its first Regulation A offering commencing in November, 1994. Mr. Raun was the only registered representative of the Underwriter who participated in CBC-RT's offerings. The Underwriter has also offered units of limited partnership interest in one other Iowa limited partnership. The offering of the referenced limited partnership was pursuant to Rule 504 under federal Securities Act of 1933, and the only registered representative of the Underwriter participating in that offering was the individual who also serves as the general partner of the limited partnership. The referenced limited partnership was also closed to new investors as of the date of this Prospectus.

     Mr. Raun has also participated in offering units of limited partnership interest in the limited partnerships for which he serves as the general partner on an individual basis. See "THE GENERAL PARTNER" above. All such offerings by
                        ---
Mr. Raun were, however, pursuant to exemptions from registration available at the federal and state levels. The Underwriter therefore has limited experience in public offerings. See "PRINCIPAL RISK FACTORS--No Assurance that Units Will
                     ---
be Sold; Limited Experience of the Underwriter" above.

     Units are initially offered for sale at fixed value of $1,000 per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on past or expected earnings and does not represent that the Units have or will have a market value of or can be resold or liquidated at that price. The Partnership may commence trading after the General Partner has accepted subscriptions for the Minimum Units

(i.e. 500 units). The Units which remain unsold after the Partnership has commenced trading may be offered for sale, in the sole discretion of the General Partner, at a purchase price per Unit equal to the Net Asset Value Per Unit as of the opening of trading on the effective date of the purchase, which will be the first business day of the month next following the date on which the General Partner accepts a duly executed Subscription Agreement and the required applicable capital contribution from the Limited Partner in question. The Partnership will calculate the Net Asset Value Per Unit on a monthly basis, and will make the Net Asset Value Per Unit available to prospective investors and Limited Partners upon request to the General Partner at the address or phone number set out in "SUMMARY OF THE OFFERING--The Partnership" on page 1 of this Prospectus. The organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC are amortized over a period of five (5) years for purposes of calculating the Net Asset Value Per Unit. See the definitions of
                                                      ---
"Net Assets" and "Net Asset Value Per Unit" in "SUMMARY OF THE OFFERING - Glossary and Designation of Parties" above. There can be no assurance that the Minimum Units or any additional Units will be sold by the Partnership. See
                                                                       ---
"PRINCIPAL RISK FACTORS--No Assurance that Units Will be Sold; Limited Experience of the Underwriter" above.

     Funds from subscriptions accepted prior to the sale of the Minimum Units will be deposited and held in an escrow account in the name of the Partnership at First American Bank, Fort Dodge, Iowa, pending the General Partner's acceptance of subscriptions for at least the Minimum Units. The Escrow Agreement requires the Partnership and the Underwriter to promptly (and in all events by 12:00 noon of the next business day after receipt by them) transmit all monies received from subscribers during the escrow period for the payment of Units to First American Bank for deposit in the Partnership's escrow account at First American Bank. First American Bank shall receive, as escrow agent, an aggregate fee of the greater of (i) $300.00; or (ii) an amount determined by multiplying the total number of checks received and issued by First American Bank pursuant to the Escrow Agreement, by $5.00. Subscription payments deposited in the escrow account may not be withdrawn by any subscriber under any circumstance.

     If subscriptions for at least the Minimum Units are not accepted by the General Partner prior to the close of the Minimum Units Offering Period (i.e., within nine (9) months of the date of this Prospectus), this offering shall terminate and all amounts paid by each subscriber will be returned to the applicable subscriber within ten (10) business days of the close of the Minimum Units Offering Period and as otherwise provided in the subscriber's Subscription Agreement, together with the subscriber's pro rata share of all interest earned, if any, on subscriptions deposited in the escrow account. Any Units which are purchased by the General Partner or Mr. Raun shall not be counted in determining whether the Minimum Units have been sold.

     If the Minimum Units contingency is satisfied, the escrowed funds (together with any interest earned thereon) will be released for use by the Partnership on the first business day after which the Minimum Units contingency has been satisfied. If the Minimum Units contingency is satisfied, this offering shall continue until the earlier of such time as (i) all of the Units offered hereby have been sold, or (ii) this offering is terminated by the General Partner, in its sole discretion. No escrow will be utilized for subscriptions received after the funds have been released from escrow to the Partnership as described above, and all subscriptions accepted by the General Partner after that time will be immediately available for use in the Partnership's business.

     The Underwriter will maintain a web site at www.vacationinvestors.com. The web site contains information regarding this offering.

                             SUBSCRIPTION PROCEDURE
                             ----------------------

     In order to purchase Units, an investor must execute a copy of the Subscription Agreement in the form attached hereto as part of Exhibit "B," and deliver the executed Subscription Agreement and the full purchase price for the Units subscribed for to the General Partner. An investor must also return an executed Acknowledgment of Receipt of this Prospectus, and a completed and executed Suitability Standards Requirement form. These documents are also attached hereto as part of Exhibit "B".

     As discussed in "PLAN OF DISTRIBUTION" above, Units are initially offered for sale at a fixed value of $1,000 per Unit. Once the Partnership has commenced trading, Units will be offered for sale at a price per Unit equal to the Net Asset Value Per Unit as of the opening of trading on the effective date of the purchase, which will be the first business day of the month next following the date on which the General Partner accepts a duly executed Subscription Agreement and the required applicable capital contribution from the Limited Partner in question. As indicated, contributions received from subscribers will be converted into Units effective as of the opening of trading on the first business day of the month next following the date on which the General Partner accepts a duly executed Subscription Agreement and the subscriber's capital contribution.

     The minimum initial subscription is $5,000, but the General Partner reserves the right to require a higher minimum subscription from any subscriber or subscribers. Subsequent investments by existing Limited Partners may be in such amounts as the General Partner may from time to time accept, in its sole discretion.

     A prospective investor who is not a resident of the state of California or an entity with its principal place of business in California must have at least either (i) a minimum net worth of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000. An investor who is a resident of California or an entity with its principal place of business in California must have at least either (i) a minimum net worth of $250,000, or
(ii) a minimum annual gross income of $65,000 and a minimum net worth of $100,000. An investor's net worth for these purposes must be determined exclusive of home, home furnishings and automobiles. In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units.

     The Subscription Agreement includes a representation and warranty from a subscriber that the subscriber meets the applicable above referenced suitability standards. The Subscription Agreement also contains various other representations, warranties, agreements, and acknowledgments, and prospective investors must therefore carefully review the Subscription Agreement. Prospective investors should also be aware that they will agree in the Subscription Agreement to defend, indemnify and hold harmless the Partnership, the General Partner, the Underwriter and their respective affiliates and agents from and against all losses, liabilities, damages, costs or expenses (including court costs, arbitration costs and reasonable attorneys' fees) which are incurred by any of them by reason of or in connection with any breach or default by the investor of any representation, warranty, agreement or acknowledgment in the investor's Subscription Agreement.

    A subscriber must pay the total purchase price for the Units subscribed for at the time of executing the Subscription Agreement. The purchase price must be paid in cash or its equivalent. All subscriptions are irrevocable, except only as may be expressly provided by applicable securities laws. The General Partner has the right, however, to reject any subscription for Units, in whole or in part and in the General Partner's sole discretion. The General Partner may also require any subscriber to provide additional information and documentation, including a purchaser questionnaire, financial statements, and/or a letter justifying the suitability of the subscriber's proposed investment in the Partnership and containing such additional disclosures and additional representations and warranties from the subscriber as the General Partner determines to be necessary or appropriate to establish or otherwise evidence or substantiate compliance with the requirements of the Partnership's offering, the Subscription Agreement or any federal or state securities laws or regulations.

     The Partnership will issue fractional Units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription for Units.

     The General Partner will endeavor to deposit checks received from subscribers after the release of funds from escrow upon acceptance of the Subscription Agreement. The General Partner may permit IRA investments received from the individual but not delivered as of the first business day of the month by the trustee of the IRA at any time before the close of a month to be effective as of the first business day of the month, so long as the check and trustee's executed signature page to the Subscription Agreement are received prior to the end of the prior month. All Units shall be issued subject to the collection of good funds, and any Units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be canceled.

     As to IRA's and retirement or benefit plans, note that an investment in the Partnership will not of itself create an IRA or a retirement or benefit plan, and the Partnership undertakes no responsibility to establish an IRA or a retirement or benefit plan. See "PRINCIPAL RISK FACTORS--Retirement Plan and IRA
                            ---
Participants" above.

     Investors will not deposit funds directly with the FCM.


                                 VACATION AWARD
                                 --------------

     The General Partner will provide one of the following vacation awards (generally, an "Award") to each Limited Partner who meets the qualifications set forth below at any time prior to January 1, 2002.

     Bronze Award. The General Partner will, at its cost and not with
     ------------
Partnership funds, provide each qualifying Limited Partner with a "Bronze Award." The Bronze Award includes: (i) one nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico, and (ii) a $100 Hyatt spending allowance.

     In order to qualify for the Bronze Award, a Limited Partner must (i) be a limited partner in at least three limited partnerships for which the General Partner serves as the commodity pool operator, and (ii) have made a combined capital contribution of $20,000 or more to such limited partnerships and have maintained such capital contribution (adjusted only for liquidations by the Limited Partner) for a consecutive period of twelve (12) full months. See "Award
                                                                      ---
Conditions, Restrictions and Procedures" below for further requirements and information.

     Silver Award. The General Partner will, at its cost and not with
     ------------
Partnership funds, provide each qualifying Limited Partner with a "Silver Award." The Silver Award includes: (i) two nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico; and (ii) a $100 Hyatt spending allowance.

     In order to qualify for the Silver Award, a Limited Partner must (i) be a limited partner in at least three limited partnerships for which the General Partner serves as the commodity pool operator; and (ii) have made a combined capital contribution of $50,000 or more to such limited partnerships and have maintained such capital contribution (adjusted only for liquidations by the Limited Partner) for a consecutive period of twelve (12) full months. See "Award
                                                                      ---
Conditions, Restrictions and Procedures" below for further requirements and information.

     Gold Award. The General Partner will, at its cost and not with Partnership
     ----------
funds, provide each qualifying Limited Partner with a "Gold Award." The Gold Award includes either: (i) two nontransferable round trip airfare tickets on a group trip to a four or five star hotel or resort located outside of the continental United States; and (ii) two nights lodging at such location (the "group trip"); or at the qualifying Limited Partner's option: (x) three nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico, and (y) a $300 Hyatt spending allowance (the "land option").

     A dinner meeting will also be provided to the Limited Partners participating in the group trip option of the Gold Award, but the cost of the dinner meeting will be borne by the applicable limited partnerships as is discussed in "Award Conditions, Restrictions and Procedures" below.

     In order to qualify for the Gold Award, a Limited Partner must (i) be a limited partner in at least three limited partnerships for which the General Partner serves as the commodity pool operator; and (ii) have made a combined capital contribution of $100,000 or more to such limited partnerships and have maintained such capital contribution (adjusted only for liquidations by the Limited Partner) for a consecutive period of at least twelve (12) full months. See "Award Conditions, Restrictions and Procedures" below for further
---
requirements and information.

     Platinum Award. The General Partner will, at its cost and not with
     --------------
Partnership funds, provide each qualifying Limited Partner with a "Platinum Award." The Platinum Award includes either: (i) two nontransferable round trip airfare tickets on a group trip to a four or five star hotel or resort located outside of the continental United States; and (ii) five nights lodging at such location (the "group trip"); or at the qualifying Limited Partner's option: (x) seven (7) nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico; and (y) a $700 Hyatt spending allowance (the "land option").

     A dinner meeting will also be provided to the Limited Partners participating in the group trip option of the Platinum Award, but the cost of the dinner meeting will be borne by the applicable limited partnerships as is discussed in "Award Conditions, Restrictions and Procedures" below.

     In order to qualify for the Platinum Award, a Limited Partner must (i) be a limited partner in at least three limited partnerships for which the General Partner serves as the commodity pool operator; and (ii) have made a combined capital contribution of $250,000 or more to such limited partnerships and have maintained such capital contribution (adjusted only for liquidations by the Limited Partner) for a consecutive period of at least twelve (12) full months. See "Award Conditions, Restrictions and Procedures" below for further
---
requirements and information.

     Award Conditions, Restrictions and Procedures. Accounts held in more than
     ---------------------------------------------
one name are only entitled to one Award, regardless of the number of owners of or persons named on the account. Limited Partners with separate accounts and residing in the same household may, however, combine their capital contributions for purposes of qualifying for the Awards.

     The General Partner shall give a written notice to each Limited Partner who qualifies for any Award within thirty (30) days of the date the Limited Partner qualifies for the Award.

     A Limited Partner who has qualified for the Bronze Award or the Silver Award or who has selected the land option for the Gold Award or Platinum Award will have twelve (12) months from the date of the General Partner's qualification notice to utilize the Award. The Limited Partner must also provide the General Partner with written notice of the desired Hyatt location and the dates at that location. The Limited Partner will be provided with a certificate for use at the Hyatt location selected by the Limited Partner. Once the certificate has been issued, all risk of loss for the certificate passes to the Limited Partner. If a Limited Partner has not utilized such Award within twelve
(12) months of the date of the General Partner's qualification notice to the Limited Partner, the Limited Partner shall be deemed to have waived the Award. All other costs and expenses of the Limited Partner shall be borne by the Limited Partner, such as airfare or other travel costs, meals, entertainment and lodging at the chosen location beyond the nights payable by the General Partner.

     The dates and location of the group trip option for the Gold Award and the Platinum Award will be selected by the General Partner. The General Partner will give each qualifying Limited Partner a written notice (the "trip notice") of such dates and location at least six (6) months prior to the date of the group trip. A qualifying Limited Partner who desires to use the land option as provided above must give the General Partner written notice within thirty (30) days of the date of the General Partner's trip notice. A Limited Partner selecting the land option will not be allowed to change back to the group trip. A Limited Partner desiring to utilize the group trip option must confirm dates and departure airport no less than one hundred and twenty (120) days in advance of the departure date. Any penalties due to changes by the Limited Partner will be the Limited Partner's responsibility. If the General Partner has not received written confirmation from a qualifying Limited Partner within one hundred and twenty (120) days in advance of the departure date for the group trip, the Limited Partner shall be deemed to have waived the Award. The limited partnerships in which the qualifying Limited Partner is a limited partner shall provide, at the limited partnerships' cost, one dinner meeting on the first night of each group trip. The cost of such dinner meeting shall be borne proportionately by the limited partnerships in question, based upon the capital contributions of the qualifying Limited Partner in question. Except for the dinner meeting on the group trip option of the Gold Award and the Platinum Award, all other costs and expenses of a qualifying Limited Partner shall be borne by the Limited Partner, such as transportation costs to the departure airport selected by the Limited Partner, meals, entertainment and lodging at the chosen location beyond the nights payable by the General Partner.

     Once a trip has been scheduled and booked, it will only be rescheduled due to weather or other difficulties or problems in the sole discretion of the General Partner. See "PRINCIPAL RISK FACTORS--Vacation Award" above.
                 ---

     The General Partner will provide the appropriate Award to a Limited Partner with respect to each twelve (12) month period that the Limited Partner otherwise meets the qualifications as set forth above. As of the date of this Prospectus, a Limited Partner could therefore have the possibility of qualifying for up to a maximum of three (3) awards. See, however, "PRINCIPAL RISK FACTORS--Vacation
                             ---
Award" above.

     The rooms that will be provided at the location of each Award will be double occupancy rooms on any night of the week or weekend, subject to availability. All Hyatt spending allowances can only be utilized for purchases at the Hyatt location in question and are only valid for use during the dates of the trip in question. They are not convertible into cash.

     Except for the Partnership's proportionate cost of the dinner meeting to be provided in the group trip option of the Gold Award and the Platinum Award, which will be an expense of the Partnership, the referenced Awards will not affect the value of the Units in the Partnership since the cost and expense of the Awards will be borne by the General Partner, and will not be paid out of Partnership funds. Investors should note, however, that the Partnership will not receive any direct benefits for its payment for the dinner meetings for any qualifying Limited Partners.

     No compensation or reimbursement will be made or paid to any Limited Partner who fails or determines not to utilize any Award.

     No Limited Partner shall be entitled or allowed to utilize more than one Award in any given twelve (12) month period. For example, a Gold Award qualifier is not entitled to take advantage of the Gold, Silver, and the Bronze Award, and a Silver Award qualifier is not entitled to take advantage of both the Silver and Bronze Awards, etc.

     A Limited Partner must also review "PRINCIPAL RISK FACTORS--Vacation Award" above for certain risks applicable to the Awards.

     AS INDICATED ABOVE, THE GENERAL PARTNER HAS ONLY COMMITTED TO PROVIDE THE ABOVE AWARDS TO LIMITED PARTNERS QUALIFYING FOR SUCH AWARDS PRIOR TO JANUARY 1, 2002. NO PROMISE OR REPRESENTATION IS MADE OR GIVEN WHATSOEVER THAT THE GENERAL PARTNER WILL OFFER THE SAME OR SIMILAR AWARDS OR ANY OTHER TRIP OR INCENTIVE OF ANY NATURE TO ANY LIMITED PARTNER IN ANY SUBSEQUENT YEAR OR ANY OTHER TIME, WITH ANY SUCH DECISION BEING WITHIN THE RESPECTIVE SOLE AND ABSOLUTE DISCRETION OF THE GENERAL PARTNER AND THE PARTNERSHIP. PROSPECTIVE INVESTORS AND LIMITED PARTNERS SHOULD ALSO BE AWARE THAT THE ABOVE-DESCRIBED AWARDS MAY HAVE TAX CONSEQUENCES FOR THE LIMITED PARTNERS ON AN INDIVIDUAL BASIS. FOR EXAMPLE, IT IS LIKELY THAT THE VALUE OF THE AWARDS WILL BE TREATED AS INCOME OF THE LIMITED PARTNER. PROSPECTIVE INVESTORS AND LIMITED PARTNERS ACCORDINGLY SHOULD CONSULT WITH THEIR OWN LEGAL, TAX AND OTHER PROFESSIONAL ADVISORS AS TO THE POSSIBLE TAX CONSEQUENCES OF THE ABOVE-DESCRIBED AWARDS.


                                 LEGAL OPINION
                                 -------------

     The legality of the Units being offered hereby will be passed upon for the Partnership by Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., 700 Walnut, Suite 1600, Des Moines, Iowa 50309. Attorneys with Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. may hold Units in the Partnership.


                                    EXPERTS
                                    -------

     The balance sheets as of September 30, 1998 of the Partnership and of the General Partner included in this Prospectus at, respectively, Exhibit C and Exhibit D have each been audited by Roth & Company, P.C., independent auditors, as stated in their reports appearing therein, and have been included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  APPENDIX 1

                     SUPPLEMENTAL PERFORMANCE INFORMATION



    The performance information presented in this Appendix 1 is hypothetical performance information. As such, prospective investors should be aware of the following:

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE PARTNERSHIP'S CTA HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

FURTHER, PAST PERFORMANCE IS IN NO EVENT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

The Partnership is a single advisor pool that does not have a guarantee feature. The following capsules show hypothetical performance information for the Partnership since an assumed inception of trading by the Partnership on January 1, 1981, and year-to-date (through September 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

---------------------------------------------------------------------
                      Percentage Rate of Return
       For the Most Recent Five Calendar Years and Year-to-Date
       (Annual results computed on a compounded monthly basis)*
---------------------------------------------------------------------
  Month      1993      1994      1995     1996      1997     1998 YTD
=====================================================================
   Jan      (2.8%)    (4.9%)    (1.2%)   11.4%     12.8%      (2.4%)
---------------------------------------------------------------------
   Feb       7.6%     (5.5%)     6.5%    (3.8%)     3.5%      (1.6%)
---------------------------------------------------------------------
   Mar      (0.7%)     4.2%     26.6%     3.3%      1.9%       9.0%
---------------------------------------------------------------------
   Apr       1.8%      1.2%      3.3%     4.4%      7.8%      (1.6%)
---------------------------------------------------------------------
   May       2.0%     (4.7%)   (14.1%)    1.1%    (10.0%)      2.6%
---------------------------------------------------------------------
   Jun       1.2%     13.0%      1.0%     2.3%      2.7%       1.2%
---------------------------------------------------------------------
   Jul       4.4%     (2.5%)    (9.8%)   (7.4%)     5.7%       4.7%
---------------------------------------------------------------------
   Aug      (7.9%)    (1.3%)     9.8%     1.2%     (5.5%)     (4.4%)
---------------------------------------------------------------------
   Sep      (3.4%)     4.1%     (2.0%)    2.0%     (5.2%)     (1.6%)
---------------------------------------------------------------------
   Oct      (7.2%)     6.9%     (0.3%)    5.5%     (2.9%)
---------------------------------------------------------------------
   Nov      (0.2%)   (10.6%)    (4.6%)    1.3%      6.7%
---------------------------------------------------------------------
   Dec       0.9%     (3.6%)    (1.5%)    4.9%      1.6%
---------------------------------------------------------------------
   Year     22.9%     27.2%      3.6%    26.7%     28.6%     5.4% YTD
---------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                         Percentage Rate of Return
                         Since Assumed Inception of Trading through December 1992
                         (Annual results computed on a compounded monthly basis)*
=========================================================================================================
Mo.     1981     1982    1983    1984    1985    1986    1987    1988     1989     1990     1991     1992
---------------------------------------------------------------------------------------------------------
Jan      8.6%   (1.5%)  (5.1%)   4.2%    2.0%    5.1%    9.0%   (22.2%)    4.3%     2.0%    (3.0%)  (11.4%)
---------------------------------------------------------------------------------------------------------
Feb      2.4%    6.8%   (1.3%)  (6.7%)   7.6%   13.6%    1.0%    (3.8%)   (8.8%)    2.2%    (4.7%)   (5.8%)
---------------------------------------------------------------------------------------------------------
Mar     (3.2%)   3.9%   (2.9%)   0.8%   (9.2%)  (5.8%)   5.2%     4.1%     9.9%     7.6%    13.9%    (1.8%)
---------------------------------------------------------------------------------------------------------
Apr      7.8%   (5.3%)  (0.3%)  (0.9%)  (3.9%)   9.3%    5.9%    (3.6%)    1.2%     1.9%    (1.3%)   (3.2%)
---------------------------------------------------------------------------------------------------------
May      8.0%    1.9%    2.5%    0.1%   (2.8%)  (8.3%)  (6.9%)    3.5%    17.0%    (6.1%)    3.0%    (0.3%)
---------------------------------------------------------------------------------------------------------
Jun      4.0%    8.4%   (0.6%)   6.1%   (0.5%)   7.4%   (7.6%)    6.1%    (0.9%)    3.3%     5.4%    13.6%
---------------------------------------------------------------------------------------------------------
Jul      9.6%    1.2%    7.5%   10.0%   12.7%    9.8%   (2.3%)    6.6%   (12.1%)    8.8%   (10.6%)    6.2%
---------------------------------------------------------------------------------------------------------
Aug     (2.1%)   1.9%    3.8%   (1.8%)  (2.5%)   2.2%   (6.4%)    2.8%     6.8%     2.3%    (3.5%)   14.9%
---------------------------------------------------------------------------------------------------------
Sep     (2.6%)   5.1%   (3.3%)   8.2%    7.1%   (2.5%)  (4.4%)   (2.1%)   (7.7%)    2.6%     2.7%    (2.9%)
---------------------------------------------------------------------------------------------------------
Oct      1.6%    6.0%   (1.3%)  (1.3%)   4.1%   (6.1%)   6.3%    (7.3%)    1.9%    13.0%     1.4%   (12.7%)
---------------------------------------------------------------------------------------------------------
Nov     (3.6%)  (8.1%)   3.4%    4.3%    6.9%    4.4%   13.3%     6.9%     4.0%    (0.7%)    3.4%     0.0%
---------------------------------------------------------------------------------------------------------
Dec     (3.6%)   5.0%    1.9%    2.4%    1.2%    1.5%   16.8%    (8.0%)    7.7%    (6.3%)   15.0%    (0.5%)
---------------------------------------------------------------------------------------------------------
Year    18.1%   28.0%    8.6%   (5.8%)  (5.4%)  (7.6%)  20.4%    33.2%    21.3%   (19.2%)   30.0%    32.0%
---------------------------------------------------------------------------------------------------------


Name of Pool: Portfolio Boost III, L.P.
Type of Pool: Publicly Offered
Assumed Date of Inception of Trading: January 1, 1981
Assumed Aggregate Gross Capital Subscriptions to the Pool (as of September 30,
 1998): $625,000
Pool's Net Asset Value (as of September 30, 1998): $6,344,340
Largest Monthly Draw-Down**
    During the Most Recent Five Calendar Years and Year-to-Date (through
       September 30, 1998): 5-95/14.1% of Net Asset Value ***

      From Assumed Inception of Trading and Year-to-Date (through September 30,
       1998): 1-88/22.2% of Net Asset Value

Worst Peak-to-Valley Draw-Down ****

      During the Most Recent Five Calendar Years and Year-to-Date (through
       September 30, 1998): 9-92 to 2-94/28.2% of Net Asset Value

      From Assumed Inception of Trading and Year-to-Date (through September 30,
       1998): 9-92 to 2-94/28.2% of Net Asset Value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-Down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period.

*** "Net Asset Value" means total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each open position accounted for at fair market value.

**** "Worst Peak-to-Valley Draw-Down" is defined by applicable CFTC regulations to mean the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account, or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Assumptions to supplemental performance information:
----------------------------------------------------

1. $625,000 in capital was contributed as of 1/1/81 and no additional capital contributions were made during the entire period shown above.

2. No withdrawals or distributions were made during the entire period shown above.

3. Brokerage commissions of $11.00, NFA and exchange fees of $3.50 and slippage of $75 per contract were included in the costs. These rates are consistent with current industry standards. Slippage is calculated due to the fact that the trades were done on a hypothetical basis and not in real market situations.

4. Interest income will be earned on the trading account of the Partnership. For purposes of the above calculations, a 5% per annum interest rate was used. Actual interest earnings would have been higher during the period shown. However, to maintain a conservative reporting process, the 5% rate was used.

5. The management fee and incentive fee payable to the General Partner as set forth in the Prospectus were both utilized for purposes of the above calculations. See the Section of the Prospectus entitled "DESCRIPTION OF CHARGES TO THE PARTNERSHIP."

6. The quantitative, non-discretionary, systematic approach of the CTA was applied to actual market data for the periods indicated in order to determine trading results.

7.  All amounts displayed are in U. S. Dollar denominations

PROSPECTIVE INVESTORS MUST CAREFULLY REVIEW THE DISCLOSURES ON THE COVER PAGE TO THIS APPENDIX 1 REGARDING THE MANY LIMITATIONS WHICH ARE INHERENT IN HYPOTHETICAL PERFORMANCE INFORMATION.

                                   EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

                           PORTFOLIO BOOST III, L.P.
                         LIMITED PARTNERSHIP AGREEMENT

     THIS LIMITED PARTNERSHIP AGREEMENT ("Agreement") is made as of the date set forth on the signature page hereof by and among Portfolio Boost, L.L.C. (the "General Partner"), as general partner of Portfolio Boost III, L.P. (the "Partnership"); the person designated on the signature page hereto as the initial limited partner (the "Initial Limited Partner"); and the persons who may hereafter become limited partners of the Partnership (collectively, the "Limited Partners"). The General Partner and the Limited Partners are at times collectively referred to herein as the "Partners".

                         ARTICLE I: General Provisions

     1.01  Formation of Partnership.  The Partnership is hereby formed by the
           ------------------------
General Partner and the Initial Limited Partner under the provisions of the Iowa Uniform Limited Partnership Act, Chapter 487 of the Code of Iowa, as amended and as may be amended from time to time (the "Act"). The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided in this Agreement. The Initial Limited Partner's contribution of $1,000 will be refunded upon admission of the first Limited Partner acquiring a Unit (as that term is defined in Section 1.11 below), and the Initial Limited Partner will thereupon withdraw from the Partnership. The Initial Limited Partner may, however, purchase Units in the Partnership.

     1.02  Certificate of Limited Partnership.  The General Partner shall
           ----------------------------------
execute a Certificate of Limited Partnership for the Partnership (the "Certificate") and file the Certificate in the Iowa Secretary of State's office, and in such other public offices as deemed advisable in the discretion of the General Partner. Amendments to the Certificate shall also be duly executed and filed in the Iowa Secretary of State's office, and in such other public offices as deemed advisable in the discretion of the General Partner.

     1.03  Name of the Partnership.  The name of the Partnership is Portfolio
           -----------------------
Boost III, L.P.

     1.04  Business of the Partnership.  The business of the Partnership is to
           ---------------------------
conduct and engage in the speculative trading of domestic and foreign futures contracts and options in commodities, currencies, securities and/or any other types of interests whatsoever. Such trading may include all futures contracts and options which may now or hereafter be dealt in on any exchange or in the interbank markets. The Partnership shall have and may exercise all of the powers now or hereafter conferred by the laws of the State of Iowa on limited partnerships formed under the laws of that State, and the Partnership may do any and all things related or incidental to its business as fully as natural persons might or could do under the laws of said State.

     1.05  Place of Business of the Partnership and Specified Office and Agent.
           -------------------------------------------------------------------
The initial principal place of business of the Partnership is at Cornerstone at Cantera, 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555. The initial specified office of the Partnership in Iowa, as required by Section 104 of the Act, is at 328 Main Street, P.O. Box 187, Ames, Story County, Iowa 50010, and the initial agent for service of process at that address as required by Section 104 of the Act is Don Kramer. The General Partner may change the principal place of business or the specified office or agent for service of process upon written notice to the other Partners. The General Partner may also establish such additional places of business as the General Partner may determine. The Partnership shall maintain at the Partnership's specified office in Iowa such records as may be required by the Act from time to time, including, as applicable, copies of (i) a current list of the full name and the last known business address of each Partner separately identifying the General Partner and the Limited Partners, with each such list being in alphabetical order; (ii) the Certificate and all certificates of amendment to the Certificate, together with executed copies of any powers of attorney pursuant to which the Certificate or any certificates of amendment have been executed; (iii) the Partnership's federal, state, and local income tax returns and reports, if any, for the three most recent years; (iv) this Agreement and all amendments hereto; (v) any financial statements of the Partnership for the three most recent years; and
(vi) to the extent not already set forth in this Agreement, and if otherwise applicable, a writing setting out (x) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Partner and which each Partner has agreed to contribute, (xx) the times at which or events on the happening of which any additional contributions agreed to be made by each Partner are to be made, (xxx) any right of a Partner to receive, or of a General Partner to make, distributions to a Partner which include a return of all or any part of the Partner's contribution, and (xxxx) any events upon the happening of which the Partnership is to be dissolved and its affairs wound up. The records kept pursuant to this Section 1.05 are subject to inspection and copying during ordinary business hours at the reasonable request and at the expense of any Partner.

     1.06  Effective Date and Duration of the Partnership.  This Agreement shall
           ----------------------------------------------
become effective and the Partnership may commence business upon the filing of the Certificate in the Iowa Secretary of State's office, and shall continue until 11:59 p.m. on December 31, 2050, unless the Partnership is dissolved at an earlier date as provided herein.

     1.07  Partners' Names and Addresses.  The General Partner as of the date of
           -----------------------------
this Agreement is Portfolio Boost, L.L.C., whose main business address is currently Cornerstone at Cantera, 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555. The names and addresses of the Initial Limited Partner and subsequent Limited Partners shall be maintained at the Partnership's specified office in Iowa as provided in Section 1.05 above.

     1.08  Title to Partnership Property.  All property owned by the
           -----------------------------
Partnership, whether real or personal or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such property.

     1.09  Filing of Other Certificates.  The General Partner shall file and
           ----------------------------
publish all certificates, notices, statements or other instruments as may be required by law for the operation of a limited partnership in all jurisdictions where the Partnership elects to do business.

     1.10  Expenses.  Each Partner shall bear any personal expenses incurred in
           --------
connection with the acquisition of the Partner's Units. The Partnership will pay, without limitation, all organizational expenses of the Partnership and all costs and expenses incurred in the offering and sale of Units, including the costs of registration of Units under federal and applicable state securities laws; producing the registration statement and the prospectus used to register and offer Units and other promotional materials, documents and forms; filing fees and taxes under applicable partnership and securities laws; accounting and legal fees; escrow fees; and all other costs and expenses of organizing and qualifying the Partnership and in offering and selling Units. The organizational and offering expenses to be paid by the Partnership shall not, however, exceed fifteen percent (15%) of the total Capital Contributions (as that term is defined in Section 2.01(a) below) of all Limited Partners. Any deficiency in such expenses shall be borne by the General Partner, and all such expenses shall be borne by the General Partner in the event the General Partner has not accepted subscriptions for at least the Minimum Units before the close of the Minimum Units Offering Period (as those two terms are defined in Section 2.01(c) below). The Partnership may pay all costs and expenses directly or may reimburse others, including the General Partner, for all Partnership costs and expenses which have been paid by such other persons.

     1.11  Partnership Interests.  The interests of the Partners in the
           ---------------------
Partnership shall be designated as units ("Units"), as more further described and defined in Section 2.01(c) below.


                       ARTICLE II: Capital Contributions

     2.01  Capital Contributions.
           ---------------------

     (a)  Capital Contribution Defined.  The term "Capital Contribution" means,
          ----------------------------
with respect to each Partner, the sum of all cash (or its equivalent) contributed to the Partnership by the Partner. No Partner shall receive interest on any Capital Contribution. A Partner may withdraw the Partner's Capital Contribution only as provided in this Agreement. No Partner is required to make any contribution to the Partnership other than the Partner's initial Capital Contribution. The aggregate of all Capital Contributions shall be available to the Partnership to carry on its business.

     (b)  Capital Contribution of General Partner.  The General Partner may make
          ---------------------------------------
Capital Contributions (in cash or its equivalent) from time to time, in the General Partner's sole discretion. All Capital Contributions of the General

Partner shall be evidenced by Units, and the General Partner shall have the same rights with respect to Units as do the Limited Partners, except as otherwise expressly provided in this Agreement. No Units held by the General Partner shall be counted in determining whether the Minimum Units have been sold. Upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership an amount equal to the deficit balance, if any, in the General Partner's capital account.

     (c)  Capital Contribution of Limited Partners.  Each Limited Partner shall
          ----------------------------------------
make a Capital Contribution (in cash or its equivalent) at the time of subscription for the Limited Partner's Units in the amount set forth in the Limited Partner's Subscription Agreement. The purchase price per Unit prior to the commencement of trading by the Partnership shall be One Thousand Dollars ($1,000) per Unit. The Partnership shall not commence trading unless and until the General Partner has accepted subscriptions for at least Five Hundred (500) Units (the "Minimum Units"), which must occur within nine (9) months of the effective date of the Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") with respect to the Minimum Units (the "Minimum Units Offering Period"). The Partnership may commence trading at any time after the funds for the Minimum Units have been released from escrow (at which time subscribers shall first be admitted to the Partnership as Limited Partners). If the General Partner has not accepted subscriptions for the Minimum Units prior to the close of the Minimum Units Offering Period, the offering of the Units shall terminate and all amounts paid by subscribers for Units shall be returned in the manner provided in the subscribers' Subscription Agreements. Units may be offered and sold after the Partnership has commenced trading, in the sole discretion of the General Partner. The purchase price per Unit after the Partnership has commenced trading shall be the Net Asset Value Per Unit (as that term is defined in Section 2.01(d) below) as of the opening of trading on the effective date of the purchase (which date is specified in Section 8.06 below). The Partnership will issue fractional Units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription for Units.

     All Units shall be issued subject to the collection of good funds, and any Units issued to a subscriber who has not provided collectible funds shall be canceled.

     (d)  Net Assets; Net Asset Value Per Unit.  "Net Assets" of the Partnership
          ------------------------------------
for purposes of this Agreement means the Partnership's total assets minus the Partnership's total liabilities, determined in accordance with generally accepted accounting principles, except (i) that for purposes of calculating the Net Asset Value Per Unit, Net Assets shall be determined by amortizing all organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC over a period of five (5) years; and (ii) as may be otherwise provided herein.

     The term "Net Asset Value Per Unit" for purposes of this Agreement means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of outstanding Units at that time.

     2.02  Termination of Offerings; Additional Offerings.  The General Partner
           ----------------------------------------------
may, in its sole discretion, terminate any offering of Units. The General Partner may also register Units and/or make additional public or private offerings of Units, in its sole discretion. The General Partner does not, however, have any obligation or duty to register any Units with any authority. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners or to any additional Capital Contributions made by any existing Partner. There is no maximum aggregate amount of Units which may be sold by the Partnership.

                 ARTICLE III: Allocation of Profits and Losses

     3.01  Profits and Losses.  Profits and losses for each fiscal year of the
           ------------------
Partnership shall be allocated among the Partners pro rata based upon the respective number of Units held by the Partners. For purposes of determining the profits, losses or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Section 706 of the United States Internal Revenue Code and the regulations thereunder.

     3.02  Allocation of Distributions Upon Assignment of a Unit. The profits
           ------------------------------------------------------
or losses of the Partnership attributable to any assigned Unit and any distributions made with respect to such Unit shall be allocated to the assignor up to and including the effective date of the assignment, and to the assignee thereafter.

     3.03  Capital Account Balance.  A capital account shall be established for
           ------------------------
each Partner and shall be credited with (i) the amount of cash paid to the Partnership as the Partner's Capital Contribution, and (ii) the share of Partnership income or gains allocable to the account; and shall be debited with
(x) the share of Partnership deductions or losses allocable to the account, and
(y) the amount of any distributions made to and liquidations made by the Partner with respect to the account. The manner in which capital accounts are to be maintained pursuant to this Section 3.03 is intended and shall be construed so as to comply with the requirements of Internal Revenue Code Section 704 and the regulations promulgated thereunder, and in the event there exists any inconsistency the Internal Revenue Code and said regulations shall control.

     3.04  General.  The respective interests of the Partners in the profits and
           --------
losses of the Partnership shall remain as set forth herein unless changed by amendment to this Agreement or by an assignment or liquidation of a Unit. For tax purposes, all items of income, gain, loss, deduction or credit shall be allocated among the Partners according to the same percentages and provisions for allocating profits and losses set forth in this Article III.

                           ARTICLE IV: Distributions

     4.01  Distributions.  The Partnership is not required to make any
           --------------
distributions to the Partners, and any distributions by the Partnership will be made only at such times and in such amounts as are determined by the General Partner, in its sole discretion. Any distributions which are made shall be made pro rata based upon the respective number of Units held by the Partners. This
Section 4.01 is not applicable to distributions to be made upon the dissolution and liquidation of the Partnership, which circumstance is governed by Section
9.02 below.

     4.02  No Priority.  No Limited Partner shall have the right to receive
           ------------
property other than cash in connection with any distribution, whether upon winding up of the Partnership or otherwise and whether or not it shall constitute a return of capital. No Limited Partner shall have priority over any other Limited Partner as to any distributions, whether upon winding up of the Partnership or otherwise, the return of any Capital Contribution or as to allocations of profits or losses.

     4.03  Liquidation of Units.  A Limited Partner may withdraw from the
           ---------------------
Partnership and liquidate the Units held by the Limited Partner only with the consent of the General Partner, which consent shall be given only if the following conditions are satisfied:

          (a) A Limited Partner must give the General Partner written notice (a "Liquidation Notice") of the intention of the Limited Partner to liquidate Units, and stating the date upon which the liquidation is desired, which date must be the first business day of any month. The Liquidation Notice must be received by the General Partner no later than 12:00 noon on the sixtieth (60th) business day immediately preceding the desired effective date of liquidation or by such later date as may be acceptable to the General Partner, in the General Partner's sole discretion.

          (b) Any liquidation request approved by the General Partner shall be effective as of the opening of trading on the first business day of the month specified in the Liquidation Notice.

          (c) The liquidation price per Unit shall be equal to the Net Asset Value Per Unit as of the effective time and date of the liquidation. From the time of the General Partner's receipt of a Liquidation Notice to the effective time and date of the liquidation, the Units will remain at risk in the business of the Partnership and the liquidation price for the Units shall not be fixed. Subsequent to the effective time and date of a liquidation, however, the liquidation price per Unit shall be fixed at the Net Asset Value Per Unit as of the effective time and date of the liquidation.

          (d) Subject to subparagraph (a) above and to the following, the General Partner shall honor all Liquidation Notices in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for liquidation by lot with respect to Liquidation Notices received on the same date). If, however, the number of liquidations requested for any month or over any other given period of time, in the opinion of the General Partner, threatens the termination of the Partnership or the Partnership's tax year or is otherwise detrimental to the tax status of the Partnership, the General Partner may (but is not required to) select by lot only so many liquidations as will, in its judgment, not result in such consequences. Any Units not liquidated in this event shall remain at risk in the business of the Partnership and shall not be liquidated absent another separate Liquidation Notice given in the manner provided in this Section 4.03. In addition, the General Partner may (but is not required to) temporarily suspend all liquidations if, in the General Partner's judgment, special circumstances exist such that additional liquidations would impair the ability of the Partnership to meet its objectives, and under special circumstances the Partnership may also (but is not required to) delay payment for liquidated Units until the special circumstances have been remedied or otherwise rectified. Examples of special circumstances for either of these purposes include (i) the inability to generate sufficient cash to effect liquidations, (ii) where such cash can only be generated by sustaining significant losses, (iii) the inability to liquidate open positions, or (iv) the default or delay in payments which are due the Partnership from brokers or other persons. In the event of a suspension of liquidations, all Units will remain at risk in the business of the Partnership and shall not be liquidated absent a Liquidation Notice given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 4.03.

          (e) In the case of a notice given pursuant to Section 7.04(a)(i) below, trading by the Partnership shall be temporarily suspended for a period of thirty (30) calendar days, beginning on the date of such notice, during which time Limited Partners shall have the right to request liquidation of their Units. The General Partner shall honor all liquidation requests which are received by the General Partner prior to the close of said thirty (30) calendar day period, subject to, however, and in accordance with the provisions of Sections 4.03(c) and 4.03(d) above and 4.03(f) below. Liquidations in this event shall be effective as of the opening of trading on the business day next following the General Partner's receipt of written notice from the Limited Partner.

          (f) The General Partner shall give written notice to a Limited Partner within ten (10) days after the first business day of the applicable month of whether or not the Limited Partner's Units have been liquidated. Payment for liquidated Units shall be made by the Partnership within thirty (30) days after the first business day of the applicable month, subject, however, to delays in payment pursuant to subparagraph (d) above.

A Limited Partner may request liquidation of less than all of the Limited Partner's Units upon the same terms and conditions as set forth above; provided, however, that the General Partner may, in the General Partner's sole discretion, refuse any such request for a partial liquidation if the liquidation would cause the capital account of the Limited Partner to be less than the minimum initial investment amount as then established by the General Partner.

     4.04  Retirement Accounts.  The General Partner may, in the General
           --------------------
Partner's sole discretion, require any Limited Partner which is an IRA or a retirement plan or employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974 ("ERISA") to either: (i) withdraw from the Partnership, in whole or in part, through liquidation of some or all of the Limited Partner's Units, or (ii) make immediate distributions to the Limited Partner in such amount as determined by the General Partner; if such liquidation or distribution is, in the General Partner's sole discretion, necessary or appropriate to cause the Partnership, the General Partner or any Limited Partners to avoid being subject to or in violation of any of the provisions of ERISA or regulations promulgated pursuant thereto or any similar or successor act, statutes or regulations.

                             ARTICLE V: Management

     5.01  Management of the Partnership.  The management and control of all of
           ------------------------------
the business and affairs of the Partnership shall be vested solely in the General Partner.

     5.02  Authority of the General Partner.  The General Partner shall have all
           ---------------------------------
rights and powers of general partners as provided in the Act and other applicable law. Without limiting Section 5.01 above, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in the General Partner's sole discretion, are appropriate to carry out the Partnership's business and/or the duties and responsibilities of the General Partner, including all of the following (without notice to or the consent or approval of any Limited Partners):

          (a) to cause to be paid all amounts due and payable by the Partnership to any person or entity (including the General Partner), including, without limitation, brokerage commissions, management fees, incentive fees, and transaction fees and charges such as floor brokerage, clearinghouse, give up or transfer and exchange and National Futures Association ("NFA") fees;

          (b) to employ or otherwise retain the services of such agents, employees, managers, accountants, attorneys, consultants and other persons (including, without limitation, commodity trading advisors, introducing brokers and futures commission merchants and floor brokers) as the General Partner determines to be appropriate to carry out the business and affairs of the Partnership, whether or not any such persons so employed or retained are the General Partner or are affiliated or related to any Partner, all upon terms satisfactory to the General Partner, and to pay such fees, salaries, wages and other compensation to such persons as the General Partner shall in its sole discretion determine;

          (c) to pay, extend, renew, modify, adjust, contest, submit to arbitration, prosecute, defend or compromise, upon such terms and upon such evidence as the General Partner deems sufficient, any obligation, suit, liability, cause of action, claim, counterclaim or other dispute, including, without limitation, taxes, either in favor of or against the Partnership;

          (d) to pay all fees and make all other expenditures which the General Partner, in its sole discretion, deems appropriate in connection with the organization of the Partnership, the registration, offering and sale of Units, the operation of the Partnership's business, and/or the carrying out of the General Partner's obligations and responsibilities under this Agreement;

          (e) to accept additional Capital Contributions from any Partner, to admit additional Limited Partners, and to admit an assignee of a Unit to be a substituted Limited Partner, pursuant to and subject to the terms hereof, without notice to or the consent of any Limited Partner;

          (f) to invest any funds of the Partnership that are not committed to the conduct of the Partnership's business as the General Partner shall determine, in its sole discretion, including in certificates of deposit, treasury bills, so called "sweep" accounts, and other investments;

          (g) to negotiate, enter into, execute, acknowledge and deliver all contracts, agreements, documents and instruments appropriate to carry on the business of the Partnership, including granting the commodity trading advisor or advisors a power of attorney to effect trades on behalf of the Partnership on a discretionary basis and without notice to the General Partner or any Limited Partners, and subscription agreements for Units;

          (h) to cause to be paid all taxes, charges and assessments that are levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested in good faith by the General Partner;

          (i) to enter into agreements with others and engage in the trading described in Section 1.04 above, including with or through entities and persons affiliated with the General Partner;

          (j) to sell, lease, trade, exchange, encumber, or otherwise transfer or dispose of any or all of the Partnership's property, whether tangible or intangible, in the ordinary course of business and upon such terms and conditions and for such consideration as the General Partner deems appropriate, in its sole discretion;

          (k) in connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and supplements thereto with the Commodity Futures Trading Commission ("CFTC") and the NFA; (ii) register or otherwise qualify Units for offering and sale under the blue sky and securities laws of any states of the United States and other domestic or foreign jurisdictions; (iii) make all arrangements for the offering and sale of Units; and (iv) take all such action with respect to the matters described in the preceding subclauses (i) through
     (iii) as the General Partner deems appropriate.

          (l) to take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), or to take all such action as the General Partner deems appropriate to register the Partnership as an investment company under and to bring the Partnership in compliance with the 1940 Act;

          (m) to compromise the obligation of a Partner to make a contribution to the Partnership or to return money or other property paid or distributed to the Partner in violation of the Act or this Agreement; and

          (n) to do any act or thing whatsoever which in the General Partner's sole discretion is necessary or appropriate to carry out any of the foregoing or otherwise to the business and affairs of the Partnership.

     5.03  Limitation on Authority of General Partner.  Notwithstanding Section
           -------------------------------------------
5.02 above, the General Partner shall not, without the prior written consent or vote of the Limited Partners who possess at least a Majority in Interest (as that term is defined in Section 6.03 below):

          (a) do any act in contravention of this Agreement, as amended from time to time;

          (b) do any act not authorized by this Agreement which would make it impossible to carry on the ordinary business of the Partnership;

          (c) possess or assign rights in Partnership property for other than a Partnership purpose;

          (d) sell, transfer, assign, encumber or convey all or substantially all of the properties of the Partnership, except in the ordinary course of business of the Partnership or as may be otherwise authorized by this Agreement; or

          (e) effect any material change in the Partnership's basic investment policies (which are only those set forth in Article X, subparagraphs (a), (e) and (j) below) or structure; provided, however, that amendments authorized by Section 11.02 below, or any changes in (i) commodity trading advisors or introducing brokers or futures commission merchants, (ii) the trading methods, systems or strategies utilized by any commodity trading advisor, (iii) the allocation or diversification of the Partnership's assets among the types of interests traded or in the positions held in contracts or options, or (iv) the types of contracts or options or commodities, currencies, securities or other interests traded by the Partnership, shall not, without limitation, constitute a material change within the meaning of this Section 5.03(e).

     5.04  Right of Public to Rely on Authority of General Partner.  No person
           --------------------------------------------------------
shall be required to determine the General Partner's authority to make or incur any undertaking on behalf of the Partnership, or to see to the application or distribution of revenues or proceeds paid to the General Partner.

     5.05  Obligations of General Partner; Partners' Interests in Other
           ------------------------------------------------------------
Business. The General Partner shall devote such time and effort to the
---------
Partnership's business as is necessary or appropriate to manage the affairs of the Partnership. It is specifically understood and agreed, however, that no Partner (including the General Partner) shall be required to devote full time to the Partnership's business and that any Partner (including the General Partner) may engage in and possess interests in other business ventures, including ventures which are competitive with the Partnership; and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such ventures.

     5.06  Liability of the General Partner; Indemnification.  The General
           --------------------------------------------------
Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partner in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partner to be within the scope of authority granted by this Agreement and in, or not opposed to, the best interests of the Partnership, except only when such action or failure to act constitutes negligence or misconduct.

     The Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including court costs, arbitration costs, and attorneys' and accountants' fees and expenses) actually and reasonably incurred by the General Partner and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and reasonably believed by the General Partner to be within the scope of authority conferred by this Agreement, including against any demands, claims, lawsuits, arbitration proceedings or other actions initiated by a Limited Partner; provided, however, that such indemnity shall be payable only if the General Partner (a) acted in good faith and in a manner the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership, and (b) the act, omission, activity or conduct in question did not constitute negligence or misconduct. No indemnification may be made, however, with respect to any losses, liabilities, damages, costs or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or
(ii) such claim has been dismissed by a court with prejudice on the merits as to the particular indemnitee, or (iii) a court approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs and expenses should be made, provided the indemnitee must apprise the court of the position of the SEC and of the securities administrator of the state in which the plaintiffs claim they were offered or sold Units with respect to indemnification for securities laws violations before seeking court approval for indemnification.

     The General Partner shall in no event be liable to the Partnership or any Limited Partner because any taxing authority disallows or adjusts any deductions or credits in the Partnership's or any Limited Partners' income tax returns. The General Partner shall also in no event be liable for the return or repayment of the Capital Contributions or profits of any Partner, with any return or repayment of capital or profits to be made solely from the assets of the Partnership (which shall not include any right of contribution from the General Partner).

     The Partnership shall make advances of costs and expenses to the General Partner and the General Partner's affiliates (as that term is defined in Section
12.06 below) with respect to any demand, claim, proceeding, lawsuit or action, but only if (i) it relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) it is initiated by a third party who is not a Limited Partner or it is initiated by a Limited Partner and a court specifically approves such advancement; and (iii) the General Partner or the General Partner's affiliate, as the case may be, undertakes to repay the advanced funds to the Partnership, together with interest at the legal rate under Iowa law, if the General Partner or the affiliate is ultimately found not to be entitled to indemnification hereunder.

     The provisions of this Section 5.06 shall not be affected by the termination of the Partnership or the resignation, removal, death, withdrawal, insolvency or dissolution of the General Partner.

     All of the provisions of this Section 5.06 shall apply to affiliates of the General Partner when such affiliates are performing services on behalf of the Partnership.

     Any indemnity under this Section 5.06 shall be paid from, and only to the extent of, Partnership assets, and no Limited Partner shall have any personal liability for the payment of any such indemnity. The Partnership shall not incur the cost of that portion of liability insurance, if any, which insures the General Partner for any liability for which indemnification is not allowed under this Section 5.06.

     5.07  Compensation and Reimbursement of the General Partner.
           ------------------------------------------------------

     (a) The General Partner shall be paid a quarterly incentive fee of 15% of the New Trading Profits (as that term is defined below) of the Partnership for each quarter, if any. "New Trading Profits" means the excess, if any, of the Net Assets of the Partnership at the end of each respective quarter over the highest Net Assets of the Partnership at the end of any previous quarter or on the date trading commences, whichever is higher. Net Assets shall be adjusted for this purpose to eliminate the effect thereon resulting from new Capital Contributions or distributions or liquidations made during the quarter, and shall be decreased by any interest or other income earned on Partnership assets during the quarter which is not directly related to trading activity and whether such assets are held separately or in a margin account. Also, Net Assets shall be determined excluding accrual of the incentive fee (if any), but including accrual of the management fee for the months comprising the quarter in question, as the management fee is calculated pursuant to Section 5.07(b) below. In addition, if the Partnership incurs a net loss during any quarter, such loss shall be carried over and charged against the Net Assets of the succeeding quarters until such loss has been exhausted and before any further incentive fees shall be paid to the General Partner. The incentive fee shall be payable as soon as is reasonably practicable following the close of each quarter.

     (b) The General Partner shall also be paid a monthly management fee of one-half of one percent (0.5%) [which equates to 6% annually] of the Partnership's Net Assets as of the close of business on the last business day of each month. Net Assets for this purpose shall be determined before accrual of both the management fee and the incentive fee contemplated by Section 5.07(a) above. The management fee shall be paid by the Partnership within ten (10) business days of the close of each month.

     (c) The General Partner shall be entitled to reimbursement from the Partnership for all Partnership obligations or expenses which are paid or incurred by the General Partner.

     5.08  Fiduciary Responsibility.  The General Partner shall have a fiduciary
           -------------------------
responsibility for the safekeeping and use of all funds and assets of the Partnership.

     5.09  Resignation or Withdrawal of General Partner; Admission of Additional
           ---------------------------------------------------------------------
General Partners.  The General Partner may resign or withdraw from the
-----------------
Partnership as General Partner upon (i) the affirmative vote of the Limited Partners who possess at least a Majority in Interest, and (ii) if there is not then another general partner for the Partnership, providing a successor general partner(s) satisfactory to the Limited Partners who possess at least a Majority in Interest. The General Partner may not otherwise voluntarily resign or withdraw from the Partnership as general partner except upon the giving of at least one hundred twenty (120) days prior written notice to the Limited Partners. In the latter event, the General Partner shall pay all reasonable expenses incurred as a result of the General Partner's withdrawal if there is not then another general partner and the Limited Partners elect to carry on the business of the Partnership by a substituted general partner(s) in accordance with Section 9.03 below. Any resignation or withdrawal by the General Partner in accordance with this Section 5.09 shall not violate or constitute a breach of this Agreement and shall not give rise to or create any claim for damages in the Partnership or any of the Partners. No resignation or withdrawal of the General Partner, whether voluntary, involuntary or by operation of law, shall relieve the General Partner of any obligation up to the date of withdrawal, except with the express written consent of the Limited Partners who possess at least a Majority in Interest.

     Any other person(s) may be admitted as additional general partners of the Partnership upon the written consent or vote of the Limited Partners who possess at least a Majority in Interest. Any such additional general partner(s) shall be permitted to continue and carry on the business of the Partnership following the withdrawal, for whatever reason, of any other general partner of the Partnership. Written notice of the admission of any additional general partner shall be given to the Limited Partners who did not consent to such admission within ten (10) business days of such admission. In the event there is more than one general partner for the Partnership, all of such general partners shall have all of the rights, duties and obligations of the General Partner as set forth in this Agreement, and any decisions to be made by such general partners shall be made by a majority vote of such general partners.

            ARTICLE VI: Rights and Obligations of Limited Partners

     6.01  Limitations on Limited Partners.  No Limited Partner shall: (a)
           --------------------------------
participate in the control of the business of the Partnership; (b) have any voice in the management or operation of any Partnership property; (c) have the authority or power to bind or act as agent for or on behalf of the Partnership or any other Partner, or to incur any expenditures on behalf of the Partnership; or (d) withdraw from the Partnership except in accordance with Section 4.03 above.

     6.02  Liability of Limited Partners.  No assessments of any kind shall be
           ------------------------------
made against any of the Limited Partners. In addition, so long as such Limited Partner complies with the provisions of Section 6.01 above, the liability of each Limited Partner for the losses, debts and obligations of the Partnership shall be limited to the Limited Partner's Capital Contribution and share of any undistributed assets of the Partnership; provided, however, that under the Act
(i) if a Limited Partner has received the return of any part of the Limited Partner's Capital Contribution without violation of this Agreement or the Act, for one (1) year after the return, the Limited Partner is liable to the Partnership for the amount of the returned contribution to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership, and (ii) if a Limited Partner has received the return of any part of the Limited Partner's Capital Contribution in violation of this Agreement or the Act, for six (6) years after the return, the Limited Partner is liable to the Partnership for the amount of the contribution wrongfully returned.

     6.03  Meetings; Vote; Voting Rights.
           ------------------------------

     (a) A meeting of the Limited Partners may be called by the General Partner at any time and for any purpose, and shall be called by the General Partner no more than fifteen (15) days after receipt by the General Partner of a written request for such a meeting setting forth the purpose thereof, and signed by Limited Partners who collectively own at least ten percent (10%) of the then outstanding Units. The General Partner shall give written notice of any meeting and the purpose thereof to all Limited Partners. Any such meeting shall be held at a reasonable time and place (which includes the Partnership's principal office) on a date no less than thirty (30) nor more than sixty (60) days after the date of the General Partner's written notice of the meeting.

     (b) Any action required or permitted to be taken by Limited Partners at a meeting may be taken without a meeting, prior notice, or a vote, if a consent in writing setting forth the action taken is signed by the Limited Partners owning Units having not fewer than the minimum number of votes otherwise necessary to take such action under this Agreement. Written notice of the taking of action under this Section 6.03(b) shall be given to those Limited Partners who did not consent to such action. All written consents shall be treated for all purposes as votes at a meeting.

     (c) Each Limited Partner shall be entitled to one (1) vote for each outstanding whole Unit owned by such Limited Partner, and to a fractional vote in an amount equal to any fractional Unit owned by such Limited Partner. All actions of the Limited Partners taken at any meeting or by written action without a meeting shall require the affirmative vote of the Limited Partners holding at least a majority of the total number of outstanding Units ("a Majority in Interest"), unless a higher vote is affirmatively required by any other provision of this Agreement or by the Act. Partners may vote in person or by proxy.

     (d) The Limited Partners who possess at least a Majority in Interest may, to the extent permitted by law, and without the concurrence of the General Partner (except as provided below), vote to (i) amend this Agreement and, if necessary, the Certificate; (ii) remove the General Partner and elect a new general partner(s); and (iii) cancel any contract for services with the General Partner without penalty upon sixty (60) days prior written notice. Provided, however, that any amendment of this Agreement pursuant to this Section 6.03 which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties or obligations or the rights or protections of the General Partner shall be conditioned upon the consent of the General Partner, which may be withheld in the General Partner's sole discretion. In the event of the removal of the General Partner by the Limited Partners pursuant to this Section 6.03, the General Partner shall be entitled to a liquidation of any or all of the General Partner's Units at the Net Asset Value Per Unit on and as of the opening of trading on the first business day of the month next following the date on which the General Partner is removed. If the General Partner does not liquidate all of its Units at such time, the General Partner shall thereafter be entitled to a liquidation of its Units in accordance with Section
4.03 above.


                 ARTICLE VII: Books, Records and Bank Accounts

     7.01 Books and Records.  The General Partner shall keep true books of
          -----------------
account and records with respect to the operations of the Partnership, including those books and records as may be required under the CFTC's regulations. Such books and records shall be maintained at the Partnership's principal place of business, and all Partners, and their duly authorized representatives, shall at all reasonable times have access to such books and records. The General Partner shall maintain and preserve such books and records for a period of not less than five (5) years.

     7.02 Accounting Basis; Fiscal Year.  The books and records of the
          -----------------------------
Partnership (i) shall be kept in accordance with generally accepted accounting principles, except as may be otherwise provided in this Agreement or as may be otherwise determined by the General Partner, in the General Partner's sole discretion; (ii) shall reflect all Partnership transactions, (iii) shall be appropriate and adequate for the Partnership's business and to carry out the provisions of this Agreement, and (iv) shall be closed and balanced at the end of each fiscal year of the Partnership. The fiscal year of the Partnership shall be the calendar year.

     7.03 Reports.  The General Partner shall cause such reports or information
          -------
to be provided to the Partners as the CFTC, the NFA, the SEC, the NASD or any other applicable governmental authority may from time to time require to be given to the Partners.

     The General Partner shall also provide to all Partners, by not later than March 15 of each year, all information with respect to the Partnership which is necessary for the preparation of the Partners' respective income tax returns.

     The General Partner shall calculate the Net Assets of the Partnership on a daily basis, and shall promptly advise a Partner, upon request, of the Net Asset Value Per Unit as of the time of the request.

     7.04  Notices.
           -------

     (a) The General Partner shall cause a notice to be given to each Partner within seven (7) business days from the date of: (i) the date (the "Decline Date") upon which there shall have been a decline in the Net Asset Value Per Unit to less than fifty percent (50%) of the Net Asset Value Per Unit as of the close of business on the day which is one year prior to the Decline Date; (ii) any material change in contracts with any of the Partnership's commodity trading advisors, including any change in commodity trading advisors or any modification in the method of calculating any incentive fee which may be payable by the Partnership to any commodity trading advisor; and (iii) any other material change affecting the compensation of any party which is payable by the Partnership. In the case of a notice given pursuant to subclause (i) above, the Limited Partners will have the opportunity to request the liquidation of their Units as provided in Section 4.03(e) above.

     (b) The General Partner shall also cause a notice to be given to each Partner prior to effecting any material change related to brokerage commissions. Any such change shall not be made for 30 calendar days, during which time the Partners will have the right to request liquidation of their Units pursuant to
Section 4.03 above.

     (c) Any notification pursuant to this Section 7.04 shall include a description of the Partner's liquidation rights and voting rights, if any, and a description of any material effect the changes specified in the notice may have on the interests of the Partners. Any notice given pursuant to Section 7.04(a)(i) above shall also include the following, in capital letters and bold face print: "A LIMITED PARTNER SHOULD OBTAIN ADVICE FROM AN INDEPENDENT INVESTMENT AND PROFESSIONAL ADVISOR AS TO WHETHER THE LIMITED PARTNER SHOULD REQUEST LIQUIDATION OF THE LIMITED PARTNER'S UNITS BECAUSE OF THE DECLINE IN THE NET ASSET VALUE PER UNIT."

     7.05 Bank Accounts.  The General Partner shall establish one or more bank
          -------------
accounts to be used for the payment of the expenditures of the Partnership. All such accounts shall be the property of the Partnership, and shall be used only for Partnership purposes. Only Partnership funds shall be deposited in said accounts.

     7.06 Tax Returns.  The General Partner shall cause Partnership tax returns
          -----------
to be prepared and timely filed, and shall also cause the Partnership to pay any taxes payable by the Partnership. The General Partner is not, however, required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

     7.07 Tax Elections.  The General Partner will make all tax elections or
          -------------
allocations deemed necessary or desirable for the Partnership or the purposes of this Agreement. Without limiting the preceding sentence, the General Partner is authorized to perform all duties imposed by Sections 6221 through 6232 of the United States Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including the following: (i) the power to represent the Partnership in all audits and other administrative proceedings; (ii) the power to extend the statute of limitations for all Limited Partners; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and (iv) the power to enter into a settlement with the Internal Revenue Service (the "IRS") on behalf of, and binding upon, those Limited Partners having less than a one percent (1%) interest in the Partnership, unless a Limited Partner has notified the IRS and the General Partner to the contrary.

       ARTICLE VIII: Assignability of Units; Additional Limited Partners

     8.01 Assignment of a Limited Partner's Units.
          ---------------------------------------

     (a) Except as otherwise provided below, a Limited Partner may not sell, transfer, assign, hypothecate, pledge, or otherwise dispose of any Unit (whether voluntarily, involuntarily or by operation of law) unless and until all of the following conditions have been satisfied, except that the General Partner may, in its sole discretion, waive any one or more of the conditions specified in subclauses (ii) and (iv) below:

          (i) the assignor and the assignee shall have delivered a written instrument of assignment and assumption in a form satisfactory to the General Partner;

          (ii) after the assignment, neither the assignee nor the assignor, if the assignor has retained any part of a Unit, shall hold Units that represent less than the minimum initial investment in the Partnership as then established by the General Partner, except for transfers by gift, inheritance, intra family transfers, family dissolutions, and transfers to affiliates;

          (iii) the General Partner shall have consented in writing to the assignment, which consent shall be granted if the other conditions are met (or have been waived by the General Partner) and in the opinion of the Partnership's counsel such assignment (1) may be effected without registration under any applicable securities laws; (2) will not violate any applicable laws or governmental rules or regulations, including securities laws or limited partnership laws; and (3) will not jeopardize the status of, or cause a termination of, the Partnership or the Partnership's tax year for federal income tax purposes nor affect the characterizations or treatment of income or loss; and

          (iv) the assignee agrees to pay all reasonable expenses incurred in connection with the assignment, including attorneys' fees.

     The Partnership shall not be required to recognize any assignment of any Unit until the effective date of such assignment. Unless and until an assignee becomes a substituted Limited Partner in accordance with Section 8.03 below, the assignee shall only have the right to receive the share of the profits, losses, distributions and returns of capital

(including pursuant to a liquidation of Units in accordance with Section 4.03 above) to which the assignor would be otherwise entitled to with respect to the assigned Units.

     By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to any assignment of a Unit consented to by the General Partner.

     (b) The Partnership and the General Partner shall be entitled to treat the record owner of any Units (as shown on the books of the Partnership) as the absolute owner thereof for all purposes, and shall incur no liability for distributions made to such owner.

     (c) Each Limited Partner shall, in connection with the assignment of any Unit, and upon the request of the General Partner, execute such documents and perform such other acts as the General Partner deems appropriate to preserve the limited liability status of the Partnership.

     (d) A Limited Partner ceases to be a limited partner for all purposes upon assignment of all of the Limited Partner's Units. No assignment shall, however, relieve a Limited Partner of any obligation under this Agreement without the express written consent of the General Partner.

     (e) Any purported assignment of a Unit which is not made in compliance with this Agreement is null and void and of no force and effect whatsoever. For purposes of this Section 8.01, any transfer of a Unit in the Partnership shall be considered an assignment, whether the transfer is voluntary, involuntary, or by operation of law.

     8.02  Assignee's Rights.  An assignee of a Unit shall be entitled to
           -----------------
receive distributions and to receive allocations of the profits and losses of the Partnership attributable to such Unit after the effective date of the assignment. The "effective date" of an assignment of a Unit under this Section
8.02 and Section 8.01 above shall be the date designated in the written instrument whereby the General Partner consents to the assignment, which date shall be not later than (but may in the sole discretion of the General Partner be prior to) the first business day of the month next following the date on which all conditions precedent to such assignment have been satisfied.

     8.03  Substituted Limited Partner.  Each Limited Partner shall have the
           ---------------------------
right to allow and cause an assignee of any of the Limited Partner's Units to become a substituted Limited Partner with respect to those Units in the place of such assigning Limited Partner, without the consent of the General Partner or any of the other Partners. Any assignment effectuated in accordance with Section
8.01 above shall be deemed to cause the assignee to be a substituted Limited Partner with respect to the assigned Units unless otherwise designated by the assignor. In addition, and notwithstanding any reservations or objections of the assignor of the Units, an assignee of any Units may be substituted as a Limited Partner as to such Units upon and with the consent or vote of all of the Partners, other than the assignor of the Units. By executing or adopting this Agreement, each Limited Partner shall be deemed to have consented to any substitution of an assignee of any Units in the place of the assignor.

     8.04  Substitution Required for Vote.  Unless and until an assignee of a
           ------------------------------
Unit becomes a substituted Limited Partner, the assignee shall not be entitled to exercise any vote with respect to such Unit or otherwise have any rights of a Limited Partner, except only as provided in Sections 8.01 and 8.02 above.

     8.05  Effective Date of Substitution.  The effective date of a substitution
           ------------------------------
of an assignee of a Unit made by the assignor shall be the effective date specified in Section 8.02 above if the substitution is made at the time of the assignment of the Unit, or upon receipt by the General Partner of written notice thereof from the assignor if made at a later time. The effective date of a substitution of an assignee of a Unit made pursuant to the consent or vote of all of the other Partners pursuant to Section 8.03 above shall be the date upon which the requisite consent or vote has been obtained.

     8.06  Additional Limited Partners; Additional Contributions by Existing
           -----------------------------------------------------------------
Partners.  The General Partner shall have the right to admit additional Limited
--------
Partners to the Partnership and to accept additional Capital Contributions from existing Partners. Additional Limited Partners shall be admitted to the Partnership effective on and as of the opening of trading on the first business day of the month next following the date on which the General Partner accepts a duly executed subscription agreement and the required applicable capital contribution from the Limited Partner in question. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all additional Limited Partners admitted to the Partnership by the General Partner. Additional Capital Contributions from existing Partners shall be in such amount as is acceptable to the General Partner, in its sole discretion, and shall be effective on and as of the opening of trading on the first business day of the month next following the date of the General Partner's acceptance of the additional Capital Contribution in question.

     8.07  Bankruptcy, Death, Incapacity, Etc. of Limited Partner.  The
           ------------------------------------------------------
withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution, death or other legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership. The rights of such a Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds, to assign such Limited Partner's Units and cause the substitution of a substituted Limited Partner with respect to such Units, and to vote such Units shall, on the happening of such an event, devolve on such Limited Partner's estate, trustee, custodian, personal representative, or in the event of the death of one whose Unit is held in joint tenancy, pass to the surviving joint tenant, in each case subject to the terms and conditions of this Agreement. The estate of a deceased or incapacitated Limited Partner shall be liable for all of the obligations of such Limited Partner.

                    ARTICLE IX: Dissolution and Termination

     9.01 Events of Dissolution.
          ---------------------

     (a)  The Partnership shall be dissolved and its affairs shall be wound up:

          (i) upon the occurrence of an event specified under the Act as one causing or effecting dissolution (subject to any right to reinstate the Partnership as may be provided under the Act);

          (ii) upon the election of the General Partner, in the General Partner's sole discretion, to terminate and dissolve the Partnership;

          (iii) upon the General Partner withdrawing as or otherwise ceasing to be the general partner of the Partnership, whether by reason of an act or circumstance contemplated by this Agreement or the Act, unless at the time there is at least one other general partner and such remaining general partner continues and carries on the business of the Partnership or unless the Limited Partners shall elect to carry on the business of the Partnership pursuant to Section 9.03 below;

          (iv) upon the affirmative vote of the Limited Partners who collectively hold at least a Majority in Interest; or

          (v)  in any event, at 11:59 p.m. on December 31, 2050.

          (b) The dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs. The Partnership shall not terminate, however, until the Certificate has been canceled and the assets of the Partnership have been distributed as provided herein, and the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement until the termination of the Partnership. Upon dissolution, the General Partner, or if there be none, a liquidator appointed by the Limited Partners who collectively hold at least a Majority in Interest, shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as provided by this Agreement and cause the cancellation of the Certificate.

     9.02 Distributions Upon Liquidation.
          ------------------------------

          (a) After payment of liabilities owing to creditors (including, to the extent permitted by law, to Partners who are creditors), the General Partner or liquidator, as the case may be, shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. The reserves may be paid over and held in escrow in a bank account for the purpose of paying any contingent or unforeseen liabilities or obligations, and at the expiration of such period as the General Partner or liquidator may deem advisable, such reserves shall be distributed to the Partners in the manner set forth in Section 9.02(b) below.

          (b) After paying such liabilities and providing for such reserves, the General Partner or liquidator, as the case may be, shall cause the remaining assets of the Partnership to be distributed to the Partners in the proportion that the capital account of each Partner bears to the total capital account of all Partners. If those distributions are insufficient to return the full amount of any Partner's Capital Contribution, such Partner shall have no recourse against any other Partner; provided, however, that this provision shall not be interpreted as a waiver by any Partner of any rights under existing and future laws regarding fiduciary duties of the General Partner.

     9.03  Election to Carry on Business.  In the event of the withdrawal of the
           -----------------------------
General Partner or the General Partner otherwise ceasing to be the General Partner, the Limited Partners may, within ninety (90) days of such event, elect to carry on the business of the Partnership with one or more substituted general partner(s) by the unanimous affirmative vote of all Limited Partners.

             ARTICLE X: Miscellaneous Restrictions on Partnership
                         Relationships and Activities

     The following relationships or activities are prohibited or restricted, as the case may be, as follows:

          (a) The Partnership shall not make any loans to the General Partner or any other person.

          (b) The General Partner shall not receive any rebates or giveups nor participate in any reciprocal business arrangements which circumvent the restrictions set forth in this Article X and those against dealing with affiliates or other interested parties.

          (c) Neither the Partnership's commodity trading advisor nor any other person acting in such capacity shall receive a management fee or an advisory fee (which terms do not include an incentive fee) if such person shares or participates, directly or indirectly, in any brokerage commissions generated by the Partnership.

          (d) The term of any contract between the Partnership and the Partnership's commodity trading advisor or General Partner shall not exceed one year and any such contract must be terminable without penalty upon sixty (60) days written notice by the Partnership; provided, however, that any such contract may provide for a continuous term or renewable terms so long as such contract is otherwise terminable upon thirty (30) days or less written notice by the Partnership.

          (e) The Partnership shall not engage in pyramiding, which means using all or a part of an unrealized profit in a futures contract position to provide margin for any additional futures contracts of the same or related commodities; provided, however, that taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional positions on behalf of the Partnership will not be considered to constitute "pyramiding."

          (f) All expenses of the Partnership shall be billed directly to and paid by the Partnership or reimbursed to others upon receipt of satisfactory evidence of payment.

          (g) Neither the General Partner nor any affiliate of the General Partner may receive interest, points or other financing charges on any loan made by them to the Partnership.

          (h) Any subscription agreement executed by a Limited Partner in connection with the purchase of Units shall be retained by the General Partner for 6 years.

          (i) The funds of the Partnership shall not be commingled with the funds of the General Partner; provided, however, without limitation, that funds used to satisfy margin requirements will not be considered commingled.

          (j) The Partnership shall not permit "churning" of the Partnership's assets.

            ARTICLE XI:  Amendments to Limited Partnership Agreement

     11.01  Amendments Proposed.  Amendments to this Agreement may be proposed
            -------------------
by the General Partner by the General Partner giving a written notice of the proposed amendment to the Limited Partners. Each such notice shall state that the proposed amendment shall become effective thirty (30) days after the mailing of such notice, unless Limited Partners holding ten percent (10%) or more of the then outstanding Units shall object in writing to the General Partner prior to that date. In the event of such objection, the matter may be resubmitted to the Limited Partners in accordance with Section 6.03 above.

     11.02  Amendments by General Partner.
            -----------------------------

          (a) Additions, deletions, amendments or other modifications may be made to this Agreement and the Certificate by the General Partner without the consent or approval of the Limited Partners: (i) to add to the duties or obligations of or surrender any right or power granted to the General Partner; (ii) to change the name of the Partnership; (iii) to cure any ambiguity, to correct or supplement any inconsistent provisions, or to make any other provisions which will not be inconsistent with the provisions of this Agreement; (iv) to delete any provision of, add any provision to, or amend or modify any provision of this Agreement as suggested by the CFTC, the NFA, the SEC, the NASD, a state securities commissioner or similar such official, or by any other domestic or foreign governmental authority; (v) to attempt to ensure that the Partnership is not taxed as a corporation or to effect the intent of the allocations herein to the maximum extent possible in the event of a change in applicable laws affecting such allocations; (vi) to prevent the Partnership or the General Partner or its affiliates from being subject to the provisions of the United States Investment Company Act of 1940, the United States Investment Advisers Act of 1940, or regulations adopted under the United States Employee Retirement Income Security Act of 1974, as amended, or any successor legislation;
     (vii) to qualify the Partnership under the United States Investment Company Act of 1940 and any persons under the United States Investment Company Act of 1940 or the United States Investment Advisers Act of 1940, as amended, or any successor legislation to any of the foregoing; (viii) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (ix) to address or in response to any new or any change or changes in the Act and/or applicable tax laws, rules, regulations, rulings, procedures, orders, interpretive notices or otherwise; (x) to effectuate Section 12.05 below; and (xi) to reflect the admission or withdrawal of additional or substitute general partners. Provided, however, that no amendment shall be adopted pursuant to this Section 11.02(a) unless the adoption thereof (1) is not materially adverse to the interests of the Limited Partners, (2) is consistent with Section 5.01 above, (3) does not affect the distributions provided in Article IV above or the allocation of profits or losses provided in Article III above, and (4) does not affect the limited liability of the Limited Partners contemplated by Section 6.02 above or the status of the Partnership as a partnership for federal income tax purposes. The power of attorney granted pursuant to Section 12.03 below and pursuant to any subscription agreement given by a Limited Partner may be used by the General Partner to execute on behalf of a Limited Partner any document evidencing an amendment adopted in accordance with the terms of this Section 11.02(a).

          (b) The General Partner shall provide the Limited Partners with a copy of any amendment adopted pursuant to this Section 11.02.

                           ARTICLE XII: Miscellaneous

     12.01  Notices.  Any and all notices or other communications permitted or
            -------
required to be made or given under this Agreement shall be in writing, signed by the Partner giving the notice or other communication, and shall be personally delivered or sent by mail or courier to the other Partner(s) at the address set forth in the books and records of the Partnership, or at such other address as may be supplied by written notice given in conformity with the terms of this
Section 12.01. The date of
personal delivery or the date of mailing, as the case may be, shall be the date of the giving of any notice or other communication for purposes of this Agreement.

     12.02  Successors and Assigns.  Subject to the restrictions on transfer set
            ----------------------
forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Partners, their respective successors, legal representatives, heirs and permitted assigns. Each successor-in-interest to any Partner shall hold such interest upon and subject to all of the terms and conditions of this Agreement.

     12.03  Power of Attorney.
            -----------------

          (a) Each Limited Partner, including any additional or substituted Limited Partner, by virtue of and as a condition to the acceptance of Units, unconditionally adopts and consents to this Agreement, and also irrevocably constitutes and appoints the General Partner and each substitute or additional general partner, and each of them acting singly, with full power of substitution, such Limited Partner's true and lawful agent and attorney-in-fact, with full power and authority in such Limited Partner's name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record all such documents and instruments as may be appropriate to carry out this Agreement or the business of the Partnership, including (i) the original Certificate and all amendments thereto; (ii) all certificates and other instruments to permit the Partnership to become or to continue as a limited partnership; (iii) all instruments that effect a change or modification of the Partnership in accordance with this Agreement, including the admission of additional Limited Partners and the substitution of assignees as Limited Partners; (iv) all conveyances and documents and instruments to effect the dissolution and termination of the Partnership; (v) fictitious or assumed name certificates; and (vi) all other documents or instruments which may be required or permitted by law to be filed by or on behalf of the Partnership.

          (b)  The foregoing power of attorney:

               (i) is coupled with an interest and shall be irrevocable and survive the death or incapacity of each Limited Partner;

               (ii) may be exercised by the General Partner by a single signature of the General Partner acting as attorney-in-fact for all of the Limited Partners; and

               (iii)   shall survive an assignment of Units by a Limited
          Partner.

          (c) The grants of authority and powers of attorney set forth herein are in addition and cumulative to any other grants of authority or powers of attorney given by any Limited Partner in any other document, including any subscription agreement. Each Limited Partner shall execute and deliver to the General Partner, within five (5) days after receipt of the General Partner's request, such further powers-of-attorney and other instruments as the General Partner deems appropriate to carry out this Agreement.

     12.04  Gender and Number.  Words and phrases herein shall be construed as
            -----------------
in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

     12.05  Legends.  If certificates for any Units are issued, each such
            -------
certificate shall bear all such legends as the General Partner, in its sole discretion, determines to be appropriate to give notice of this Agreement or to comply with any applicable law, rule or regulation, including securities laws, rules and regulations. The General Partner shall also have the right to place any such legends upon this Agreement.

     12.06  Affiliate; Person.  For purposes of this Agreement, the term
            -----------------
"affiliate" when used with reference to a specified person shall mean any person that directly or indirectly controls or is controlled by or is under common control with the specified person. For purposes of this Agreement, the term "person" means any individual, partnership, corporation, trust or other form of entity whatsoever.

     12.07  No Waiver.  The failure of any Partner to insist upon strict
            ---------
performance of this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver to or of any breach or default of this Agreement shall constitute a consent or waiver to or of any other similar or different breach or default.

     12.08  Entire Agreement.  This Agreement constitutes the full and complete
            ----------------
agreement of the parties hereto with respect to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

     12.09  Captions.  The titles or captions of Articles or Sections in this
            --------
Agreement are for convenience of reference only, and in no way define, limit, extend or describe the scope or extent of this Agreement or the intent of any provision hereof.

     12.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, all of which together shall constitute one agreement, binding on all the Partners notwithstanding that all Partners have not signed the same counterpart.

     12.11  Applicable Law.  This Agreement shall be governed by and
            --------------
interpreted, construed and enforced in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

     IN WITNESS WHEREOF, the General Partner and the Initial Limited Partner executed this Limited Partnership Agreement as of the 17th day of June, 1998.

GENERAL PARTNER:                       INITIAL LIMITED PARTNER:

PORTFOLIO BOOST, L.L.C.


By: /s/Jeffrey A. Raun                 By: /s/Jeffrey A. Raun
    ------------------------------         ----------------------------------
    Jeffrey A. Raun, President             Jeffrey A. Raun

                                   EXHIBIT B

                            SUBSCRIPTION DOCUMENTS

                            SUBSCRIPTION AGREEMENT
                                  TO UNITS IN
                           PORTFOLIO BOOST III, L.P.


________________________________________________________________________________


     THESE SECURITIES, IN THE FORM OF UNITS OF LIMITED PARTNERSHIP INTEREST IN PORTFOLIO BOOST III, L.P., AN IOWA LIMITED PARTNERSHIP, CANNOT BE SOLD, TRANS FERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH FEDERAL AND APPLICABLE STATE SECURITIES LAWS AND WITH THE LIMITED PARTNERSHIP AGREEMENT OF PORTFOLIO BOOST III, L.P.

     THE BUSINESS OF PORTFOLIO BOOST III, L.P. IS HIGHLY SPECULATIVE AND VOLATILE AND INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST CAREFULLY READ THE ENTIRE PROSPECTUS OF PORTFOLIO BOOST III, L.P. IN ORDER TO FULLY UNDERSTAND AND COMPREHEND THE BUSINESS OF AND THE RISKS ASSOCIATED WITH AN INVESTMENT IN PORTFOLIO BOOST III, L.P. AND IN ORDER TO DETERMINE THAT AN INVESTMENT IN PORTFOLIO BOOST III, L.P. IS A SUITABLE AND APPROPRIATE ONE FOR THE SUBSCRIBER.

     NO OFFICER, EMPLOYEE OR AGENT OF PORTFOLIO BOOST III, L.P. OR ANY DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OTHER THAN THAT CONTAINED IN THE PROSPECTUS OF PORTFOLIO BOOST III, L.P. OR IN ANY OTHER WRITTEN MATERIALS EXPRESSLY APPROVED BY PORTFOLIO BOOST III, L.P., OR TO IN ANY EVENT MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTEES WHATSOEVER AND, IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATIONS, WARRANTIES OR GUARANTEES MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED OR OTHERWISE GIVEN BY PORTFOLIO BOOST III, L.P. ANY MATERIALS OTHER THAN THE PROSPECTUS ARE SUMMARIES AND GENERAL DESCRIPTIONS ONLY, AND SUBSCRIBERS MUST MAKE ANY DECISION TO INVEST IN PORTFOLIO BOOST III, L.P. BASED SOLELY ON THE INFORMATION SET FORTH IN THE PROSPECTUS OF PORTFOLIO BOOST III, L.P.

________________________________________________________________________________

     1.   ADOPTION.  The undersigned (referred to as "Subscriber") hereby agrees
          --------
to become a Limited Partner in Portfolio Boost III, L.P., an Iowa limited partnership (the "Partnership"), and specifically accepts and adopts and agrees to be bound by each and every provision of the Portfolio Boost III, L.P. Limited Partnership Agreement, as amended to date and as may be amended from time to time (the "Partnership Agreement").

     2.   SUBSCRIPTION.  Subscriber agrees to purchase units of limited
          ------------
partnership interest in the Partnership ("Units") equal to the dollar amount set forth on the signature page hereto in accordance with and on the terms and conditions set forth in this Subscription Agreement and in the Partnership's Prospectus (the "Prospectus"). Subscriber acknowledges receipt of the Prospectus. Capitalized terms not otherwise defined herein shall have the meanings given them in the Prospectus.

     The purchase price per Unit prior to the commencement of trading by the Partnership is $1,000. The purchase price per Unit after that time shall be the Net Asset Value Per Unit as of the opening of trading on the effective date of the purchase, which will be the first business day of the month next following the date on which the General Partner (as that term is defined in Section 3 below) accepts this Subscription Agreement and the purchase price from Subscriber. The Partnership will issue fractional Units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription.

     A minimum initial investment of $5,000 is required, but the General Partner reserves the right to require a higher minimum initial investment from any subscriber or subscribers. Subsequent investments by existing Limited Partners in the Partnership may be in such amounts as may be accepted by the General Partner from time to time, in the General Partner's sole discretion.

     3.   PAYMENT AND DELIVERY OF DOCUMENTS.  Prior to the release of
          ---------------------------------
subscription payments from escrow as described in Section 4 below, Subscriber shall tender to Portfolio Boost, L.L.C., an Iowa limited liability company serving as the general partner of the Partnership (the "General Partner"), Subscriber's check in the dollar amount set forth on the signature page hereto made payable to "First American Bank--Escrow Agent for PB III." Following the release of subscription payments from escrow, Subscriber shall tender to the General Partner Subscriber's check in the dollar amount set forth on the signature page hereto made payable to "Portfolio Boost III, L.P." Payment of the dollar amount set forth on the signature page hereto shall constitute Subscriber's capital contribution to the Partnership.

     The executed signature page to this Agreement and Subscriber's payment should be forwarded to the Partnership at the address set forth in the Prospectus. Subscriber shall also forward the other Subscription Documents (as that term is defined in the Prospectus) to that address. Subscriber acknowledges that the General Partner or Vacation Investors, Inc. (the "Underwriter") may request additional information from Subscriber in connection with this subscription.

     4.   ESCROW ACCOUNT.  Subscription payments will initially be deposited and
          --------------
held in a separate escrow account at First American Bank, Fort Dodge, Iowa, pending receipt, acceptance and collection of subscriptions totaling $500,000. Subscription payments deposited in the escrow account may not be withdrawn by Subscriber under any circumstances. If subscriptions totaling $500,000 are not received and accepted within nine (9) months of the date of the initial Prospectus utilized by the Partnership in offering its units of limited partnership interest, the Partnership will terminate the offering and all amounts paid by Subscriber will be returned to Subscriber within ten (10) business days of the close of said nine (9) month period, without deduction and together with Subscriber's pro rata share of all amounts earned in excess of the subscriptions received, if any. If subscriptions for $500,000 are received and accepted by the designated date, the escrowed funds (including all earnings thereon) will be released to the Partnership, and the Partnership shall thereafter commence trading at such time as is determined by the Commodity Trading Advisor for the Partnership.

     No escrow will be utilized for subscriptions received and accepted following the release of funds from escrow to the Partnership as provided above.

     5.   ACCEPTANCE OR REJECTION OF SUBSCRIPTION.  Subscriber acknowledges and
          ---------------------------------------
agrees that this subscription shall not be effective until accepted in writing by the General Partner and that the General Partner reserves the right to reject this subscription in whole or in part. Subscriptions may be rejected for failure to conform to the requirements of the offering, insufficient documentation, oversubscription of the offering or for such other reason or reasons as the General Partner may determine, in its sole discretion. In the event of rejection of this subscription in whole, Subscriber's payment will promptly be returned to Subscriber without deduction and this Subscription Agreement shall have no further force or effect. In the event of rejection of this subscription in part, the rejected amount of Subscriber's payment will be promptly returned to Subscriber, but in that circumstance this Subscription Agreement shall remain in full force and effect. Subscriber shall not be entitled to receive any interest or other earnings on Subscriber's subscription in the event of rejection of this subscription, in whole or in part, by the General Partner.

     6.   ADMISSION TO PARTNERSHIP.  In the event Subscriber's subscription is
          ------------------------
accepted by the General Partner and the minimum offering contingency specified in Section 4 above is satisfied, Subscriber shall be admitted to the Partnership as a Limited Partner in accordance with the following:

          (a) If Subscriber's subscription is accepted by the General Partner prior to the release of funds from escrow, Subscriber shall be admitted to the Partnership as a Limited Partner as of the date on which such escrowed funds are released to the Partnership.

          (b) If Subscriber's subscription is accepted by the General Partner after release of funds from escrow, Subscriber shall be admitted to the Partnership as a Limited Partner effective as of the time provided in the Partnership Agreement.

     7.   REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS AND AGREEMENTS.
          -----------------------------------------------------------
Subscriber represents, warrants, acknowledges and agrees that:

          (a) Subscriber is a resident of the State set forth on the signature page hereto (the "State"), and

               (i) if Subscriber is a corporation, partnership, trust or other form of organization or entity, Subscriber has its principal office in the State, and Subscriber was not organized for the specific purpose of acquiring Units; or

               (ii) if Subscriber is an individual, Subscriber is of full legal age in the State, is legally competent to execute this Subscription Agreement, and has his or her principal residence in the State.

          (b) If Subscriber is not a natural person, Subscriber either (i) is not engaged in the business of or operated for the purpose of trading in futures or options, or (ii) if Subscriber is engaged in such business or operated for such purpose, Subscriber has obtained or is exempt from obtaining all licenses, registrations, memberships, consents or approvals as are required therefor by any governmental or regulatory authority, including, without limitation, the Commodity Futures Trading Commission and the National Futures Association. Subscriber shall maintain, or maintain its exemption from, as the case may be, all such licenses, registrations, memberships, consents or approvals throughout the entire time Subscriber holds any Units. Any information requested from Subscriber pursuant to
     Section 7(d) below regarding this subparagraph (b) may be filed with or provided to the applicable governmental or regulatory authority if requested by such authority or if otherwise determined to be appropriate by the Partnership.

          (c) Subscriber is making the representations, warranties, acknowledgments and agreements in this Subscription Agreement with the intent that the same may be relied upon by the General Partner and the Partnership in determining compliance with federal and state securities laws and in determining the suitability of Subscriber as a purchaser of Units and a

     Limited Partner in the Partnership. Subscriber understands that no federal or state agency has recommended or endorsed the Units or made any finding or determination as to the fairness, accuracy or completeness of the provisions hereof or of the Partnership Agreement, the Prospectus, the Units or the offering of the Units.

          (d) The General Partner or the Underwriter may at any time (including after Subscriber has become a Limited Partner) require Subscriber to submit such additional information and documentation as they deem necessary or appropriate to ascertain that Subscriber's investment in the Partnership is appropriate in light of the suitability standards imposed for the offering and Subscriber's investment objectives and financial situation or to establish or otherwise evidence or substantiate compliance with the requirements of the Partnership's offering, this Subscription Agreement or federal or state securities laws or regulations, including, without limitation, a purchaser questionnaire, financial statements of Subscriber and a letter from Subscriber justifying the suitability of Subscriber's investment in the Partnership and containing such additional disclosures and additional representations and warranties from Subscriber as the General Partner determines to be necessary or appropriate to establish or otherwise evidence or substantiate compliance with the requirements of the Partnership's offering, this Subscription Agreement or any federal or state securities laws or regulations. All such additional information and documentation will be true and accurate in all respects.

          (e) The General Partner shall have the right to accept or reject Subscriber's subscription in whole or in part. Subscriptions may be rejected for, without limitation, failure to conform to the requirements of the Partnership's offering, insufficient documentation, oversubscription of the offering, or for any such other reason as the General Partner may determine, in its sole discretion.

          (f) Subscriber has received and carefully read and is familiar with the Prospectus (including, without limitation, the sections in the Prospectus setting forth the risk factors and conflicts of interest applicable to an investment in the Partnership and the fees payable by the Partnership to the General Partner and others), the Partnership Agreement and this Subscription Agreement, and confirms that all documents incorporated in the Prospectus and all records and books pertaining to the investment in the Units made pursuant to this Subscription Agreement have been made available to Subscriber.

          (g) Subscriber has had access, during the course of this transaction and prior to sale, to all information necessary to enable Subscriber to evaluate the merits and risks of a prospective investment in Units and the Partnership, and Subscriber has had the opportunity to ask questions of and receive answers from the General Partner, or a person or persons acting on the General Partner's behalf, concerning the terms and conditions of the offering and the opportunity to obtain any additional information which the Partnership or the General Partner possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in and incorporated in the Prospectus or to which Subscriber has had access; and all questions raised by Subscriber have been answered to the full satisfaction of Subscriber.

          (h) Subscriber (i) is acquiring the Units for Subscriber's own account for investment only and not with a view to the distribution, resale or transfer thereof, and as the sole record and beneficial holder thereof,
     (ii) is acquiring such Units without any intention of reselling or distributing any of such Units except in accordance with the provisions of the Securities Act of 1933 (the "Act") and rules and regulations promulgated thereunder and applicable state securities laws and regulations and with the provisions of the Partnership Agreement, and (iii) agrees that the Units shall not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, by Subscriber except in accordance with such laws, rules and regulations and with the Partnership Agreement.

          (i) Subscriber understands and agrees that (i) the effect of the foregoing subparagraph (h) is that Subscriber shall be restricted from selling or otherwise transferring or disposing of any of the Units except in accordance with the Partnership Agreement and pursuant to a registration statement rendered effective under the Act and applicable state securities laws, or at some indeterminable date in the future, in accordance with the Partnership Agreement and an applicable exemption from registration which is the subject of a favorable legal opinion rendered by counsel for the Partnership, and (ii) as of the date hereof, the Partnership and the General Partner have no legal obligation to include the Units in any registration statement to be filed under the Act or applicable state securities laws.

          (j) Subscriber understands the fundamental aspects of the business and the pool to be conducted by the Partnership and the nature and extent of the management and control by the General Partner and the Commodity Trading Advisor over the Partnership as a whole, including, but not limited to: (i) the trading methods to be used and decisions made in the trading of futures, options or other interests by the Partnership; (ii) the transfer of Units and the ability or right of a transferee of a Unit to become a substituted Limited Partner; (iii) the making of distributions by the Partnership; and (iv) the ability or right of a Limited Partner to redeem or liquidate its Units.

          (k) Subscriber understands that the Units are a highly speculative investment which involve a high degree of risk, including the possibility of the loss of a substantial portion or all of the investment, and that neither the Partnership nor the General Partner make any representation or warranty as to, and that there is no assurance of, any economic, income, tax, profits or other benefits whatsoever from an investment in the Units. Subscriber also understands that the Partnership may not ever accomplish any of the purposes or objectives of the Partnership.

          (l) Subscriber understands that the Partnership Agreement establishes substantial restrictions on the transferability and liquidation of Units, including, but not limited to, the consent of the General Partner. Accordingly, Subscriber also understands that Subscriber will need to bear the economic risk of the investment in the Units for an indefinite period of time and will not be readily able to liquidate the Units in case of an emergency.

          (m) Subscriber understands the tax consequences of an investment in the Units and the Partnership and that any federal or state income or other tax benefits which may be available to Subscriber may be lost through changes to, or in the interpretation of, existing laws and regulations. Subscriber is relying solely upon the advice of Subscriber's personal tax advisors with respect to all tax aspects of an investment in the Units and the Partnership.

          (n) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Units. Subscriber is able to bear the economic risk of the investment in the Units, and Subscriber has adequate financial or other means for providing for Subscriber's current and anticipated needs and contingencies and has no need for liquidity in this investment.

          (o) If Subscriber is not a resident of the State of California or an entity with its principal place of business in California, Subscriber has at least either: (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000; or (ii) a minimum annual gross income of $45,000 and a minimum net worth (once again determined exclusive of home, home furnishings and automobiles) of $45,000. In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units.

          (p) If Subscriber is a resident of the State of California or is an entity with its principal place of business in California, Subscriber has at least either (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $250,000; or (ii) a minimum annual gross income of $65,000 and a minimum net worth (once again determined exclusive of home, home furnishings and automobiles) of $100,000. In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units.

          (q) Subscriber understands that a notation will be made on the records of the Partnership regarding the restrictions on transferability of the Units, and that the Partnership Agreement may also contain legends addressing the restrictions on transferability of the Units.

          (r) Subscriber understands that as of the date of the Prospectus the Partnership had no financial or operating history.

          (s) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and constitutes the valid, legal and binding obligation of Subscriber, enforceable in accordance with its terms.

     8.   APPOINTMENT OF POWER OF ATTORNEY.
          --------------------------------

          (a) Subscriber hereby constitutes and appoints the General Partner (and any additional or substitute general partner's from time to time) the true and lawful attorney-in-fact of Subscriber with full power and authority for Subscriber, and in the name of Subscriber, to make and execute and, if required or if advisable, acknowledge, file and publish wherever appropriate:

               (i) The Partnership Agreement and all authorized or required amendments thereto;

               (ii) The Certificate of Limited Partnership of the Partnership and any and all certificates of amendments thereto, and all fictitious name certificates, as may be required by or appropriate under the laws of Iowa or any other jurisdiction;

               (iii) Any other instrument which may be required to be filed by the Partnership under the laws of any jurisdiction or by any governmental agency or authority, or which the General Partner deems it advisable to file in order to effectuate any offering of units of limited partnership interest by the Partnership, or the terms and provisions of this Subscription Agreement, the Prospectus or the Partnership Agreement; and

               (iv) Any documents which may be required to effect or report the continuation of the Partnership, the admission of initial, additional or substituted Limited Partners or general partners, the withdrawal or reduction of capital contributions or the dissolution and termination of the Partnership in accordance with this Subscription Agreement or the Partnership Agreement.

          (b)  The foregoing grant of authority:

               (i) Is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by and shall survive the death, disability, incompetence, dissolution or other termination of Subscriber;

               (ii) May be exercised by the General Partner either by signing separately as attorney-in-fact for Subscriber or by a single signature of the General Partner acting as attorney-in-fact for all of the parties executing any instrument; and

               (iii) Shall survive the delivery of an assignment of a Unit by Subscriber.

          (c) Subscriber acknowledges and agrees that the Partnership Agreement also contains a grant of authority and power of attorney by each and all of the Limited Partners to the General Partner, and that Subscriber, by adoption of the Partnership Agreement hereby, also grants such authority and power of attorney to the General Partner. The grants of authority and powers of attorney set forth herein and in the Partnership Agreement are each respectively in addition and cumulative to the other, and neither restricts or limits the other.

     9.   CORRECT AND CURRENT INFORMATION.  Subscriber represents and warrants
          -------------------------------
that all of the information set forth herein as it relates to Subscriber is true, correct and complete as of the date hereof. Subscriber further represents, warrants and agrees that if there should be any change in any of such information prior to Subscriber's admission to the Partnership as a Limited Partner, Subscriber shall immediately furnish such revised or corrected information to the General Partner. Without limiting the generality of the foregoing,

Subscriber agrees to furnish the General Partner with written notice of any change of address of Subscriber. If Subscriber is an entity, Subscriber and the individual(s) executing this Subscription Agreement on behalf of Subscriber each represent and warrant that (i) such individual(s) is of full legal age and is otherwise legally competent to execute this Subscription Agreement; (ii) such individual(s) has full power and authority to execute this Subscription Agreement on behalf of Subscriber and to make the representations, warranties, acknowledgments and agreements contained herein for Subscriber and on Subscriber's behalf; (iii) Subscriber is authorized to become a Limited Partner in, and to make Subscriber's capital contribution to, the Partnership; and (iv) the purchase of the Units and the investment in the Partnership by Subscriber has been authorized by the governing board of Subscriber (if required) and is not prohibited by the governing documents of Subscriber.

     10. INDEMNIFICATION BY SUBSCRIBER. Subscriber understands that the offer,
         -----------------------------
sale and issuance of the Units to Subscriber were and will be based upon the representations, warranties, acknowledgments and agreements of Subscriber contained herein. Subscriber hereby agrees to defend and indemnify the Partnership, the General Partner, the Underwriter and any person or entity acting for or on the Partnership's, the General Partner's or the Underwriter's behalf with respect to the offer, sale and/or issuance of the Units, and to hold the Partnership, the General Partner, the Underwriter and each such person or entity harmless from and against all losses, liabilities, damages, costs or expenses (including, without limitation, court costs, arbitration costs and reasonable attorneys' fees) arising by reason of or in connection with (i) any misrepresentation or any breach or default of any representation, warranty, acknowledgment or agreement by Subscriber; (ii) any sale or distribution of Units by Subscriber in violation of this Subscription Agreement, the Partnership Agreement, the Act, or any applicable state securities laws; or (iii) Subscriber's failure to fulfill any of Subscriber's other agreements set forth herein.

     11. REVOCATION. Except only as may be expressly provided by applicable
         ----------
securities laws, Subscriber agrees that Subscriber shall not and cannot cancel, terminate or revoke this Subscription Agreement or any representation, warranty, acknowledgment or agreement of Subscriber made hereunder or herein and that (if Subscriber is an individual) this Subscription Agreement shall survive the death, disability or incompetence of Subscriber.

     12. MISCELLANEOUS. This Subscription Agreement shall be construed in
         -------------
accordance with and governed by the laws of the State of Iowa. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and may be amended only by a writing executed by all parties. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The remedies provided herein to the Partnership, the General Partner, the Underwriter and their agents are cumulative and are not exclusive of any rights or remedies that may be available to any of them at law, in equity or otherwise. In the event any provision of this Subscription Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Subscription Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Subscription Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. This Subscription Agreement and the representations, warranties, acknowledgments and agreements contained herein shall be binding upon the heirs, legal representatives, successors and assigns of Subscriber.

                            [SIGNATURE PAGE FOLLOWS]

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                FOR INDIVIDUALS
                                ---------------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of __________________, ____.

PLEASE PRINT                                     SUBSCRIPTION AMOUNT $__________

Name(s) of Individual(s)________________________________________________________

Residence Address:      ________________________________________________________

                        ________________________________________________________

Social Security         ________________________________________________________
Numbers:
                        ________________________________________________________

                        ________________________________________________________


TITLE IS TO BE HELD IN EQUAL SHARES AS (strike out the one that does not apply, if no designation is made, title will be JTWFRS):
(A) JOINT TENANTS, WITH FULL RIGHTS OF SURVIVORSHIP
(B) TENANTS IN COMMON


SIGNATURE(S):           ________________________________________________________

                        ________________________________________________________

________________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that
(a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                  VACATION INVESTORS, INC.

Date: __________________________  By: __________________________________________
                                      Jeffrey A. Raun, Registered Representative

________________________________________________________________________________

                                   ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost III, L.P. is accepted.

                                  PORTFOLIO BOOST III, L.P.

                                  By:  Portfolio Boost, L.L.C.
                                         General Partner

Date of Acceptance:____________   By: _________________________________
                                      Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
                      QUALIFIED RETIREMENT PLANS AND IRAS
                      -----------------------------------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of ______________________, ____.

PLEASE PRINT                                     SUBSCRIPTION AMOUNT $_________

Name:                       ___________________________________________________

Residence Address:          ___________________________________________________
                            ___________________________________________________

Social Security Number:     ___________________________________________________

Signature:                  ___________________________________________________

Name of Trustee/Fiduciary:  ___________________________________________________

Taxpayer I.D. Number:       ___________________________________________________

Address of                  ___________________________________________________
Trustee/Fiduciary:          ___________________________________________________

Name and Title of Person
signing on behalf of
Trustee/Fiduciary           ___________________________________________________
                                                   Title
Signature of person
Signing on behalf of
Trustee/Fiduciary           ___________________________________________________
_______________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that (a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                       VACATION INVESTORS, INC.

Date: ____________________________     By: ____________________________________
                                           Jeffrey A. Raun, Registered
                                           Representative

________________________________________________________________________________

                                   ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost III, L.P. is accepted.

                                       PORTFOLIO BOOST III, L.P.

                                       By:  Portfolio Boost, L.L.C.
                                            General Partner

Date of Acceptance:______________      By: _________________________________
                                           Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
                            UNIFORM GIFTS TO MINORS
                            -----------------------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of ______________________, ____.

PLEASE PRINT                                     SUBSCRIPTION AMOUNT $_________

Account Name:  _______________________________ as custodian for _______________
               __________________________ under the ___________________________
               Uniform Gifts/Transfers to Minors Act          (State)

Address of           __________________________________________________________
Minor:               __________________________________________________________

Social Security
Number of Minor:     __________________________________________________________

Name and
Relationship of
Custodian to Minor:  __________________________________________________________

Address of           __________________________________________________________
Custodian:           __________________________________________________________

Signature of
Custodian:           __________________________________________________________

_______________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that (a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                       VACATION INVESTORS, INC.

Date: ____________________________     By: ____________________________________
                                           Jeffrey A. Raun, Registered
                                           Representative

________________________________________________________________________________

                                   ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost III, L.P. is accepted.

                                       PORTFOLIO BOOST III, L.P.

                                       By:  Portfolio Boost, L.L.C.
                                             General Partner

Date of Acceptance:______________      By: ____________________________________
                                           Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
                                     TRUSTS
                                     ------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of ______________________, ____.

PLEASE PRINT                                   SUBSCRIPTION AMOUNT:  $_________
Name of Trust:              ___________________________________________________
Address:                    ___________________________________________________
                            ___________________________________________________
Taxpayer Identification
Number:                     ___________________________________________________
Names of Beneficiaries
of Trust:                   ___________________________________________________
Document Forming
the Trust:                  ___________________________________________________

Name of Trustee/Fiduciary:  ___________________________________________________

Address of
Trustee/Fiduciary:          ___________________________________________________
                            ___________________________________________________
Name and Title of Person
signing on behalf of
Trustee/Fiduciary           ___________________________________________________
                                                            Title
Signature of person
Signing on behalf of
Trustee/Fiduciary           ___________________________________________________

________________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that (a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                       VACATION INVESTORS, INC.

Date: ____________________________     By: ____________________________________
                                           Jeffrey A. Raun, Registered
                                           Representative
________________________________________________________________________________
                                   ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost III, L.P. is accepted.

                                       PORTFOLIO BOOST III, L.P.

                                       By:  Portfolio Boost, L.L.C.
                                             General Partner
Date of Acceptance: ______________     By: ____________________________________
                                           Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
   CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS AND OTHER ENTITIES
   --------------------------------------------------------------------------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day ________________________, ____.

PLEASE PRINT                                      SUBSCRIPTION AMOUNT $________

Name of Entity              ___________________________________________________

Address:                    ____________________________________________________

                            ____________________________________________________

Taxpayer Identification
Number:                     ___________________________________________________

State of Organization or
Incorporation:              ___________________________________________________

Name and Title of
Person(s) Signing
for Entity                  ___________________________________________________
                                                            Title
                            ___________________________________________________
                                                            Title
SIGNATURE(S):               ___________________________________________________
                            ___________________________________________________


________________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that (a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                       VACATION INVESTORS, INC.

Date: ____________________________     By: ____________________________________
                                           Jeffrey A. Raun, Registered
                                           Representative

________________________________________________________________________________

                                   ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost III, L.P. is accepted.

                                       PORTFOLIO BOOST III, L.P.

                                       By:  Portfolio Boost, L.L.C.
                                             General Partner
Date of Acceptance:______________      By: ____________________________________
                                           Jeffrey A. Raun, President

                           Portfolio Boost III, L.P.
                       Suitability Standards Requirement

For non-California Residents
----------------------------

I(We) have read the Prospectus and Subscription Agreement and attest that I(we) qualify for an investment in Portfolio Boost III, L.P. I(We) understand one requirement I(we) must meet in order to qualify is that I(we) must meet one or more of the qualifications below:

Qualifications:
--------------

1. I(We) have a minimum annual gross income of $45,000 and a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $45,000.
or,
2. I(We) have a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000.

For California Residents
------------------------

I(We) have read the Prospectus and Subscription Agreement and attest that I(we) qualify for an investment in Portfolio Boost III, L.P. I(We) understand one requirement I(we) must meet in order to qualify is that I(we) must meet one or more of the qualifications below:

Qualifications:
--------------

1. I(We) have a minimum annual gross income of $65,000 and a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $100,000.
or,
2. I(We) have a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $250,000.

            First Person or Individual                 Second Person
            --------------------------                 -------------

Signed      __________________________     Signed      _________________________

Print name  __________________________     Print name  _________________________

Date        __________________________     Date        _________________________

                           PORTFOLIO BOOST III, L.P.

                           Acknowledgment Of Receipt
                           -------------------------

     The undersigned hereby acknowledges that on the date stated below the undersigned received the Portfolio Boost III, L.P. Prospectus dated November 20, 1998.

     THE UNDERSIGNED ALSO ACKNOWLEDGES THAT ANY OTHER INFORMATION OR OTHER WRITTEN MATERIALS THE UNDERSIGNED MAY HAVE RECEIVED REGARDING PORTFOLIO BOOST III, L.P. ("OTHER INFORMATION") ARE A SUMMARY AND GENERAL DESCRIPTION OF ONLY PORTIONS OF THE PROSPECTUS, AND THAT ANY OTHER INFORMATION IS NOT INTENDED TO BE COMPLETE NOR UTILIZED BY ANY PROSPECTIVE INVESTOR EXCEPT IN CONNECTION WITH THE PROSPECTUS. ALL OTHER INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THIS REFERENCE TO THE PROSPECTUS. PROSPECTIVE INVESTORS MUST THEREFORE READ THE ENTIRE PROSPECTUS IN ORDER TO FULLY ANALYZE AND UNDERSTAND ANY OTHER INFORMATION AND FOR COMPLETE DETAILS OF THIS OFFERING, INCLUDING, WITHOUT LIMITATION, FOR THE NUMEROUS RISKS INVOLVED IN ACQUIRING UNITS IN PORTFOLIO BOOST III, L.P., AND OTHERWISE WITH RESPECT TO PORTFOLIO BOOST III, L.P.



                    ______________________________________
                                  Print Name


                    ______________________________________
                                  Signature


                    ______________________________________
                                     Date

Return to:

         Portfolio Boost, L.L.C.
         Cornerstone at Cantera
         4320 Winfield Road, Suite 320
         Warrenville, Illinois 60555
         Attn:  Jeffrey A. Raun

                                   EXHIBIT C

                                 BALANCE SHEET
                                      OF
                                THE PARTNERSHIP

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Partners and Management
of Portfolio Boost III, L.P.

We have audited the accompanying balance sheet of Portfolio Boost III, L.P. (an Iowa partnership) as of September 30, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Portfolio Boost III, L.P. as of September 30, 1998, in conformity with generally accepted accounting principles.



Roth & Company, P.C.


/s/Roth & Company, P.C.
------------------------

Des Moines, Iowa
October 15, 1998

Portfolio Boost III, L.P.
BALANCE SHEET
SEPTEMBER 30, 1998
-------------------------------------------------------------------



ASSETS
------

Cash                                                         $1,000
                                                             ======


PARTNERS' CAPITAL
-----------------

Partners' Capital                                            $1,000
                                                             ======


See notes to balance sheet.
-------------------------------------------------------------------

Portfolio Boost III, L.P.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

1.   NATURE OF BUSINESS

     Portfolio Boost III, L.P. (the "Partnership") is an Iowa limited partnership organized on June 17, 1998 with its principal office in Warrenville, Illinois. The Partnership has not yet commenced operations. The only transaction to date is the original capital contribution of $1,000 by the initial limited partner, who is an officer of the General Partner. The General Partner may, but is not obligated to make a capital contribution. The Partnership will terminate on December 31, 2050, or upon the occurrence of an event causing an earlier termination as set forth in the Limited Partnership Agreement.

     The Partnership is a single advisor commodity pool which will be engaged in the business of speculative trading of various domestic and foreign futures contracts, options and other interests pursuant to one of the trading programs of the Partnership's commodity trading advisor (CTA). The Partnership's principal objective is to generate increased capital for the partners, but there can be no assurance that the Partnership will achieve this objective since it is involved in a speculative, volatile, high risk business. The Limited Partnership Agreement provides the Partnership may commence trading after the General Partner has accepted subscriptions for 500 units of limited partnership interest ("Units") at $1,000 per Unit. If subscriptions for a minimum of 500 Units have not been accepted within nine months of the date of the Prospectus, the offering will terminate and all amounts paid by the subscribers will be returned.

     Interests in the Partnership are evidenced by Units. Profits and losses of the Partnership are allocated to the partners pro rata based upon the respective number of Units held. The Partnership's income tax attributes pass-through to the partners of the Partnership.

2.   FEES AND EXPENSES

     Fees
     ----

     The Partnership will pay to its commodity pool operator and General Partner, Portfolio Boost, L.L.C., a monthly management fee in an amount equal to one-half of one percent (0.5%) of

Portfolio Boost III, L.P.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     the Partnership's net assets as of the close of business on the last business day of each month. The Partnership will also pay to its General Partner a quarterly incentive fee in an amount equal to 15% of New Trading Profits, as defined in the Limited Partnership Agreement, for each quarter.

     The General Partner is solely responsible for the payment of compensation to the Partnership's CTA, to the Partnership's agent (Agent) and to the Underwriter of the offering of Partnership Units. Additionally, the General Partner will provide, at its cost, vacation awards to qualifying Limited Partners.

     All trading decisions will be made for the Partnership by its CTA, Quiet Systems Limited. The sole officer of the General Partner and certain members of his family are some of the beneficiaries of the trust which owns the CTA.

     The Partnership's Agent for purposes of receiving the signals generated by the CTA's trading program and communicating the trades which are directed to be made is Frischmeyer Trading Corporation. The individual who controls the Agent and certain members of his family are some of the beneficiaries of the trust which owns the CTA.

     The Underwriter of the offering is Vacation Investors, Inc., which is owned by the sole officer of the General Partner.

     Other Expenses
     --------------

     The Partnership is responsible for payment of brokerage commissions and other fees incidental to trading to its futures commission merchant, First Options of Chicago, Inc., payment of exchange and National Futures Association fees, and payment of all other expenses of the Partnership, including organization and offering (excluding underwriting) expenses, legal and accounting fees and meeting and office expenses.

3.   DISTRIBUTIONS AND REDEMPTIONS

     Distributions, if any, will be made only at such times and in such amounts as determined by the General Partner, in its sole

Portfolio Boost III, L.P.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     discretion. With the consent of the General Partner, a Limited Partner may liquidate, with at least sixty days prior written notice, the Units held by the Limited Partner at Net Asset Value Per Unit on the liquidation date.

     For purposes of calculating Net Asset Value Per Unit, Net Assets includes partners' capital, as determined for financial statement purposes, plus an adjustment for unamortized organizational and offering costs. Organizational and offering costs are expensed when incurred for financial statement purposes. For purposes of calculating Net Asset Value Per Unit, these costs are capitalized and amortized over a period of five years.

                                   EXHIBIT D

                                 BALANCE SHEET
                                       OF
                              THE GENERAL PARTNER

     INDEPENDENT AUDITORS' REPORT
     ----------------------------

     To the Members of
     Portfolio Boost, L.L.C.

     We have audited the accompanying balance sheet of Portfolio Boost, L.L.C. (an Iowa limited liability company) as of September 30, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Portfolio Boost, L.L.C. as of September 30, 1998, in conformity with generally accepted accounting principles.



     Roth & Company, P.C.


     /s/ Roth & Company, P.C.
     ------------------------

     Des Moines, Iowa
     October 15, 1998

PORTFOLIO BOOST, L.L.C.
BALANCE SHEET
SEPTEMBER 30, 1998
-----------------------------------------------------------


ASSETS
------
Cash and Cash Equivalents                        $   85,026
Marketable Securities                                 9,507
Accounts Receivable                                   6,391
Airline Ticket Credits                              118,129
Costs Reimbursable From Limited Partnerships         44,386
Residential Rental Property                         224,833
Investment in Limited Partnership                    51,567
                                                 ----------
TOTAL ASSETS                                     $  539,839
                                                 ==========
LIABILITIES AND MEMBERS' EQUITY
-------------------------------
LIABILITIES:
Accounts Payable                                 $    1,813
                                                 ----------
MEMBERS' EQUITY:
Voting Member's Equity                              108,026
Nonvoting Members' Equity                         1,080,000
                                                 ----------
                                                  1,188,026
Less Subscriptions Receivable                      (650,000)
                                                 ----------
Total Members' Equity                               538,026
                                                 ----------
TOTAL LIABILITIES AND MEMBERS' EQUITY            $  539,839
                                                 ==========

See notes to balance sheet.

-----------------------------------------------------------

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
----------------------------------------------------------------

1.   ORGANIZATION

     Nature of Business
     ------------------

     Portfolio Boost, L.L.C. (Company) was organized on May 20, 1998 with Corn Belt Management, Inc. being merged into the Company on May 22, 1998. The Company serves as the general partner and commodity pool operator for commodity pools.

     The Company is the general partner and commodity pool operator of Corn Belt Commodities Round Trip Limited Partnership (CBCRT), which is a limited partnership operating a commodity pool. Corn Belt Management, Inc. was the prior general partner and commodity pool operator of CBCRT.

     The Company will also serve as general partner and commodity pool operator of four commodity pools currently being organized which have not yet begun operations, Portfolio Boost I, L.P.; Portfolio Boost II, L.P.; Portfolio Boost III, L.P.; and Portfolio Boost MJF, L.P. These commodity pools are expected to begin operations in 1998 or early 1999.

     Under the terms of the limited partnership agreements, the Company earns monthly management fees and quarterly incentive fees and is liable for certain expenses of the partnerships, such as commodity trading advisor fees and underwriting fees.

     As the general partner, the Company is liable for the obligations of the limited partnerships. Management is unaware of any such liabilities which would have a material adverse affect on the Company's financial position.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents
     -------------------------

     The Company considers all demand deposit accounts, money market funds and debt securities with an original maturity of three months or less to be cash and cash equivalents.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
-----------------------------------------------------------------

     Marketable Securities
     ---------------------

     The Company considers all investments in marketable equity and debt securities as trading securities and are carried at fair value.

     Airline Ticket Credits
     ----------------------

     The Company has airline ticket credits received in exchange for consulting services provided to a travel management company. The Company does not anticipate any such future exchanges. The credits are recorded at fair value and are used to purchase airline tickets.

     The airline ticket credits are used in the Company's operations as a general partner and commodity pool operator for various limited partnerships. In connection with these activities, the Company provides vacation awards to those limited partners who meet specified qualifications.

     Costs Reimbursable From Limited Partnerships
     --------------------------------------------

     The Company is the general partner of four limited partnerships that are currently being organized which will operate commodity pools. These limited partnerships are currently preparing offering documents and in the process of filing them with various regulatory agencies which is required before the limited partnerships can accept capital contributions.

     The Company, as the general partner, has paid costs related to the preparation of the offering documents and the regulatory filings. These costs are reimbursable from the limited partnerships once the limited partnerships have received the minimum amount of capital contributions and commenced operations.

     The Company continually monitors and assesses the progress of each offering. If an offering is aborted or discontinued, the costs related to that limited partnership would be immediately charged to expense.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
-----------------------------------------------------------------

     Residential Rental Property
     ---------------------------

     This property is held for sale, and is carried at the lower of cost or fair value less estimated costs to sell.

     Investment in Limited Partnership
     ---------------------------------

     The investment in CBCRT, a limited partnership in which the Company is the general partner but not the majority owner, is accounted for under the equity method.

     Income Taxes
     ------------

     The Company is a limited liability company under which the income tax attributes pass-through to the members of the Company. Therefore, no income tax expense is recorded by the Company.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.   REGULATORY REQUIREMENTS

     The Company is subject to various regulatory guidelines relating to the maintenance of a minimum amount of regulatory net worth. Under the guidelines regulatory net worth is generally required equal to five percent of the sum of partner contributions received and limited partnership interests being offered in limited partnerships for which the Company is the general partner. However, pursuant to the regulatory net worth requirements, net worth may not be less than $50,000, but is not required to exceed $1,000,000.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
-----------------------------------------------------------------


     At September 30, 1998, the Company's regulatory net worth under applicable guidelines was $1,188,026 as follows:


            Total members' equity              $  538,026
            Add subscriptions receivable from
            nonvoting members                     650,000
                                               ----------
            Total regulatory net worth         $1,188,026
                                               ==========


     Subscriptions receivable are evidenced by promissory notes which are due on demand and are secured by letters of credit issued by financial institutions for the benefit of the Company.

4.   MEMBERS' EQUITY

     Members' Equity at September 30, 1998 consists of:

                                   Voting    Nonvoting
                                   ------    ---------

     Units Outstanding              100        100

     The voting member is responsible for the management of the Company.

     Profit and Loss Allocations
     ---------------------------

     Net losses of the Company are generally allocated first to the Voting Member to the extent of its capital account balance and then to the Nonvoting Members.

     Earnings of the Company attributable to CBCRT are allocated to the Voting Member. The remaining net profits (Net Profits) of the Company are generally allocated (i) first to Nonvoting Members to the extent of previously allocated losses; (ii) second to the Voting Member to the extent of previously allocated losses; (iii) third to Nonvoting Members equal to an aggregate of 28% of Net Profits of the Company; and (iv) the balance of Net Profits to the Voting Member.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------


     Distributions
     -------------

     Annual distributions accrue to Nonvoting Members through December 31, 2001, in an amount equal to an aggregate of 28% of the Company's Net Profits, if any. Any accrued and unpaid distributions are payable as of December 31, 2001. However, a Nonvoting Member may request an annual distribution in an amount equal to the tax liability attributable to that member's Net Profit allocations.

     Nonvoting Members shall also receive distributions, payable annually, in an amount equal to an aggregate of 28% of the Company's Net Profits, if any, for the years 2002 through 2004.

     The Voting Member may receive distributions at any time, provided the net worth of the Company exceeds the sum of $700,000 plus the accrued distributions payable to Nonvoting Members.

     Return of Nonvoting Member Capital Account
     ------------------------------------------

     Under the Company's operating agreement, the Company has agreed to pay the Nonvoting Members within thirty days after December 31, 2001, an amount equal to the capital account of each member less any unpaid subscription receivable balance. If requested by a Nonvoting Member, the Voting Member has agreed to make capital contributions if the Company is unable to otherwise make such payments.

     Subscriptions Receivable
     ------------------------

     The subscriptions receivable from Nonvoting Members are due on demand at the option of the Company. These balances are secured by letters of credit issued by financial institutions for the benefit of the Company.

5.   RELATED PARTY TRANSACTIONS

     The residential rental property is leased to a relative of the officer of the Company.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     The investments in marketable securities are traded through Vacation Investors, Inc. The officer of the Company is the sole shareholder, director and officer of Vacation Investors, Inc. as well as a registered representative.

6.   MERGER WITH CORN BELT MANAGEMENT, INC.

     Corn Belt Management, Inc. was merged with the Company on May 22, 1998 in a transaction accounted for at historical cost as the entities were under common control. The initial capital contribution of the Voting Member consisted of the net assets of Corn Belt Management, Inc., of $417,413.
     The capital account of the Voting Member was subsequently reduced by distributions and results of operations through September 30, 1998.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24.  Indemnification of Officers and Directors

     The Partnership's Limited Partnership Agreement provides that the Partnership shall defend, indemnify, and hold the General Partner harmless from and against any loss, liability, damage, cost or expense incurred by the General Partner and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and reasonably believed by the General Partner to be within the scope of authority conferred on it by the Limited Partnership Agreement. Such indemnity is available only if the General Partner (a) acted in good faith and in a manner the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership, and (b) the act, omission, activity or conduct in question did not constitute negligence or misconduct. No indemnification may be made with respect to alleged violations of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claim has been dismissed by a court with prejudice on the merits; or (iii) a court approves a settlement of the claims against the indemnitee and finds that the indemnification of the settlement and related costs and expenses should be made. In the case of (iii), the indemnified party must apprise the court of the position of the Securities and Exchange Commission and of the securities administrator of the state in which the plaintiffs in the underlying case claim they were offered or sold Units with respect to indemnification for securities laws violations before seeking any approval from the court for indemnification.

     The Articles of Organization of Portfolio Boost, L.L.C., the General Partner of the Partnership, provide that a voting member of the General Partner shall not be personally liable to the General Partner or its members for damages for breach of a fiduciary duty as a voting member, except for liability (i) for breach of the voting member's duty of loyalty to the General Partner or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for a transaction from which the voting member derives an improper personal benefit or wrongful distribution in violation of Section 490A.807 of the Iowa Limited Liability Company Act. The Articles of Organization of the General Partner further provide that if the foregoing Act or any other applicable law is amended to authorize the further elimination or limitation of the liability of members, then the liability of the members of the General Partner will be eliminated or limited to the extent of any such amendment without any further action on behalf of the General Partner or its members.

     The Operating Agreement of the General Partner provides indemnification for each person who is or was a member of the General Partner to the maximum extent that a corporation has authority to indemnify a director of the corporation by or under the Iowa Business Corporation Act or other applicable law, as the same now exists or may hereafter be amended or changed, but in the case of any such amendment or change, only to the extent that the amendment or change would permit broader indemnification than is then currently the case. Any person's right to indemnification is conditioned upon the General Partner being afforded an opportunity to participate directly on behalf of such person in any such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other non-adjudicated disposition of any of the foregoing, entitlement to indemnification is also conditioned upon the prior approval of the General Partner of the proposed settlement or other non-adjudicated disposition. The General Partner's Operating Agreement also would permit the General Partner to purchase and maintain insurance to provide such an indemnification.

Item 25.  Other Expenses of Issuance and Distribution


     Securities and Exchange Commisson registration fee..  $  7,575.76
     Legal Fees and Expenses.............................    65,000.00
     Accounting Fees and Expenses........................     8,000.00
     Expenses relating to conversion for EDGAR filing....     6,000.00
     Printing............................................    11,000.00
     Blue Sky and NASD Filing Fees.......................    18,085.00
     Miscellaneous.......................................    10,000.00

     TOTAL                                                 $125,660.76
                                                           ===========

Item 26.  Recent Sales of Unregistered Securities

     The Partnership sold 1 Unit to Jeff Raun on September 1, 1998, for $1,000 in order to create an Intial Limited Partner. This Unit will be returned and the money refunded upon admission of the next Limited Partner.

     No commissions were paid with respect to this sale.

Item 27.  Exhibits

     1.   Sales Agreement
     2.1 Limited Partnership Agreement - Portfolio Boost III, L.P. (See Exhibit A to Prospectus)
     2.2  Articles of Organization of Portfolio Boost, L.L.C.
     2.3  Operating Agreement of Portfolio Boost, L.L.C
     5.   Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
     8. Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. regarding certain federal income taxation matters
     10.1 Advisory Agreement of Quiet Systems Limited
     10.2 Letter Agreement with Frischmeyer Trading Corporation
     10.3 Account documents with First Options of Chicago, Inc. (the futures commission merchant)
     10.4 Subscription Agreement, Suitability Standards Requirement Form and Acknowledgment of Receipt Form (see Exhibit B to Prospectus)
     10.5 Fee Agreement with Quiet Systems Limited
     10.6 Escrow Agreement with First American Bank
     23.1 Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibits 5 and 8 hereto)
     23.2 Consent of Independent Auditors, Roth & Company, P.C.

Item 28.  Undertakings

     (a)  Not Applicable
     (b)  Not Applicable
     (c)  Not Applicable
     (d)  Not Applicable
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Warrenville, State of Illinois on November 16, 1998.

PORTFOLIO BOOST III, L.P.

PORTFOLIO BOOST, L.L.C., General Partner

By:/s/Jeffrey A. Raun
   --------------------------------------
   Jeffrey A. Raun, President



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     /s/ Jeffrey A. Raun
     -----------------------------------------------------------------------
     Jeffrey A. Raun, Sole Officer of and Sole Owner of the Voting Member of Portfolio Boost, L.L.C. November 16, 1998

                               INDEX TO EXHIBITS
                     TO REGISTRATION STATEMENT ON FORM SB-2
                          OF PORTFOLIO BOOST III, L.P.

               Description of
Exhibit           Document
-------        --------------

1              Sales Agreement
2.1            Limited Partnership Agreement--Portfolio Boost III, L.P. (See
               Exhibit A to Prospectus)
2.2            Articles of Organization of Portfolio Boost, L.L.C.
2.3            Operating Agreement of Portfolio Boost, L.L.C.
5              Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,
               P.C.
8              Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,
               P.C. regarding certain federal income taxation matters
10.1           Advisory Agreement of Quiet Systems Limited
10.2           Letter Agreement with Frischmeyer Trading Corporation
10.3           Account documents with First Options of Chicago, Inc. (the futures commission merchant)
10.4           Subscription Agreement, Suitability Standards Requirement Form
               and Acknowledgment of Receipt Form (See Exhibit B to Prospectus)
10.5           Fee Agreement with Quiet Systems Limited
10.6           Escrow Agreement with First American Bank
23.1           Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,
               P.C. (included in Exhibits 5 and 8 hereto)
23.2           Consent of Independent Auditors, Roth & Company, P.C.